   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1996
                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         UNISON HEALTHCARE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

           DELAWARE                         8050                        86-0684011
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL        (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)      IDENTIFICATION NUMBER)

                    7272 EAST INDIAN SCHOOL ROAD, SUITE 214
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 423-1954
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                JERRY M. WALKER
                         UNISON HEALTHCARE CORPORATION
                    7272 EAST INDIAN SCHOOL ROAD, SUITE 214
                           SCOTTSDALE, ARIZONA 85251
                                 (602) 423-1954
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

      P. ROBERT MOYA, ESQ.                                GEORGE T. JOHNS, ESQ.
        QUARLES & BRADY                                  TRACY & HOLLAND, L.L.P.
    ONE EAST CAMELBACK ROAD                             306 WEST SEVENTH STREET
          SUITE 400                                            SUITE 500
   PHOENIX, ARIZONA 85012-1649                      FORT WORTH, TEXAS 76102-4982

                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and certain other conditions under the Agreement and Plan of Merger are met or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                                 PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
  TITLE OF EACH CLASS OF           AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
SECURITIES TO BE REGISTERED         REGISTERED      PER SHARE      OFFERING PRICE         FEE
- --------------------------------------------------------------------------------------------------
Common Stock, $.001 par value.....  540,000 shares     $3.22(1)    $1,737,000(1)      $599(1)
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(f)(2) of the Securities Act of 1933 based on the book value of the securities of American Professional Holding, Inc. ("Ampro") and of Memphis Clinical Laboratory, Inc. ("Memphis") to be received by Unison HealthCare Corporation ("Unison") in the proposed mergers (the "Ampro Merger" and the "Memphis Merger," respectively) of wholly-owned subsidiaries of Unison into Ampro and Memphis, respectively.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                             CROSS REFERENCE SHEET

       PURSUANT TO ITEM 501(B) OF REGULATION S-K AND RULE 404(A) SHOWING
            LOCATION IN PROSPECTUS/PROXY AND INFORMATION STATEMENT,
AND PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT OF INFORMATION REQUIRED BY FORM
                                      S-4

                                           LOCATION IN PROSPECTUS/PROXY                      LOCATION IN
          FORM S-4 ITEM AND CAPTION          AND INFORMATION STATEMENT       PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT
      ---------------------------------  ---------------------------------   --------------------------------------------
A.    INFORMATION ABOUT THE TRANSACTION
1.    Forepart of the Registration
        Statement and Outside Front
        Cover Page of Prospectus.......  Facing Page; Outside Front Cover    Prospectus/Information Statement Supplement:
                                           Page                                Facing Page; Outside Front Cover Page
2.    Inside Front and Outside Back
        Cover Pages of Prospectus......  Inside Front Cover Page of          Inside Front Cover Page; Available
                                           Prospectus/Proxy and              Information; Table of Contents
                                           Information Statement;
                                           Available Information; Table of
                                           Contents
3.    Risk Factors, Ratio of Earnings
        to Fixed Charges and Other
        Information....................  Summary; Summary -- The Company;    Summary; Summary -- The Companies
                                           Risk Factors
      (a)..............................  Summary -- The Company              Summary -- The Companies
      (b)..............................  Summary -- The Company              Summary -- The Companies
      (c)..............................  *                                   Summary -- The Ampro and Memphis Merger
                                                                               Agreements
      (d)..............................  Summary -- Summary Historical and   Summary -- Selected Historical and Pro Forma
                                           Pro Forma Combined Financial        Financial Data
                                           Data
      (e)..............................  Summary -- Summary Historical and   Summary -- Selected Historical and Pro Forma
                                           Pro Forma Combined Financial        Financial Data
                                           Data
      (f)..............................  Summary -- Summary Historical and   Summary -- Selected Historical and Pro Forma
                                           Pro Forma Combined Financial        Financial Data
                                           Data
      (g)..............................  Summary -- Market Price Data and    Summary -- Market Price Data and Dividends
                                           Dividends
      (h)..............................  *                                   Summary -- Shareholder Approvals
      (i)..............................  *                                   Summary -- Regulatory Requirements
      (j)..............................  *                                   Summary -- Dissenters' Rights
      (k)..............................  *                                   Summary -- Certain Federal Income Tax
                                                                               Consequences
4.    Terms of the Transaction
      (a)(1)...........................  Recent and Pending Unison           The Ampro and Memphis Mergers
                                           Acquisitions and Other
                                           Commitments -- Pending
                                           Acquisitions
      (2)..............................  *                                   The Ampro and Memphis Mergers -- Reasons for
                                                                               the Ampro and Memphis Mergers,
                                                                               Recommendation of Boards of Directors
      (3)..............................  Description of Unison Capital       *
                                         Stock
      (4)..............................  *                                   Comparison of Shareholder Rights
      (5)..............................  *                                   Summary -- Anticipated Accounting Treatment;
                                                                               The Ampro and Memphis Mergers --
                                                                               Anticipated Accounting Treatment

                                           LOCATION IN PROSPECTUS/PROXY                      LOCATION IN
          FORM S-4 ITEM AND CAPTION          AND INFORMATION STATEMENT       PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT
      ---------------------------------  ---------------------------------   --------------------------------------------
      (6)..............................  *                                   Summary -- Certain Federal Income Tax
                                                                               Consequences; The Ampro and Memphis
                                                                               Mergers -- Certain Federal Income Tax
                                                                               Consequences
      (b)..............................  *                                   *
5.    Pro Forma Financial
        Information....................  Unison Unaudited Pro Forma          Summary -- Selected Historical and Pro Forma
                                           Condensed Combined Financial        Financial Data; Unaudited Pro Forma
                                           Statements                          Condensed Combined Financial Statements
6.    Material Contracts with the
        Company Being Acquired.........  *                                   The Ampro and Memphis Mergers: Material
                                                                               Contracts
7.    Additional Information Required
        for Reoffering by Persons and
        Parties Deemed to be
        Underwriters...................  *                                   *
8.    Interests of Named Experts and
        Counsel........................  *                                   *
9.    Disclosure of Commission Position
        on Indemnification for
        Securities Act Liabilities.....  *                                   *
B.    INFORMATION ABOUT THE REGISTRANT
10.   Information with Respect to S-3
        Registrants....................  *                                   *
11.   Incorporation of Certain
        Information by Reference.......  *                                   *
12.   Information with Respect to S-2
        or S-3 Registrants.............  *                                   *
13.   Incorporation of Certain
        Information by Registrants.....  *                                   *
14.   Information with Respect to
        Registrants Other Than S-3 or
        S-2 Registrants
      (a)..............................  Business of Unison                  *
      (b)..............................  Business of Unison -- Properties    *
      (c)..............................  Business of Unison -- Legal         *
                                           Proceedings
      (d)..............................  Summary -- Market Price Data and    Summary -- Market Price Data and Dividends
                                           Dividends
      (e)..............................  Financial Statements -- Unison      *
                                           HealthCare Corporation;
                                           Financial
                                           Statements -- BritWill
                                           HealthCare Company; Financial
                                           Statements -- American
                                           Professional Holding, Inc.;
                                           Financial Statements -- Memphis
                                           Clinical Laboratory, Inc.;
                                           Financial Statements --
                                           Signature Health Care
                                           Corporation; Financial
                                           Statements -- Arkansas, Inc.,
                                           Cornerstone Care, Inc., Douglas
                                           Manor, Inc., and Safford Care,
                                           Inc.; Financial
                                           Statements -- The Oaks of
                                           Boise; Financial
                                           Statements -- Nightingale West,
                                           Inc.; Financial Statements --
                                           Henderson and Associates

                                           LOCATION IN PROSPECTUS/PROXY                      LOCATION IN
          FORM S-4 ITEM AND CAPTION          AND INFORMATION STATEMENT       PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT
      ---------------------------------  ---------------------------------   --------------------------------------------
                                           Rehabilitation and Sunbelt
                                           Therapy Management Services,
                                           Inc.; Financial Statement
                                           Schedules -- Unison HealthCare
                                           Corporation; Financial
                                           Statement Schedules -- BritWill
                                           HealthCare Company; Financial
                                           Statement
                                           Schedules -- Signature Health
                                           Care Corporation; Financial
                                           Statement
                                           Schedules -- Arkansas, Inc.,
                                           Cornerstone Care, Inc., Douglas
                                           Manor, Inc., and Safford Care,
                                           Inc.
      (f)..............................  Summary -- Summary Unaudited Pro    *
                                           Forma Condensed Combined
                                           Financial Statements
      (g)..............................  *                                   *
      (h)..............................  Unison Management's Discussion      *
                                           and Analysis of Financial
                                           Condition and Results of
                                           Operations
      (i)..............................  *                                   *
C.    INFORMATION ABOUT THE COMPANY
        BEING ACQUIRED
15.   Information with Respect to S-3
        Companies......................  *                                   *
16.   Information with Respect to S-2
        or S-3 Companies...............  *                                   *
17.   Information with Respect to
        Companies Other Than
        S-2 or S-3
      (a)..............................  *                                   *
      (b)(1)...........................  *                                   Business of Ampro and Memphis
      (2)..............................  *                                   Summary -- Market Price Data and Dividends
      (3)..............................  *                                   Ampro and Memphis Selected Financial Data
      (4)..............................  *                                   *
      (5)..............................  *                                   Ampro Management's Discussion and Analysis
                                                                             of Financial Condition and Results of
                                                                               Operations; Memphis Management's
                                                                               Discussion and Analysis of Financial
                                                                               Condition and Results of Operations
      (6)..............................  *                                   *
      (7)..............................  *                                   *
      (8)..............................  *                                   *
      (9)..............................  *                                   *
D.    VOTING AND MANAGEMENT INFORMATION
18.   Information if Proxies, Consents
        or Authorizations are to be
        Solicited......................  *                                   *
19.   Information if Proxies, Consents
        or Authorizations are not to be
        Solicited in an Exchange
        Offer..........................

                                           LOCATION IN PROSPECTUS/PROXY                      LOCATION IN
          FORM S-4 ITEM AND CAPTION          AND INFORMATION STATEMENT       PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT
      ---------------------------------  ---------------------------------   --------------------------------------------
      (a)(1)...........................  *                                   Outside Front Cover Page
      (2)..............................  *                                   Notice of Special Combined Meeting of
                                                                               Shareholders
      (3)..............................  *                                   Summary -- Dissenters' Rights; Rights of
                                                                               Dissenting Shareholders
      (4)..............................  *                                   Summary -- Interests of Certain Persons in
                                                                             the Ampro and Memphis Mergers; Conflicts of
                                                                               Interest; The Ampro and Memphis Mergers --
                                                                               Interests of Certain Persons in the Ampro
                                                                               and Memphis Mergers
      (5)..............................  Principal Stockholders              Principal Shareholders of Ampro and Memphis
      (6)..............................  *                                   Notice of Special Combined Meeting of
                                                                               Shareholders; Summary -- Purpose of Ampro/
                                                                               Memphis Special Meeting, Votes Required
                                                                               and Quorum
      (7)(i)...........................  Unison Management -- Directors      *
                                           and Executive Officers
      (ii).............................  Unison Management -- Executive      *
                                           Compensation
      (iii)............................  Certain Transactions                *
      (b)..............................  *                                   *
      (c)..............................  *                                   *

                      AMERICAN PROFESSIONAL HOLDING, INC.
                          10925 ESTATE LANE, SUITE 390
                              DALLAS, TEXAS 75238

                       MEMPHIS CLINICAL LABORATORY, INC.
                                  4088 BARTON
                            MEMPHIS, TENNESSEE 38116

                                                                          , 1996

Dear Shareholder:

     The documents following this letter are a Notice of Special Combined Meeting of Shareholders, a Prospectus/Information Statement Supplement and a Prospectus/Proxy and Information Statement for a special combined meeting of shareholders of both American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis") to be held at 10:00 a.m., local time, on
          , 1996 at the offices of Ampro. This meeting is of great importance to the shareholders of Ampro and Memphis. Ampro shareholders will be asked to consider and approve an Agreement and Plan of Merger among Unison HealthCare Corporation ("Unison"), Labco Acquisition Co., a wholly-owned subsidiary of Unison ("Labco"), and Ampro as a part of an overall pooling transaction in which Unison will acquire Ampro and Memphis. Memphis shareholders will be asked to consider and approve a similar Agreement and Plan of Merger among Unison, Memphis Acquisition Co., ("Memco") and Memphis.

     If shareholder approval is obtained, and subject to satisfaction of other conditions precedent, Ampro and Memphis will both become wholly-owned subsidiaries of Unison. In the mergers, the outstanding capital stock of Ampro will be converted into the right to receive shares of the $.001 par value common stock of Unison (the "Unison Common Stock"), with shareholders of Ampro entitled to receive a pro rata number of such shares, and the outstanding capital stock of Memphis will be converted either into the right to receive Unison Common Stock or, for one Memphis shareholder, the right to receive cash and a promissory note. As described in greater detail in the Prospectus/Information Statement Supplement, the total number of shares of Unison Common Stock to be issued by Unison in the Ampro Merger, subject to the adjustments provided for in the agreements, will be 521,000, while 19,000 shares of Unison Common Stock, a $250,000 promissory note, and cash of approximately $240,000 will be issued and paid in the Memphis Merger.

     Information regarding the proposed transaction, as well as other recent and pending acquisitions by Unison, and information concerning Unison is set forth in the accompanying Prospectus/Information Statement Supplement and Prospectus/Proxy and Information Statement, which we urge you to examine carefully.

     The Boards of both Ampro and Memphis believe that the mergers will benefit their respective shareholders in that the transactions will permit them to serve a greater number of facilities. Ampro Shareholders may also benefit by exchanging their shares in Ampro, in a tax-free transaction, for a marketable security, inasmuch as Unison Common Stock is quoted on the Nasdaq National Market. The Boards of Directors of Ampro and Memphis have unanimously approved the terms of the mergers and recommend that shareholders vote to approve and adopt the Agreements and Plans of Merger. HOWEVER, THE BOARD OF DIRECTORS IS NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND THE BOARD OF DIRECTORS A PROXY. Holders of at least 89% of Ampro's outstanding common stock have indicated that they intend to attend the Special Meeting and to vote "for" the merger, so Ampro shareholder approval is assured. All of the shareholders of Memphis have expressed support for the Memphis Merger and the overall transaction. The consummation of the Mergers is subject to the satisfaction or waiver of certain other conditions as described herein including a condition that dissenters' rights are exercised in respect of no more than 5% of Ampro's outstanding shares. See "The Ampro and Memphis Merger
Agreements -- Conditions of the Ampro and Memphis Mergers" and "Rights of Dissenting Shareholders."

                                          Sincerely,

                                          John L. Maguire
                                          President,
                                          American Professional Holding, Inc.

                                          Harold N. McKinney
                                          Vice President,
                                          Memphis Clinical Laboratory, Inc.

                      AMERICAN PROFESSIONAL HOLDING, INC.
                          10925 ESTATE LANE, SUITE 390
                              DALLAS, TEXAS 75238

                       MEMPHIS CLINICAL LABORATORY, INC.
                                  4088 BARTON
                            MEMPHIS, TENNESSEE 38116

               NOTICE OF SPECIAL COMBINED MEETING OF SHAREHOLDERS
                        TO BE HELD ON             , 1996

     You are invited to attend a Special Combined Meeting of Shareholders (the "Ampro/Memphis Special Meeting") of American Professional Holding, Inc., a Utah corporation ("Ampro"), and Memphis Clinical Laboratory, Inc., a Tennessee
corporation ("Memphis"), to be held on             , 1996 at 10:00 a.m. (local
time) at the offices of Ampro.

     The purpose of the Ampro/Memphis Special Meeting is to consider and vote upon:

          (1) A proposal to approve and adopt an overall proposal consisting of
     (a) the Agreement and Plan of Merger dated as of July 3, 1996 (the "Ampro Merger Agreement") among Ampro, Unison HealthCare Corporation, a Delaware corporation ("Unison") and Labco Acquisition Co., a newly formed Delaware corporation ("Labco") which is a newly formed, wholly-owned subsidiary of Unison, and (b) the Agreement and Plan of Merger dated as of July 3, 1996 (the "Memphis Merger Agreement") among Memphis, Unison and Memphis Acquisition Co. ("Memco") which is also a newly formed and wholly-owned subsidiary of Unison. Pursuant to the Ampro Merger Agreement, (i) Labco will be merged with and into Ampro (the "Ampro Merger"), (ii) Ampro will continue as the surviving corporation and a wholly-owned subsidiary of Unison, and the separate existence of Labco will cease, and (iii) each of the shares of the common stock ("Ampro Common Stock") of Ampro (the "Ampro Shares") outstanding at the effective time of the Ampro Merger (other than Shares held in Ampro's treasury or by Unison, Labco or a direct or indirect subsidiary of Ampro) will be converted into the right to receive approximately 0.051 of a share of the $.001 par value common stock of Unison ("Unison Common Stock") all as more fully described in the accompanying Prospectus/Information Statement Supplement. Pursuant to the Memphis Merger Agreement, (i) Memco will be merged with and into Memphis (the "Memphis Merger"), (ii) Memphis will continue as the surviving corporation and a wholly-owned subsidiary of Unison, and the separate existence of Memco will cease, and (iii) each of the shares of common stock (the "Memphis Common Stock") of Memphis (the "Memphis Shares") outstanding at the effective time of the Memphis Merger will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that the 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option for the Memphis Shares owned by Mr. Seals which he gave to the other Memphis shareholders will be allowed to lapse unexercised.

          (2) Such other matters relating to the foregoing as may be properly brought before the meeting or any adjournment or postponement thereof.

     Ampro's Board of Directors has approved the Ampro Merger as being in the best interests of Ampro and its shareholders and unanimously recommends that you vote for adoption of the Ampro Merger Agreement. Likewise, Memphis' Board of Directors has approved the Memphis Merger as being in the best interests of Memphis and its shareholders and unanimously recommends its approval.

     The Boards of Directors of Ampro and Memphis have fixed the close of
business on             , 1996 as the record date for determining the
shareholders of Ampro and Memphis entitled to notice of and to vote at the Ampro/Memphis Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice and to vote. The Board of Directors is not soliciting proxies for use at the Special Meeting. The affirmative vote of a majority of the outstanding Ampro Shares is required to approve the Ampro Merger Agreement. The affirmative vote of a majority of the outstanding Memphis shares is required to approve the Memphis Merger Agreement.

                                          BY ORDER OF THE BOARDS OF DIRECTORS

                                          John L. Maguire
                                          President,
                                          American Professional Holding, Inc.

                                          Harold N. McKinney
                                          Vice President,
                                          Memphis Clinical Laboratory, Inc.

Dallas, Texas and Memphis, Tennessee
            , 1996

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 1996
                        INFORMATION STATEMENT SUPPLEMENT
                FOR THE SPECIAL COMBINED MEETING OF SHAREHOLDERS
                                       OF
                      AMERICAN PROFESSIONAL HOLDING, INC.
                     AND MEMPHIS CLINICAL LABORATORY, INC.
                        TO BE HELD ON             , 1996
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                                       OF

                         UNISON HEALTHCARE CORPORATION

            WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                             NOT TO SEND US A PROXY

    This Prospectus/Information Statement Supplement is being furnished to the shareholders of American Professional Holding, Inc., a Utah corporation ("Ampro") and Memphis Clinical Laboratory, Inc., a Tennessee corporation ("Memphis"), in connection with the Special Combined Meeting of Shareholders of
Ampro and Memphis to be held on            , 1996, including any adjournment or
postponement thereof (the "Ampro/Memphis Special Meeting"). At the Ampro/Memphis Special Meeting, the Ampro shareholders will be asked to approve and adopt an Agreement and Plan of Merger dated as of July 3, 1996, as it may be amended from time to time (the "Ampro Merger Agreement"), among Ampro, Unison HealthCare Corporation, a Delaware corporation ("Unison"), and Labco Acquisition Co., a newly formed Delaware corporation ("Labco") which is a wholly-owned subsidiary of Unison. Memphis shareholders will be asked to consider and approve a similar Agreement and Plan of Merger among Unison, Memphis Acquisition Co. ("Memco") and Memphis.

    The Ampro Merger Agreement provides that, subject to the approval of the Ampro Merger Agreement at a special meeting of shareholders and subject to satisfaction of the other conditions contained in the Ampro Merger Agreement, Labco will be merged with and into Ampro (the "Ampro Merger") with Ampro being the surviving corporation, and each outstanding share of common stock of Ampro (the "Ampro Shares") other than any Ampro Shares then held by Ampro as treasury shares, or by a direct or indirect subsidiary of Ampro, will be converted into the right to receive approximately 0.051 of a share of $.001 par value common stock of Unison ("Unison Common Stock"). The Memphis Merger Agreement provides that Memco will be merged with and into Memphis (the "Memphis Merger") with Memphis being the surviving corporation, and each outstanding share of common stock of Memphis (the "Memphis Shares") will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that the 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option for the Memphis Shares owned by Mr. Seals which he gave to the other Memphis shareholders will be allowed to lapse unexercised. The Ampro Merger and the Memphis Merger are mutually contingent transactions. See "The Ampro and Memphis Merger
Agreements -- General; Effective Time." Unison and its subsidiaries currently own no Ampro Shares or Memphis Shares and do not expect to acquire any prior to the mergers. See "The Ampro and Memphis Merger Agreements -- General; Effective Time." The number of shares of Unison Common Stock to be issued in the Ampro Merger is referred to herein as the "Ampro Merger Consideration."

    This Prospectus/Information Statement Supplement, together with the Prospectus/Proxy and Information Statement, also constitutes a Prospectus of Unison under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Unison Common Stock to be issued to the shareholders of Ampro in the Ampro Merger and to the shareholders of Memphis in the Memphis Merger.

    Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. On September 17, 1996 the closing sale price for Unison Common Stock on the Nasdaq National Market was $13.25 per share.

     THE UNISON COMMON STOCK OFFERED HEREBY AND BY THE PROSPECTUS/PROXY AND
                                  INFORMATION
STATEMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9
                                     OF THE
                  PROSPECTUS/PROXY AND INFORMATION STATEMENT.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMPRO, MEMPHIS, UNISON, LABCO, MEMCO OR THEIR RESPECTIVE AFFILIATES. THE DELIVERY OF THIS PROSPECTUS/INFORMATION STATEMENT SUPPLEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE THE SECURITIES OFFERED HEREBY WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM SUCH OFFER OR SOLICITATION OF AN OFFER WOULD BE UNLAWFUL.

    The information contained in this Prospectus/Information Statement Supplement concerning Ampro has been supplied by Ampro, the information concerning Memphis has been supplied by Memphis, and the information concerning Unison, Labco and Memco has been supplied by Unison. This Prospectus/Information Statement Supplement should be used only in conjunction with the related Prospectus/Proxy and Information Statement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
    ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS/INFORMATION
       STATEMENT SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
        CRIMINAL OFFENSE.

  The date of this Prospectus/Information Statement Supplement is            ,
                                     1996.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
INTRODUCTION........................................................................      5
SUMMARY.............................................................................      6
  The Companies.....................................................................      6
  Time, Place and Date of the Ampro/Memphis Special Meeting.........................      6
  Record Date; Voting Rights........................................................      6
  Purpose of Ampro/Memphis Special Meeting, Votes Required and Quorum...............      6
  The Ampro and Memphis Merger Agreements...........................................      7
  Dissenters' Rights................................................................      7
  Recommendations of the Board of Directors of Ampro and Memphis....................      8
  Certain Conditions to the Ampro and Memphis Mergers; Termination and Amendment....      8
  Shareholder Approvals.............................................................      8
  Regulatory Requirements...........................................................      9
  Expense Reimbursement.............................................................      9
  Certain Effects of the Ampro and Memphis Mergers..................................      9
  Effective Time of the Ampro and Memphis Mergers...................................      9
  Procedures for Exchange of Certificates...........................................      9
  Interests of Certain Persons in the Ampro and Memphis Mergers; Conflicts of
     Interest.......................................................................     10
  Certain Federal Income Tax Consequences...........................................     10
  Anticipated Accounting Treatment..................................................     10
  Restrictions on Resales by Affiliates.............................................     10
  Comparison of Shareholder Rights..................................................     10
  Market Price Data and Dividends...................................................     10
  Other Acquisitions................................................................     11
  Summary Unaudited Pro Forma Condensed Combined Financial Information..............     12
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.........................     14
THE AMPRO AND MEMPHIS MERGERS.......................................................     25
  Background........................................................................     25
  Reasons for the Ampro and Memphis Mergers, Recommendation of Boards of
     Directors......................................................................     26
  Interests of Certain Persons in the Ampro and Memphis Mergers.....................     27
  Material Contracts between Unison, Memphis and Ampro..............................     27
  Certain Effects of the Ampro and Memphis Mergers..................................     27
  Certain Federal Income Tax Consequences...........................................     28
  Resale of Unison Common Stock.....................................................     29
  Accounting Treatment..............................................................     30
THE AMPRO AND MEMPHIS MERGER AGREEMENTS.............................................     30
  General; Effective Time...........................................................     30
  Required Vote.....................................................................     30
  Exchange of Shares................................................................     31
  Conditions of the Ampro and Memphis Mergers.......................................     31
  Representations and Warranties....................................................     32
  Covenants.........................................................................     32
  No Solicitation...................................................................     32
  Amendment.........................................................................     33
  Termination.......................................................................     33
  Expenses..........................................................................     34
RIGHTS OF DISSENTING SHAREHOLDERS...................................................     34

                                                                                        PAGE
                                                                                        ----
UNISON, AMPRO AND MEMPHIS SHARES....................................................     35
  Unison Common Stock...............................................................     35
  Ampro Shares......................................................................     35
  Memphis Shares....................................................................     35
COMPARISON OF SHAREHOLDER RIGHTS....................................................     35
  Authorized Shares of Capital Stock................................................     36
  Certain Charter and By-law Provisions.............................................     36
  Directors.........................................................................     36
  Special Meetings of Shareholders; Shareholder Action by Written Consent...........     37
  Certain Business Combinations.....................................................     37
  Certain Statutory Provisions......................................................     38
AMPRO AND MEMPHIS SELECTED FINANCIAL DATA...........................................     44
COMPARISON OF HISTORICAL AND EQUIVALENT PER SHARE DATA (UNAUDITED)..................     45
AMPRO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS........................................................................     46
  General...........................................................................     46
  Results of Operations.............................................................     46
  Liquidity and Capital Resources...................................................     48
MEMPHIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS........................................................................     48
  General...........................................................................     48
  Results of Operations.............................................................     48
  Liquidity and Capital Resources...................................................     49
BUSINESS OF AMPRO AND MEMPHIS.......................................................     50
  Introduction......................................................................     50
  Market Overview...................................................................     51
  Operations........................................................................     52
  Revenue Sources...................................................................     52
  Insurance.........................................................................     52
  Employees.........................................................................     52
  Properties........................................................................     52
  Legal Proceedings.................................................................     53
MANAGEMENT OF AMPRO AND MEMPHIS.....................................................     54
  Directors and Executive Officers..................................................     54
PRINCIPAL SHAREHOLDERS OF AMPRO AND MEMPHIS.........................................     55
LEGAL MATTERS.......................................................................     55
EXPERTS.............................................................................     55

                            ------------------------

                             AVAILABLE INFORMATION

     Unison is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities Exchange Commission (the "Commission"). Unison Common Stock is listed on the Nasdaq National Market under the symbol UNHC. Reports, proxy statements and other information filed by Unison can be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 10006 and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, Suite 1400,

500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of the Commission's site is: http//www.sec.gov.

     Unison has filed with the Commission a Registration Statement on Form S-4 (together with any amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Unison Common Stock to be issued in the Ampro Merger and the Memphis Merger. This Prospectus/Proxy and Information Statement, as supplemented, does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Prospectus/Proxy and Information Statement, as supplemented, or in any document incorporated by reference into this Prospectus/Proxy and Information Statement, as supplemented, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM CRAIG R. CLARK, CHIEF FINANCIAL OFFICER, UNISON HEALTHCARE CORPORATION, 7272 EAST INDIAN SCHOOL ROAD, SUITE 214, SCOTTSDALE, ARIZONA 85251 (TELEPHONE 602-423-1954). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUESTS
SHOULD BE MADE BY             , 1996. SUCH DOCUMENTS WILL BE PROVIDED WITHOUT
CHARGE TO ANY BENEFICIAL OWNER MAKING SUCH A REQUEST. SEE "THE AMPRO MERGER AND MEMPHIS AGREEMENTS."

                                  INTRODUCTION

     This Prospectus/Information Statement Supplement is being furnished to the shareholders of Ampro and Memphis in connection with a special combined meeting of shareholders of Ampro and Memphis to be held at the offices of Ampro on
            , 1996, or any adjournment thereof (the "Ampro/Memphis Special Meeting"). The purpose of the Ampro/Memphis Special Meeting is to obtain Ampro shareholder approval of an Agreement and Plan of Merger (the "Ampro Merger Agreement") among Ampro, Unison HealthCare Corporation, a Delaware corporation ("Unison"), and Labco Acquisition Co., a newly formed Delaware corporation ("Labco") which is a wholly-owned subsidiary of Unison and to obtain Memphis shareholder approval of a similar Agreement and Plan of Merger among Memphis, Unison and Memphis Acquisition Co., a newly formed Delaware corporation ("Memco") which is a wholly-owned subsidiary of Unison.

     The Ampro Merger Agreement provides that, subject to the approval of the Ampro Merger Agreement at a special meeting of shareholders and subject to satisfaction of the other conditions contained in the Ampro Merger Agreement, Labco will be merged with and into Ampro (the "Ampro Merger") with Ampro being the surviving corporation, and each outstanding share of common stock of Ampro (the "Ampro Shares"), other than any Ampro Shares then held by Ampro as treasury shares, by Unison or by direct or indirect subsidiary of Ampro or Unison, will be converted into the right to receive approximately 0.051 of a share of $.001 par value common stock of Unison ("Unison Common Stock"). The Memphis Merger Agreement provides that Memco will be merged with and in to Memphis (the "Memphis Merger") with Memphis being the surviving corporation, and each outstanding share of common stock of Memphis (the "Memphis Shares") will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that the 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option for the Memphis Shares owned by Mr. Seals, which he gave to the other Memphis shareholders, will be allowed to lapse unexercised. The Ampro Merger and the Memphis Merger are mutually contingent transactions. See "The Ampro and Memphis Merger Agreements -- General; Effective Time." Unison and its subsidiaries currently own no Ampro Shares or Memphis Shares and do not expect to acquire any prior to the mergers. See "The Ampro and Memphis Merger Agreements -- General; Effective Time." The number of shares of Unison Common Stock to be issued in the Ampro Merger is referred to herein as the "Ampro Merger Consideration."

     The Boards of Directors of Ampro and Memphis have each fixed the close of
business on             , 1996 as the record date for determining the
shareholders entitled to notice of and to vote at the Ampro/ Memphis Special Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice and to vote. At such date, there were 10,200,000 Ampro Shares and 1,000 Memphis Shares outstanding. The affirmative vote of a majority of the outstanding Ampro Shares is required to approve the Ampro Merger Agreement and the affirmative vote of a majority of the outstanding Memphis Shares is required to approve the Memphis Merger Agrement. Because the Ampro Merger and the Memphis Merger are mutually contingent transactions, it is not likely that either merger will occur unless both of them occur.

     While the Boards of Directors of Ampro and Memphis unanimously recommend approval of the proposed transaction, the individuals comprising Ampro's Board of Directors beneficially or of record own, in the aggregate, approximately 89% of the issued and outstanding Ampro Shares and the individuals comprising the Memphis Board of Directors of record own an aggregate of approximately 88% of the outstanding Memphis Shares. Accordingly, the Boards of Directors are not soliciting proxies for use at the Ampro/ Memphis Special Meeting. The Boards of Directors do not intend to present any other matter before the Ampro/Memphis Special Meeting.

     The information contained in the Prospectus/Information Statement Supplement and Prospectus/Proxy and Information Statement concerning Ampro, Memphis and Unison has been supplied by each of them.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus/Information Statement Supplement. This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Prospectus/Information Statement Supplement, the Prospectus/Proxy and Information Statement and the annexes hereto. Capitalized terms used but not defined in this Summary shall have the meanings given to them elsewhere in this Prospectus/Information Statement Supplement. Shareholders are urged to read this Prospectus/Information Statement Supplement, the Prospectus/Proxy and Information Statement and the annexes in their entirety.

THE COMPANIES

     Ampro, which has its principal executive offices at 10925 Estate Lane, Suite 390, Dallas, Texas 75238 (telephone 214-340-9294), is a Utah corporation engaged in the operation of medical reference laboratories in Dallas, Texas and Poplar Bluff, Missouri. As of September 1, 1996, Ampro provided medical laboratory services (primarily the testing of body fluids and tissues for disease or chemical concentrations) to approximately 275 nursing homes and other health care facilities in Texas and Missouri.

     Memphis, which has offices at 4088 Barton, Memphis, Tennessee (telephone 901-346-1633), is a Tennessee corporation that operates a medical reference laboratory in Memphis, serving, as of September 1, 1996 approximately 20 nursing homes and other facilities in Tennessee.

     Unison, which has its principal executive offices at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251 (telephone 602-423-1954), is a Delaware corporation that provides traditional long-term and specialty health care services and ancillary services, including pharmacy and physical, occupational and speech therapy services. As of September 1, 1996, Unison operated 45 skilled nursing facilities, of which 40 are leased and five are managed, operated two pharmacy outlets serving 32 non-affiliated services and provided therapy services to 41 non-affiliated entities.

     Labco and Memco, whose address and telephone numbers are the same as Unison's, are Delaware corporations organized by Unison for the purpose of effecting the Ampro Merger and the Memphis Merger, respectively.

TIME, PLACE AND DATE OF THE AMPRO/MEMPHIS SPECIAL MEETING

     The Ampro/Memphis Special Meeting will be held at 10:00 a.m. (local time)
on             , 1996 at the offices of Ampro.

RECORD DATE; VOTING RIGHTS

     The close of business on             , 1996 has been fixed as the Record
Date for the determination of those Ampro and Memphis shareholders entitled to notice of and to vote at the Ampro/Memphis Special Meeting. On such date, there were 10,200,000 shares of Ampro Common Stock and 1,000 shares of Memphis Common Stock outstanding, each of which is entitled to one vote. As of the Record Date, there were approximately 116 record holders of Ampro Common Stock and four (4) record holders of Memphis Common Stock. Neither Ampro nor Memphis has any other classes of equity securities outstanding.

PURPOSE OF AMPRO/MEMPHIS SPECIAL MEETING, VOTES REQUIRED AND QUORUM

     At the Ampro/Memphis Special Meeting, holders of Ampro Shares will be asked to consider and vote upon a proposal to approve and adopt the Ampro Merger Agreement and holders of Memphis Shares will be asked to consider and vote upon a proposal to consider and adopt the Memphis Merger Agreement. Holders of a majority of the Ampro Shares, represented in person or by proxy, will constitute a quorum. Under the Utah Revised Business Corporation Act ("URBCA") and Ampro's Articles of Incorporation, as amended, the affirmative vote of the holders of a majority of the Ampro Shares outstanding on the Record Date will be required to approve and adopt the Ampro Merger Agreement. Similarly, holders of a majority of the Memphis Shares, represented in person or by proxy, will constitute a quorum of the Memphis shares, and the affirmative vote of the holders of a majority of the Memphis Shares outstanding on the Record Date will be required to approve and adopt the Memphis Merger Agreement. See "The Ampro and Memphis Merger Agreements -- Required Vote." Since holders of all of the outstanding shares of Memphis and at least 89% of Ampro's outstanding common stock have indicated an intention to attend the Ampro/Memphis Special Meeting and to vote "for" the Memphis Merger Agreement and the Ampro Merger Agreement, shareholder approval is assured.

THE AMPRO AND MEMPHIS MERGER AGREEMENTS

     Ampro, Unison and Labco have entered into the Ampro Merger Agreement, a copy of which is attached hereto as Annex A and Memphis, Unison and Memco have entered into the Memphis Merger Agreement, a copy of which is attached hereto as Annex B. Generally, the Ampro Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions to the Ampro Merger, Labco will be merged with and into Ampro and Ampro will be the surviving corporation, then as a wholly-owned subsidiary of Unison. Upon the effectiveness of the Ampro Merger, each Ampro Share (other than Ampro Shares held in Ampro's treasury or by a direct or indirect subsidiary of Ampro) will be converted into a portion of a share of Unison Common Stock equal to that fraction (the "Per Share Conversion Ratio") of which the numerator is 521,000 and the denominator is the number of Ampro Shares outstanding at the effective time of the Ampro Merger. Fractional Unison shares will not be issued; instead, the holder of a fractional interest therein will be paid in cash based on the average per share closing price on the Nasdaq National Market of Unison Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the effective time of the Ampro Merger (the "Unison/Ampro Average Closing Price"). Pursuant to the Memphis Merger Agreement, (i) Memco will be merged with and into Memphis (the "Memphis Merger"), (ii) Memphis will continue as the surviving corporation and a wholly-owned subsidiary of Unison, and the separate existence of Memco will cease, and (iii) each of the shares of common stock (the "Memphis Common Stock") of Memphis (the "Memphis Shares") outstanding at the effective time of the Memphis Merger will be converted into the right to receive approximately 54 shares of Unison Common Stock (rounded to the nearest whole Unison share) except that the 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option for the Memphis Shares owned by Mr. Seals, which he gave to the other Memphis shareholders, will be allowed to lapse unexercised. If the Ampro Merger and the Memphis Merger are both consummated, the Ampro Shares and Memphis Shares will be converted into shares representing approximately 11.9% of the outstanding Unison Common Stock (8.9% if the Signature Mergers are also consummated) upon completion of the Ampro and Memphis Mergers and assuming no exercise of options or warrants or conversion of securities convertible into shares of Unison Common Stock. See "The Ampro and Memphis Merger Agreements -- General; Effective Date" and Annex A and B to this Prospectus/ Information Statement Supplement.

DISSENTERS' RIGHTS

     Subject to the terms of the Ampro Merger Agreement, holders of Ampro Shares who do not vote in favor of the Ampro Merger and who comply with certain statutory procedures will be entitled to certain dissenters' rights with respect to their shares upon consummation of the Ampro Merger. Failure to take any step in connection with the exercise of such rights may result in termination or waiver of such rights. See "Rights of Dissenting Shareholders" and Annex C to this Prospectus/Information Statement Supplement which sets forth the text of
Section 16-10a-1301 et seq. of the URBCA. It is a condition of Unison's obligation to consummate the Ampro Merger that dissenter's rights be exercised in respect of no more than 5% of the outstanding Ampro Common Stock (i.e., by holders of no more than 510,000 shares). Although holders of Memphis Shares who do not vote in favor of the Memphis Merger Agreement would have dissenters rights under applicable law, all shareholders of Memphis have indicated that they intend to vote in favor of the Memphis Merger Agreement.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF AMPRO AND MEMPHIS

     The Boards of Directors of both Ampro and Memphis have approved and adopted their respective merger agreements. Ampro's Board of Directors has concluded that the Ampro Merger is fair to, and in the best interests of, the shareholders of Ampro and has unanimously recommended a vote for the proposal to approve and adopt the Ampro Merger Agreement. Ampro's Board of Directors, however, is not asking shareholders of Ampro for proxies, and shareholders of Ampro are requested not to send proxies to Ampro's Board of Directors. Ampro's Board of Directors believes that the Ampro Merger Consideration provides a higher value to Ampro shareholders than is likely to be realizable through continued operations or from other available alternatives. The Board of Directors of Memphis has reached the same conclusion about the proceeds from the Memphis Merger. See "The Ampro and Memphis Mergers -- Reasons for the Ampro and Memphis Mergers, Recommendation of the Boards of Directors." If the Ampro Merger and the Memphis Merger are not approved, the Boards currently intend that Ampro and Memphis will continue to operate as though the proposal consisting of the Ampro Merger and the Memphis Merger had not occurred.

CERTAIN CONDITIONS TO THE AMPRO AND MEMPHIS MERGERS; TERMINATION AND AMENDMENT

     The obligations of Ampro, Unison and Labco to consummate the Ampro Merger are subject to a number of conditions, including (among others): (i) the approval of the Ampro Merger Agreement by the shareholders of Ampro; (ii) the listing on the Nasdaq National Market of the shares of Unison Common Stock to be issued in the Ampro Merger; (iii) the absence of certain litigation or court orders; (iv) the consummation of a similar merger with Memphis; and (v) the exercise of dissenters' rights by holders of not more than 5% of Ampro Shares (i.e., by holders of not more than 510,000 shares). Any of the conditions can be waived by the parties. In addition to the foregoing, the Ampro Merger Agreement may be terminated by mutual written consent of Unison and Ampro and by either Unison or Ampro if the Ampro Merger shall not have been consummated by October 30, 1996, by Unison if the per share closing price on the Nasdaq National Market of Unison Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the effective time of the Ampro Merger (the "Unison/Ampro Average Closing Price") exceeds $15.00 and by Ampro if the Unison/Ampro Average Closing Price is less than $11.00, or under certain other circumstances. Likewise, the obligations of Memphis, Unison and Memco to consummate the Memphis Merger are subject to a number of similar conditions, including (among others): (i) approval of the Memphis Merger Agreement by the Shareholders of Memphis; (ii) the listing on the Nasdaq National Market of the shares of Unison Common Stock to be issued in the Memphis Merger; (iii) the absence of certain litigation and court orders; and (iv) the consummation of a similar merger with Ampro. The Memphis Merger Agreement may be terminated by mutual written consent of Memphis and Memco and by either Memphis or Memco if the Merger shall not have been consummated by October 30, 1996. The Ampro Merger Agreement and the Memphis Merger Agreement may each be amended by mutual consent of the parties thereto at any time prior to the closing. See "The Ampro and Memphis Merger Agreements -- Conditions of the Ampro and Memphis Mergers,"
"-- Amendment" and "-- Termination."

SHAREHOLDER APPROVALS

     The Ampro Merger is subject to the approval of the shareholders of Ampro and the Memphis Merger is subject to the approval of the shareholders of Memphis, but neither requires the approval of the stockholders of Unison. The affirmative vote, in person or by proxy, of the holders of a majority of the Ampro Shares outstanding on the Record Date is required for approval of the Ampro Merger and the affirmative vote of the holders of a majority of the Memphis Shares outstanding on the Record Date is required for approval of the Memphis Merger. Unison and its subsidiaries currently own no Ampro Shares and no Memphis Shares, and they do not expect to own any prior to the mergers. As of the Record Date, directors and executive officers of Ampro beneficially or of record owned 89% of the outstanding Ampro Shares entitled to vote at the Ampro Special Meeting, all of whom have indicated that they will vote in favor of the Ampro Merger. The holders of 100% of the Memphis Shares outstanding on the Record Date have indicated that they intend to vote in favor of the Memphis Merger. The directors and executive officers of Unison beneficially own no Ampro or Memphis shares and Unison and its subsidiaries own no such shares. See "The Ampro and Memphis

Mergers -- Interests of Certain Persons in the Ampro and Memphis Mergers," "The Ampro and Memphis Merger Agreements -- Required Vote," and "Principal Shareholders of Ampro and Memphis."

REGULATORY REQUIREMENTS

     No advance approval of the Ampro Merger or the Memphis Merger is required from any federal or state agency or body.

EXPENSE REIMBURSEMENT

     Although there is no termination fee, Ampro has agreed that if the Ampro Merger is not consummated and certain other conditions are satisfied (such as the existence of a third party tender offer or merger proposal for Ampro at a higher price) Ampro will reimburse Unison for its fees and expenses (up to an aggregate of $100,000) incurred in connection with the Ampro Merger. Under similar circumstances, Memphis is required to reimburse Unison for fees and expenses (up to $50,000) incurred in connection with the Memphis Merger. See "The Ampro and Memphis Merger Agreements -- Expenses."

CERTAIN EFFECTS OF THE AMPRO AND MEMPHIS MERGERS

     Upon the effectiveness of the Ampro Merger and the Memphis Merger, current shareholders of Ampro and Memphis will no longer have any continuing interest as shareholders in the surviving corporation in the Ampro Merger and the Memphis Merger, respectively, but will instead become stockholders in Unison. The Ampro Shares will no longer be traded in the over-the-counter market and price quotes will not be available on the OTC Bulletin Board. See "The Ampro and Memphis Mergers -- Certain Effects of the Ampro and Memphis Mergers."

EFFECTIVE TIME OF THE AMPRO AND MEMPHIS MERGERS

     The Ampro Merger will be effective as of the date and time (the "Ampro Effective Time") that Articles of Merger are filed with the Division of Corporations and Commercial Code of the State of Utah in accordance with the URBCA and the Ampro Certificate of Merger is filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law. The Memphis Merger will be effective as of the date and time (the "Memphis Effective Time") that Articles of Merger are filed with the Secretary of State of the State of Tennessee as required by Tennessee law and the Memphis Certificate of Merger is filed with the Delaware Secretary of State. If the Ampro Merger and the Memphis Merger are approved by their respective shareholders at the Ampro/Memphis Special Meeting, it is currently anticipated that the Ampro Merger and the Memphis Merger will become effective as soon thereafter as practical (subject to compliance with or waiver of the other conditions contained in the Ampro Merger Agreement and the Memphis Merger Agreement). See "The Ampro and Memphis Merger Agreements -- General; Effective Time" and Annex A and Annex B to this Prospectus/Information Statement Supplement.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Promptly after the effective time of the Ampro Merger and the Memphis Merger, Harris Trust and Savings Bank, the Exchange Agent under the Ampro and Memphis Merger Agreements (the "Exchange Agent") and the transfer agent for Unison, will mail to each record holder of an outstanding certificate or certificates which immediately prior to the effective time represented outstanding Ampro Shares (the "Certificates"), other than Ampro Shareholders who perfected their dissenters' rights under Utah law (see "Dissenting Rights of Ampro Shareholders"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Unison Common Stock plus cash in lieu of fractional shares. Similar procedures will be followed for the Memphis Shares. Until surrendered as contemplated in the Ampro and Memphis Merger Agreements, and except for holders who dissent, each Certificate will only represent the right to receive shares of Unison Common Stock as provided in the Ampro and Memphis Merger Agreements. See "The Ampro and Memphis Merger Agreements -- Exchange of Shares."

INTERESTS OF CERTAIN PERSONS IN THE AMPRO AND MEMPHIS MERGERS; CONFLICTS OF INTEREST

     In considering the Ampro and Memphis Mergers, shareholders of Ampro and Memphis should be aware that in addition to continuing to receive ordinary compensation and benefits from Ampro through the date of the Ampro Merger, two officers of Ampro and Memphis, Mr. McGee and Mr. McKinney, will assume managerial roles in Ampro following the Ampro Merger, which may present them with inherent conflicts of interest in connection with the Ampro and Memphis Mergers. Under the terms of the Ampro Merger Agreement, existing directors of Ampro will no longer serve as directors of Ampro following the Ampro Merger, and existing executive officers of Ampro will not continue in those capacities following consummation of the Ampro Merger. The Memphis Merger Agreement has similar provisions for the Memphis officers and directors. The Memphis Merger and the Ampro Merger are each contingent on the other. See "The Ampro and Memphis Mergers -- Interests of Certain Persons in the Ampro and Memphis Mergers." The Boards of Directors of Ampro and Memphis were aware of these interests and considered them among the other matters described under "The Ampro and Memphis Mergers -- Background" and " -- Reasons for the Ampro and Memphis Mergers, Recommendation of Boards of Directors."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Ampro Merger is intended to be a tax-free reorganization so that no gain or loss will be recognized by Ampro or Unison and no gain or loss will be recognized by shareholders of Ampro, except in respect of cash received in lieu of fractional shares of Unison Common Stock. However, no request has been or will be made for a ruling from the Internal Revenue Service. The Memphis Merger will be treated as a taxable purchase of the Memphis stock by Unison and as a result Memphis shareholders will recognize a taxable gain or loss, but no gain or loss will be recognized by Unison, Memco or Memphis. Shareholders of Ampro or Memphis are urged to consult their own tax advisors regarding all tax consequences of the Ampro Merger and the Memphis Merger, respectively. See "The Ampro and Memphis Mergers -- Certain Federal Income Tax Consequences."

ANTICIPATED ACCOUNTING TREATMENT

     The overall transaction comprised of the Ampro Merger and the Memphis Merger is expected to qualify as a "pooling-of-interests" for accounting and financial reporting purposes. See "The Ampro and Memphis Mergers -- Anticipated Accounting Treatment."

RESTRICTIONS ON RESALES BY AFFILIATES

     As a condition to the Ampro Merger and the Memphis Merger, each affiliate of Ampro and Memphis will have agreed not to sell shares of Unison Common Stock received pursuant to the Ampro Merger and the Memphis Merger except in compliance with Rule 145 under the Securities Act or otherwise in compliance with the Securities Act and not to sell the shares of Unison Common Stock received in the Ampro Merger and the Memphis Merger until after financial results that include at least 30 days of post-merger operations have been publicly disclosed. Ampro Affiliates are also required to indicate that they have no present plan or intention to sell more than 40% of the shares of Unison Common Stock received pursuant to the Ampro Merger. See "The Ampro and Memphis Mergers -- Resale of Unison Common Stock."

COMPARISON OF SHAREHOLDER RIGHTS

     See "Comparison of Shareholder Rights" for a summary of the material differences between the rights of the holders of Ampro Shares, Memphis Shares and Unison Common Stock.

MARKET PRICE DATA AND DIVIDENDS

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The common stock of Ampro is traded over-the-counter and is quoted on the OTC Bulletin Board under the symbol APRH. The securities of Memphis are not traded. The following tables set forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common Stock, as reported on the Nasdaq National Market and the high and low bid prices of the common stock of Ampro, as reported by the National Quotation Bureau, Inc. Quotations for the Common Stock of Ampro are limited and sporadic. There is no established public trading market for the Memphis Shares.

                                                                            UNISON
                                                                     ---------------------
                                                                      HIGH           LOW
                                                                     -------       -------
    Year Ended December 31, 1995
      Fourth Quarter (commencing December 19, 1995)................  $ 9.375       $ 9.000
    Year Ending December 31, 1996
      First Quarter................................................   11.750         8.875
      Second Quarter...............................................   15.500        10.250
      Third Quarter (through September 17, 1996)...................   14.750        10.875

                                                                              AMPRO
                                                                       -------------------
                                                                        HIGH         LOW
                                                                       ------       ------
    Year Ended December 31, 1994
      First Quarter..................................................  $3.125       $2.000
      Second Quarter.................................................   3.000        2.000
      Third Quarter..................................................   2.500         .500
      Fourth Quarter.................................................   1.750         .375
    Year Ended December 31, 1995
      First Quarter..................................................   1.250         .500
      Second Quarter.................................................    .750         .250
      Third Quarter..................................................    .500         .125
      Fourth Quarter.................................................    .250         .125
    Year Ending December 31, 1996
      First Quarter..................................................    .125         .125
      Second Quarter.................................................    .125         .125
      Third Quarter (through September 16, 1996).....................    .125         .125

     Pursuant to the Ampro Merger Agreement, each Ampro Share will be converted into approximately 0.051 of a share of Unison Common Stock. Pursuant to the Memphis Merger Agreement, each Memphis Share will be converted into approximately 54 shares of Unison Common Stock, except that the 648 Memphis Shares owned by William R. Seals will instead by converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. On June 5, 1996, the last trading day prior to the announcement by Unison of the proposed mergers, the closing sale prices of Unison Common Stock was $14.00, and the closing bid and asking price for Ampro Common Stock was $0.125 and $0.625, respectively. On September 17, 1996, the closing sale price of Unison Common Stock was $13.25, and on September 17, 1996 the closing bid and asking price for Ampro Common Stock was $0.125 and $0.625, respectively.

     Unison has not paid any dividends on its Common Stock. Ampro and Memphis have not paid any dividends on their respective Common Stock.

OTHER ACQUISITIONS

     In August 1995, Unison acquired BritWill Healthcare Company, a long-term health care company operating 28 facilities in Texas and Indiana. The transaction was accounted for as a purchase.

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers which provide physical, speech and occupational therapy services to 41 non-affiliated entities primarily in the southeastern United States. The transaction was accounted for as a purchase.

     Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities, Enumclaw and Walla Walla, were previously operated by Unison under management contracts.

     On August 2, 1996, Unison entered into agreements for the acquisition of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas") and Cornerstone Care, Inc. ("Cornerstone" and together with Signature Health Care, Douglas, Safford and Arkansas, "Signature"). The closing of these acquisitions is conditioned on Unison having entered into a definitive agreement for the acquisition of RehabWest, Inc. ("RehabWest"), which was previously affiliated with Signature. As of the date hereof, Unison has not reached an agreement for the acquisition of RehabWest. Signature operates 11 long-term care facilities in Colorado and Arizona. See "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement.

     Unison has also acquired leasehold rights to other facilities that were not material to Unison, including Homestead of McKinney, in McKinney, Texas, and Valley Vista, in Sandpoint, Idaho.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following selected pro forma financial information of Unison, Ampro and Memphis has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, some of which are included in or incorporated by reference into this Prospectus/Information Statement Supplement and in the related Prospectus/Proxy and Information Statement. All information shown is in thousands except per share amounts.

                 SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
                             FINANCIAL INFORMATION
                        (IN THOUSANDS EXCEPT PER SHARE)

                                                   SIX MONTHS ENDED
                                                       JUNE 30,              YEAR ENDED DECEMBER 31,
                                                -----------------------   ------------------------------
                                                1996(1)(2)   1995(1)(2)   1995(1)(2)   1994(2)   1993(2)
                                                ----------   ----------   ----------   -------   -------
STATEMENT OF OPERATIONS DATA:
Total revenues................................   $ 74,019     $ 57,444     $127,106    $18,406   $7,011
Expenses:
  Wages and related...........................     37,297       33,881       72,752      9,594    3,689
  Other operating.............................     24,646       14,857       36,439      6,462    2,629
  Rent........................................      7,263        6,361       13,226      1,406      206
  Interest....................................      1,533        1,143        2,555        147       44
  Depreciation and amortization...............      1,167        1,299        2,745        285      157
                                                ----------   ----------   ----------   -------   -------
          Total expenses......................     71,906       57,541      127,717     17,894    6,725
                                                ----------   ----------   ----------   -------   -------
Income (loss) before income taxes.............      2,113          (97)        (611)       512      286
Income taxes (benefit)........................        823          (70)        (252)       172      177
                                                ----------   ----------   ----------   -------   -------
Net income (loss).............................   $  1,290     $    (27)    $   (359)   $   340   $  109
                                                 ========     ========     ========    =======   ======
Per share data:
  Net income (loss) per share.................   $    .28     $   (.01)    $   (.19)   $   .19   $  .06
  Weighted average shares outstanding.........      4,672        1,806        1,889      1,806    1,806

                                                 JUNE 30,
                                                 1996(3)
                                                ----------
BALANCE SHEET DATA:
  Cash and cash equivalents...................   $    750
  Working capital.............................      4,740
  Lease operating rights and other assets.....     42,907
  Goodwill....................................     12,138
  Total assets................................     89,113
  Total debt..................................     32,697
  Stockholders' equity........................     24,006

- ---------------
(1) Gives effect to the BritWill Acquisition and other acquisitions in 1995 and 1996 (see "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement) as if such transactions had occurred on January 1, 1995.

(2) Gives effect to the Ampro and Memphis Mergers as if they had occurred on January 1, 1993.

(3) Gives effect to the Ampro and Memphis Mergers (see "Recent and Pending Unison Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement) as if they had occurred on June 30, 1996. See the Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming that the transaction comprised of the Ampro and Memphis Mergers will be accounted for as a pooling-of-interests. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements give retroactive effect to the Ampro and Memphis Mergers and include the combined operations of Unison, Ampro and Memphis for all periods presented. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if the business combinations had been consummated as of June 30, 1996.

     The Unaudited Pro Forma Condensed Combined Statements of Operations also include the results of operations of BritWill and Sunbelt for the periods from January 1, 1995 through the respective dates of acquisition. BritWill was acquired on August 10, 1995 in a business combination accounted for as a purchase. Sunbelt was acquired effective February 1, 1996 in a business combination accounted for as a purchase.

     The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto of Unison, BritWill, Ampro and Memphis included in the Prospectus/Proxy and Information Statement.

                         UNISON HEALTHCARE CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                                   AS OF JUNE 30, 1996
                                                      ----------------------------------------------
                                                                            PRO FORMA      PRO FORMA
                                                      UNISON    AMPRO(A)   ADJUSTMENTS     COMBINED
                                                      -------   --------   -----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents.........................  $   847    $   30       $(127)(b)      $  750
  Accounts and notes receivable, net................   22,152     2,149          --           24,301
  Other current assets..............................    2,413       399          --            2,812
                                                      -------    ------       -----          -------
          Total current assets......................   25,412     2,578        (127)          27,863
Lease operating rights and other assets, net........   42,588       319          --           42,907
Goodwill, net.......................................   11,195       943          --           12,138
Property and equipment, net.........................    5,548       657          --            6,205
                                                      -------    ------       -----          -------
          Total assets..............................  $84,743    $4,497       $(127)         $89,113
                                                      =======    ======       =====          =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................  $ 3,576    $  895       $  --          $ 4,471
  Other current liabilities.........................   16,988     1,664          --           18,652
                                                      -------    ------       -----          -------
          Total current liabilities.................   20,564     2,559          --           23,123
Long-term debt......................................   27,535       691          --           28,226
Deferred taxes......................................    9,030        --          --            9,030
Other long-term liabilities.........................    4,728        --          --            4,728
                                                      -------    ------       -----          -------
          Total liabilities.........................   61,857     3,250          --           65,107
                                                      -------    ------       -----          -------
Stockholders' equity:
  Common stock......................................        3        10         (10)(c)            3
  Additional paid-in capital........................   21,804        90          10(c)        21,904
  Retained earnings.................................    1,079     1,147        (127)(b)        2,099
                                                      -------    ------       -----          -------
          Total stockholders' equity................   22,886     1,247        (127)          24,006
                                                      -------    ------       -----          -------
          Total liabilities and stockholders'
            equity..................................  $84,743    $4,497       $(127)         $89,113
                                                      =======    ======       =====          =======
Common shares outstanding...........................    3,871                   540(d)         4,411
Book value per common share.........................    $5.91                                  $5.44

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                           PRO FORMA                            PRO FORMA
                                     UNISON     ACQUISI-    ADJUST-       UNISON                 ADJUST-       PRO FORMA
                                   HISTORICAL   TIONS(E)     MENTS       PRO FORMA   AMPRO(I)     MENTS        COMBINED
                                   ----------   --------   ---------     ---------   --------   ---------      ---------
Revenues:
  Net patient.....................   $63,442     $5,140      $  --        $68,582     $   --     $    --        $68,582
  Other...........................     1,555        569       (249)(f)      1,875      3,562          --          5,437
                                     -------     ------      -----        -------     ------     -------        -------
          Total revenues..........    64,997      5,709       (249)        70,457      3,562          --         74,019
Expenses:
  Wages and related...............    32,447      3,336         --         35,783      1,514                     37,297
  Other operating.................    21,172      2,230       (249)(f)     23,153      1,493                     24,646
  Rent............................     6,653         21        538 (f)      7,212         51          --          7,263
  Interest........................     1,452        249       (247)(f)
                                                                23 (g)      1,477         56          --          1,533
  Depreciation and amortization...     1,054        121       (113)(f)
                                                                 7 (h)      1,069         98          --
                                                                                                      --          1,167
                                     -------     ------      -----        -------     ------     -------        -------
          Total expenses..........    62,778      5,957        (41)        68,694      3,212          --         71,906
                                     -------     ------      -----        -------     ------     -------        -------
Income (loss) before income
  taxes...........................     2,219       (248)      (208)         1,763        350          --          2,113
Income tax expense (benefit)......       932         --       (227)           705        118          --            823
                                     -------     ------      -----        -------     ------     -------        -------
Net income (loss).................   $ 1,287     $ (248)     $  19        $ 1,058     $  232     $    --        $ 1,290
                                     =======     ======      =====        =======     ======     =======        =======
Net income per share:
  Primary.........................   $  0.32                              $  0.26                               $   .28
  Fully diluted...................      0.31                                 0.26                                   .28
Weighed average shares used in per
  share calculation:
  Primary.........................     4,070                                4,070                    540(d)       4,610
  Fully diluted...................     4,132                                4,132                    540(d)       4,672

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      OTHER     PRO FORMA                               PRO FORMA
                                                     ACQUISI-    ADJUST-      UNISON                     ADJUST-     PRO FORMA
                                 UNISON    BRITWILL  TIONS(E)     MENTS      PRO FORMA     AMPRO(I)       MENTS      COMBINED
                                 -------   -------   --------   ---------    ---------   ------------   ---------    ---------
Revenues:
  Net patient..................  $12,415   $32,723    $7,591      $  --       $52,729       $   --       $    --      $52,729
  Other........................    1,029       269        22       (249)(f)     1,071        3,644            --        4,715
                                 -------   -------    ------      -----       -------       ------       -------      -------
         Total revenues........   13,444    32,992     7,613       (249)       53,800        3,644            --       57,444
Expenses:
  Wages and related............    7,486    19,813     5,164         --        32,463        1,418            --       33,881
  Other operating..............    4,587     7,422     2,302       (249)(f)
                                                                   (750)(j)    13,312        1,545            --       14,857
  Rent.........................    1,151     4,448        75        538(f)
                                                                     94(k)      6,306           55            --        6,361
  Interest, net................      183       603       289       (338)(f)
                                                                    140(g)
                                                                    247(l)      1,124           19            --        1,143
  Depreciation and
    amortization...............       88       500       127       (183)(f)
                                                                     43(h)
                                                                    589(m)      1,164          135            --
                                                                                                              --        1,299
                                 -------   -------    ------      -----       -------       ------       -------      -------
         Total expenses........   13,495    32,786     7,957        131        54,369        3,172            --       57,541
                                 -------   -------    ------      -----       -------       ------       -------      -------
Income (loss) before income
  taxes........................      (51)      206      (344)      (380)         (569)         472            --          (97)
Income tax expense (benefit)...        1        26        --       (254)         (227)         157            --          (70)
                                 -------   -------    ------      -----       -------       ------       -------      -------
Net income (loss)..............  $   (52)  $   180    $ (344)     $(126)      $  (342)      $  315            --      $   (27)
                                 =======   =======    ======      =====       =======       ======       =======      =======
Net income per share...........  $ (0.04)                                     $ (0.27)                                $ (0.01)
Weighed average shares used in
  per share calculation........    1,266                                        1,266                        540(d)     1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                                      PRO
                                                  OTHER        PRO FORMA       UNISON                   PRO FORMA    FORMA
                          UNISON    BRITWILL ACQUISITIONS(E)  ADJUSTMENTS     PRO FORMA    AMPRO(I)    ADJUSTMENTS  COMBINED
                          -------   -------  ---------------  -----------     ---------  ------------  -----------  --------
Revenues:
  Net patient...........  $57,743   $38,378      $20,190         $   --       $116,311      $   --         $ --     $116,311
  Other.................    3,542       476           73           (499)(f)      3,592       7,203           --       10,795
                          -------   -------      -------         ------       --------      ------         ----     --------
         Total
           revenues.....   61,285    38,854       20,263           (499)       119,903       7,203           --      127,106
Expenses:
  Wages and related.....   31,811    23,280       14,427             --         69,518       3,234           --       72,752
  Other operating.......   20,777     8,923        4,857           (499)(f)
                                                                  (875) (j)     33,183       3,256           --       36,439
  Rent..................    6,565     5,223          364          1,076 (f)
                                                                   (110)(k)     13,118         108           --       13,226
  Interest, net.........    1,058       793          693           (675)(f)
                                                                    280 (g)
                                                                    288 (l)      2,437         118           --        2,668
  Depreciation and
    amortization........    1,050       592          434           (366)(f)
                                                                     86 (h)
                                                                    687 (m)      2,483         262           --        2,745
                          -------   -------      -------         ------       --------      ------         ----     --------
         Total
           expenses.....   61,261    38,811       20,775           (108)       120,739       6,978           --      127,717
                          -------   -------      -------         ------       --------      ------         ----     --------
Income (loss) before
  income taxes..........       24        43         (512)          (391)          (836)        225           --         (611)
Income tax expense
  (benefit).............       50        30           --           (414)          (334)         82           --         (252)
                          -------   -------      -------         ------       --------      ------         ----     --------
Net income (loss).......  $   (26)  $    13      $  (512)        $   23       $   (502)     $  143         $ --     $   (359)
                          =======   =======      =======         ======       ========      ======         ====     ========
Net loss per share......  $ (0.02)                                            $  (0.37)                             $  (0.19)
Weighed average shares
  used in per share
  calculation...........    1,349                                                1,349                      540(d)    1,889

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         PRO FORMA    PRO FORMA
                                               UNISON      AMPRO(I)     ADJUSTMENTS   COMBINED
                                               -------   ------------   -----------   ---------
Revenues:
  Net patient................................  $11,070      $   --          $ --       $11,070
  Other......................................    1,336       6,000            --         7,336
                                               -------      ------          ----       -------
          Total revenues.....................   12,406       6,000            --        18,406
Expenses:
  Wages and related..........................    7,149       2,445                       9,594
  Other operating............................    3,902       2,560            --         6,462
  Rent.......................................    1,299         107                       1,406
  Interest...................................       84          63            --           147
  Depreciation and amortization..............       51         234            --           285
                                               -------      ------          ----       -------
          Total expenses.....................   12,485       5,409            --        17,894
                                               -------      ------          ----       -------
Income (loss) before income taxes............      (79)        591            --           512
Income tax expense...........................        1         171            --           172
                                               -------      ------          ----       -------
Net income (loss)............................  $   (80)     $  420          $ --       $   340
                                               =======      ======          ====       =======
Net income (loss) per share..................  $ (0.06)                                $  0.19
Weighed average shares used in per share
  calculation................................    1,266                       540(d)      1,806

         See Notes to Unaudited Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               PRO FORMA    PRO FORMA
                                                      UNISON     AMPRO(I)     ADJUSTMENTS   COMBINED
                                                      ------   ------------   -----------   ---------
Revenues:
  Net patient.......................................  $1,076      $   --         $  --        $1,076
  Other.............................................     880       5,055            --         5,935
                                                      ------      ------         -----        ------
     Total revenues.................................   1,956       5,055            --         7,011
Expenses:
  Wages and related.................................   1,455       2,234                       3,689
  Other operating...................................     545       2,084            --         2,629
  Rent..............................................      99         107                         206
  Interest..........................................      11          33            --            44
  Depreciation and amortization.....................       7         150            --           157
                                                      ------      ------         -----        ------
     Total expenses.................................   2,117       4,608            --         6,725
                                                      ------      ------         -----        ------
Income (loss) before income taxes...................    (161)        447            --           286
Income tax expense (benefit)........................     (20)        197            --           177
                                                      ------      ------         -----        ------
Net income (loss)...................................  $ (141)     $  250         $  --        $  109
                                                      ======      ======         =====        ======
Net income (loss) per share.........................  $(0.11)                                 $ 0.06
Weighed average shares used in per share
  calculation.......................................   1,266                       540(d)      1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

NOTE 1.  PRO FORMA ADJUSTMENTS

     The pro forma results do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared under the assumptions set forth in the following notes.

     The adjustments to the pro forma statements of operations are discussed below.

     (a) Represents the combined balance sheets of Ampro and Memphis, as follows:

                                                                     AS OF JUNE 30, 1996
                                                          ------------------------------------------
                                                                              PRO FORMA    PRO FORMA
                                                          AMPRO    MEMPHIS   ADJUSTMENTS   COMBINED
                                                          ------   -------   -----------   ---------
ASSETS
Current assets:
  Cash and cash equivalents.............................  $   14    $  16       $  --       $   30
  Accounts and notes receivable, net....................   2,048      101          --        2,149
  Other current assets..................................     385       14          --          399
                                                          ------    -----       -----       ------
          Total current assets..........................   2,447      131          --        2,578
Lease operating rights and other assets, net............     319       --          --          319
Goodwill, net...........................................     943       --          --          943
Property and equipment, net.............................     497      160          --          657
                                                          ------    -----       -----       ------
          Total assets..................................  $4,206    $ 291       $  --       $4,497
                                                          ======    =====       =====       ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.....................  $  395    $  10       $ 490(1)    $  895
  Other current liabilities.............................   1,585       79          --        1,664
                                                          ------    -----       -----       ------
          Total current liabilities.....................   1,980       89         490        2,559
Long-term debt..........................................     669       22          --          691
Stockholders' equity:
  Common stock..........................................      10        1          (1)          10
  Additional paid-in capital............................     400       --        (310)          90
  Retained earnings.....................................   1,147      179        (179)       1,147
                                                          ------    -----       -----       ------
          Total stockholders' equity....................   1,557      180        (490)       1,247
                                                          ------    -----       -----       ------
          Total liabilities and stockholders' equity....  $4,206    $ 291       $  --       $4,497
                                                          ======    =====       =====       ======

- ---------------
(1) Represent the consideration paid for Memphis, comprised of cash in the amount of $240,000 (assumed to be borrowed) and the issuance of a promissory note in the amount of $250,000.

     (b) In connection with the Ampro and Memphis Mergers, Unison paid a financial advisory fee to Trouver Capital Partners, L.P. in the amount of approximately $127,000.

     (c) To record the Ampro and Memphis Mergers under pooling of interests accounting based on 4,411,000 pro forma combined common shares outstanding with a par value of $.001 per share.

     (d) To record 540,000 common shares to be issued in connection with the Ampro and Memphis Mergers.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (e) Other Acquisitions: The following table summarizes the operating results for the following leases entered into from January 1, 1995 through the later of the date of lease inception or the period of the statement of operations.

                                                             SIX MONTHS ENDED        YEAR ENDED DECEMBER
                                                              JUNE 30, 1996                31, 1995
                                          ACQUISITION      --------------------      --------------------
ACQUISITION                                  DATE          REVENUES    EXPENSES      REVENUES    EXPENSES
- ----------------------------------------  -----------      --------    --------      --------    --------
                                                              (IN THOUSANDS)            (IN THOUSANDS)
Nightingale                                Oct. 1995        $   --      $   --        $ 4,438     $ 4,506
The Oaks of Boise                          July 1995            --          --            815         911
Sunbelt Therapy                            Feb. 1996           544         568          5,942       5,725
Franciscan Enumclaw                        Aug. 1996         2,060       2,294          3,860       4,313
Franciscan Walla Walla                     Aug. 1996           969         999          1,371       1,507
Other acquisitions(1)                      July 1996         2,136       2,096          3,837       3,813
                                                            ------      ------        -------     -------
                                                            $5,709      $5,957        $20,263     $20,775
                                                            ======      ======        =======     =======

- ---------------

(1) Represents less than 10% of Unison pro forma net income.

     (f) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (e). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

     (g) Effective as of February 1, 1996, Unison purchased 90% of the outstanding common stock of Sunbelt. In consideration for the $3,600,000 purchase price, Unison paid cash in the amount of $800,000, issued promissory notes in the aggregate amount of $1,000,000 (the "Sunbelt Notes") and issued subordinated convertible debentures in the aggregate amount of $1,800,000 (the "Sunbelt Debentures"). The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0%, which amounts to approximately $23,000 for the one month ended January 31, 1996, $140,000 for the six months ended June 30, 1995 and $280,000 annually. The Sunbelt Notes and Sunbelt Debentures are convertible at the option of the holder into shares of Unison common stock based on the average market price (85% of the average market price with respect to the Sunbelt Notes) of Unison's stock for the 20 trading days prior to the date of conversion. Effect of conversion of the Sunbelt Notes and Sunbelt Debentures is not included in the calculation of historical or pro forma net income per share because the effect is antidilutive.

     (h) To record amortization of goodwill related to the acquisition of Sunbelt. Under the purchase method of accounting, assets acquired and liabilities assumed were recorded at the estimated fair value. The excess of the $3,600,000 purchase price over the net assets acquired was recorded as goodwill in the amount of $3,433,000 and amortized over 40 years. Such amortization amounts to approximately $7,000 for the one month ended January 31, 1996, $43,000 for the six months ended June 30, 1995 and $86,000 annually.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (i) Represents the combined income statements of Ampro and Memphis, as follows:

                                        SIX MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                   1996                           1995
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --    $  --      $   --    $   --     $ --      $   --
      Other..........................   3,088      474       3,562     3,225      419       3,644
                                       ------    -----      ------    ------     ----      ------
              Total revenues.........   3,088      474       3,562     3,225      419       3,644
    Expenses:
      Wages and related..............   1,341      173       1,514     1,273      145       1,418
      Other operating................   1,309      184       1,493     1,359      186       1,545
      Rent...........................      37       14          51        40       15          55
      Interest.......................      56       --          56        19       --          19
      Depreciation and
         amortization................      81       17          98       112       23         135
                                       ------    -----      ------    ------     ----      ------
              Total expenses.........   2,824      388       3,212     2,803      369       3,172
                                       ------    -----      ------    ------     ----      ------
    Income before income taxes.......     264       86         350       422       50         472
    Income tax expense...............      94       24         118       143       14         157
                                       ------    -----      ------    ------     ----      ------
    Net income.......................  $  170    $  62     $   232    $  279    $  36     $   315
                                       ======    =====      ======    ======     ====      ======

                                       YEAR ENDED DECEMBER 31, 1995   YEAR ENDED DECEMBER 31, 1994
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --    $  --     $    --    $   --    $  --     $    --
      Other..........................   6,421      782       7,203     5,152      848       6,000
                                       ------    -----      ------    ------     ----      ------
              Total revenues.........   6,421      782       7,203     5,152      848       6,000
    Expenses:
      Wages and related..............   2,913      321       3,234     2,119      326       2,445
      Other operating................   2,864      392       3,256     2,159      401       2,560
      Rent...........................      79       29         108        77       30         107
      Interest.......................     118       --         118        63       --          63
      Depreciation and
         amortization................     194       68         262       147       87         234
                                       ------    -----      ------    ------     ----      ------
              Total expenses.........   6,168      810       6,978     4,565      844       5,409
                                       ------    -----      ------    ------     ----      ------
    Income (loss) before income
      taxes..........................     253      (28)        225       587        4         591
    Income tax expense (benefit).....      86       (4)         82       170        1         171
                                       ------    -----      ------    ------     ----      ------
    Net income (loss)................  $  167    $ (24)     $  143    $  417     $  3      $  420
                                       ======    =====      ======    ======     ====      ======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31, 1993
                                                                ----------------------------
                                                                                   PRO FORMA
                                                                AMPRO    MEMPHIS   COMBINED
                                                                ------   -------   ---------
    Revenues:
      Net patient.............................................  $   --    $  --      $   --
      Other...................................................   4,190      865       5,055
                                                                ------    -----      ------
              Total revenues..................................   4,190      865       5,055
    Expenses:
      Wages and related.......................................   1,872      362       2,234
      Other operating.........................................   1,681      403       2,084
      Rent....................................................      77       30         107
      Interest................................................      33       --          33
      Depreciation and amortization...........................      81       69         150
                                                                ------    -----      ------
              Total expenses..................................   3,744      864       4,608
                                                                ------    -----      ------
    Income before income taxes................................     446        1         447
    Income tax expense........................................     197       --         197
                                                                ------     ----      ------
    Net income................................................  $  249     $  1      $  250
                                                                ======     ====      ======

     (j) On August 10, 1995, Unison purchased all of the outstanding common stock of BritWill, a long-term care company operating approximately 28 facilities located in Texas and Indiana (the "BritWill Acquisition"). In connection with the BritWill Acquisition, other operating expenses have been reduced to give effect to the following estimated annual cost savings to be realized (in thousands):

        Elimination of duplicate corporate compensation and benefits........  $  710
        Reduction of insurance costs........................................     300
        Reduction of corporate office rent and operating costs..............     468
        Other...............................................................      22
                                                                              ------
                                                                                 ---
                                                                              $1,500
                                                                              ======

     (k) To record amortization of a lease liability incurred in connection with the BritWill Acquisition. The lease liability represents the excess of the value of BritWill's lease obligations over market lease rates, based on independent appraisals. Amortization expense related to the lease liability amounts to approximately $188,000 annually.

     (l) To record interest on debt incurred to acquire BritWill. In connection with the BritWill Acquisition, Unison issued an $8,000,000 senior subordinated note bearing interest initially at 8.0%, or $640,000 annually. Interest expense related to other debt obligations was reduced by $147,000 based on the anticipated replacement of the accounts receivable sales program with BritWill's receivables financing program.

     (m) Under the purchase method of accounting, the BritWill assets acquired and liabilities assumed were recorded at the estimated fair value as determined by an independent appraisal. The excess of the purchase price over the fair value of net assets acquired is being amortized over 40 years, the noncompete agreement and assembled work force intangible assets are being amortized over five years, and the lease operating rights intangible assets are being amortized over the respective lease terms, not to exceed 25 years. Such amortization is approximately $2,007,000 annually. Amortization expense was reduced by $830,000 annually to eliminate BritWill's historical amortization of intangible assets.

NOTE 2. INCOME TAXES

     Estimated provisions for income taxes related to pro forma adjustments are based on an assumed combined federal and state income tax rate of 40%.

                         THE AMPRO AND MEMPHIS MERGERS

BACKGROUND

     The terms of the Ampro and Memphis Merger Agreements are the result of arm's-length negotiations between representatives of Unison, Ampro and Memphis. The following is a brief discussion of the events that led to the negotiations, the Ampro and Memphis Merger Agreements and related transactions.

     In November 1995, Mr. Harold McKinney and Mr. Jay McGee, Secretary-Treasurer and Vice President, respectively, of Ampro and Vice President and Secretary, also respectively, of Memphis, met with Mr. John Lynch of Trouver Capital Partners, L.P. to discuss the possible merger of Ampro with Unison. After initial discussions with Mr. Lynch, Mr. Walker, Unison's Chief Executive Officer and President, became involved in the possible merger discussions. On March 26, 1996, the parties signed a letter of intent to merge. On May 2, 1996, Mr. Walker, Mr. Maguire, President of Ampro, Mr. McKinney and Mr. McGee met in Phoenix to negotiate more definitive terms of the proposed merger. During May 1996, Unison completed its due diligence review of the records and operations of Ampro and Memphis. On May 22, 1996 the parties reached an understanding of the general terms of the acquisition, subject to preparation and negotiation of a definitive agreement by attorneys for the parties. On June 6, 1996 an agreement in principle was reached and the following press release was issued:

     Scottsdale, Arizona (June 6, 1996) -- Unison HealthCare Corporation (Nasdaq/NM:UNHC) announced today that they have reached an agreement to acquire three clinical reference laboratories which provide lab services primarily to nursing homes. The three labs are located in Dallas, Texas; Memphis, Tennessee; and Poplar Bluff, Missouri, and currently serve over 280 facilities. The transaction is expected to be accounted for as a pooling of interests. The consideration will be Unison common stock valued at approximately $7 million. The Company expects the acquisition to be accretive to earnings and anticipates closing before September 30, 1996, subject to due diligence, regulatory review, and the approval of the Boards of Directors of the parties. Presently, the three laboratories are generating annual revenues of over $7,000,000.

          Craig R. Clark, executive vice president and chief financial officer of Unison HealthCare Corporation, commented, "We are pleased to announce this major transaction which we expect to have a positive impact on our company in 1996. In addition to strong historic market trends, these reference labs are ideally situated to provide services to existing Unison nursing homes, thereby further improving the Company's profitability."

          In closing Mr. Clark added, "This transaction is another important step in our strategy to control the delivery of ancillary services to our nursing homes. Such an approach enables us to cost-effectively provide high quality care which is essential for success in what is increasingly becoming a managed care environment."

          Representing the laboratories being acquired, W. Jerome McGee, one of the principals, commented, "We are pleased to join a growing organization such as Unison. Our customers and employees will be better served now that we are part of a larger organization with a reputation for delivering cost-effective, high quality service."

          Unison HealthCare Corporation is a provider of quality long-term and specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services primarily to subacute patients. The Company currently operates 46 skilled nursing facilities and five independent living facilities, representing 4,912 beds.

     On July 3, 1996, definitive agreements for the Ampro and Memphis Mergers were signed. The definitive agreements have been approved by the boards of Unison, Ampro and Memphis. Unison filed copies of the Ampro and Memphis Merger Agreements as exhibits to a Current Report on Form 8-K dated July 19, 1996.

REASONS FOR THE AMPRO AND MEMPHIS MERGERS; RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The Boards of Directors of both Ampro and Memphis believe that the Ampro Merger Agreement and the Memphis Merger Agreement are fair to, and in the best interests of, Ampro and its shareholders on the one hand, and Memphis and its shareholders on the other hand, and therefore unanimously recommend that the shareholders vote for approval of the Ampro Merger Agreement and the Memphis Merger Agreement. In reaching these conclusions, various factors were considered by the Board of Directors. The material factors considered were:

          1. The financial condition, indebtedness, historical earnings and operations of Ampro and Memphis, and prospects for future growth in its earnings, and the corresponding attributes of Unison.

          2. The access to additional capital and the potential use of Unison Common Stock with which to make additional acquisitions and grow the laboratory business.

          3. The knowledge of the Boards of Directors of the reference laboratory industry.

          4. The limited liquidity of the Ampro Common Stock, and the lack of liquidity of Memphis Common Stock, as compared with the Unison Common Stock.

          5. The premium represented by the Ampro Merger Consideration in relation to recent prices for Ampro's Common Stock.

          6. The determination by the Boards of Directors of Ampro and Memphis that the consideration to be received by holders of the Ampro Shares and Memphis Shares pursuant to the Ampro and Memphis Merger Agreements is fair to such holders from a financial point of view.

          7. The terms of the Ampro and Memphis Merger Agreements preventing solicitation of other offers but permitting the respective Boards of Directors to withdraw their approval or recommendations of the Ampro and Memphis Merger Agreements or the Ampro and Memphis Mergers and to provide information to other prospective acquirors to the extent required by their fiduciary duties under applicable law. See "The Ampro and Memphis Merger Agreements -- No Solicitation."

          8. The absence in the final Merger Agreements of any termination fee payable to Unison and a $150,000 maximum expense reimbursement in the Ampro and Memphis Merger Agreements for failing to complete the Ampro and Memphis Mergers under certain conditions, which the respective Boards of Directors believed was reasonable under the circumstances and would not unduly limit the possibility of a transaction at a higher price with any other potential acquiror. See "The Ampro and Memphis Merger Agreements -- Expenses."

     No special relative weight was given by the Boards of Directors to any one of the various factors considered in reaching its determination to recommend the proposed transaction, although the premium represented by the Merger Consideration in light of the prospects for future growth in the earnings of Ampro and Memphis and the liquidity of the Unison Common Stock to be received in the Ampro and Memphis Mergers received special emphasis in the analysis.

     Although the factors are interrelated, the Boards believe that factors 1 through 6 generally support the fairness of the Merger Consideration to the shareholders of Ampro and Memphis and that factors 7 and 8 tend to help assure that shareholders of Ampro and Memphis will be presented with any other available alternatives and will have an opportunity to make an informed choice among them. The Boards of Directors also believe that all of the factors support its recommendation that the shareholders approve both the Ampro Merger and the Memphis Merger. The information considered by the Boards of Directors and their evaluations which support these conclusions are described in the following paragraphs.

     In the judgment of the Boards of Directors of Ampro and Memphis, the Ampro and Memphis Mergers offer holders of Ampro Shares and Memphis Shares their best available opportunity to realize an appropriate value on their investment in Ampro and Memphis. If the Mergers are not approved, the Boards currently intend that Ampro and Memphis will each continue to operate as an independent company as though the proposal for the mergers had not occurred. However, Messrs. McGee, McKinney and Maguire collectively own 9,100,133 shares (89%) of Ampro's Common Stock and Messrs. McGee, McKinney, Maguire and Seals own 100% of the outstanding stock of Memphis, and all of them have indicated an intention to vote in favor of the Ampro and Memphis Mergers, so shareholder approval of both mergers is assured.

     The Boards of Directors unanimously recommend that the shareholders of Ampro and Memphis vote for the proposal to approve and adopt the Merger Agreements. The Boards of Directors are not asking for proxies, however, and shareholders are requested not to send proxies to the Boards of Directors.

INTERESTS OF CERTAIN PERSONS IN THE AMPRO AND MEMPHIS MERGERS

     In considering the recommendations of the Ampro Board of Directors with respect to the Ampro Merger, shareholders of Ampro should be aware that certain members of the Board of Directors and Ampro's management have interests which present them with actual or potential conflicts of interest. W. Jerome McGee and Harold N. McKinney, Directors of Ampro, Ampro's current Vice President and Secretary-Treasurer, respectively, and beneficial owners of 29.57% and 29.70% of the issued and outstanding Ampro Common Stock, respectively, will each enter into employment agreements (the "Employment Agreements") with Ampro immediately following the Ampro Merger. Mr. McGee and Mr. McKinney, however, will not serve as directors or as executive officers of Ampro following the Ampro Merger. Pursuant to the Employment Agreements, Mr. McGee and Mr. McKinney will each serve as a Senior Manager of Ampro on a majority-time basis for initial terms of two years each. Each of the Employment Agreements provides for a base salary of $125,000 and a bonus during the initial term of the Employment Agreement equal to a portion, to be allocated between and by Messrs. McGee and McKinney, of 50% of the net income of Ampro and Memphis, less $600,000 and certain other adjustments, for the twelve months ending December 31, 1996 and December 31, 1997.

     Mr. McGee, Mr. McKinney and John L. Maguire, each directors, officers and shareholders of Ampro, are also shareholders of Memphis, and Mr. McGee and Mr. McKinney are additionally officers and directors of Memphis. Memphis has entered into an Agreement and Plan of Merger (the "Memphis Merger Agreement") with Unison and Memphis Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of Unison. Pursuant to the Memphis Merger Agreement the approximately 35% equity interest held by Messrs. McGee, McKinney and Maguire will be converted into the right to receive pro rata portions of 19,000 shares of Unison Common Stock. Messrs. McGee, McKinney and Maguire will allow an option to acquire the remaining approximate 65% equity of Memphis to lapse. In the Memphis Merger Agreement, the 65% interest, held by William R. Seals, the president and manager of Memphis, will be converted into the right to receive cash in the estimated amount of $240,000 and a promissory note in the amount of $250,000 (subject to adjustment based on the Federal capital gains tax rate), bearing interest at the rate of 6% per annum and requiring a $200,000 principal installment on July 1, 1997 and a final principal installment on April 15, 1998 (both subject to adjustment as provided in the Memphis Merger Agreement).

     The Ampro Merger Agreement and the Memphis Merger Agreement are mutually contingent.

MATERIAL CONTRACTS BETWEEN UNISON, AMPRO AND MEMPHIS

     As of the date hereof, Ampro provides medical laboratory services to five Unison facilities in Texarkana, Texas. Unison and Memphis also are evaluating service of Unison facilities in Indiana by Memphis. No agreement, however, has been reached for such service, and the completion of such an agreement cannot be assured.

CERTAIN EFFECTS OF THE AMPRO AND MEMPHIS MERGERS

     As a result of the Ampro and Memphis Mergers, current shareholders of Ampro and Memphis will not have an opportunity to continue their equity interests in Ampro and Memphis as ongoing corporations, but (except for one Memphis shareholder) they will have an opportunity to participate in the earnings and growth of Unison through their receipt and ownership of shares of Unison Common Stock pursuant to the Ampro and Memphis Mergers.

     Upon consummation of the Ampro and Memphis Mergers, Unison will own all of the outstanding shares of Ampro and Memphis and will be entitled to all of the benefits and be subject to all the risks that will result from such ownership. Upon consummation of the Ampro Merger, Ampro shares will no longer be traded in the over-the-counter market and quoted on the OTC Bulletin Board.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Quarles & Brady, counsel to Unison, has given its opinion concerning certain tax consequences of the Ampro Merger, a copy of which has been filed as an Exhibit to the Registration Statement. The opinion does not address the federal income tax consequences applicable to special classes of taxpayers including, without limitation, foreign persons, tax-exempt entities, retirement plans, financial institutions, and persons who acquired their Ampro Shares pursuant to the exercise of employee options or otherwise as compensation. The opinion also does not address any state, local or foreign income, property, transfer or other tax consequences of the Ampro Merger. The tax opinion is based upon certain customary representations and assumptions (including satisfaction of the continuity of interest requirement). The obligation of the parties to consummate the Ampro Merger is not subject to the receipt of a tax opinion in respect thereof. No rulings have been or will be requested from the Internal Revenue Service as to the federal income tax consequences of the Ampro and Memphis Mergers. The opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service is not precluded from taking a different position. The opinion is based on the federal income tax laws in effect on the date of the opinion, and there can be no assurance that future legislation, regulations, administrative rulings or pronouncements or court decisions will not adversely affect the accuracy of the opinions contained therein.

     According to the opinion of Quarles & Brady, the Ampro Merger will qualify as a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and as a result thereof:

          (a) the Ampro Merger will not result in recognition of gain or loss by Unison, Labco or Ampro;

          (b) no gain or loss will be recognized by an Ampro shareholder who receives solely shares of Unison Common Stock in exchange for Ampro Shares;

          (c) the aggregate basis of the shares of Unison Common Stock received by an Ampro shareholder in the transaction (including any fractional share interest) will be the same as the basis of the Ampro Shares surrendered in exchange therefor;

          (d) the holding period of the shares of Unison Common Stock received by an Ampro shareholder in the exchange (including any fractional share interest) will include the holding period for the Ampro Shares exchanged therefor, provided the Ampro Shares are held as capital assets as of the effective time of the Ampro Merger;

          (e) an Ampro shareholder who receives cash in the Ampro Merger in lieu of fractional share interests in Unison Common Stock will be treated for federal income tax purposes as if the fractional shares were issued in the transaction and then redeemed by Unison. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Section 302(a) of the Code. An Ampro shareholder will recognize capital gain or loss thereon, provided the Ampro Shares surrendered for such fractional share interests are held as capital assets as of the effective time of the Ampro Merger, in an amount equal to the difference between the amount of cash received and the portion of such shareholder's adjusted tax basis in the Ampro Shares allocable to such fractional share interests. Such capital gain or loss will be long-term capital gain or loss if the holding period for such shares is more than one year.

     The following summary also discusses certain federal income tax consequences of the Ampro Merger and the Memphis Merger. This summary is provided for general information only and is also based upon the provisions of the Code, the applicable regulations thereunder, judicial authority and current administrative rulings and practices as of the date hereof.

     The applicable Treasury Regulations require an Ampro shareholder who receives shares of Unison Common Stock in the Ampro Merger to include in the shareholder's tax return for the taxable year in which the Ampro Merger occurs a complete statement of all facts pertinent to the shareholder's nonrecognition of gain or loss in the Ampro Merger, including the basis in the Ampro Shares surrendered in the Ampro Merger and the amount of shares of Unison Common Stock received in the Ampro Merger. In addition, the Ampro shareholder must keep permanent records in order to determine gain or loss on the subsequent disposition of the shares of Unison Common Stock received in the Ampro Merger.

     The Memphis Merger will not qualify as a reorganization for federal income tax purposes under Section 368(a) of the Code. Rather, the Memphis Merger will be treated for federal income tax purposes as a taxable purchase of the Memphis Shares by Unison (i) for Unison shares in the case of three Memphis shareholders, and (ii) for cash and a promissory note of Unison in the case of one Memphis shareholder. A Memphis shareholder who receives Unison shares or cash and a promissory note in the Memphis Merger will recognize capital gains or losses thereon, provided the Memphis Shares surrendered therefor are held as capital assets as of the effective time of the Memphis Merger, in an amount equal to the difference between the fair market value of the Unison shares or the amount of cash and the promissory note received, as the case may be, and such shareholder's adjusted basis in the Memphis Shares. Such capital gains or loss will be long-term capital gains or loss if the holding period for such shares is more than one year. The Memphis shareholder who receives cash and a promissory note should be entitled to use the installment method of accounting with respect to the sale of his Memphis Shares. No gain or loss will be recognized by Unison, Memco or Memphis in the Memphis Merger.

     Backup withholding at the rate of thirty-one percent (31%) may apply to the proceeds from the taxable sale, exchange or other disposition by an Ampro shareholder of Ampro Shares or fractional share interests of Unison Common Stock, or by a Memphis shareholder of Memphis shares, unless the shareholder is a corporation or other exempt recipient or provides certain certifications, including a correct taxpayer identification number. Backup withholding is not an additional tax; rather, the amount withheld is creditable against the shareholder's federal income tax liability.

     THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE DEPEND UPON EACH AMPRO OR MEMPHIS SHAREHOLDER'S PARTICULAR TAX STATUS, AND FURTHER DEPEND ON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT). ACCORDINGLY, EACH SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO SUCH SHAREHOLDER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN INCOME, PROPERTY, TRANSFER OR OTHER TAX LAWS.

RESALE OF UNISON COMMON STOCK

     The shares of Unison Common Stock to be issued to shareholders of Ampro and Memphis in the Ampro and Memphis Mergers have been registered under the Securities Act and may be freely traded by shareholders who, at the time of the Ampro/Memphis Special Meeting, are not "affiliates" of Ampro or Memphis (and are not affiliates of Unison at the time of a proposed resale).

     Under the Securities Act, Unison shares received by affiliates of Ampro or Memphis may be resold by them only (i) pursuant to a further registration under the Securities Act of the shares to be sold, (ii) in conformity with the resale provisions of Rule 145, or (iii) in accordance with another available exemption from the registration requirements. Unison's obligation to consummate the Ampro and Memphis Mergers is conditioned upon the receipt of an executed Affiliate Agreement to comply with such resale restrictions from each person who may be deemed to be an "affiliate" of Ampro and Memphis within the meaning of the Securities Act and Rule 145 and to whom shares of Unison Common Stock are issued in the Ampro and Memphis Mergers. An "affiliate" is defined under the rules promulgated pursuant to the Securities Act as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the company in question. For this purpose, Unison will treat each executive officer and each director of Ampro or Memphis as an "affiliate," and shares of Unison Common Stock issued to such persons in the Ampro and Memphis Mergers will be transferable only in compliance with the Affiliate Agreement. Unison is not obligated to register Unison Common Stock owned by affiliates of Ampro or Memphis under the Securities Act for resale. Those persons who have been identified as affiliates of Ampro or Memphis have been so advised.

ACCOUNTING TREATMENT

     The Agreements contemplate that the overall transaction comprised of the Ampro Merger and the Memphis Merger combined will be treated as a "pooling-of-interests" for accounting purposes.

                    THE AMPRO AND MEMPHIS MERGER AGREEMENTS

     The following is a summary of certain provisions of the Ampro Merger Agreement and the Memphis Merger Agreement, a copies of which are attached as Annex A and Annex B, respectively, to this Prospectus/Information Statement Supplement. Such summaries are is qualified in their entirety by reference to the full text of such Agreements. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Agreements, which are incorporated into this Prospectus/Information Statement Supplement by this reference.

GENERAL; EFFECTIVE TIME

     The Ampro Merger Agreement provides that, subject to the approval by the holders of a majority of Ampro's Shares outstanding on the Record Date, and upon the satisfaction or waiver of certain other conditions set forth in the Ampro Merger Agreement, Labco will be merged with and into Ampro, which will be the surviving corporation of the Ampro Merger and will become a wholly-owned subsidiary of Unison. At the Effective Time, each of the outstanding Ampro Shares, other than shares held by Ampro as treasury stock, will be converted into the right to receive the Ampro Merger Consideration upon surrender of the certificate representing such share. Cash will be paid in lieu of fractional shares of Unison Common Stock. At the Effective Time, each outstanding share of Common Stock of Labco will be converted into one share of Common Stock of the surviving corporation to the Ampro Merger.

     If the Ampro Merger Agreement is approved by the required vote of Ampro's shareholders and if the other conditions to the Ampro Merger are satisfied or waived, the Ampro Merger will become effective when Articles of Merger are filed with the Division of Corporations and Commercial Code of the State of Utah and the Labco Certificate of Merger is filed with the Secretary of the State of Delaware. It is expected that such Effective Time will be as soon as practicable after the approval and adoption of the Ampro Merger Agreement by Ampro's shareholders (subject to compliance with, or waiver of, the other conditions contained in the Ampro Merger Agreement).

     The Memphis Merger Agreement provides that Memco will be merged with and into Memphis (the "Memphis Merger") with Memphis being the surviving corporation, and each outstanding share of common stock of Memphis (the "Memphis Shares") will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that the 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option for the Memphis Shares owned by Mr. Seals which he gave to the other Memphis shareholders will be allowed to lapse unexercised. The Ampro Merger and the Memphis Merger are mutually contingent transactions.

     If the Memphis Merger Agreement is approved by the required vote of the Memphis shareholders and if the other conditions to the Memphis Merger are satisfied or waived, the Memphis Merger will become effective when Articles of Merger are filed with the Secretary of State of the State of Tennessee and the Memco Certificate of Merger is filed with the Secretary of State of the State of Delaware. It is expected that such Effective Time will be as soon as practicable after the approval and adoption of the Memphis Merger Agreement by the Memphis shareholder (subject to compliance with, or waiver of, the other conditions contained in the Memphis Merger Agreement).

REQUIRED VOTE

     Under Ampro's Articles of Incorporation, as amended, and the URBCA, the Ampro Merger will be approved if it receives the affirmative vote of the holders of at least a majority of the outstanding Ampro Shares. Similarly, under the Memphis Articles of Incorporation, as amended, and the Tennessee Business

Corporation Act, the Memphis Merger will be approved if it receives the affirmative vote of the holders of at least a majority of the Memphis Shares. No vote of Unison stockholders is required, or will be sought, to consummate the transaction.

     As of both June 5, 1996, the last trading day prior to the announcement by Unison of the proposed Ampro and Memphis Mergers, and the date hereof, the Ampro and Memphis directors and officers and their affiliates owned beneficially or of record 89% of the outstanding Ampro Shares and 100% of the Memphis Shares entitled to vote at the Ampro/Memphis Special Meeting. See "Principal Shareholders of Ampro and Memphis." All of such persons have indicated that they intend for vote for the Ampro and Memphis Mergers, so approval by the Ampro and Memphis shareholders is assured. The directors and executive officers of Unison and their affiliates beneficially own no such Shares, and Unison and its subsidiaries own no such Shares.

EXCHANGE OF SHARES

     Promptly after the effective time of the Ampro and Memphis Mergers, Harris Trust and Savings Bank, the Exchange Agent under the Ampro and Memphis Merger Agreements (the "Exchange Agent"), will mail to each record holder of an outstanding certificate or certificates which immediately prior to the effective time represented outstanding Ampro Shares (the "Certificates"), other than holders who have perfected their dissenters' rights as described herein (see "Rights of Dissenting Shareholders"), a form of letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Unison Common Stock plus cash in lieu of fractional shares. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificate will be entitled to receive in exchange therefor that number of whole shares of Unison Common Stock into which such holder's shares of Ampro Common Stock or Memphis Common Stock were converted and, if applicable, payment for any fractional shares in cash (without interest) in an amount equal to the Unison/Ampro Average Closing Price multiplied by the fraction of a share of Unison Common Stock the holder would otherwise be entitled to receive. Until so surrendered for exchange, each Certificate shall represent for all purposes solely the right to receive the Merger Consideration, without any interest thereon.

CONDITIONS OF THE AMPRO AND MEMPHIS MERGERS

     The Ampro and Memphis Mergers will occur only if the Ampro and Memphis Merger Agreements are approved at the Ampro/Memphis Special Meeting by the required vote of the shareholders of Ampro and Memphis, respectively, in accordance with applicable law. In addition, the obligations of Unison, on the one hand, and of Ampro and Memphis, on the other, to consummate the transactions contemplated by the Ampro and Memphis Merger Agreements are subject to the satisfaction of certain conditions (any of which may be waived by the party or parties entitled to the benefit thereof), including (i) the absence of any order or injunction directing that the transactions contemplated by the Ampro and Memphis Merger Agreements not be consummated, (ii) the receipt of all necessary governmental consents and approvals required for consummation of the Ampro and Memphis Mergers and the transactions contemplated hereby, (iii) the continued effectiveness of the registration statement covering the shares of Unison Common Stock to be issued pursuant to the Ampro and Memphis Mergers and the absence of any stop order by the Commission with respect thereto, (iv) the approval for listing on the Nasdaq National Market of the shares of Unison Common Stock to be issued pursuant to the Ampro and Memphis Mergers, (v) the accuracy of the representations and warranties of each party to the Ampro and Memphis Merger Agreements, (vi) the performance by the other party in all material respects of all obligations required to be performed by it under the Ampro and Memphis Merger Agreements, (vii) in the case of the Ampro Merger Agreement, there not being more than five percent of the Ampro Shares (i.e., by holders of not more than 510,000 Ampro Shares) dissenting to the Ampro Merger under the URBCA,
(viii) the receipt of certain tax and securities representation letters by affiliates of Ampro and Memphis, and (ix) the receipt of certain customary closing certificates and legal opinions.

     Except as described above, Ampro and Memphis are not aware of any license or regulatory permit that is material to their business that might be adversely affected by the Ampro and Memphis Mergers, nor of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required prior to the Ampro and Memphis Mergers, other than certain filings under the state securities laws required for the registration of the Unison Common Stock to be issued pursuant to the Ampro and Memphis Mergers.

REPRESENTATIONS AND WARRANTIES

     The Ampro and Memphis Merger Agreements contain representations, warranties, covenants and agreements by each of the parties regarding, among other things, their organization, authority to enter into the transaction, and requisite consents and approvals. In addition, Ampro and Memphis make certain representations and warranties regarding, among other things, their respective capitalization, litigation, employment agreements, employee benefit plans, tax matters, compliance with applicable laws, title to properties and environmental matters. The representations and warranties of each of the parties to the Ampro and Memphis Merger Agreements will expire on consummation of the Ampro and Memphis Mergers.

COVENANTS

     Ampro and Memphis have each agreed that pending the Ampro and Memphis Mergers they will conduct their business in the ordinary course, seek to preserve their current business organization, seek to keep available the services of their current officers and employees and seek to preserve their relationships with customers and suppliers. In addition, Ampro and Memphis have each agreed to a number of specific limitations respecting their activities prior to the effective time of the Ampro and Memphis Mergers. Except as contemplated by or provided in the Ampro and Memphis Merger Agreements or as otherwise agreed by Unison, Ampro and Memphis have each promised that they will not, among other things: change its authorized or issued capital stock, including through a grant of a stock option or other right to purchase shares of capital stock, through issuance of a security convertible into such capital stock or grant of registration rights, the purchase, redemption, retirement or acquisition of any shares of any such capital stock or the declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; amend their Articles of Incorporation of Bylaws; pay any bonuses, or increase salaries or other compensation to any employee, or enter into any employment, severance, or similar contract with any director, officer, or employee other than in the ordinary course of business; adopt or increase the payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees; sell (other than sales of inventory in the ordinary course of business), lease, or otherwise dispose of any asset or property or mortgage, pledge, or allow the imposition of any lien or other encumbrance on any material asset or property; or change their accounting methods.

NO SOLICITATION

     The Ampro and Memphis Merger Agreements provide that Ampro, Memphis and their officers may not initiate or continue discussions or negotiations in respect of any of the following events (a "Third Party Acquisition"): (i) the acquisition of Ampro or Memphis by merger, consolidation or other business combination transactions by anyone other than Unison or its affiliates (a "Third Party"); (ii) the acquisition by any Third Party of, or any divestiture or other transaction resulting in Ampro or Memphis owning less than, fifty percent (50%) or more (in book value or market value) of its total assets as of the date of the Ampro and Memphis Merger Agreements; (iii) the acquisition by a Third Party of fifty percent (50%) or more of the outstanding shares of Ampro or Memphis, whether by tender offer, exchange offer or otherwise; or (iv) the adoption by Ampro or Memphis of a plan of liquidation or recapitalization or the declaration of payment of any extraordinary dividend. Ampro and Memphis may, however, furnish information and access in response to requests that were not solicited by Ampro or Memphis after the date of the Ampro and Memphis Merger Agreements and may participate in discussions and negotiate with such entities or groups concerning any merger, sale of assets, sales of stock or similar transactions involving Ampro or Memphis if the affected company's Board of Directors determines, in its good faith reasonable judgment after consultation with counsel, that failing to take such action would be a breach of the Board of Directors' fiduciary duties to its shareholders. Additionally, Ampro's Board of Directors may take and disclose to Ampro shareholders a position contemplated by Commission rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") with respect to a tender offer for Ampro Shares. No requests for information or sale discussions with any Third Party have occurred since the date of the Ampro and Memphis Merger Agreements and prior to the date of this Prospectus/Information Statement Supplement.

AMENDMENT

     Subject to the provisions of applicable law, the Ampro and Memphis Merger Agreements may be amended by the written agreement of the parties at any time prior to the Effective Time.

TERMINATION

     The Ampro Merger Agreement may be terminated and the Ampro Merger may be abandoned at any time prior to the effective time of the Ampro Merger by the mutual written consent of Unison and Ampro. In addition, the Ampro Merger Agreement may be terminated:

          (i) by Unison if the Unison/Ampro Average Closing Price is greater than $15.00 or by Ampro if the Unison/Ampro Average Closing Price is less than $11.00;

          (ii) by either Unison or Ampro if the closing shall not have taken place on or prior to October 30, 1996;

          (iii) by either Unison or Ampro if a material breach of any provision of the Ampro Merger Agreement has been committed by the other party and such breach has not been waived;

          (iv) by either Unison or Ampro if the other party's conditions to closing have not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible and such condition has not been waived;

          (v) by Unison or Ampro if the Board of Directors of Ampro withdraws or materially modifies or changes its favorable recommendation of the Ampro Merger Agreement or the Ampro Merger, provided that Ampro may terminate on this basis only if there exists at such time a proposal for a Third Party Acquisition and the Ampro Board of Directors determines that the failure to take such action would be a breach of its fiduciary duties to the Ampro shareholders or other constituencies under applicable law, and provided that Ampro has reimbursed Unison for its Ampro Merger related expenses in an amount not to exceed $100,000; or

          (vi) by mutual consent of Unison and Ampro.

     Ampro may elect not to terminate the Ampro Merger Agreement even if the Unison/Ampro Average Closing Price falls below $11.00 per share. In determining whether to elect to terminate the Ampro Merger Agreement in these circumstances, Ampro's Board of Directors will take into account, consistent with its fiduciary duties, all relevant facts and circumstances existing at the time, including, without limitation, the market for reference laboratory stocks in general, the relative value of Unison Common Stock in the market and the advice of its advisors and legal counsel. By approving the Ampro Merger Agreement, Ampro shareholders would permit the Board of Directors of Ampro to determine, in the exercise of its fiduciary duties, to proceed with the Ampro Merger even though the Unison/Ampro Average Closing Price was below $11.00 per share.

     Similarly, the Memphis Merger Agreement may be terminated and the Memphis Merger may be abandoned at any time prior to the effective time of the Memphis Merger by the mutual written consent of Unison and Memphis. In addition, the Memphis Merger Agreement may be terminated:

          (i) by either Unison or Memphis if the closing shall not have taken place on or prior to October 30, 1996;

          (ii) by either Unison or Memphis if a material breach of any provision of the Memphis Merger Agreement has been committed by the other party and such breach has not been waived;

          (iii) by either Unison or Memphis if the other party's conditions to Closing have not been satisfied as of the closing date or if satisfaction of such a condition is or becomes impossible and such condition has not been waived;

          (iv) by Unison or Memphis if the Board of Directors of Memphis withdraws or materially modifies or changes its favorable recommendation of the Memphis Merger Agreement or the Memphis Merger, provided that Memphis may terminate on this basis only if there exists at such time a proposal for a Third Party Acquisition and the Memphis Board of Directors determines that the failure to take such action would be a breach of its fiduciary duties to the Ampro shareholders or other constituencies under applicable law, and provided that Ampro has paid Unison for its Memphis Merger related expenses in an amount not to exceed $50,000; or

          (v) by mutual consent of Unison and Memphis.

EXPENSES

     The Ampro Merger Agreement provides that if it is terminated because the Ampro Merger has not become effective prior to October 30, 1996, or if it is terminated by either party because Ampro's Board of Directors has withdrawn its favorable recommendation of the Ampro Merger, and within nine months thereafter a Third Party Acquisition occurs or there is a letter of intent or public announcement of intent to effect a Third Party Acquisition, or if any person or group effects a tender or exchange offer which will result in such persons or group owning more than twenty percent (20%) of the outstanding Ampro Shares or substantially all of the assets of Ampro for a consideration greater than the consideration to be received in the Ampro Merger, Ampro is required to pay Unison's Ampro Merger related expenses up to $100,000. The Memphis Merger Agreement includes a similar provision, but its limit on repayment of Unison expenses is $50,000.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     Pursuant to Sections 16-10a-1301 through 16-10a-1331 of the URBCA, copies of which are attached to this Prospectus/Information Statement Supplement as Annex C, shareholders of Ampro may dissent from, and obtain payment of the fair value of their Ampro Shares in the event of the consummation of the Ampro Merger. An Ampro shareholder who wishes to assert dissenters' rights in connection with the Ampro Merger must: (i) deliver to Ampro, before a vote is taken with respect to the Ampro Merger, written notice of the shareholder's intent to demand payment for the shareholders' Ampro Shares if the Ampro Merger is effectuated; and (ii) not vote in favor of the Ampro Merger.

     If the Ampro Merger is authorized at the Ampro Special Meeting and if the other conditions of the Ampro Merger are satisfied or waived, Ampro will deliver a written dissenters' notice to all Ampro shareholders who have satisfied the requirements described above to assert those rights. Ampro will send the dissenters' notice no later than ten days after the Ampro Merger is effectuated.

     The dissenters' notice delivered by Ampro will: (i) state that the Ampro Merger was authorized and the effective date of the Ampro Merger; (ii) state an address at which Ampro will receive payment demands and an address at which certificates for Ampro Shares must be deposited; (iii) include a form for demanding payment; and (iv) set a date by which Ampro must receive the payment demand and by which certificates for Ampro Shares must be deposited at the address for such deposits in the dissenters' notice, which dates may not be fewer than 30 days nor more than 70 days after the date the dissenter's notice is given. Additionally, Ampro may require that when a record holder of Ampro Shares dissents with respect to the shares held by any one or more beneficial holders of Ampro Shares, each beneficial holder of Ampro Shares must certify to Ampro that both such beneficial owner and the record holder of Ampro Shares beneficially owned by such beneficial owner have asserted dissenters' rights as to all the Ampro Shares. If Ampro so requires, the dissenter's notice will state this requirement. The dissenter's notice will include a copy of URBCA Sections 16-10a-1301 through 16-10a-1331.

     An Ampro shareholder to whom a dissenter's notice is sent must: (i) demand payment on the form provided and within the time period set forth in the dissenter's notice; (ii) deposit certificates for Ampro Shares in accordance with the terms of the dissenter's notice; and (iii) if required by Ampro, certify in writing whether the dissenting Ampro Shares were acquired before the date of the first announcement to news media or to Ampro shareholders of the terms of the Ampro Merger. A shareholder of Ampro who demands payment as described above retains all rights of a shareholder of Ampro except the right to transfer the shares until the effective time of the Ampro Merger and thereafter has only the right to receive the fair value of his or her Ampro Shares.

     A SHAREHOLDER OF AMPRO WHO DOES NOT DEMAND PAYMENT AND DEPOSIT CERTIFICATES AS REQUIRED IS NOT ENTITLED TO PAYMENT UNDER URBCA SECTIONS 16-10A-1301 THROUGH 16-10A-1331.

     Since all of the shareholders of Memphis have indicated that they intend to vote in favor of the Memphis Merger Agreement, they will not be entitled to dissenters' rights under applicable law.

                        UNISON, AMPRO AND MEMPHIS SHARES

UNISON COMMON STOCK

     For a description of Unison Common Stock and Unison's authorized but unissued preferred stock, see "Description of Unison Capital Stock" in the Prospectus/Proxy and Information Statement.

     For information as to market prices of and dividends on Unison Common Stock, see "Summary -- Market Price Data" in this Prospectus/Information Statement Supplement and "Description of Unison Capital Stock -- Market Price Data" in the Prospectus/Proxy and Information Statement. On June 5, 1996, the last trading day prior to the announcement by Unison of the proposed Ampro and Memphis Mergers, the closing sale price of Unison Common Stock was $14.00, and the closing bid and asking price for Ampro Common Stock was $0.125 and $0.625, respectively. On September 17, 1996, the closing sale price of Unison Common Stock was $13.25, and the closing bid and asking price for Ampro Common Stock was $0.125 and $0.625, respectively.

AMPRO SHARES

     Shares of Ampro are traded over-the-counter and are quoted on the OTC Bulletin Board (under the symbol APRH). To Ampro's knowledge, no dealer makes a market in Ampro's Shares. Quotes for Ampro Shares on the OTC Bulletin Board are infrequent and do not constitute an established market for Ampro Shares. Ampro has not paid any dividends on its Common Stock. The Ampro Merger Agreement provides that Ampro will not declare payment of any extraordinary dividend.

MEMPHIS SHARES

     There is no trading in or market for the Memphis Shares. Memphis did not pay any dividends in 1993, 1994 or 1995. The Memphis Merger Agreement provides that Memphis will not declare payment of any extraordinary dividend.

                        COMPARISON OF SHAREHOLDER RIGHTS

     Unison is incorporated in the State of Delaware under the Delaware General Corporation Law ("DGCL"), Ampro is incorporated in the State of Utah under the URBCA and Memphis is incorporated in the State of Tennessee under the Tennessee Business Corporation Act ("TBCA"). Ampro and Memphis shareholders will, upon consummation of the Ampro and Memphis Mergers, become shareholders of Unison and their rights will be governed by Unison's Amended Certificate of Incorporation (the "Unison Certifi cate") cate") and By-laws (the "Unison By-laws"). Neither the directors nor the executive officers of Unison will change as a result of the transaction.

     Certain material differences between the rights of stockholders of Unison and shareholders of Ampro and Memphis are set forth below. This summary is not intended to be relied upon as an exhaustive list or detailed description of the provisions discussed and is qualified entirely by the DGCL, the URBCA, the TBCA, the Unison Certificate, Unison By-laws, the Ampro Articles of Incorporation, as amended (the "Ampro Articles"), the Ampro By-laws (the "Ampro By-laws"), the Memphis Charter of Incorporation (the "Memphis Charter") and the Memphis By-laws (the "Memphis By-laws") to which Ampro and Memphis shareholders are referred.

AUTHORIZED SHARES OF CAPITAL STOCK

     The Unison Certificate authorizes the issuance of (i) 10,000,000 shares of Common Stock, par value $.001 per share, (ii) 1,000,000 shares of Preferred Stock, $.001 par value per share, none of which have been issued. As of August 31, 1996, there were outstanding (a) 3,989,815 shares of Unison Common Stock, and (b) employee options to purchase an aggregate of 292,012 shares of Common Stock. While the Ampro Merger Agreement will not require a vote by the stockholders of Unison, Unison will seek stockholder approval at a special meeting of Unison stockholders to increase the number of authorized shares of Unison Common Stock from 10,000,000 to 25,000,000. See "The Certificate Amendment."

     The authorized capital stock of Ampro consists of 50,000,000 shares of
Common Stock, $.001 par value. As of the Record Date (            , 1996),
10,200,000 shares of Common Stock of Ampro were issued and outstanding.

     The authorized capital stock of Memphis consists of 1,000 shares, with no par value. As of the Record Date, 1,000 shares of Memphis common stock were issued and outstanding.

     Based upon the number of shares outstanding as noted above and the number of shares of Unison Common Stock to be issued in the Ampro and Memphis Mergers, upon consummation of the Ampro and Memphis Mergers former shareholders of Ampro and Memphis are expected to own approximately 11.9% of the outstanding Unison Common Stock immediately after the Ampro and Memphis Mergers (approximately 8.9% if the Signature Mergers are also consummated -- see "Recent and Pending Acquisitions and Other Commitments" in the Prospectus/Proxy and Information Statement).

CERTAIN CHARTER AND BY-LAW PROVISIONS

     Although it is not practical to compare all of the provisions of the Unison Certificate and the Unison By-laws with the Ampro Articles and Ampro By-laws and with the Memphis Charter and Memphis By-laws, the following is a summary of a comparison of certain provisions which may be important to Ampro Shareholders.

DIRECTORS

     Unison. The Unison Certificate provides that the Board of Directors of Unison shall consist of not less than three nor more than eleven directors (subject to any rights of the holders of shares of any series of Unison Preferred Stock to elect additional directors), with the number of directors currently being fixed at nine. The exact number of directors within such range may be changed from time-to-time by an amendment to the Unison By-laws duly adopted in accordance with the Unison Certificate.

     The Unison Certificate provides for a classified Board of Directors. The Board of Directors is divided into three classes, designated as Class I, Class II and Class III Directors. Directors are elected for terms of three years. The Unison Certificate does not provide for cumulative voting. Cumulative voting for the election of directors is not required by the DGCL. Accordingly, the holders of a majority of the outstanding shares of Unison Common Stock may elect all of the directors of Unison.

     Subject to the rights of any series of Preferred Stock, the Unison Certificate and Unison By-laws provide that any vacancies existing on the Board of Directors, as well as any newly created directorships resulting from any increase in the number of directors, shall be filled only by the Board of Directors, acting by a majority of the directors then in office although less than a quorum, and any directors so chosen shall hold office for a term coinciding with the term of the class for which such director shall have been chosen and until their successors shall be elected and qualified. The Unison By-laws provide that, subject to the rights of any series of Preferred Stock, directors can be removed only for cause.

     Ampro. The Ampro Articles provide that the Board of Directors of Ampro will consist of no less than two nor more than five directors, with the number of directors currently being fixed at three. The exact number of directors within the range may be changed from time-to-time by an amendment to the Ampro By-laws.

     The Ampro Articles do not provide for cumulative voting. Pursuant to the Ampro By-laws, any vacancies on the Board of Directors may be filled by the remaining directors (though less than a quorum) until the next election of directors by the shareholders.

     Memphis. The Memphis By-laws provide for a Board of Directors consisting of three directors. They also provide for cumulative voting for directors.

SPECIAL MEETINGS OF SHAREHOLDERS; SHAREHOLDER ACTION BY WRITTEN CONSENT

     Unison. Under the Unison Certificate and Unison By-laws and subject to the rights of the holders of any series of Unison Preferred Stock, stockholders may not call a special meeting of stockholders. Special meetings of the stockholders may only be called by the Chairman of the Board, the President, a majority of the Board of Directors or by the President when requested in writing by stockholders owning twenty-five percent (25%) or more in amount of the capital stock issued and outstanding and entitled to vote.

     The DGCL provides that, unless specially prohibited by the certificate of incorporation, any action required or permitted to be taken by the stockholders of a corporation may be taken without a meeting, without prior notice and without a stockholder vote, if a written consent or consents setting forth the action to be taken is signed by the holders of outstanding shares of capital stock having the requisite number of votes that would be necessary to authorize or take such action at a meeting of stockholders. The Unison Certificate expressly provides that no action shall be taken by the stockholders of Unison except at an annual or special meeting of stockholders, and no action may be taken by the written consent of the stockholders.

     Ampro. Under the Ampro By-laws and the URBCA, special meetings of the shareholders may be called by either the President or the Board of Directors and must be called by the President at the request of the holders of at least 1/3 of the outstanding shares entitled to vote at the meeting. Shareholders may take action without a meeting if a written consent is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     Memphis. Under the Memphis By-laws, special meetings of the shareholders may be called by either the President or the Board of Directors and must be called by the President at the request of the holders of not less than sixty percent (60%) of the outstanding shares entitled to vote at the meeting. Shareholders may take action without a meeting if a written consent is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

CERTAIN BUSINESS COMBINATIONS

     Unison. The Unison Certificate provides that certain mergers, consolidations, sales or other transfers of assets of, issuances or reclassification of securities of, or adoptions of, plans of liquidation by, Unison (individually, a "Business Combination") must be approved by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the outstanding stock, voting as a single class, when such action involves a person (an "Interested Person") who, together with all affiliates or associates of such Interested Person, beneficially owns five percent (5%) or more of the voting power of the outstanding stock, excluding any person, firm or corporation which owned, beneficially or of record, twenty-five percent (25%) or more of any class of voting securities of Unison on or before August 10, 1995. Such stockholder vote is not required if the Business Combination is approved in writing by resolution of the

Continuing Directors (as defined in the Unison Certificate). The Ampro and Memphis Mergers are not a Business Combination and are not subject to this provision.

     The affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) or more of the voting power of the then outstanding shares of Unison Voting Stock, voting as a single class, is required to amend, alter or repeal the foregoing provisions of the Unison Certificate relating to certain business combinations.

     Ampro and Memphis. Neither Ampro nor Memphis have any provisions in their charter documents or by-laws regarding business combinations.

CERTAIN STATUTORY PROVISIONS

     In addition to the changes described above in respect of the charters and by-laws of Unison, Ampro and Memphis, the Ampro and Memphis Mergers will effect several changes in the rights of holders of Ampro Shares and the Memphis Shares as a result of differences between the corporate laws of the states of Delaware, Utah and Tennessee. The following discussion summarizes certain of the principal differences affecting the rights of holders of Ampro Shares and the Memphis Shares. This summary does not purport to be a complete statement of differences affecting such shareholders' rights under the URBCA, the TBCA and the DGCL and is qualified in its entirety by reference to the provisions thereof.

     Voting Rights with Respect to Extraordinary Corporate Transactions

     DELAWARE. Approval of mergers and consolidations and sales, leases or exchanges of all or substantially all of the property or assets of a corporation, requires the affirmative vote or consent of the holders of a majority of the outstanding shares entitled to vote, except that, unless required by the certification of incorporation, no vote of stockholders of the corporation surviving a merger is necessary if: (i) the merger does not amend the certificate of incorporation of the corporation; (ii) either no common stock of the corporation and no securities or obligations convertible into common stock are to be issued in the merger; (iii) or the common stock to be issued in the merger plus that initially issuable on conversion of other securities issued in the merger does not exceed 20% of the common stock of the corporation outstanding immediately before the merger.

     UTAH. A merger, share exchange or sale of all or substantially all of the assets of a corporation (other than in the ordinary course of the corporation's business) requires the approval of a majority (unless the articles of incorporation, the by-laws or a resolution of the board of directors requires a greater number) of the outstanding shares of the corporation (voting in voting groups, if applicable). No vote of the shareholders of the surviving corporation in a merger is required if: (i) the articles of incorporation of the surviving corporation will not be changed; (ii) each shareholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and relative rights, immediately after the merger;
(iii) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iv) the number of participating shares (shares that entitle their holders to participate without limitation in distributions) outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger (either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger), will not exceed by more than 20% the total number of participating shares of the surviving corporation outstanding immediately before the merger.

     TENNESSEE. The sale, lease, exchange or disposal of all, or substantially all, of the assets of a Tennessee corporation, not in the ordinary course of business, as well as any merger, consolidation, or share exchange, generally must be recommended by the board of directors and approved by the vote of a majority of the shares entitled to vote on such matters. Under Tennessee law, the vote of the shareholders of a corporation surviving a merger is not required if: (i) shareholders of the surviving corporation who held shares before the merger will hold the same number of shares, with identical rights, immediately after the merger; (ii) the number of voting shares outstanding immediately after the merger plus the number of shares to be issued in the merger do not exceed 20% of the total number of voting shares of the surviving corporation outstanding immediately before the merger; and (iii) the merger effects no material amendments to the charter of the surviving corporation.

     Consent to Action without a Meeting

     DELAWARE. Unless otherwise provided in the certificate of incorporation, action requiring the vote of stockholders may be taken without a meeting, without prior notice and without a vote, by the written consent of stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote were present and acted. The Unison Certificate currently prohibits action by written consent of the stockholders.

     UTAH. Unless otherwise provided in the articles of incorporation, action requiring the vote of shareholders may be taken without a meeting and without prior notice by one or more written consents of the shareholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voted (if shareholder action is by less than unanimous written consent, notice shall be provided to the shareholders who did not consent at least ten days before the consummation of the transaction, action or event authorized by the shareholders). In addition, any written consent for the election of directors must be unanimous, and the shareholders of any corporation in existence prior to July 1, 1992 are required to adopt a resolution permitting action by less than unanimous written consent (otherwise, the shareholders are only permitted to act by unanimous written consent).

     TENNESSEE. Tennessee law provides that, unless otherwise provided in the charter, shareholders may execute an action by written consent in lieu of a meeting of shareholders. The Memphis Charter does not prohibit action by written consent.

     Dissenters' Rights

     DELAWARE. Stockholders are entitled to demand appraisal of their shares in the case of mergers or consolidations, except where: (i) they are stockholders of the surviving corporation and the merger did not require their approval under the DGCL; (ii) the corporation's shares are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc.; or (iii) the corporation's shares are held of record by more than 2,000 stockholders. Appraisal rights are available in either (i), (ii) or (iii) above, however, if the stockholders are required by the terms of the merger or consolidation to accept any consideration other than (a) stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of another corporation which are either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by The National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) any combination of the foregoing. Appraisal rights are not available in the case of a sale, lease, exchange or other disposition by a corporation of all or substantially all of its property and assets.

     UTAH. In connection with a merger, share exchanges or sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation (other than in the ordinary course of the corporation's business), a dissenting shareholder, after complying with certain procedures, is entitled to payment from the corporation of the fair value of the shareholder's shares. The fair value is estimated by the corporation. However, if the shareholder is unwilling to accept the corporation's estimate, the shareholder may provide the corporation with an estimate of the fair value and demand payment of that amount. If the corporation is unwilling to pay that amount, the corporation shall apply for judicial determination of the fair value. Unless the articles of incorporation, by-laws or a resolution of the board of directors provide otherwise, shareholders are not entitled to dissenters' rights when the shares are listed on a national securities exchange or the Nasdaq National Market, or are held of record by more than 2,000 holders. However, this exception does not apply if, pursuant to the corporate action, the shareholder will receive anything except: (i) shares of the surviving corporation; (ii) shares of a corporation that is or will be listed on a national securities exchange, the Nasdaq

National Market, or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing.

     TENNESSEE. Although dissenters' rights are provided under Tennessee law, the Memphis Merger Agreement has received the unanimous consent of the Memphis shareholders. In connection with a merger, share exchange, sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business or certain charter amendments which materially and adversely affect rights of shareholders, shareholders may, by complying with Chapter 23 of Title 48 of the TBCA, be entitled to exercise dissenters' rights as described therein. To exercise dissenters' rights: (i) the shareholder must deliver to the corporation, before a vote is taken on the proposed corporate action, written notice of intent to demand payment; and (ii) the shareholder must not vote in favor of the merger (or other corporate action triggering such rights). Within 10 days following the earlier to occur of (i) the approval of the merger or (ii) the actual merger, the corporation is required to mail to each holder of shares of the corporation who has satisfied the foregoing requirements paragraph a written dissenters' notice which sets forth, among other things: (i) where demand for payment must be sent and where and when certificates for certificated shares must be deposited; (ii) information to holders of uncertificated shares stating to what extent transfer of the shares will be restricted after the payment demand is received; (iii) a form for demanding payment which includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires the person asserting dissenters' rights to certify whether or not he or she acquired beneficial ownership of the shares before that date; and (iv) a date by which the corporation must receive a payment demand, which date may not be fewer than one month nor more than two months after the date on which the notice is delivered.

     A shareholder who receives the dissenters' notice must demand payment for his or her shares, certify whether he or she acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice, and deposit his or her certificates in accordance with the terms of the notice or lose the right to demand payment for his or her shares. A demand for payment by a dissenting shareholder may not be withdrawn, unless the corporation consents to such request for withdrawal. Upon the later to occur of (i) the merger or (ii) its receipt of a demand for payment, the corporation shall make payment to each dissenting shareholder who has complied with the requirements of the TBCA the amount the corporation estimates to be the fair market value of the shares, plus accrued interest. The payment shall be accompanied by the corporation's balance sheet as of the end of the most recent fiscal year, an income statement for that year, a statement of changes in stockholders' equity for that year, and the latest interim financial statements available, if any, along with a statement of the corporation's estimate of the fair value of the shares, a statement of the dissenting shareholder's right to demand payment of his or her own estimate of his or her shares if he or she is dissatisfied with the payment offered, and certain other matters.

     A dissenting shareholder may notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment therefor: (i) if the dissenting shareholder believes that the amount paid or offered by the corporation is less than the fair value of the shares or that the interest due was incorrectly calculated; (ii) if the corporation fails to make payment of the amount such dissenting shareholder believes is due within two months after the date set for demanding payment; and
(iii) under certain other circumstances. If such demand for payment remains unsettled for two months after the corporation receives the demand for payment, the corporation is required to bring an action in a Tennessee court to determine the fair value of the shares and accrued interest.

     Dividends

     DELAWARE. Dividends may be paid either (i) out of surplus (the excess at any time of the net assets of the corporation over the amount of its capital), or (ii) in case there is no surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or its net profits for the preceding fiscal year.

     UTAH. A corporation is prohibited from making a distribution to its shareholders if, after giving effect to the distribution, the corporation would not be able to pay its debts as they became due in the usual course of business, or the corporation's total assets would be less than its total liabilities (plus any amounts necessary to satisfy any preferential rights).

     TENNESSEE. The TBCA generally allows a Tennessee corporation, subject to any restrictions set forth in its charter, to declare and pay a dividend on the corporation's stock so long as, after giving the effect to the dividends, the corporation is able to pay its debts as they become due in the usual course of business and the corporation's total assets would be more than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolutions of shareholders whose preferential rights are superior to those receiving a dividend.

     Inspection of Books and Records

     DELAWARE. Any stockholder of record, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose, the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom.

     UTAH. Upon providing the corporation with a written demand at least five business days before the date the shareholder wishes to make an inspection, a shareholder and his agent and attorneys are entitled to inspect and copy, during regular business hours, (i) the articles of incorporation, by-laws, minutes of shareholders meetings for the previous three years, written communications to shareholders for the previous three years, names and business addresses of the officers and directors, the most recent annual report delivered to the State of Utah, and financial statements for the previous three years, and (ii) if the shareholder is acting in good faith and for a proper purpose, excerpts from the records of the board of directors and the shareholders (including minutes of meetings, written consents and waivers of notices), accounting records and shareholder lists.

     TENNESSEE. Any stockholder of a Tennessee corporation has the right to inspect and copy to corporation's charter, by-laws, minutes of the proceedings of shareholders and certain communications with shareholders and other documents and, in certain circumstances, may inspect and copy the corporation's books of account and stock ledger and demand a statement of the corporation's affairs.

     Derivative Suits

     DELAWARE. The plaintiff must have been a stockholder of the corporation at the time of the transaction of which he complains or his stock thereafter must have devolved upon him by operation of law.

     UTAH. A person may not commence a derivative action unless the person was a shareholder of the corporation at the time when the transactions complained of occurred (unless the person became a shareholder through transfer by operation of law from a person who was a shareholder at that time). The complaint must be verified and allege with particularity (i) the demand made on the board of directors and that either the demand was refused or ignored by the board of directors, or (ii) if no demand was made on the board of directors, why the person did not make the demand. If a court finds that a proceeding was commenced without reasonable cause, the court may require the plaintiff to pay the defendant's reasonable expenses, including counsel fees.

     TENNESSEE. A person may not commence a derivative action unless the person was a shareholder of the corporation when the transaction complained of occurred (unless the person became a shareholder through transfer by operation of law from a person who was a shareholder at that time. The complaint must be verified and allege with particularity the demand made, if any, to obtain action by the board of directors and either that the demand was refused or ignored by the board or why the shareholder did not make the demand. A derivative action may not be discontinued or settled without the court's approval. The court may require the plaintiff to pay the defendant's reasonable expenses if the court determines that the action was commenced without reasonable cause.

     Special Meetings of Stockholders and Shareholders

     DELAWARE. Stockholders generally do not have the right to call meetings of stockholders unless such right is granted in the certificate of incorporation or by-laws. However, if a corporation fails to hold its annual meeting within a period of 30 days after the date designated therefor, or if no date has been designated for a period of 13 months after its last annual meeting, the Delaware Court of Chancery may order a meeting to be held upon the application of a stockholder.

     UTAH. Special meetings of the shareholders may be called by: (i) the board of directors; (ii) the person or persons authorized by the by-laws to call a special meeting; or (iii) the holders of shares representing at least 10% of all vote entitled to be cast on any issue proposed to be considered at the special meeting. The corporation shall give notice of the date, time and place of the meeting no fewer than ten and no more than 60 days before the meeting (unless otherwise required by law or the articles of incorporation). Notice of a special meeting must include a description of the purposes for which the special meeting is called.

     TENNESSEE. The TBCA provides that special meetings of shareholders may be called by the board of directors and, unless the charter provides otherwise, by the holders of at least 10% of the shares entitled to vote at the meeting who sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

     Amendments to Charter

     DELAWARE. Amendments to the certificate of incorporation require the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, except that if the certificate of incorporation requires the vote of a greater number or proportion of the directors or of the holders of any class of stock than is required by the DGCL with respect to any matter, the provision of the certificate of incorporation may not be amended, altered or repealed except by such greater vote.

     UTAH. The board of directors may propose amendments to the articles of incorporation for submission to the shareholders. For an amendment to be adopted, (i) the board of directors must recommend the amendment to the shareholders (unless the board determines that because of a conflict of interest or other special circumstances it should not make a recommendation and communicates the basis for its determination to the shareholders), and (ii) unless the articles of incorporation, by-laws (if authorized by the articles of incorporation), or a resolution of the board of directors require a greater number, the amendment must be approved by (a) a majority of the votes entitled to be cast on the amendment by any voting group as to which the amendment would create dissenters' rights, (b) a majority of the votes entitled to be cast on the amendment by any voting group as to which the amendment would materially and adversely affect the voting group's rights in shares (including preferential rights, rights in redemption, preemptive rights, voting rights or rights in certain reverse splits), and (c) a majority of the votes cast for all other voting groups (voting separate, as applicable).

     TENNESSEE. Under the TBCA, the board of directors of a corporation may adopt certain amendments to the corporation's charter including, but not limited to, (i) deleting or changing the name and address of the initial registered agent or registered office, (ii) changing issued and unissued authorized shares of an outstanding class into a greater number of whole shares if the corporation has only shares of that class outstanding, (iii) designating or changing the address of the principal office of the corporation, or (iv) making certain changes to the corporation's name. All other amendments to the charter of a Tennessee corporation must be approved by a majority of the votes entitled to be cast on the amendment by any voting group, unless the charter requires a greater vote.

     Anti-Takeover Statutes

     DELAWARE. Delaware has adopted an anti-takeover statute governing takeovers of Delaware corporations. Effective December 31, 1987, a Delaware corporation may not engage in a business combination with any person acquiring 15% or more of the voting stock of such Delaware corporation (an "interested stockholder") for a period of three years following the date of such acquisition, unless: (i) prior to the date the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) the interested stockholder acquired 85% or more of the corporation's voting stock in the transaction in which he became an interested stockholder; or (iii) on or subsequent to the date the stockholder became an interested stockholder, the board of directors and stockholders owning two-thirds of the outstanding voting stock, other than the interested stockholder's stock, approve the business combination. The corporation may opt out of the effect of this statute by: (i) including a provision to such effect in the corporation's original certificate of incorporation; (ii) amendment to the corporation's by-laws made by the board of directors within 90 days after the effective date of the statute; or (iii) amendment of the corporation's certificate of incorporation or by-laws approved by holders of a majority of the shares entitled to vote; provided that such amendment shall not take effect until 12 months after its adoption and shall not effect any business combinations with interested stockholders which are effected during such 12 months.

     UTAH. The Utah Control Share Acquisitions Act, set forth in Sections 61-6-1 through 61-6-12 of the Utah Code Annotated, generally provides that, when any person obtains shares (or the power to direct the voting of shares) of "an issuing public corporation" such that the person's voting power equals or exceeds any of three levels (20%, 33 1/3% or 50%), the ability to vote (or to direct the voting of) the "control shares" is conditioned on the approval by a majority of the corporation's shares (voting in voting groups, if applicable), excluding the "interested shares." Shareholder approval may occur at the next annual meeting of the shareholders, or, if the acquiring person requests and agrees to pay the associated costs of the corporation, at a special meeting of the shareholders (to be held within 50 days of the corporation's receipt of the request by an acquiring person). If authorized by the articles of incorporation or the by-laws, the corporation may redeem "control shares" at the fair market value if the acquiring person fails to file an "acquiring person statement" or if the shareholders do not grant voting rights to control shares. If the shareholders grant voting rights to the control shares, and if the acquiring person obtained a majority of the voting power, shareholders may be entitled to dissenters' rights under the URBCA. An acquisition of shares does not constitute a control share acquisition if (i) the corporation's articles of incorporation of by-laws provide that this Act does not apply (ii) the acquisition is consummated pursuant to a merger in accordance with the URBCA, or (iii) under certain other specified circumstances.

     TENNESSEE. The TBCA contains a provision that restricts certain business combination transactions with an interested shareholder for a period of five years following the date that such shareholder became an interested shareholder, unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder. The TBCA defines an interested shareholder generally, to mean: any person that is the beneficial owner, or any affiliate or associate of the corporation who has been the beneficial owner, either directly or indirectly, of ten percent or more of the voting power of any class or series of the corporation's stock at any time within the five-year period preceding the date in question. Unless otherwise provided in the charter, the Tennessee business combination statute does not apply, however, if the corporation did not have a class of voting stock traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act at the time of the transaction. Because Memphis is a privately held company and the Memphis Charter does not contain a provision electing to be covered by the statute, Memphis is not presently subject to the Tennessee business combination statute.

                   AMPRO AND MEMPHIS SELECTED FINANCIAL DATA

     The following selected financial data have been derived from the financial statements of American Professional Holding, Inc. and Memphis Clinical Laboratory, Inc. The information set forth below should be read in conjunction with the discussion contained in "Ampro Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Memphis Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the financial statements and notes thereto contained elsewhere in this Prospectus/Information Statement Supplement and in the Prospectus/Proxy and Information Statement.

                                     AMPRO

                                         SIX MONTHS                  YEAR ENDED DECEMBER 31,
                                       ENDED JUNE 30,    -----------------------------------------------
                                       ---------------                                       PREDECESSOR
                                        1996     1995     1995     1994     1993     1992      1991(1)
                                       ------   ------   ------   ------   ------   ------   -----------
                                                       (IN THOUSANDS, EXCEPT PER SHARE)
Net revenues.........................  $3,088   $3,225   $6,421   $5,152   $4,190   $3,397     $ 2,181
Net income (loss)....................     170      279      167      417      249      154         (94)
Net income (loss) per common share...  $  .02   $  .03   $  .02   $  .04   $  .02   $  .02     $  (.01)
Total assets.........................  $4,206   $3,102   $3,541   $2,876   $1,101   $  729     $   561
Long-term debt.......................     669      695      674      470       83      125         270

- ---------------
(1) Effective January 15, 1992 Ampro purchased substantially all of the assets of Northlake Professional Laboratories, Inc. in a transaction accounted for as a purchase. The selected historical financial data for the year ended December 31, 1991 reflects the operating and balance sheet data of the predecessor Northlake prior to acquisition by Ampro.

                                    MEMPHIS

                                                    SIX MONTHS
                                                    ENDED JUNE
                                                        30,           YEAR ENDED DECEMBER 31,
                                                    -----------   --------------------------------
                                                    1996   1995   1995   1994   1993   1992   1991
                                                    ----   ----   ----   ----   ----   ----   ----
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenues......................................  $474   $419   $782   $848   $865   $747   $666
Net income (loss).................................    62     36    (24)     3      1     46     25
Net income (loss) per common share................  $ 61   $ 36   $(24)  $  3   $  2   $ 46   $ 25
Total assets......................................  $290   $285   $229   $295   $262   $141   $159
Long-term debt....................................    22     30     25     35     --     --     --

       COMPARISON OF HISTORICAL AND EQUIVALENT PER SHARE DATA (UNAUDITED)

     The following table summarizes certain unaudited selected financial information on a pro forma and pro forma equivalent per share basis and is derived from, and should be read in conjunction with, the Unaudited Pro Forma Condensed Combined Financial Statements included elsewhere in this Prospectus/Information Statement Supplement and the historical financial statements of Unison, Ampro and Memphis which are included in the Prospectus/Proxy and Information Statement. The information presented in this table does not purport to present the financial position or results of operations of Unison had the Ampro and Memphis Mergers taken place on the dates specified, nor is such information necessarily indicative of the results of operations that may be achieved in the future.

                                                       SIX MONTHS
                                                          ENDED                 YEARS ENDED
                                                        JUNE 30,               DECEMBER 31,
                                                     ---------------     -------------------------
                                                     1996      1995      1995      1994      1993
                                                     -----     -----     -----     -----     -----
UNISON
Historical net income (loss) per common share,
  fully diluted....................................  $ .31     $(.04)    $(.02)    $(.06)    $(.11)
Pro forma combined income (loss) per common share,
  fully diluted (Unison and previous
  acquisitions)....................................    .26      (.27)     (.37)
Pro forma combined income (loss) per common share,
  fully diluted....................................    .28      (.01)     (.19)      .19       .06
Historical book value per common share(1)..........   5.91                5.41
Pro forma combined book value per common
  share(1).........................................   5.44                5.05
Historical cash dividends per common share(2)......     --        --        --        --        --
AMPRO
Historical net income (loss) per common share......    .02       .03       .02       .04       .02
Pro forma combined income per common share (Ampro
  and Memphis).....................................    .02       .03       .01       .04       .02
Equivalent pro forma combined income per common
  share............................................    .01       .00      (.01)      .01       .00
Historical book value per common share(3)..........    .15                 .14
Pro forma combined book value per common share(3)
  (Ampro and Memphis)..............................    .17                 .15
Equivalent pro forma combined book value per common
  share............................................    .29                 .27

- ---------------
(1) This calculation is based on the number of shares of Unison Common Stock outstanding at the end of the period.

(2) Unison has not paid a common dividend and does not anticipate paying a common dividend in the near future.

(3) This calculation is based on the number of shares of Ampro Common Stock outstanding at the end of the period.

(4) Equivalent pro forma data were calculated by multiplying the pro forma combined per share data of Unison by an assumed weighted average Per Share Conversion Ratio of .0529 for Ampro and Memphis common stock.

            AMPRO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

GENERAL

     American Professional Holding, Inc. ("Ampro") is a holding company which acquired Northlake Laboratory, Inc. ("Northlake") in 1992 and Gamma Laboratory, Inc. ("Gamma") in 1994. Through the acquisition of Northlake and Gamma, Ampro has positioned itself as a competitive provider of laboratory services to the health care industry in Texas and Missouri. At June 30, 1996, Northlake and Gamma provided laboratory services for approximately 275 facilities in the Dallas, Texas and the Poplar Bluff, Missouri areas.

RESULTS OF OPERATIONS

     Six Months ended June 30, 1996 versus six months ended June 30, 1995

     REVENUES. Revenues for the six months ended June 30, 1996 decreased $137,000 (4.2%) to $3,088,000. This decrease is principally the result of a 4% across the board decrease in Medicare and Medicaid reimbursement fee schedules and reductions in fees paid for multiple tests profiles starting in 1996, offset by the addition of two new nursing homes.

     DIRECT COSTS. Direct costs decreased $40,000 to $1,427,000 in 1996 principally as a result of lower supply costs for the six-month period. This decrease resulted in a slight decrease in direct costs in 1996.

     GENERAL AND ADMINISTRATIVE. Total general and administrative costs increased $60,000 (4.5%) to $1,396,000 for the period ended June 30, 1996. This increase was the result of higher indirect wages and related taxes of $51,000 and higher mileage costs of $41,000. These costs reflected the higher cost of collecting specimens and samples as a result of higher personnel and gasoline costs.

     In addition, additional marketing personnel were added in order to increase sales to offset the loss of revenues as a result of Medicare and Medicaid reimbursement cuts. These higher costs were partially offset by decreases in printing costs of $24,000 and lower depreciation expense of $33,000.

     NET INCOME. Net income decreased in the first half of 1996 by $108,000 (38.8%) to $170,000. This decrease reflects the $137,000 decrease in revenues, the slight increase in total general and administrative costs of $59,000 offset by the slight decrease in direct costs and a $49,000 decrease in tax provision compared to the period ended June 30, 1995.

     Year ended December 31, 1995 versus Year Ended December 31, 1994

     REVENUES. Revenues for the year ended December 31, 1995 increased to $6,421,000 from $5,152,000 for the year ended December 31, 1994, an increase of $1,269,000 (24.6%). Revenues at Northlake increased to $4,620,000 from $4,313,000, an increase of $307,000 (7.1%) for the year ended December 31, 1995. Gamma's revenues increased to $1,801,000 for the full year ended December 31, 1995 compared to revenues of $839,000 for the last six months in 1994. The increase in revenues of Northlake is primarily attributable to an increase in the number of major customers serviced from 110 to 150. Gamma's revenues for 1994 were only included in the consolidated revenues of Ampro for six months in 1994 versus the entire year of 1995. Revenues per month at Gamma increased to $150,000 in 1995, up from $140,000 in 1994 resulting in an actual increase of approximately $120,000 for the year ended December 31, 1995. Gamma increased the number of its major customers from 90 in 1994 to 100 in 1995. Revenue gains at Northlake and Gamma were partially offset by a 4% decrease in fee reimbursement schedules by Medicare and Medicaid in 1995.

     DIRECT COSTS. Direct costs for the year ended December 31, 1995 increased to $3,226,000 from $2,607,000 for the year ended December 31, 1994, a $619,000 increase (23.7%). As a percentage of revenues, direct costs decreased to 50.3% for the year ended December 31, 1995 compared to 50.6% for the year ended December 31, 1994.

     Wages increase to $2,040,000 for the year ended December 31, 1995 from $1,685,000 for the year ended December 31, 1994. This increase of $355,000 (21.1%) reflected higher costs due to including wages at

Gamma for the entire year in 1995 and for six months of 1994. Payroll costs increased at both Northlake and Gamma as a result of servicing more homes in each service area.

     Supply costs increased to $1,039,000 for the year ended December 31, 1995 as compared to $734,000 for the year ended December 31, 1994, a $305,000 (41.6%) increase. Supply costs increased principally due to higher volumes of tests performed, which is reflected in the increase in revenues at each entity and the related increase caused by including Gamma for the full year in 1995. The increase in Gamma's costs were $72,000 for the year ended December 31, 1995.

     GROSS PROFIT. Gross profit for the year ended December 31, 1995 was $3,195,000 vs. $2,554,000 for the year ended December 31, 1994. This increase of $641,000 was primarily the result of higher sales as a result of the Gamma acquisition being included in all of 1995 versus 6 months of 1994. Gross profit percentages for the year ended December 31, 1995 were 49.8% versus 49.3% for the year ended December 31, 1994.

     GENERAL AND ADMINISTRATIVE. Operating expenses for the year ended December 31, 1995 increased to $2,942,000 as compared to $1,958,000 for the year ended December 31, 1994. This $984,000 increase is primarily due to including Gamma general and administrative costs $881,000 in the consolidated operations of Ampro for 1995 versus $345,000 for the six months consolidated in 1994.

     Wages and related taxes increased $440,000 for the year ended December 31, 1995, of which $235,000 was the result of including Gamma wages paid for a full year in 1995. Additional couriers and employees in marketing caused the additional increases at Northlake.

     Mileage increased from $214,000 to $314,000 from December 31, 1994 to December 31, 1995. The increase was the result of mileage costs at Gamma of $48,000 and $52,000 at Northlake.

     Additional costs incurred in 1995 for printing, utilities and interest were the result of Gamma costs being included for a full year and higher debt for Northlake and Gamma.

     NET INCOME. Net income for the year ended December 31, 1995 was $167,000 as compared to $416,000 for the year ended December 31, 1994. This decrease of $249,000 was the result of higher general and administrative costs at Gamma and Northlake, primarily wages, insurance and mileage costs.

     Year ended December 31, 1994 versus Year Ended December 31, 1993

     REVENUES. Revenues for the year ended December 31, 1994 increased to $5,152,000 from $4,190,000 for the year ended December 31, 1993. This increase of $962,000 is the result of adding new customers in East Texas at Northlake and including six months of revenues for Gamma in the amount of $839,000 for the period ended December 31, 1994 versus 1993.

     DIRECT COSTS. Direct costs for the year ended December 31, 1994 were $2,607,000 as compared to $2,355,000 for the year ended December 31, 1993. As a percentage of revenues direct costs for 1994 were 49.4% versus 43.8% for 1993. The increase in direct costs of $253,000 was the result of higher supply reference lab costs and higher costs related to Gamma's operations for the last half of 1994.

     GROSS PROFIT. Gross profit for the year ended December 31, 1994 was $2,544,000 versus $1,836,000 for the year ended December 31, 1993. This increase of $708,000 is the result of higher revenues offset by higher direct costs caused primarily by including Gamma operations in the last six months of 1994. Gross profit percentages improved from 43.8% in 1993 to 49.4% in 1994.

     GENERAL AND ADMINISTRATIVE. General and administrative costs were $1,958,000 for the year ended December 31, 1994 as compared to $1,390,000 for the year ended December 31, 1993. This increase of $568,000 (40.8%) is the result of including Gamma costs in the year ended December 31, 1994 of $334,000 and increases in wages, insurance and management fees at Northlake.

     NET INCOME. Net income for the year ended December 31, 1994 was $416,000 versus $249,000 for the year ended December 31, 1993. Of this increase, Gamma contributed $61,000, while increased revenues offset by higher costs contributed $188,000 in higher net income at Northlake.

LIQUIDITY AND CAPITAL RESOURCES

     Ampro's primary source of cash has been operating activities and borrowings. Cash flow from operations was $282,000 for the six months ended June 30, 1996 and $37,000 for the same period in 1995. Cash flows from operations were $291,000, $271,000 and $227,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

     Net cash used in investing activities amounted to $80,000, $76,000, $490,000, $541,000 and $57,000 for the six months ended June 30, 1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively, primarily for purchases of fixed assets. Loans to stockholders totalled $61,000 in the six-month period ended June 30, 1996 and $257,000 in the year ended December 31, 1995.

     Net cash provided by (used in) financing activities amounted to $(5,000), $(292,000) $89,000, $264,000 and $(92,000) for the six months ended June 30,
1996 and 1995 and the years ended December 31, 1995, 1994 and 1993, respectively, due primarily to net increases and decreases in debt incurred to finance capital expenditures, working capital and loans to stockholders. In 1994, Ampro expended $300,000 to purchase Gamma.

     Ampro's management estimates that Ampro will incur direct transaction costs of approximately $90,000 associated with the Ampro Merger, consisting of legal and accounting fees and other direct costs of the merger. These non-recurring costs will be charged to operations as incurred, principally in the second and third quarters of 1996.

                MEMPHIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     Memphis Clinical Laboratory, Inc. is a clinical laboratory in Memphis, Tennessee which tests blood and other specimens and bills the cost to Medicare and other third party providers. Memphis provides its services to twelve nursing homes and various doctors and clinics.

RESULTS OF OPERATIONS

     Six months ended June 30, 1996 versus six months ended June 30, 1995

     REVENUES. Revenues for the six months ended June 30, 1996 were $474,000 versus $419,000 for the six months ended June 30, 1995. This $55,000 increase is due to the increase in number of nursing homes serviced from ten to twelve offset by decreases in Medicare and Medicaid reimbursements of 4%.

     DIRECT COSTS. Direct costs for the six months ended June 30, 1996 were $238,000 as compared to $211,000 for the six months ended June 30, 1995. This $27,000 was the result of higher direct labor costs. Total direct costs decreased to 50.2% for the six months ended June 30, 1996 versus 50.4% for the six months ended June 30, 1995.

     INDIRECT EXPENSES. Indirect expenses for the six months ended June 30, 1996 were $151,000 as compared to $158,000 for the six months ended June 30, 1995. This slight decrease was caused by lower depreciation; rent and insurance costs offset by higher costs for indirect labor and supplies.

     NET INCOME. Net income for the six months ended June 30, 1996 was $62,000 compared to $36,000 for the six month period ended June 30, 1995. This $26,000 improvement was principally the result of improved gross profit and a slight decrease in indirect expenses.

     Year ended December 31, 1995 versus December 31, 1994

     REVENUES. Revenues for the year ended December 31, 1995 were $781,000 as compared to $827,000 for the year ended December 31, 1994. This $46,000 decrease was the result of a 4% decrease in Medicare reimbursement fees for 1995 and a slight decrease in the number of tests performed in the year.

     DIRECT COSTS. Direct costs for the year ended December 31, 1995 were $423,000 versus $545,000 for the year ended December 31, 1994. This $122,000 decrease in costs was primarily the result of lower supply costs of $78,000 and slightly lower direct costs of $18,000 for the year. Direct costs were 54.2% of revenues for the year ended December 31, 1995 versus 65.8% for the year ended December 31, 1994.

     Gross profit increased $75,000 as a net result of the lower revenues offset by larger decreased in direct costs.

     INDIRECT EXPENSES. Indirect expenses for the year ended December 31, 1995 were $387,000 as compared to $300,000 for the year ended December 31, 1994. Higher indirect labor costs of $13,000; higher legal and accounting costs of $15,000 and higher management fees of $54,000 were the primary reasons 1995 indirect expenses incurred over 1994 costs.

     NET INCOME. The Company incurred a $24,000 net loss for the year ended December 31, 1995 as compared to income of $3,000 for the year ended December 31, 1994. This decrease is net income of $27,000 was the result of both lower revenues and higher indirect expenses.

     Year ended December 31, 1994 versus December 31, 1993

     REVENUES. Revenues decrease slightly to $827,000 from $864,000 for the year ended December 31, 1994 versus December 31, 1993. This slight decrease was the result of lower Medicare reimbursement fee schedule of approximately 4% offset by an increase in the number of tests performed during the year.

     DIRECT COSTS. Direct costs for the year ended December 31, 1994 were $545,000, a $39,000 decrease for the $584,000 expended for the year ended December 31, 1993. This slight decrease is the result of lower direct labor costs of $46,000 for the year ended December 31, 1994.

     INDIRECT EXPENSES. Indirect expenses for the year ended December 31, 1994 were $300,000 as compared to $279,000 for the year ended December 31, 1993. The indirect expense increase of $21,000 is the result of higher wages of $10,000 and higher depreciation expenses of $6,000; these higher costs were offset by lower other indirect costs of $10,000.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's primary sources of cash has been operating activities. Cash flows operations was $20,000 for the six months ended June 30, 1996 and $25,000, $78,000 and $48,000 for the years ended December 31, 1995, 1994 and 1993, respectively. The Company borrowed funds to purchase fixed assets in 1994 and 1993. Cash uses have primarily been for the purchase of fixed asset and repayments of debt.

     At June 30, 1996, and December 31, 1995 the Company had debt of $32,000 and $35,000, respectively. This compares to debt of $47,000 at December 31, 1994.

     The Company believes that working capital needs will be sufficiently met through profitable operations. The Company does not believe that inflation has had a material effect on its operations, historically.

                         BUSINESS OF AMPRO AND MEMPHIS

INTRODUCTION

     Ampro

     Ampro is a holding company which was formed in February 1984 under the name Technomedical Properties, Inc. In 1993 Ampro's name was changed to American Professional Holding, Inc.

     Through two subsidiaries acquired in 1992 and 1994, Ampro Medical Services Inc. and Gamma Laboratory Inc., respectively, Ampro operates two medical reference laboratories, Northlake Professional Laboratory located in Dallas, Texas and Gamma Laboratory located in Poplar Bluff, Missouri. The Northlake laboratory has three satellite offices located in Tyler, Austin, and Fort Worth, Texas. These laboratories (one in existence over 29 years and the other in existence over 15 years) provide high quality clinical laboratory services to approximately 275 long-term care nursing homes, as of September 1, 1996, as well as to other health care facilities, such as hospice providers, home health agencies, MHMR facilities, physicians and clinics located in Texas and Missouri.

     The laboratories provide bodily fluid testing services to assist in detecting, diagnosing and monitoring diseases. These tests, performed as ordered by each patient's attending physician, include testing for complete blood count, blood chemistry testing, coagulation studies, urinalysis, microbiology tests, and therapeutic drug level tests. Upon completion of these tests, the laboratories communicate the results of such testing back to the applicable facility for inclusion on each patient's medical chart for review by the attending physician. The two laboratories provide laboratory results for more than 31,000 residents of long-term care nursing homes and other health care providers in Texas and Missouri.

     Ampro management believes that both the Northlake and Gamma laboratories have excelled in their respective markets by providing a high level of service, including assisting clients in complying with applicable government regulations, furnishing regular comprehensive reports on medical testing results, maintaining superior patient care and providing single-shift turnaround of quality results for critical medical testing.

     Ampro has emerged as the long-term care leader in the clinical laboratory services industry in each of its local service markets, in large part due to its strategic management, state-of-the-art equipment, timely and unique combinations of services, solid reputation in the industry and commitment to excellence by an experienced technical staff and management team.

     The clinical laboratory services industry has rapidly expanded despite major regulations and restrictions placed on the medical industry within the last few years. The federal government and all states in which Ampro operates regulate various aspects of Ampro's business. Both the Northlake laboratory and the Gamma laboratory have received a registration number in accordance with the Clinical Laboratory Improvement Act ("CLIA") and have all necessary state regulatory approvals to conduct business in Texas and Missouri. A CLIA registration number is required for clinical laboratories to receive reimbursement for charges to patients covered by Medicare and Medicaid.

     Memphis

     Memphis was incorporated in 1986 for purposes of continuing the medical reference laboratory services that had been provided to the Memphis, Tennessee area for 8 years prior to 1986 by an unincorporated business. Mr. Maguire, Mr. McKinney, and Mr. McGee acquired their Memphis shares in July 1995 from the sole shareholder William R. Seals. Memphis's laboratory provides high quality clinical laboratory services to approximately 20 long-term care nursing homes, as of September 1, 1996, in Tennessee with approximately 2,200 residents. It also provides services to other health care facilities, such as hospice providers, home health agencies, MHMR facilities, physicians and clinics located in the Memphis, Tennessee area.

     The laboratory provides bodily fluid testing services to assist in detecting, diagnosing, and monitoring diseases. These tests, performed as ordered by each patient's attending physician, include testing for complete blood count, blood chemistry testing, coagulation studies, urinalysis, microbiology tests and therapeutic drug level tests. Upon completion of these tests, the laboratory communicates the results of such testing back to the applicable facility for inclusion on each patient's medical chart for review by the attending physician.

     Memphis management believes that Memphis has excelled in its market by providing a high level of service, including assisting clients in complying with applicable government regulations, furnishing regular comprehensive reports on medical testing results, maintaining superior patient care and providing single-shift turnaround of quality results for critical medical testing.

     The clinical laboratory services industry has rapidly expanded despite major regulations and restrictions placed on the medical industry within the last few years. The federal government and the State of Tennessee regulate various aspects of Memphis's business. The Memphis laboratory has received a registration number in accordance with the Clinical Laboratory Improvement Act ("CLIA") and have all necessary state regulatory approvals to conduct business in Tennessee. A CLIA registration number is required for clinical laboratories to receive reimbursement for charges to patients covered by Medicare and Medicaid.

MARKET OVERVIEW

     Ampro

     The Northlake laboratory is headquartered in Dallas, Texas with satellite offices in Fort Worth, Tyler, and Austin and services north and central Texas. The Gamma laboratory is headquartered in Poplar Bluff, Missouri and services southern and central Missouri and northern Arkansas.

     Memphis

     Memphis's laboratory is located in Memphis, Tennessee and services the Memphis, Tennessee area.

     Ampro and Memphis believe that growth opportunities continue to exist in providing medical laboratory services to long-term care facilities in their respective markets for the following reasons.

     OUTSOURCING TREND. Traditionally, it has been the responsibility of the long-term care facilities to collect laboratory specimens, keep up with routine physician orders as well as provide the laboratory with all patient and billing demographic information. In a rapidly growing outsourcing trend, long-term care facilities have begun to contract with outside laboratories, such as Northlake, Gamma and Memphis to provide laboratory services and coordinate the tests for their residents.

     NATIONAL LABORATORY CHAINS. National laboratory chains have been unable to compete with local laboratories in that many national laboratory chains are unable to maintain the level of service necessary for a large long-term care client base. A particular factor in this regard is the ability of a local laboratory to perform "STAT" services, which large national chains do not provide on a routine basis.

     AGING POPULATION. Most of the patients in long-term care facilities are over the age of 65, and this age group is increasing dramatically in the United States. Recent health surveys project that two out of every five people who live beyond 65 years of age will spend a portion of their lives in a long-term care facility.

     LONG-TERM CARE FACILITIES. Ampro management believes that opportunities for growth in Texas exist, in part, because of the large size of that market. Texas has approximately 1,100 licensed nursing facilities in the size range of over 120 beds and 640 licensed mental retardation facilities with over 6,780 total beds. Texas long-term care facilities spend over $7 billion annually for residence maintenance services, with more than 94,000 Texans residing in long-term care facilities.

     INCREASE IN MEDICAID. Medicaid reimbursements are projected to increase substantially in future years, and Medicaid is only a portion of the governmental entitlements for healthcare. Medicare spending alone will have this increase from 11.3% in 1990 to 20.6% by the year 2000. Part of this dramatic growth rate is due to an increase in the number of eligible participants as a result of higher unemployment rates among eligible participants. Additionally, recent legislation has extended Medicaid services to additional groups and has increased the services Medicaid covers, thus providing a larger market for laboratory services in the Medicaid market.

OPERATIONS

     In connection with the management of the medical laboratories, Ampro and Memphis hire and train all necessary personnel and directs all other activities associated with operating a medical laboratory, including billing, collection, and other accounting functions. Quality assurance is provided by laboratory managers located at each facility. The marketing staff of each facility is responsible for promoting higher occupancy levels and penetration in their respective local markets.

REVENUE SOURCES

     Ampro and Memphis derive revenues from the Medicaid and Medicare programs and also from private pay patients and long-term care facilities. Payments from those who pay directly for services without governmental assistance are classified as private pay revenues by Ampro. The private pay classification also includes revenues from sources such as commercial insurers and health maintenance organizations.

     Ampro and Memphis bill Medicare, Medicaid and other third party payors for laboratory services at different rates. Since 1992 Ampro and Memphis have derived approximately 85% of its revenues from Medicare. Changes in the mix of patients among Medicaid, Medicare and private pay sources and with respect to different types of private pay sources can significantly affect the revenues and profitability of Ampro's and Memphis' operations. There can be no assurance that payments under governmental and third party payor programs will remain at current levels or that Ampro or Memphis will continue to attract and retain private pay patients or maintain its current payor or revenue mix. In an attempt to reduce the federal budget deficit, there have been, and Ampro and Memphis expects there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement for long-term services. Ampro and Memphis cannot at this time predict whether any of these pending proposals will be adopted or, if adopted and implemented, what effect such proposals would have on Ampro or Memphis.

INSURANCE

     Ampro and Memphis carry general liability, professional liability, comprehensive property damage, auto and other insurance coverage that management considers adequate for the protection of its assets and operations. There can be no assurance, however, that the coverage limits of such policies will be adequate or that insurance will continue to be available to Ampro or Memphis on commercially reasonable terms in the future. A successful claim in excess of insurance coverage could have a material adverse effect on Ampro or Memphis, as applicable, and its financial condition and/or results of operations. Claims against Ampro and Memphis, regardless of their merit or outcome, may also have an adverse effect on Ampro's and Memphis' reputation and business.

EMPLOYEES

     As of June 30, 1996, Ampro and Memphis employed approximately 120 and 10, respectively, full time equivalent employees. Management believes that employee relations are good. None of the employees are represented by a labor union or other collective bargaining association.

PROPERTIES

  Ampro

     Ampro leases, pursuant to month-to-month leases, all of its laboratory facilities in Texas and owns the laboratory facility in Poplar Bluff. The leased laboratory facilities consist of approximately 5,000 square foot of space and the rent payable thereunder is $4,000 per month. Management believes that these properties are adequate for its current level of operations and any anticipated new business.

  Memphis

     Memphis leases its laboratory facility in Memphis. The leased facility consists of approximately 2,700 square foot of space and the rent payable thereunder is $2,250 per month during the initial three year term of the lease (ending June 30, 1998, with three year renewal options running through June 30, 2004). Management believes that this property is adequate for its current level of operations and any anticipated new business.

LEGAL PROCEEDINGS

     Neither Ampro nor Memphis is a party to any litigation at June 30, 1996.

                        MANAGEMENT OF AMPRO AND MEMPHIS

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the directors and executive officers of Ampro and Memphis. For similar information with respect to Unison, see "Unison Management -- Directors and Executive Officers" in the Prospectus/Proxy and Information Statement.

               NAME                  AGE          POSITION WITH AMPRO          POSITION WITH MEMPHIS
- -----------------------------------  ---     ------------------------------    ---------------------
John L. Maguire....................  65      President, Director
W. Jerome McGee....................  52      Vice President, Director          Secretary, Director
Harold N. McKinney.................  63      Secretary-Treasurer, Director     Vice-President,
                                                                               Treasurer, Director
William R. Seals...................  55                                        President, Director

     John L. Maguire has been President of Ampro since January 1992. Mr. Maguire is a Certified Public Accountant, and he is a member of the American Institute of Certified Public Accountants and the Arkansas Society of CPA's. Mr. Maguire is a Director of Ampro and several other companies. Mr. Maguire was formally the Chief Financial Officer of Tyson Foods.

     Mr. Jerome McGee has been a Vice President of Ampro since January 1992 and the Secretary of Memphis since July 1995. Mr. McGee has 15 years experience in corporate startups and turnaround ventures.

     Mr. Harold N. McKinney has been Vice President of Ampro since January 1992 and a Vice President and Treasurer of Memphis since July 1995. Mr. McKinney owned and operated McKinney Dental Laboratories with facilities in Dallas and Fort Worth which generated business from 20 states. McKinney Dental Laboratories was acquired by American Hospital Supply Corporation in a stock-for-stock transaction. After the merger, Mr. McKinney assisted in the acquisitions of dental laboratories on behalf of Denticon, a wholly-owned subsidiary of American Hospital Supply Corporation. Mr. McKinney later assisted corporations in turnarounds and acquisitions while founding and funding various health care companies prior to becoming involved with Memphis.

     William R. Seals has been President of Memphis since its formation in 1986, and he currently manages all of its laboratory operations on a day-to-day basis. Mr. Seals has 36 years experience in the medical reference laboratory area. Prior to his association with Memphis, Mr. Seals was employed by United Medical Laboratories from 1970 to 1979. Mr. Seals has a Bachelors and Masters degree from Memphis State University, and he is certified as a High Complexity Laboratory Director and as a Medical Laboratory Director.

                  PRINCIPAL SHAREHOLDERS OF AMPRO AND MEMPHIS

     The following table sets forth at September 1, 1996 certain information with respect to the beneficial ownership of the Common Stock of Ampro and Memphis by (i) each person known by Ampro or Memphis to be the beneficial owner of more than five percent of the Ampro Shares or Memphis Shares, (ii) each director of Ampro and Memphis, (iii) the executive officers of Ampro and Memphis, and (iv) all directors and executive officers of Ampro as a group and all directors and executive officers of Memphis as a group. Except where otherwise noted, each party included in the table has sole voting power and investment power with respect to the Shares beneficially owned, except as the same may be shared with spouses under state community property laws.

                                                        AMPRO                           MEMPHIS
                                            ------------------------------   ------------------------------
                                            AMOUNT AND NATURE                AMOUNT AND NATURE
                                              OF BENEFICIAL     PERCENT OF     OF BENEFICIAL     PERCENT OF
             BENEFICIAL OWNER                   OWNERSHIP         CLASS          OWNERSHIP         CLASS
- ------------------------------------------  -----------------   ----------   -----------------   ----------
John L. Maguire(1)........................      3,055,334          29.95%          117.33           11.73%
W. Jerome McGee(2)........................      3,015,666          29.57           117.33           11.73
Harold N. McKinney(3).....................      3,029,133          29.70           117.33           11.73
William R. Seals..........................                                         642.00           64.20
All Executive Officers and Directors as a
  Group (three persons for Ampro; three
  persons for Memphis)....................      9,100,133          89.22           876.66           87.66

- ---------------
(1) 66,666 Ampro Shares held of record by Lorene Maguire, Mr. Maguire's wife, and 2,988,668 held of record by Maguire Limited Partnership, an Arkansas limited partnership of which Mr. Maguire is the sole general partner and has the sole voting power.

(2) 774,967 Ampro Shares held of record by Mr. McGee, 66,000 Ampro Shares held of record by Cindy McGee (Mr. McGee's wife), and 2,188,166 Ampro Shares held of record by the McGee Trust of which Mr. McGee is the sole trustee and exercises all voting rights.

(3) 963,333 Ampro Shares held of record by Mr. McKinney, 60,000 Ampro Shares held of record by Jackie McKinney (Mr. McKinney's wife), and 1,992,333 Ampro Shares held of record by the McKinney Trust of which Mr. McKinney is the sole trustee and exercises all voting rights.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Ampro and Memphis Mergers will be passed upon by Tracy & Holland, L.L.P., counsel for Ampro. Law firms in Utah, Missouri, and Tennessee will provide legal opinions in connection with legal matters involving the laws of such states. No shares of either Ampro or Memphis stock are held by any attorney with the firm of Tracy & Holland, L.L.P.

                                    EXPERTS

     The consolidated financial statements of Ampro at December 31, 1995, 1994, and 1993, and the related financial statement schedules, appearing or referred to in this Prospectus/Information Statement Supplement have been audited by Ronald H. Ridgers, P.C., independent auditors as set forth in their report herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The balance sheets of Memphis as of December 31, 1994 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1995 appearing or referred to in this Prospectus/Information Statement Supplement have been audited by Ronald H. Ridgers, P.C., independent auditors as set forth in their report herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         UNISON HEALTHCARE CORPORATION
                             LABCO ACQUISITION CO.
                                      AND
                      AMERICAN PROFESSIONAL HOLDING, INC.

                               DATED JULY 3, 1996

                               TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
RECITALS................................................................................   A-1
SECTION 1  DEFINITIONS..................................................................   A-1
SECTION 2  THE MERGER AND EFFECTIVE TIME; SURVIVING CORPORATION; CLOSING................
                                                                                           A-7
  Section  2.1    The Merger............................................................   A-7
  Section  2.2    Effective Time........................................................   A-7
  Section  2.3    Articles of Incorporation And Bylaws..................................   A-7
  Section  2.4    Board Of Directors....................................................   A-7
  Section  2.5    Closing...............................................................   A-7
  Section  2.6    Closing Obligations...................................................   A-8
SECTION 3  CONVERSION OF SHARES.........................................................   A-8
  Section  3.1    Per Share Consideration...............................................   A-8
  Section  3.2    Conversion Of Shares In The Merger....................................   A-9
  Section  3.3    Adjustments to Per Share Consideration................................   A-9
  Section  3.4    Exchange of Certificates..............................................  A-10
SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................  A-11
  Section  4.1    Organization and Good Standing; Capitalization; Agreements Regarding
                  Capital Stock.........................................................  A-11
  Section  4.2    Authority; No Conflict................................................  A-11
  Section  4.3    Capitalization........................................................  A-12
  Section  4.4    Financial Statements..................................................  A-12
  Section  4.5    Books and Records.....................................................  A-13
  Section  4.6    Title to Properties; Encumbrances.....................................  A-13
  Section  4.7    Condition and Sufficiency of Assets...................................  A-13
  Section  4.8    Accounts Receivable...................................................  A-13
  Section  4.9    Prepaid Supplies......................................................  A-14
  Section  4.10   No Undisclosed Liabilities............................................  A-14
  Section  4.11   Taxes.................................................................  A-14
  Section  4.12   No Material Adverse Change............................................  A-14
  Section  4.13   Employee Benefits.....................................................  A-14
  Section  4.14   Compliance with Legal Requirements; Governmental Authorizations.......  A-17
  Section  4.15   Legal Proceedings; Orders.............................................  A-18
  Section  4.16   Absence of Certain Changes and Events.................................  A-18
  Section  4.17   Contracts; No Defaults................................................  A-19
  Section  4.18   Insurance.............................................................  A-20
  Section  4.19   Environmental Matters.................................................  A-22
  Section  4.20   Employees.............................................................  A-23
  Section  4.21   Labor Relations; Compliance...........................................  A-23
  Section  4.22   Intellectual Property.................................................  A-23
  Section  4.23   Certain Payments......................................................  A-25
  Section  4.24   Disclosure............................................................  A-25
  Section  4.25   Relationships with Related Persons....................................  A-25
  Section  4.26   Accounting Matters....................................................  A-25
  Section  4.27   Brokers or Finders....................................................  A-26

                                                                                          PAGE
                                                                                          ----
SECTION 5  REPRESENTATIONS AND WARRANTIES OF UNISON AND LABCO...........................  A-26
  Section  5.1    Organization and Good Standing........................................  A-26
  Section  5.2    Authority; No Conflict................................................  A-26
  Section  5.3    Certain Proceedings...................................................  A-26
  Section  5.4    SEC Documents; Financial Statements...................................  A-26
  Section  5.5    Information Supplied..................................................  A-27
  Section  5.6    Interim Operations of LABCO...........................................  A-27
  Section  5.7    Brokers or Finders....................................................  A-27
  Section  5.8    Activities After Closing..............................................  A-27
  Section  5.9    Disclosure............................................................  A-27
  Section  5.10   Legal Proceedings; Orders.............................................  A-28
  Section  5.11   Capitalization........................................................  A-28
  Section  5.12   Merger Consideration..................................................  A-28
SECTION 6  FURTHER COVENANTS PRIOR TO CLOSING DATE......................................  A-28
  Section  6.1    Access and Investigation..............................................  A-28
  Section  6.2    Operation of the Businesses of the Acquired Companies.................  A-28
  Section  6.3    Negative Covenant.....................................................  A-28
  Section  6.4    Required Approvals....................................................  A-28
  Section  6.5    Shareholders' Meeting, Merger Information Statement and Registration
                  Statement.............................................................  A-29
  Section  6.6    Tax Representation Letter of the Company; No Disqualifying Action.....  A-30
  Section  6.7    Tax Representation Letters of Shareholders............................  A-30
  Section  6.8    Agreements of Affiliates..............................................  A-30
  Section  6.9    Delivery of Disclosure Schedules......................................  A-30
  Section  6.10   Notification by the Company...........................................  A-31
  Section  6.11   Notification by Unison or LABCO.......................................  A-31
  Section  6.12   No Negotiation........................................................  A-31
  Section  6.13   Tax Representation Letter of Unison and LABCO.........................  A-31
  Section  6.14   Pooling-of-Interests..................................................  A-32
  Section  6.15   Nasdaq Listing........................................................  A-32
  Section  6.16   Approvals of Governmental Bodies......................................  A-32
  Section  6.17   Best Efforts..........................................................  A-32
SECTION 7  CONDITIONS PRECEDENT TO UNISON'S AND LABCO'S OBLIGATION TO CLOSE.............
                                                                                          A-32
  Section  7.1    Accuracy of Representations...........................................  A-32
  Section  7.2    Company's Performance.................................................  A-32
  Section  7.3    Shareholder Approval..................................................  A-32
  Section  7.4    Board Approval........................................................  A-32
  Section  7.5    Effectiveness of Registration Statement...............................  A-32
  Section  7.6    Listing Approval......................................................  A-32
  Section  7.7    Consents..............................................................  A-33
  Section  7.8    Additional Documents..................................................  A-33
  Section  7.9    No Proceedings........................................................  A-33
  Section  7.10   No Claim Regarding Stock Ownership or Merger Consideration............  A-33
  Section  7.11   No Prohibition........................................................  A-33
  Section  7.12   Termination of Agreements.............................................  A-34
  Section  7.13   Dissenters' Rights....................................................  A-34
  Section  7.14   Agreement for Acquisition of Memphis Clinical Laboratory Inc..........  A-34

                                                                                          PAGE
                                                                                          ----
SECTION 8  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE....................  A-34
  Section  8.1    Accuracy of Representations...........................................  A-34
  Section  8.2    Unison's and LABCO's Performance......................................  A-34
  Section  8.3    Board Approval........................................................  A-34
  Section  8.4    Shareholder Approval..................................................  A-34
  Section  8.5    Effectiveness of Registration Statement...............................  A-34
  Section  8.6    Listing Approval......................................................  A-34
  Section  8.7    Consents..............................................................  A-34
  Section  8.8    Additional Documents..................................................  A-34
  Section  8.9    No Proceeding.........................................................  A-35
  Section  8.10   No Prohibition........................................................  A-35
  Section  8.11   Agreement for Acquisition of Memphis Clinical Laboratory Inc..........  A-35
SECTION 9  TERMINATION..................................................................  A-35
  Section  9.1    Termination Events....................................................  A-35
  Section  9.2    Special Fees..........................................................  A-36
  Section  9.3    Effect of Termination.................................................  A-36
SECTION 10  GENERAL PROVISIONS..........................................................  A-37
  Section 10.1    Expenses..............................................................  A-37
  Section 10.2    Public Announcements..................................................  A-37
  Section 10.3    Confidentiality.......................................................  A-37
  Section 10.4    Notices...............................................................  A-37
  Section 10.5    Jurisdiction; Service of Process......................................  A-38
  Section 10.6    Further Assurances....................................................  A-38
  Section 10.7    Combined Operating Results............................................  A-38
  Section 10.8    Waiver................................................................  A-38
  Section 10.9    Entire Agreement and Modification.....................................  A-38
  Section 10.10   Disclosure Schedules..................................................  A-39
  Section 10.11   Assignments, Successors, and No Third-Party Rights....................  A-39
  Section 10.12   Severability..........................................................  A-39
  Section 10.13   Section Headings, Construction........................................  A-39
  Section 10.14   Time of Essence.......................................................  A-39
  Section 10.15   Governing Law.........................................................  A-39
  Section 10.16   Counterparts..........................................................  A-39

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of July 3, 1996, among UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison"), LABCO ACQUISITION CO., a Delaware corporation ("LABCO"), and AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation (the "Company").

                                    RECITALS

     A. Unison HealthCare Corporation, a Delaware corporation ("Unison"), is engaged in the business of owning, leasing and managing nursing homes and other types of care facilities and the delivery of ancillary services, and LABCO is a wholly-owned subsidiary of Unison;

     B. LABCO and the Company desire that LABCO be merged into the Company pursuant to this Agreement and in accordance with the applicable statutes of the State of Utah;

     C. The Company is principally engaged in the business of owning and operating medical laboratories for the commercial processing and evaluation of various types of human tissues;

     D. The respective Boards of Directors of LABCO and the Company have each approved the merger of LABCO with and into the Company pursuant to the provisions of this Agreement;

     E. The Board of Directors of the Company has duly resolved that this Agreement be submitted to a vote of the Company's shareholders in accordance with the Utah Revised Business Corporation Act;

     F. Unison shall prepare a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission registering the shares of Unison Common Stock to be issued to the Company shareholders in the Merger, which Registration Statement shall include an information statement of the Company to be used in connection with the vote of the shareholders of the Company authorizing the Merger;

     G. For federal income tax purposes, it is intended that the Transaction shall constitute a reorganization within the meaning of Sections 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended; and

     H. Unison and certain shareholders of the Company are separately negotiating for the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical Laboratory Inc.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                             SECTION 1  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings set forth below:

     "ACQUIRED COMPANIES" shall mean the Company and its Subsidiaries, collectively.

     "AFFILIATE AGREEMENTS" shall have the meaning set forth in Section 6.8.

     "APPLICABLE CONTRACT" shall mean any Contract involving $5,000 or more or which are not cancelable within 30 days (a) under which any Acquired Company has or may acquire any rights, (b) under which any Acquired Company has or may become subject to any obligation or liability, or (c) by which any Acquired Company or any of the assets owned or used by it is or may become bound.

     "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.2.

     "AVERAGE CLOSING PRICE" shall mean the average per share closing price on the Nasdaq National Market of Unison Common Stock during the 20 consecutive trading days ending on the fifth trading day prior to the Effective Time.

     "BALANCE SHEET" shall have the meaning set forth in Section 4.4.

     "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, without incurring unreasonable expense.

     "BREACH" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, shall mean any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "CLOSING" shall have the meaning set forth in Section 2.5.

     "CLOSING DATE" shall mean the date and time as of which the Closing actually takes place.

     "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

     "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including:

     (a) the Merger;

     (b) the execution, delivery, and performance of the Affiliate Agreements, Employment Agreements, the Releases and the Escrow Agreement; and

     (c) the performance by the Company and LABCO of their respective covenants and obligations under this Agreement.

     "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DGCL" shall mean the Delaware General Corporation Law.

     "DISCLOSURE SCHEDULES" shall mean the disclosure schedules delivered by the Company to Unison and LABCO in connection with the execution and delivery of this Agreement.

     "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2 hereof.

     "EMPLOYMENT AGREEMENTS" shall mean employment agreements between the Company and each of the Senior Managers (collectively, the "Employment Agreements") in the form of Exhibit 2.6(a)(iv).

     "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" shall mean any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants, medical waste or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ESCROW AGENT" shall mean Harris Trust and Savings Bank.

     "ESCROW AGREEMENT" shall have the meaning set forth in Section 2.6(a)(v).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" shall mean Harris Trust and Savings Bank.

     "FACILITIES" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by any Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by any Acquired Company.

     "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.4 were prepared.

     "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" shall mean any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Acquired Companies.

     "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in Section 4.22.

     "INTERIM BALANCE SHEET" shall have the meaning set forth in Section 4.4.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" of a particular fact or other matter shall mean such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, or executive or operating officer of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "LETTER OF TRANSMITTAL" shall have the meaning set forth in Section 3.4(b) hereof.

     "MEMPHIS" shall mean Memphis Clinical Laboratory Inc.

     "MERGER" shall mean the merger of LABCO with and into the Company with the Company being the surviving corporation pursuant to this Agreement.

     "OBJECTING SHARES" shall have the meaning set forth in Section 3.2(d).

     "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person which:

     (a) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" shall mean: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PER SHARE CONSIDERATION" shall have the meaning set forth in Section 3.1.

     "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" shall have the meaning set forth in Section 4.13(a).

     "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELATED PERSON" shall mean with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; or

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); or

     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "RELEASES" shall have the meaning set forth in Section 2.6(a)(iii).

     "REPRESENTATIVE" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "RESERVE SHARES" shall have the meaning set forth in Section 3.2(a).

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SENIOR MANAGERS" shall mean W. Jerome McGee and Harold N. McKinney.

     "SHAREHOLDERS" shall mean all holders of the Shares.

     "SHARES" shall mean all issued and outstanding shares of capital stock of the Company.

     "SUBSIDIARY" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "TAX" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

     "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "THIRD PARTY" shall mean a Person other than Unison, LABCO or any affiliate thereof.

     "THIRD PARTY ACQUISITION" shall mean the occurrence of any of the following events: (i) the acquisition of any of the Acquired Companies by merger, consolidation, or other business combination transaction by a Third Party; (ii) the acquisition by any Third Party of, or any divestiture or other transaction resulting in the Company owning less than, 50% or more (in book value or market value) of the total assets of the Company and its subsidiaries, taken as a whole as of the date hereof; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares, whether by tender offer, exchange or otherwise; or (iv) the adoption by the Company of a plan of liquidation or a plan of recapitalization or the declaration or payment of an extraordinary dividend.

     "THREAT OF RELEASE" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" in respect of any claim, Proceeding, dispute, action, or other matter shall mean that any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

     "TRANSACTION EXPENSES" shall mean all out-of-pocket expenses and fees up to $150,000 in the aggregate (including, without limitation, legal fees and expenses, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing or services for the Merger and any transactions contemplated thereby or structuring the transactions, and all fees of counsel, accountants, experts, consultants and soliciting or information firms to Unison and LABCO, and all printing, mailing and advertising expenses) actually incurred and paid by Unison or LABCO or on their behalf in connection with the transactions, including, without limitation, any litigation related thereto and the financing thereof, and actually incurred and paid by banks, investment banking firms, other financial institutions and other persons and assumed by Unison or LABCO in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and any transactions contemplated hereby and thereby and any litigation and any financing commitments or agreements relating thereto.

     "URBCA" shall mean the Utah Revised Business Corporation Act.

     "UNISON COMMON STOCK" shall mean the $.001 par value per share common stock of Unison.

                   SECTION 2  THE MERGER AND EFFECTIVE TIME;
                         SURVIVING CORPORATION; CLOSING

     SECTION 2.1 The Merger. At the Effective Time, and subject to the terms and conditions set forth herein, LABCO shall be merged with and into the Company and the separate existence of LABCO shall thereupon cease, in accordance with the applicable provisions of the URBCA. The Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the State of Utah and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the URBCA, will continue unaffected by the Merger. The Merger will have the effects specified by the URBCA.

     SECTION 2.2 Effective Time. At the Closing, the Company and LABCO will execute and deliver articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger") substantially in the forms of Exhibits 2.2(A) and 2.2(B), respectively, and will, as promptly as practicable thereafter, cause the Articles of Merger to be filed with the Division of Corporations and Commercial Code of the State of Utah, as provided in Section 16-10a-1105 of the URBCA and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. Subject to and in accordance with the URBCA and DGCL, the Merger shall become effective at the date and time specified in the Articles of Merger and Certificate of Merger (the "Effective Time").

     SECTION 2.3 Articles of Incorporation And Bylaws. The Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

     SECTION 2.4 Board Of Directors. From and after the Effective Time, the Board of Directors of LABCO shall be the Board of Directors of the Surviving Corporation.

     SECTION 2.5 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Quarles & Brady, One East Camelback, Suite 400, Phoenix, Arizona at 10:00 a.m. (local time) on September 30, 1996 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     SECTION 2.6  Closing Obligations.  At the Closing:

     (a) The Company will deliver to Unison and LABCO:

          (i) two copies of the Articles of Merger, each duly executed on behalf of the Company;

          (ii) two copies of the Certificate of Merger, each duly executed on behalf of the Company;

          (iii) releases in the form of Exhibit 2.6(a)(iii) executed by each of the Senior Managers and the Maguire Limited Partnership (collectively, the "Releases");

          (iv) the Employment Agreements, executed by the Senior Managers;

          (v) an escrow agreement in the form of Exhibit 2.6(a)(v), executed by the Company and the Escrow Agent (the "Escrow Agreement");

          (vi) a certificate executed by the Company representing and warranting to Unison and LABCO that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by the Company to Unison and LABCO prior to the Closing Date in accordance with Section 6.10);

          (vii) a certificate executed by the Company representing and warranting to Unison and LABCO that there has been no change to the Company Tax Representation Letter delivered pursuant to Section 6.6;

          (viii) one or more certificates executed by the Shareholders listed on
     Schedule 6.7 representing and warranting to Unison and LABCO that there has been no change to the Shareholder Tax Representation Letter delivered pursuant to 6.7; and

          (ix) copies of the resolutions of the Company's Board of Directors and Shareholders duly authorizing the Contemplated Transactions.

     (b) Unison and LABCO will deliver or cause to be delivered:

          (i) to the Company two copies of the Articles of Merger, each duly executed on behalf of LABCO;

          (ii) to the Company two copies of the Certificate of Merger, each duly executed on behalf of LABCO;

          (iii) to the Company a certificate executed by Unison and LABCO representing and warranting to the Company that each of Unison's and LABCO's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the schedules, delivered by Unison and LABCO to the Company pursuant to Section 5, prior to the Closing Date in accordance with Section 6.10);

          (iv) to the Company the Escrow Agreement executed by Unison and LABCO;

          (v) to the Senior Managers the Employment Agreements executed by LABCO;

          (vi) to the Company, the Unison/LABCO Tax Representation Letter pursuant to Section 6.13; and

          (vii) copies of the resolutions of Unison's and LABCO's Board of Directors and shareholders duly authorizing the Contemplated Transactions.

                        SECTION 3  CONVERSION OF SHARES

     SECTION 3.1 Per Share Consideration. If the Average Closing Price is $11.00 or greater but not more than $15.00, the "Per Share Consideration" (expressed in shares of Unison Common Stock) shall be a fraction the numerator of which shall be, subject to adjustment as set forth in Section 3.2(f) and
Section 3.3, 521,000 and the denominator of which shall be the number of Shares outstanding immediately prior to the

Effective Time. Unison and LABCO may terminate this Agreement if the Average Closing Price is greater than $15.00, and the Company may terminate this Agreement if the Average Closing Price is less than $11.00.

     SECTION 3.2 Conversion Of Shares In The Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

     (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares referred to in Section 3.2(b) below and Objecting Shares) shall be canceled and extinguished and be converted into the Per Share Consideration determined pursuant to Section 3.1, which shares shall be distributed by the Exchange Agent to each Shareholder pursuant to Section 3.4 hereof; provided, however, that an amount corresponding to fractional shares that are paid in cash pursuant to Section 3.2(e) need not be delivered and a number of shares of Unison Common Stock equal to 10% of the aggregate Per Share Consideration shall be reserved from the shares otherwise to be delivered to the McKinney Trust, the McGee Trust and the Maguire Limited Partnership and delivered by the Exchange Agent directly to the Escrow Agent pursuant to Section
3.4 hereof (all such shares to be delivered to the Escrow Agent are collectively referred to herein as the "Reserve Shares"), which Reserve Shares shall be available to satisfy those contingencies of the Company specifically identified in the Escrow Agreement;

     (b) Each share of the Company's capital stock issued and outstanding and owned by any of the Acquired Companies and all unissued shares of the Company's capital stock held by the Company immediately prior to the Effective Time shall cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist;

     (c) Each share of Common Stock, par value $.01 per share, of LABCO issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation;

     (d) Notwithstanding anything in this Agreement to the contrary, each Share which is issued and outstanding immediately prior to the Effective Time and which is held by a Shareholder who has caused the Company to receive, before the vote of the Shareholders is taken with respect to the Merger, written notice of such Shareholder's intent to demand payment for such Shares if the Merger is effectuated, who has not voted such Shares in favor of the Merger or consented thereto in writing, and who has demanded appraisal rights with respect thereto in the manner provided in Section 16-10a-1323 of the URBCA or any successor statute (collectively, the "Objecting Shares"), shall not be converted into or represent the right to receive the Per Share Consideration provided for in the
Section 3.2(a). Holders of Objecting Shares, however, will be entitled, assuming compliance by them with all applicable provisions of the URBCA, to receive the appraised value of such shares in accordance with the applicable provisions of the URBCA;

     (e) No fractional shares of Unison Common Stock shall be issued in connection with the Merger. In lieu of any such fractional shares, including any fractional shares resulting from the calculation of the Reserve Shares, each Shareholder who would otherwise be entitled to receive a fraction of a share of Unison Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Average Closing Price.

     (f) If, between the date of this Agreement and the Effective Time, the outstanding number of shares of Unison Common Stock shall have been changed into a different number of shares by reason of a split-up or combination of shares of Unison Common Stock, or with respect to such split-up or combination there shall be declared a record date within said period with a distribution date after the Effective Time or a stock dividend on Unison Common Stock shall be declared with a record date within such period, the Per Share Consideration to be delivered pursuant to Section 3.1, the adjustment as provided in Section 3.3 and the $11.00 to $15.00 price range set forth in Section 3.1 shall be appropriately adjusted.

     SECTION 3.3  Adjustments to Per Share Consideration.

     (a) The aggregate number of shares to be delivered under Section 3.1 shall be subject to reduction based on net income of the Company for the quarter ending June 30, 1996 (the "Second Quarter Net Income").

     (b) As soon as reasonably practicable after the receipt of an income statement for the Company for the quarter ending June 30, 1996, in accordance with GAAP consistently applied throughout the period, which the Company shall use its Best Efforts to furnish to Unison and LABCO within 30 days of the end of such quarter, Unison shall:

          (i) subtract from (1) the Second Quarter Net Income (2) that portion ("Unison Testing Net Income") of Second Quarter Net Income attributable to testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries ("Revised Second Quarter Net Income"). Unison shall calculate Unison Testing Net Income by multiplying (X) the revenue from testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries by (Y) the Acquired Companies' average margin and subtracting from such product (Z) an amount for tax based on an effective rate of 34%;

          (ii) divide (1) Revised Second Quarter Net Income by (2) the numerator of the Per Share Consideration under Section 3.1.

     (c) To the extent that the amount obtained in Section 3.3(b)(ii) is less than .22, Unison shall deduct from that number of shares of Unison Common Stock to be delivered pursuant to Section 3.1 a number of shares sufficient such that the calculation in Section 3.3(b)(ii) shall yield not less than .22.

     SECTION 3.4  Exchange of Certificates.

     (a) As of the Effective Time, LABCO shall deposit with a bank or trust company to be designated by LABCO (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Section 3, through the Exchange Agent, (i) certificates representing the shares of Unison Common Stock issuable pursuant to Section 3.2(a) in exchange for issued and outstanding Shares, less the amount of such Shares to be delivered directly to the Escrow Agent pursuant to such Section 3.2(a) and (ii) cash in an amount sufficient for the consideration owed for fractional shares. Unison Common Stock into which Shares shall be converted pursuant to the Transaction shall be deemed to have been issued at the Effective Time.

     (b) As soon as reasonably practicable after the Effective Time, Unison and LABCO shall cause the Exchange Agent to mail to each record holder of Shares (i) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Shares held by such record holder (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as LABCO shall reasonably specify and (ii) instructions for surrendering the Certificates in exchange for certificates representing shares of Unison Common Stock and for receiving cash payments in lieu of fractional shares of Unison Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and such other documents as LABCO or the Exchange Agent shall reasonably request: (x) the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the shares of Unison Common Stock described in Section 3.2(a) hereof (rounded down to the nearest whole share) and a cash payment for fractional shares calculated on the basis of the Average Closing Price; and (y) Unison and LABCO shall cause the Exchange Agent to prepare and deliver to the Escrow Agent, in the name of the Escrow Agent, a certificate or certificates representing the Reserve Shares (rounded down to the nearest whole share). The Certificates so surrendered shall forthwith be canceled. From and after the Effective Time, Unison shall be entitled to treat such Certificates for Shares which have not yet been surrendered for exchange as evidencing the ownership of that number of shares of Unison Common Stock into which the Shares represented by such Certificates shall have been converted, notwithstanding any failure to surrender such certificates.

     (c) Until surrendered as contemplated by this Section 3.4, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such shares of Unison Common Stock and cash payment for fractional shares as provided in this Section 3.

     (d) If any certificate for shares of Unison Common Stock is to be issued in a name other than that in which the Certificate for Shares surrendered therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by the reason of the issuance of such shares of Unison common stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Unison or the Exchange Agent that such tax has been paid or is not applicable.

     (e) Neither Unison, LABCO nor the Company shall be liable to the holder of Shares for any shares of Unison Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Unison and LABCO as follows:

     SECTION 4.1 Organization and Good Standing; Capitalization; Agreements Regarding Capital Stock.

     (a) Schedule 4.1(a) hereto contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, each other jurisdiction in which it is authorized to do business, and its capitalization (including the number of shares of each class authorized and outstanding, the identity of each stockholder and each Person who has any right to acquire capital stock from such Acquired Company and the number of shares of each class of stock held by each Person or which such Person has the right to acquire from such Acquired Company, all on an actual basis and fully-diluted basis as of the Effective Time). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, financial condition or results of operations of such Acquired Company.

     (b) Attached as Schedule 4.1(b) are true and correct copies of the Organizational Documents of each Acquired Company, as currently in effect.

     (c) Set forth on Schedule 4.1(c) is a true and correct description of all agreements, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from any Acquired Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of any Acquired Company or the right to acquire any such security; (ii) cause any Acquired Company to register, under the Securities Act or otherwise, any securities of any Acquired Company; or (iii) vote or direct the voting of any class of capital stock of any Acquired Company or appoint any member of any Acquired Company's board of directors.

     SECTION 4.2  Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) Except as set forth on Schedule 4.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of any Acquired Company;

          (ii) to Company's knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which any Acquired Company, or any of the assets owned or used by any Acquired Company, may be subject;

          (iii) to Company's knowledge, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, any Acquired Company;

          (iv) to Company's knowledge, cause any Acquired Company to become subject to, or to become liable for the payment of, any Tax;

          (v) except as set forth on Schedule 4.2(b)(v), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract to the extent any of the foregoing would have a material adverse effect on the financial condition of the Acquired Companies or the Acquired Companies' business operations; or

          (vi) to Company's knowledge, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by any Acquired Company to the extent any of the foregoing would have a material adverse effect on the financial condition of the Acquired Companies or the Acquired Companies' business operations.

     (c) Other than obtaining the requisite vote of the Shareholders, no Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     SECTION 4.3 Capitalization. The authorized and outstanding equity securities of the Company are as set forth on Schedule 4.1(a) hereto. All of the outstanding equity securities of each Subsidiary of the Company are owned of record and beneficially by the Company, free and clear of all Encumbrances, except the Encumbrances noted on Schedule 4.1(a). Schedule 4.1(a) also sets forth whether or not such Encumbrances will be satisfied at or prior to the Closing. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of any Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such security was issued in violation of any preemptive right or other right to subscribe to or purchase any securities of the Company. None of the outstanding equity securities or other securities of any Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any other business.

     SECTION 4.4 Financial Statements. The Company has delivered to LABCO: (a) consolidated balance sheets of the Acquired Companies as at December 31, 1994, and the related consolidated statements of income, changes in stockholders' equity, and cash flow for each of the prior fiscal years then ended, together with the report thereon of Ronald H. Ridgers, PC, CPA, independent certified public accountant; (b) a consolidated balance sheet of the Acquired Companies as at December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related consolidated statements of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Ronald H. Ridgers, PC, CPA, independent certified public accountant, and (c) an unaudited consolidated balance sheet of the Acquired Companies as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited consolidated statements of income, changes in stockholders' equity, and cash flow for the three months then ended. Such financial statements (and notes where applicable) fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

     SECTION 4.5 Books and Records. Except as set forth on Schedule 4.5 hereto (which disclosure shall not be considered for purposes of calculating the right to or amount of damages or other amounts to be paid to LABCO under the Escrow Agreement), the books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to LABCO, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Acquired Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies, and no meeting of any such stockholders, Board of Directors, or committee in which material matters have been acted upon has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

     SECTION 4.6  Title to Properties; Encumbrances.  Except as set forth on
Schedule 4.6 hereto, the Acquired Companies do not own, directly or indirectly, any real property. Set forth on Schedule 4.6 hereto is a complete and accurate list of all real property leases, or other real property interests owned by any Acquired Company. The Acquired Companies own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed on Schedule 4.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

     SECTION 4.7  Condition and Sufficiency of Assets.  Set forth on Schedule
4.7 hereto is a complete and accurate list of all equipment owned or leased by the Acquired Companies with an acquisition cost of $1,000 or more (the "Equipment"), showing whether each item is owned or leased. All items of Equipment are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The items of Equipment are sufficient for the continued conduct of the Acquired Companies' businesses immediately after the Closing in substantially the same manner as conducted prior to the Closing.

     SECTION 4.8 Accounts Receivable. All accounts receivable of the Acquired Companies that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Acquired Companies as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in an amount which is not less than 95% of the face amount of the receivable, within 120 days after the day on which it first becomes due and payable. To the Company's Knowledge, there is no material contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Set forth on
Schedule 4.8 is a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     SECTION 4.9 Prepaid Supplies. Set forth on Schedule 4.9 is a complete and accurate description of all prepaid supplies of the Acquired Companies with a book value of $100 or more (the "Prepaid Supplies"). The Prepaid Supplies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The quantities of Prepaid Supplies are not excessive and are reasonable in the present circumstances of the Acquired Companies.

     SECTION 4.10 No Undisclosed Liabilities. Except as set forth on Schedule 4.10, the Acquired Companies have no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

     SECTION 4.11  Taxes.

     (a) The Acquired Companies have filed or caused to be filed all income tax and other material Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has delivered to LABCO copies of, and Schedule 4.11 hereto contains a complete and accurate list of, all such income tax and other material Tax Returns filed since April 1, 1990. The Acquired Companies have paid all Taxes due in respect of such tax returns.

     (b) No United States federal or state income Tax Return of any Acquired Company has been audited by the IRS or relevant state tax authorities and all such Tax Returns are closed by the applicable statute of limitations for all taxable years through December 31, 1992. No Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of any Acquired Company or for which any Acquired Company may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes. To the Company's Knowledge, there exists no proposed tax assessment against any Acquired Company except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by any Acquired Company. All Taxes that any Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) To the Company's Knowledge, all income tax and other material Tax Returns filed by (or that include on a consolidated basis) any Acquired Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by any Acquired Company after the date of this Agreement. No Acquired Company is, or within the five-year period preceding the Closing Date has been, an "S" corporation.

     SECTION 4.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of any Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     SECTION 4.13  Employee Benefits.

     (a) As used in this Section 4.13, the following terms have the meanings set forth below.

     "COMPANY OTHER BENEFIT OBLIGATION" shall mean an Other Benefit Obligation owed, adopted, or followed by an Acquired Company or an ERISA Affiliate of an Acquired Company.

     "COMPANY PLAN" shall mean all Plans of which an Acquired Company or an ERISA Affiliate of an Acquired Company is or was a Plan Sponsor, or to which an Acquired Company or an ERISA Affiliate of an Acquired Company otherwise contributes or has contributed, or in which an Acquired Company or an ERISA

Affiliate of an Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "COMPANY VEBA" shall mean a VEBA whose members include employees of any Acquired Company or any ERISA Affiliate of an Acquired Company.

     "ERISA AFFILIATE" shall mean, with respect to an Acquired Company, any other person that, together with the Company, would be treated as a single employer under IRC sec. 414.

     "MULTI-EMPLOYER PLAN" shall have the meaning set forth in ERISA sec. 3(37)(A).

     "OTHER BENEFIT OBLIGATIONS" shall mean all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC sec. 132.

     "PENSION PLAN" shall have the meaning set forth in ERISA sec. 3(2)(A).

     "PLAN" shall have the meaning set forth in ERISA sec. 3(3).

     "PLAN SPONSOR" shall have the meaning set forth in ERISA sec. 3(16)(B).

     "QUALIFIED PLAN" shall mean any Plan that meets or purports to meet the requirements of IRC sec. 401(a).

     "TITLE IV PLANS" shall mean all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. sec. 1301 et seq., other than Multi-Employer Plans.

     "VEBA" shall mean a voluntary employees' beneficiary association under IRC sec. 501(c)(9).

     "WELFARE PLAN" shall have the meaning set forth in ERISA sec. 3(1).

          (b) (i) Schedule 4.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) Qualified Plans or
     (B) Title IV Plans. No Acquired Company or ERISA Affiliate participates in or has ever participated in or had any obligation to contribute to any defined benefit Pension Plan or Multi-Employer Plan nor does any Acquired Company or ERISA Affiliate have any liability under Title IV of ERISA or
     Part 3 of Subtitle B of Title I of ERISA in connection with any defined benefit Pension Plan or Multi-Employer Plan.

          (ii) Schedule 4.13(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of each Acquired Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii) No Acquired Company is liable for post-retirement benefits.

     (c) The Company has delivered to LABCO:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Acquired Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and
     (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations and Company VEBAs for which a plan description or summary plan description is not required;

          (ii) all personnel, payroll, and employment manuals and policies;

          (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (iv) all insurance policies purchased by or to provide benefits under any Company Plan;

          (v) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (vi) all notifications to employees of their rights under ERISA sec. 601 et seq. and IRC sec. 4980B;

          (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

          (viii) all notices that were given by the IRS, the Pension Benefit Guaranty Corporation (the "PBGC"), or the Department of Labor to any Acquired Company, any ERISA Affiliate of an Acquired Company, or any Company Plan within the four years preceding the date of this Agreement; and

          (ix) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Acquired Companies that is a Qualified Plan.

     (d) Except as set forth on Schedule 4.13(d):

          (i) The Acquired Companies have performed in all material respects all of their respective obligations under all Company Plans, Company Other Benefit Obligations and Company VEBAs. The Acquired Companies have made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs and Obligations that have accrued but are not due.

          (ii) To the knowledge of the Acquired Companies, no statement, either written or oral, has been made by any Acquired Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to any Acquired Company or to LABCO.

          (iii) The Acquired Companies, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in compliance in all material respects with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.13.

             (A) No non-exempt transaction prohibited by ERISA sec. 406 and no non-exempt "prohibited transaction" under IRC sec. 4975(c) have occurred with respect to any Company Plan.

             (B) To the knowledge of the Acquired Companies, no Acquired Company has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

             (C) To the knowledge of the Acquired Companies, no Acquired Company has any liability to the PBGC with respect to any Plan or has any liability under ERISA sec. 502 or sec. 4071.

             (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

             (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations and Company VEBAs are deductible under IRC sec. 162 or sec. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

          (iv) Each Company Plan can be terminated without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) Since January 1, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA or Company Other Benefit Obligation.

          (vi) To the knowledge of the Acquired Companies, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit

     Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation or Company VEBA or fiduciary of the same is pending or, to the Knowledge of the Acquired Companies, is Threatened.

          (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC sec. 401(a).

          (ix) To the knowledge of the Acquired Companies: (A) each Qualified Plan of each Acquired Company is qualified in form and operation under IRC sec. 401(a); each trust for each such Plan is exempt from federal income tax under IRC sec. 501(a); and (B) no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

          (x) Each Acquired Company and each ERISA Affiliate of an Acquired Company has met the minimum funding standard, and has made all contributions required, under ERISA sec. 302 and IRC sec. 412.

          (xi) No Company Plan is subject to Title IV of ERISA.

          (xii) Except to the extent required under ERISA sec. 601 et seq. and IRC sec. 4980B and applicable state law, no Acquired Company provides health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (xiii) To the extent any Acquired Company provides any benefit to retirees, such Acquired Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

          (xiv) All Acquired Companies have complied with the provisions of ERISA sec. 601 et seq. and IRC sec. 4980B in all material respects.

          (xv) No payment that is owed or may become due to any director, officer, employee, or agent of any Acquired Company will be non-deductible to the Acquired Companies or subject to tax under IRC sec. 280G or sec. 4999; nor will any Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xvi) The consummation of the Contemplated Transactions will not: (i) give rise to any liability or obligation of any Acquired Company pursuant to any Company Plan; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due under any Company Plan; (ii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Company Plan; or (iv) directly or indirectly cause the Company or any ERISA Affiliate to transfer or set aside any assets to fund or otherwise provide for benefit for any individual.

     SECTION 4.14 Compliance with Legal Requirements; Governmental
                  Authorizations.

     (a) Except as set forth on Schedule 4.14(a):

          (i) to Company's Knowledge, each Acquired Company is, and at all times since December 31, 1994 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Acquired Company of, or a failure on the part of any Acquired Company to comply in all material respects with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) no Acquired Company has received, at any time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding

     (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual or alleged obligation on the part of any Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 4.14(b) contains a complete and accurate list of each Governmental Authorization that is held by any Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, any Acquired Company. Each Governmental Authorization listed or required to be listed in Schedule 4.14(b) is, to Company's Knowledge, valid and in full force and effect, and such Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

     SECTION 4.15  Legal Proceedings; Orders.

     (a) There is no pending Proceeding that has been commenced by or against any Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Acquired Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Acquired Companies, except as set forth on Schedule 4.15, (1) no such Proceeding has been Threatened, and (2) the Company has no Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to LABCO copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 4.15. The Proceedings listed on
Schedule 4.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Acquired Company.

     (b) There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any Acquired Company, is subject and no officer, director, agent, or employee of any Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of any Acquired Company.

     SECTION 4.16 Absence of Certain Changes and Events. Except as set forth on Schedule 4.16, since the date of the Interim Balance Sheet, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in any Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of any Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by any Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of any Acquired Company;

     (c) payment by any Acquired Company of any bonuses, or increase by any Acquired Company in salaries or other compensation to any employee, or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of any Acquired Company;

     (e) damage to or destruction or loss of any asset or property of any Acquired Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Companies, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to any Acquired Company of at least $50,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of any Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of any Acquired Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to any Acquired Company in excess of $50,000;

     (i) material change in the accounting methods used by any Acquired Company; or

     (j) agreement, whether oral or written, by any Acquired Company to do any of the foregoing.

     SECTION 4.17  Contracts; No Defaults.

     (a) Schedule 4.17(a) contains a complete and accurate list, and the Company has delivered to LABCO true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $50,000, including and, in the case of any service contract entered into by any Acquired Company, setting forth the following information: name and location of institution; circumstances under which such contract may be terminated; term of contract; and annual service charge;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $50,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $50,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by any Acquired Company with any other Person;

          (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of any Acquired Company or any Affiliate of an Acquired Company or limit the freedom of any Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

          (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (ix) each power of attorney that is currently effective and outstanding;

          (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by any Acquired Company to be responsible for consequential damages;

          (xi) each Applicable Contract for capital expenditures in excess of $50,000;

          (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by any Acquired Company other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth on Schedule 4.17(b), to the Company's Knowledge, no officer, director, agent, employee, consultant, or contractor of any Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of any Acquired Company, or (B) assign to any Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Each Contract identified or required to be identified on Schedule 4.17(a) is in full force and effect and to Company's knowledge is valid and enforceable in accordance with its terms. Except as set forth on Schedule 4.17(c) hereto:

          (i) Each Acquired Company is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which such Acquired Company has or had any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which an Acquired Company has or had any rights is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

          (iii) to the Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give any Acquired Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) no Acquired Company has given to or received from any other Person, at any time since December 31, 1994, any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any Applicable Contract.

     (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to any Acquired Company under current or completed Contracts with any Person other than in the Company's Ordinary Course of Business and, to the Knowledge of the Acquired Companies, no such Person has made written demand for such renegotiation.

     (e) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     (f) Except as set forth on Schedule 4.17(f), none of the Acquired Companies has any agreement, Contract or understanding, written or oral, with any Person obligating any Acquired Company to proceed with any acquisition or to take any other action. Any agreement, Contract or understanding set forth on Schedule 4.17(f) may be terminated by the Acquired Company without penalty or cost to the Acquired Company.

     SECTION 4.18  Insurance.

     (a) The Company has delivered to LABCO:

          (i) true and complete copies of all policies of insurance to which any Acquired Company is a party or under which any Acquired Company, or any director of any Acquired Company in such director's capacity as a director of such Acquired Company, is or has been covered at any time within the three years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of any Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Schedule 4.18(b) hereto describes:

          (i) any self-insurance arrangement by or affecting any Acquired Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by any Acquired Company; and

          (iii) all obligations of the Acquired Companies under Applicable Contracts to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) Schedule 4.18(c) hereto sets forth, by year, for the current policy year and each of the two preceding policy years:

          (i) a summary of the loss experience under each policy for liability, property or casualty insurance;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

             (A) the name of the claimant;

             (B) a description of the policy by insurer, type of insurance, and period of coverage; and

             (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Schedule 4.18(d) hereto:

          (i) All policies to which any Acquired Company is a party or that provide coverage to any Acquired Company, or any director or officer of an Acquired Company:

             (A) to Company's Knowledge, are valid, outstanding, and enforceable;

             (B) to Company's Knowledge, are issued by an insurer that is financially sound and reputable;

             (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Companies for all risks normally insured against by a Person carrying on the same business or businesses as the Acquired Companies;

             (D) are sufficient for compliance with all Legal Requirements (to the Company's Knowledge) and Contracts to which any Acquired Company is a party or by which any of them is bound;

             (E) will not be terminated as a result of the consummation of the Contemplated Transactions; and

             (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of any Acquired Company, exclusive of audit adjustments for workers compensation coverage.

          (ii) No Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or
     (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which any Acquired Company is a party or that provides coverage to any Acquired Company or director thereof.

          (iv) The Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

     SECTION 4.19 Environmental Matters. Except as set forth on Schedule 4.19(d) hereto:

     (a) To the Knowledge of the Acquired Companies, each Acquired Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. No Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of the Acquired Companies, Threatened claims, Encumbrances or other restrictions of any nature resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest.

     (c) No Acquired Company has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To the Knowledge of the Acquired Companies, no Acquired Company, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Acquired Company (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Acquired Companies, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of the Acquired Companies, no Acquired Company, any other Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) To the Knowledge of the Acquired Companies, there has been no Release or, to the Knowledge of the Acquired Companies, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Acquired Company has or had an interest, or any geologically or hydrologically adjoining property, whether by any Acquired Company, or any other Person.

     (g) The Company has delivered to LABCO true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by any Acquired Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

     SECTION 4.20  Employees.

     (a) Except as set forth on Schedule 4.20, there has been provided to LABCO a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any Acquired Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) Except as set forth on Schedule 4.17(a), no employee or director of any Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of any Acquired Company to conduct its business, including any Proprietary Rights Agreement with the Acquired Companies by any such employee or director. To the Acquired Companies' Knowledge, no officer or other key employee of any Acquired Company intends to terminate his employment with such Acquired Company.

     (c) There has been provided to LABCO a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     SECTION 4.21 Labor Relations; Compliance. No Acquired Company has been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting any Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Acquired Company, and no such action is contemplated by any Acquired Company. Each Acquired Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     SECTION 4.22  Intellectual Property.

     (a) The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by any Acquired Company as licensee or licensor:

          (i) the name, "American Professional Holding, Inc.," all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

          (iv) all rights in mask works, if any, (collectively, "Rights in Mask Works"); and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").

     (b) Agreements. Schedule 4.22(b) hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Companies, of all Contracts relating to the Intellectual Property Assets to which any Acquired Company is a party or by which any Acquired Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which an Acquired Company is the licensee. There are no outstanding and, to Acquired Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business

          (i) The Intellectual Property Assets are all those necessary for the operation of the Acquired Companies' businesses as they are currently conducted. Except as described on Schedule 4.22(c)(i) hereto, one or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Schedule 4.22(c)(ii) sets forth all current employees of the Acquired Companies who have executed a confidentiality agreement with such Acquired Company, copies of the forms of which are attached to such Schedule.

     (d) Trademarks

          (i) Schedule 4.22(d) hereto contains a complete and accurate list and summary description of all Marks. One or more of the Acquired Companies is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to Acquired Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

          (iv) To Acquired Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

          (v) No Mark is infringed or, to Acquired Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by any Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (e) Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to conduct the business operations of the Acquired Companies as presently conducted.

          (ii) The Acquired Companies have taken reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

          (iii) One or more of the Acquired Companies has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the Knowledge of the Acquired Companies, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Companies) or to the detriment of the Acquired Companies. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     SECTION 4.23 Certain Payments. No Acquired Company or director, officer, agent, or employee of any Acquired Company, or to the Knowledge of the Acquired Companies any other Person associated with or acting for or on behalf of any Acquired Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or any Affiliate of an Acquired Company, in each case in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

     SECTION 4.24  Disclosure.

     (a) No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.10 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) Any material distributed to the Shareholders in connection with the Merger, including the Merger Information Statement (and any amendments or supplements thereto) will comply in all material respects with applicable federal securities laws and laws of Utah and at the time that they or amendments or supplements thereto, are filed with the SEC and are first published or sent or given to holders of Shares, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Unison or LABCO for inclusion in the Merger Information Statement.

     SECTION 4.25  Relationships with Related Persons.  Except as set forth on
Schedule 4.25, no Shareholder or any Related Person of any Shareholder or of any Acquired Company has, or since December 31, 1994, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Shareholder or any Related Person of Shareholder or of any Acquired Company is, or since December 31, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with any Acquired Company or (ii) engaged in competition with any Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 4.25, no Shareholder or any Related Person of Shareholder or of any Acquired Company is a party to any Contract with, or has any claim or right against, any Acquired Company.

     SECTION 4.26 Accounting Matters. None of the Acquired Companies has taken or agreed to take any action or has knowledge of any fact or circumstances relating to the Acquired Companies that would prevent accounting for the Merger as a pooling-of-interests.

     SECTION 4.27 Brokers or Finders. None of the Shareholders, the Acquired Companies or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         SECTION 5  REPRESENTATIONS AND WARRANTIES OF UNISON AND LABCO

     Each of Unison and LABCO, as applicable, represent and warrant to the Company as follows:

     SECTION 5.1 Organization and Good Standing. Each of Unison and LABCO is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all of its obligations as required by its agreements and contracts. Each of Unison and LABCO is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its assets, financial condition or results of operations.

     SECTION 5.2  Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Unison and LABCO, enforceable against each of them in accordance with its terms. Upon the execution and delivery by Unison and LABCO of the Escrow Agreement, the Employment Agreements and the Unison/LABCO Tax Representation Letter (collectively, "LABCO's Closing Documents"), LABCO's Closing Documents will constitute legal, valid, and binding obligations of each of Unison and LABCO, enforceable against them in accordance with their respective terms. Each of Unison and LABCO has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and, as applicable, LABCO's Closing Documents and to perform its obligations under this Agreement and, as applicable, LABCO's Closing Documents.

     (b) Neither the execution and delivery of this Agreement or LABCO's Closing Documents by Unison or LABCO nor the consummation or performance of any of the Contemplated Transactions by Unison or LABCO will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Unison or LABCO, as applicable, or (B) any resolution adopted by the board of directors or the stockholders of Unison or LABCO, as applicable;

          (ii) to either Unison's or LABCO's knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Unison or LABCO, or any of the assets owned or used by Unison or LABCO, may be subject; or

          (iii) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions.

     (c) Neither Unison nor LABCO is nor will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     SECTION 5.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Unison or LABCO and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To neither of Unison's or LABCO's Knowledge, no such Proceeding has been Threatened.

     SECTION 5.4  SEC Documents; Financial Statements.

     (a) Unison filed a registration statement on Form S-1 with the SEC, which registration statement was declared effective by the SEC on December 18, 1995. At December 18, 1995, such registration statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 19, 1995 Unison has filed all forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act and the SEC rules and regulations thereunder, all of which as of their respective dates complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Unison SEC Documents"). None of the Unison SEC Documents, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets and the related statements of consolidated income, shareholders equity and cash flows (including the related notes thereto) of Unison included in the Unison SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Unison and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     (c) Since the end of the period covered by the most recent consolidated financial statements of Unison included in the Unison SEC Documents, there has not been any material adverse change in the business, operations or prospects of Unison or any of its consolidated Subsidiaries.

     (d) Based on Unison's Knowledge, facts and circumstances do not exist that require Unison to make SEC filings that have not been filed solely for the reason that the due date for same is a future date, excepting from the foregoing Unison's Form 10-Q for the quarter ended June 30, 1996.

     SECTION 5.5 Information Supplied. No representation or warranty of either Unison or LABCO omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Unison or LABCO in writing for inclusion in the Merger Information Statement will at the respective times that the Merger Information Statement, or any amendments or supplements thereto, is filed with the SEC and is first published or sent or given to holders of Shareholders for the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 5.6 Interim Operations of LABCO. LABCO was formed solely for the purpose of engaging in the Contemplated Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 5.7 Brokers or Finders. Except as set forth on Schedule 5.7, neither Unison nor LABCO and their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Unison and LABCO will indemnify and hold the Company harmless from any such payment alleged to be due by or through Unison or LABCO as a result of the action of Unison or LABCO or its officers or agents.

     SECTION 5.8 Activities After Closing. Neither Unison nor LABCO will take any action or fail to take any action after Closing that is reasonably within its authority that if taken or not taken will cause the Contemplated Transactions not to qualify under the IRC as a tax free reorganization.

     SECTION 5.9  Disclosure.

     (a) No representation or warranty of Unison or LABCO in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.11 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     SECTION 5.10 Legal Proceedings; Orders. There is no pending Proceeding that has been commenced by or against Unison or LABCO or that otherwise relates to or may materially adversely affect the business of, or any of the assets owned or used by, Unison or LABCO or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Unison and LABCO, (1) no such Proceeding has been Threatened, and (2) neither Unison nor LABCO has Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

     SECTION 5.11 Capitalization. The authorized capital stock of Unison consists solely of 10,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock, of which, as of the date hereof, 3,900,312 shares of Unison Common Stock are issued and outstanding. All such shares of Unison Common Stock been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive right.

     SECTION 5.12 Merger Consideration. All shares of Unison Common Stock to be issued as Per Share Consideration upon issuance will be duly authorized and validly issued, fully paid and non-assessable and not issued in violation of any preemptive right.

               SECTION 6  FURTHER COVENANTS PRIOR TO CLOSING DATE

     SECTION 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, (a) afford Unison, LABCO and their Representatives and prospective lenders and their Representatives (collectively, "LABCO's Advisors") reasonable access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Unison, LABCO and LABCO's Advisors with copies of all such contracts, books and records, and other existing documents and data as Unison or LABCO may reasonably request, and (c) furnish Unison, LABCO and LABCO's Advisors with such additional financial, operating, and other data and information as they may reasonably request.

     SECTION 6.2  Operation of the Businesses of the Acquired Companies.

     Between the date of this Agreement and the Closing Date, the Company will:

     (a) conduct the business of each Acquired Company only in the Ordinary Course of Business;

     (b) use their Best Efforts to preserve intact the current business organization of each Acquired Company, keep available the services of the current officers, employees, and agents of each Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with each Acquired Company;

     (c) confer with Unison and LABCO concerning operational matters of a material nature; and

     (d) otherwise report periodically to Unison and LABCO concerning the status of the business, operations, and finances of each Acquired Company.

     SECTION 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, and will cause each Acquired Company not to, without the prior written consent of Unison and LABCO, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 4.16 is likely to occur.

     SECTION 6.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this

Agreement and the Closing Date, the Company will, and will cause each Acquired Company to cooperate with Unison and LABCO with respect to all filings that Unison or LABCO elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     SECTION 6.5 Shareholders' Meeting, Merger Information Statement and Registration Statement.

     (a) As soon as reasonably practicable after the date hereof:

          (i) the Company shall duly call, give notice of, convene and hold a special meeting of the Shareholders (the "Company Shareholders Meeting"), to be held as soon as practicable after the date hereof for the purpose of considering and taking action upon the Merger; and

          (ii) the Company shall prepare in accordance with the applicable provisions of the federal securities laws and Utah laws an information statement with respect to the Merger and the Contemplated Transactions (the "Merger Information Statement").

     (b) the Company shall use its Best Efforts (i) to obtain and furnish the information required to be included by it in the Merger Information Statement and, after consultation with LABCO and Unison, respond promptly to any comments made by the SEC with respect to the Merger Information Statement and any preliminary version thereof and cause the Merger Information Statement to be mailed to the Shareholders at the earliest practicable time after the date hereof (subject to the effectiveness of the Registration Statement, as defined in Section 6.5(d)) and (ii) obtain the necessary approval by the Shareholders of this Agreement and the transactions contemplated hereby unless there exists at such time a proposal for a Third Party Acquisition and in the judgment of the Board of Directors of the Company after consultation with Company counsel, obtaining such approvals would be a breach of its fiduciary duties to the Shareholders or other constituencies under applicable law.

     (c) The Senior Managers and the Maguire Limited Partnership shall indemnify and hold harmless Unison, LABCO and their respective directors, officers, employees, agents and other representatives (each, a "Unison Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Unison Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to Unison or LABCO, directly or indirectly through the Company, by such Shareholders specifically for use in preparation of the Registration Statement and/or Merger Information Statement. The indemnification provided for in this Section 6.5(c) shall be in addition to and shall not be satisfied out of the Reserve Shares.

     (d) Unison shall prepare a registration statement on Form S-4 and any required amendments thereto (the "Registration Statement"), of which the Merger Information Statement shall be a part, under the Securities Act with respect to the shares of Unison Common Stock to be issued pursuant to the Merger and file the Registration Statement with the SEC as soon as reasonably practicable after the date hereof. Unison shall comply with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC under such acts applicable to the offering and sale of Unison Common stock in connection with the Merger. Unison shall use its Best Efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and shall take any action required under applicable federal or state securities laws in connection with the issuance of Unison Common Stock pursuant to the Merger.

     (e) Unison shall indemnify and hold harmless the Company and its directors, officers, employees, agents and other representatives and the Maguire Limited Partnership (each, a "Company Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to the Company by Unison specifically for use in preparation of the Registration Statement and/or Merger Information Statement.

     (f) If either Unison or the Company shall reasonably request to include in the Merger Information Statement or omit therefrom any statement in order that the Merger Information Statement will not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, the Merger Information Statement shall not be mailed to the Shareholders without the mutual agreement of counsel for the Company and Unison that such statement need not be included in or need not be omitted from the Merger Information Statement.

     (g) Each party shall furnish to the other such information relating to it and its affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by the other party, in light of developments occurring after the date hereof, to ensure that the statements regarding the parties hereto and their affiliates and such transactions contained in the Merger Information Statement, as so supplemented, will not on the effective date of the Registration Statement or the date of the Company Shareholders Meeting or the Effective Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading.

     SECTION 6.6 Tax Representation Letter of the Company; No Disqualifying Action. The Company shall execute and deliver to Unison and LABCO the certificate and the representation for tax purposes in the form of Exhibit 6.6 (the "Company Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO). The Company will not take any action that would cause the Merger to fail to qualify as a tax-free reorganization under Section 368(a) of the IRC.

     SECTION 6.7 Tax Representation Letters of Shareholders. The Company shall use its Best Efforts to have those Shareholders listed on Schedule 6.7 hereto execute and deliver a representation letter for tax purposes in the form of
Exhibit 6.7 (the "Shareholder Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO).

     SECTION 6.8 Agreements of Affiliates. As soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO), the Company shall deliver to Unison a letter identifying all Persons who are anticipated to be at the time of the vote on the Merger "affiliates" of the Company for purposes of Rule 145 under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interest accounting treatment. The Company shall use its best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to the Company not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO) a written agreement in the form of Exhibit 6.8 (the "Affiliate Agreements").

     SECTION 6.9 Delivery of Disclosure Schedules. The parties acknowledge that this Agreement will be executed and delivered prior to the delivery of the Disclosure Schedules and the delivery of schedules by Unison and LABCO pursuant to Section 5 (the "Section 5 Schedules"). The Company agrees to deliver the Disclosure Schedules to Unison and LABCO, and each of Unison and LABCO agree to deliver the Section 5 Schedules, as applicable, to the Company, within two weeks from the date hereof. The parties agree that except for the obligations arising out of Section 10.1 and Section 10.3, which survive termination of this Agreement, (a) Unison and LABCO shall each have the right to terminate this Agreement (i) if the Disclosure Schedules shall not have been timely delivered or (ii) if such Disclosure Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would, or Unison or LABCO reasonably determines may, materially adversely effect the business, operations or prospects of the Company, and (b) the Company shall have the right to terminate this Agreement (i) if the Section 5 Schedules shall not have been timely delivered or (ii) if such Section 5 Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would the Company reasonably determines may materially adversely effect the business, operations or prospects of Unison and its consolidated Subsidiaries as a whole.

     SECTION 6.10 Notification by the Company. Between the date of this Agreement and the Closing Date, the Company will promptly notify Unison and LABCO in writing if any Acquired Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement, or if any Acquired Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Unison and LABCO a supplement to the Disclosure Schedules specifying such change. During the same period, the Company will promptly notify Unison and LABCO of the occurrence of any Breach of any covenant of the Company in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     SECTION 6.11 Notification by Unison or LABCO. Between the date of this Agreement and the Closing Date, Unison or LABCO, as applicable, will promptly notify the Company in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Section 5 Schedules if the
Section 5 Schedules were dated the date of the occurrence or discovery of any such fact or condition, Unison or LABCO, as applicable, will promptly deliver to the Company a supplement to the Section 5 Schedules specifying such change. During the same period, Unison or LABCO, as applicable, will promptly notify the Company of the occurrence of any Breach of any covenant of the Company in this
Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     SECTION 6.12 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Unison and LABCO) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of any Acquired Company, or any of the capital stock of any Acquired Company, or any merger, consolidation, business combination, or similar transaction involving any Acquired Company. Notwithstanding the foregoing, (i) the Company may participate in discussions with, and may furnish information to any third party which seeks to engage in discussions or requests such information, if, in either case, the Board of Directors of the Company determines, based on the advice of Tracy & Holland, L.L.P. or other legal counsel reasonably acceptable to Unison ("Legal Counsel"), that failing to engage in such discussions or to provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of the Company to the Shareholders, and (ii) the Board of Directors of the Company may take and disclose to Shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer and may make such disclosure to the Shareholders as may be required under applicable law.

     SECTION 6.13 Tax Representation Letter of Unison and LABCO. Unison and LABCO shall execute and deliver to the Company the certificate and the representation for tax purposes in the form of Exhibit 6.13 (the "Unison/LABCO Tax Representation Letter") as soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and LABCO).

     SECTION 6.14 Pooling-of-Interests. Each of the Company, Unison and LABCO shall use its Best Efforts (i) to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and as a reorganization under Section 368(a) of the IRC and (ii) to obtain a letter from Ronald H. Ridgers, PC, CPA regarding actions taken by the Company which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment.

     SECTION 6.15 Nasdaq Listing. Unison shall use its Best Efforts to list, prior to the Effective Time, on the Nasdaq National Market, subject to official notice of issuance, the shares of Unison Common Stock to be issued to the Shareholders in the Merger.

     SECTION 6.16 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Unison and LABCO will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Unison and LABCO will, and will cause each Related Person to, cooperate with the Company with respect to all filings that the Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company in obtaining all consents identified on Schedule 4.2(b); provided that this Agreement will not require Unison or LABCO to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     SECTION 6.17 Best Efforts. Between the date of this Agreement and the Closing Date, the Company, Unison and LABCO will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied, except, with respect to Unison and LABCO, as set forth in the proviso to Section 6.16.

                  SECTION 7  CONDITIONS PRECEDENT TO UNISON'S
                        AND LABCO'S OBLIGATION TO CLOSE

     Unison's and LABCO's obligation to consummate the Merger and to take the other actions required to be taken by Unison and LABCO at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Unison or LABCO, in whole or in part):

     SECTION 7.1 Accuracy of Representations. Each of the Company's representations and warranties set forth in Section 4 of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 7.2 Company's Performance. Each of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

     SECTION 7.3 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders of the Company in accordance with applicable law and the articles of incorporation and by-laws of the Company.

     SECTION 7.4 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and LABCO in accordance with applicable law and the respective certificate and articles of incorporation and by-laws of Unison and LABCO.

     SECTION 7.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 7.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

     SECTION 7.7 Consents. Each Consent required under the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

     SECTION 7.8 Additional Documents. Each of the following documents shall have been delivered to Unison and LABCO:

     (a) an opinion of Tracy & Holland, L.L.P., dated the Closing Date, in the form of Exhibit 7.8(a);

     (b) a certificate of the Secretary of State of the State of Utah as to the legal existence and good standing (including Tax) of the Company in Utah;

     (c) certificates of the appropriate governmental officials of the state of incorporation of each Subsidiary as to the legal existence and good standing (including Tax) of each Subsidiary;

     (d) certificates of appropriate governmental officials in each state in which any Acquired Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing of such Acquired Company in each such jurisdiction;

     (e) a certificate of the secretary of the Company attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions, and the authenticity and continuing validity of the Organizational Documents delivered pursuant to Section 4.1(b);

     (f) such other documents as Unison or LABCO may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.8(a), (ii) evidencing the accuracy of any of the Company's representations and warranties, (iii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

     (g) evidence reasonably satisfactory to Unison and LABCO that the Encumbrances set forth on Schedule 4.1(a) which are to be discharged have been discharged;

     (h) in the event the Interim Balance Sheet is as at a date more than 45 days prior to the Closing Date, an unaudited consolidated balance sheet of the Acquired Companies as at a date not less than 45 days prior to the Closing Date prepared in compliance with the requirements in Section 4.4 for the Interim Balance Sheet, which unaudited consolidated balance sheet of the Acquired Companies shall be deemed an Interim Balance Sheet for all purposes under this Agreement;

     (i) the tax certificate and letter of the Company pursuant to Section 6.6;

     (j) the representation letters of certain Shareholders pursuant to Section 6.7; and

     (k) the letters of affiliates of the Company pursuant to Section 6.8.

     SECTION 7.9 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or LABCO, or against any Person affiliated with Unison or LABCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     SECTION 7.10 No Claim Regarding Stock Ownership or Merger Consideration. Other than rights of Shareholders hereunder, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the cash, assets or other property to be distributed to Shareholders pursuant to
Section 3 hereof.

     SECTION 7.11 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Unison or LABCO or any Person affiliated with Unison or LABCO to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     SECTION 7.12 Termination of Agreements. All agreements, Contracts and understandings set forth on Schedule 4.1(c) shall have been terminated with no further liability or obligation of any Acquired Company.

     SECTION 7.13 Dissenters' Rights. Objecting Shares shall not represent more than five percent of the Shares.

     SECTION 7.14 Agreement for Acquisition of Memphis Clinical Laboratory Inc. Unison, the Senior Managers and John Maguire shall have completed, but for the Closing, the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical Laboratory Inc. from the Senior Managers and Mr. Maguire.

                     SECTION 8  CONDITIONS PRECEDENT TO THE
                         COMPANY'S OBLIGATION TO CLOSE

     The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

     SECTION 8.1 Accuracy of Representations. Each of Unison's and LABCO's representations and warranties set forth in Section 5 of this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 8.2 Unison's and LABCO's Performance. Each covenant and obligation that Unison or LABCO is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

     SECTION 8.3 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and LABCO in accordance with applicable law and the respective certificate and articles of incorporation and by-laws of Unison and LABCO.

     SECTION 8.4 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders in accordance with applicable law and the articles of incorporation and by-laws of the Company.

     SECTION 8.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 8.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

     SECTION 8.7 Consents. Each of the Consents required by the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

     SECTION 8.8 Additional Documents. Unison or LABCO must have caused the following documents to be delivered to the Company:

     (a) an opinion of Quarles & Brady, dated the Closing Date, in the form of
Exhibit 8.8(a);

     (b) the tax certificate and letter of Unison and LABCO pursuant to Section 6.13;

     (c) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of Unison in Delaware;

     (d) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of LABCO in Delaware;

     (e) a certificate of the secretary of Unison attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions;

     (f) a certificate of the secretary of LABCO attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions; and

     (g) such other documents as the Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.8(a), (ii) evidencing the accuracy of any representation or warranty of Unison or LABCO, (iii) evidencing the performance by Unison or LABCO of, or the compliance by Unison or LABCO with, any covenant or obligation required to be performed or complied with by Unison or LABCO, as applicable, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     SECTION 8.9 No Proceeding. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or LABCO, or against any Person affiliated with Unison or LABCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     SECTION 8.10 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Company or any Person affiliated with the Company to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     SECTION 8.11  Agreement for Acquisition of Memphis Clinical Laboratory
Inc. Unison, the Senior Managers and John Maguire shall have completed, but for the Closing, the acquisition by Unison of all of the issued and outstanding capital stock of Memphis Clinical Laboratory Inc. from the Senior Managers and Mr. Maguire.

                             SECTION 9  TERMINATION

     SECTION 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by either party pursuant to Section 3.1. or by failure of the Closing to take place on or prior to the date set for Closing in Section 2.5, but, in either case subject to the provisions of Section 9.1(f);

     (b) by either Unison, LABCO or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (c) by Unison or LABCO if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Unison or LABCO to comply with its respective obligations under this Agreement) and neither Unison nor LABCO has waived such condition on or before the Closing Date;

     (d) by Unison or LABCO if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger;

     (e) by the Company, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

     (f) by the Company, if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger if there exists at such time a proposal for a Third Party Acquisition and the Board of Directors of the Company after consultation with Company counsel determines that the failure to take such action would be a breach of the fiduciary duties to the Company's shareholders or other constituencies under applicable law; provided, however, that such termination under this Section 9.1(f) shall not be effective until the Company has made payment to Unison of the Transaction Expenses required to be paid pursuant to Section 9.2.

     (g) by mutual consent of LABCO and the Company; or

     (h) by either LABCO or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 30, 1996, or such later date as the parties may agree upon.

     SECTION 9.2  Special Fees.

     (a) In the event that:

          (i) this Agreement shall have been terminated pursuant to Section 9.1(d) or Section 9.1(f) and within 9 months of such termination: (x) a Third Party Acquisition shall occur, or (y) there is a letter of intent or similar instrument or other agreement between the Company and a Third Party for a Third Party Acquisition, or a public announcement by the Company of the Company's intention or plans to effect a Third Party Acquisition; or

          (ii) any Person (other than Unison or an affiliate of Unison) shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for more than 20% (or which, assuming the maximum amount of securities which could be purchased, would result in any Person beneficially owning more than 20%) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for a per Share consideration having a value greater than the Per Share Consideration, and this Agreement shall have been terminated pursuant to
     Section 9.1(d) or Section 9.1(f); or

          (iii) this Agreement is terminated pursuant to Section 9.1(f),

     then, in any such event, the Company shall promptly pay Unison (but in no event later than five business days after the first of such events shall have occurred) the Transaction Expenses.

     (b) Unison shall have the right to make more than one request for payment of Transaction Expenses, subject to the limitation on total Transaction Expenses. In the event the Company shall fail to pay invoiced Transaction Expenses within five days of receipt of an invoice therefor from Unison, the term "Transaction Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Unison and LABCO (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of Section 9.1(f), together with interest on such unpaid Transaction Expenses, commencing on the date that the Transaction Expenses were paid, at a rate equal to the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

     SECTION 9.3 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                         SECTION 10  GENERAL PROVISIONS

     SECTION 10.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     SECTION 10.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as LABCO and the Company determine. Unless consented to by LABCO in advance or required by Legal Requirements, prior to the Closing the Company shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and LABCO will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and LABCO will have the right to be present for any such communication.

     SECTION 10.3  Confidentiality.

     (a) Between the date of this Agreement and the Closing Date, Unison, LABCO and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Unison, LABCO and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party,
(ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     (b) If the Contemplated Transactions are not consummated: (i) each party will return or destroy as much of such written information as the other party may reasonably request; and (ii) Unison, LABCO and their respective Related Persons, will not employ, solicit the employment or contract with any employee or independent contractor of any of the Acquired Companies for a period of six months after the termination of this Agreement.

     SECTION 10.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

The Company:      American Professional Holding, Inc.
                  10925 Estate Lane, Suite 390
                  Dallas, Texas 75238
                  Attn: W. Jerome McGee
                  Facsimile No.: (214) 342-2129
with a copy to:   Tracy & Holland, L.L.P.
                  306 West 7th Street, Suite 500
                  Fort Worth, Texas 76102
                  Attn: George T. Johns, Esq.
                  Facsimile No.: (817) 332-3140

LABCO:            Labco Acquisition Co.
                  7272 East Indian School Road, Suite 214
                  Scottsdale, Arizona 85251
                  Attn: President
                  Facsimile: (602) 481-6479
with a copy to:   Quarles & Brady
                  One East Camelback, Suite 400
                  Phoenix, Arizona 85012-1649
                  Attn: P. Robert Moya, Esq.
                  Facsimile: (602) 230-5598
Unison:           Unison HealthCare Corporation
                  7272 East Indian School Road, Suite 214
                  Scottsdale, Arizona 85251
                  Attn: President
                  Facsimile: (602) 481-6479

     SECTION 10.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 10.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     SECTION 10.7 Combined Operating Results. Unison shall use its Best Efforts to publish the results of at least 30 days of combined operations of the Company and Unison following the Effective Time as soon as reasonably practicable after the end of such 30 day period.

     SECTION 10.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     SECTION 10.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Unison and the Company dated March 26,
1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 10.10  Disclosure Schedules.

     (a) The disclosures in the Disclosure Schedules, and those in any Supplement thereto, shall be deemed to relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     SECTION 10.11 Assignments, Successors, and No Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Unison may assign any of its rights under this Agreement to any Subsidiary of Unison. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that the provisions of Section 3.2, Section
3.4 and Section 10.7 and the provisions of this Agreement concerning qualification of the Contemplated Transactions as a tax free reorganization are additionally intended to be for the benefit of the Shareholders. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     SECTION 10.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     SECTION 10.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 10.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     SECTION 10.15 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

     SECTION 10.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

UNISON:

UNISON HEALTHCARE CORPORATION, a Delaware corporation

By:
Name:
Title:

LABCO:

LABCO ACQUISITION CO., a Delaware corporation

By:
Name:
Title:

COMPANY:

AMERICAN PROFESSIONAL HOLDING, INC., a Utah corporation

By:
Name:
Title:

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Unison HealthCare Corporation, a Delaware
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Labco Acquisition Co., a Delaware
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of American Professional Holding, Inc., a Utah
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------
                              ss.:

                              ss.:

                              ss.:

                                    EXHIBITS

                                                                                        PAGE
                                                                                        ----
Exhibit 2.6(a) (iv)...................................................................    3
Exhibits 2.2(A) and 2.2(B)............................................................   12
Exhibit 2.6(a) (iii)..................................................................   12
Exhibit 2.6(a) (v)....................................................................   13
Exhibit 6.6...........................................................................   50
Exhibit 6.7...........................................................................   50
Exhibit 6.8...........................................................................   51
Exhibit 6.13..........................................................................   53
Exhibit 7.8(a)........................................................................   55
Exhibit 8.8(a)........................................................................   58
                                         SCHEDULES
- --------------------------------------------------------------------------------------------
Schedule 4.1(a).......................................................................   18
Schedule 4.1(b).......................................................................   18
Schedule 4.1(c).......................................................................   18
Schedule 4.2(b).......................................................................   19
Schedule 4.2(b) (v)...................................................................   19
Schedule 4.5..........................................................................   21
Schedule 4.6..........................................................................   21
Schedule 4.7..........................................................................   22
Schedule 4.8..........................................................................   22
Schedule 4.9..........................................................................   22
Schedule 4.10.........................................................................   23
Schedule 4.11.........................................................................   23
Schedule 4.13(b) (i)..................................................................   25
Schedule 4.13(b) (ii).................................................................   25
Schedule 4.13(d)......................................................................   26
Schedule 4.14(a)......................................................................   29
Schedule 4.14(b)......................................................................   29
Schedule 4.15.........................................................................   30
Schedule 4.16.........................................................................   30
Schedule 4.17(a)......................................................................   31
Schedule 4.17(b)......................................................................   33
Schedule 4.17(c)......................................................................   33
Schedule 4.17(f)......................................................................   34
Schedule 4.18(b)......................................................................   34
Schedule 4.18(c)......................................................................   35
Schedule 4.18(d)......................................................................   35
Schedule 4.19.........................................................................   36
Schedule 4.20.........................................................................   38
Schedule 4.22(b)......................................................................   40
Schedule 4.22(c) (i)..................................................................   40
Schedule 4.22(c) (ii).................................................................   40
Schedule 4.22(d)......................................................................   40
Schedule 4.25.........................................................................   42
Schedule 5.7..........................................................................   46
Schedule 6.7..........................................................................   50

                                                                         ANNEX B

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                         UNISON HEALTHCARE CORPORATION
                            MEMPHIS ACQUISITION CO.
                                      AND
                       MEMPHIS CLINICAL LABORATORY, INC.

                               DATED JULY 3, 1996

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
RECITALS...............................................................................   B-1
SECTION 1 DEFINITIONS..................................................................   B-2
SECTION 2 THE MERGER AND EFFECTIVE TIME; SURVIVING CORPORATION; CLOSING................
                                                                                          B-7
  Section  2.1    The Merger...........................................................   B-7
  Section  2.2    Effective Time.......................................................   B-7
  Section  2.3    Articles of Incorporation And Bylaws.................................   B-7
  Section  2.4    Board Of Directors...................................................   B-7
  Section  2.5    Closing..............................................................   B-7
  Section  2.6    Closing Obligations..................................................   B-8
SECTION 3 CONVERSION OF SHARES.........................................................   B-8
  Section  3.1    Conversion Of Shares In The Merger...................................   B-8
  Section  3.2    Adjustments to Share Consideration...................................   B-9
  Section  3.3    Exchange of Certificates.............................................   B-9
SECTION 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................  B-10
  Section  4.1    Organization and Good Standing; Capitalization; Agreements
                  Regarding Capital Stock..............................................  B-10
  Section  4.2    Authority; No Conflict...............................................  B-11
  Section  4.3    Capitalization.......................................................  B-11
  Section  4.4    Financial Statements.................................................  B-11
  Section  4.5    Books and Records....................................................  B-12
  Section  4.6    Title to Properties; Encumbrances....................................  B-12
  Section  4.7    Condition and Sufficiency of Assets..................................  B-12
  Section  4.8    Accounts Receivable..................................................  B-12
  Section  4.9    Prepaid Supplies.....................................................  B-13
  Section  4.10   No Undisclosed Liabilities...........................................  B-13
  Section  4.11   Taxes................................................................  B-13
  Section  4.12   No Material Adverse Change...........................................  B-13
  Section  4.13   Employee Benefits....................................................  B-14
  Section  4.14   Compliance with Legal Requirements; Governmental Authorizations......  B-16
  Section  4.15   Legal Proceedings; Orders............................................  B-17
  Section  4.16   Absence of Certain Changes and Events................................  B-17
  Section  4.17   Contracts; No Defaults...............................................  B-18
  Section  4.18   Insurance............................................................  B-19
  Section  4.19   Environmental Matters................................................  B-21
  Section  4.20   Employees............................................................  B-22
  Section  4.21   Labor Relations; Compliance..........................................  B-22
  Section  4.22   Intellectual Property................................................  B-22
  Section  4.23   Certain Payments.....................................................  B-24
  Section  4.24   Disclosure...........................................................  B-24
  Section  4.25   Relationships with Related Persons...................................  B-24
  Section  4.26   Accounting Matters...................................................  B-24
  Section  4.27   Brokers or Finders...................................................  B-24
SECTION 5  REPRESENTATIONS AND WARRANTIES OF UNISON AND MEMCO..........................  B-25
  Section  5.1    Organization and Good Standing.......................................  B-25
  Section  5.2    Authority; No Conflict...............................................  B-25

                                                                                         PAGE
                                                                                         ----
  Section  5.3    Certain Proceedings..................................................  B-25
  Section  5.4    SEC Documents; Financial Statements..................................  B-25
  Section  5.5    Information Supplied.................................................  B-26
  Section  5.6    Interim Operations of MEMCO..........................................  B-26
  Section  5.7    Brokers or Finders...................................................  B-26
  Section  5.8    Disclosure...........................................................  B-26
  Section  5.9    Legal Proceedings; Orders............................................  B-26
  Section  5.10   Capitalization.......................................................  B-27
  Section  5.11   Merger Consideration.................................................  B-27
SECTION 6  FURTHER COVENANTS PRIOR TO CLOSING DATE.....................................  B-27
  Section  6.1    Access and Investigation.............................................  B-27
  Section  6.2    Operation of the Businesses of the Company...........................  B-27
  Section  6.3    Negative Covenant....................................................  B-27
  Section  6.4    Required Approvals...................................................  B-27
  Section  6.5    Shareholders' Meeting, Merger Information Statement and Registration
                  Statement............................................................  B-27
  Section  6.6    Agreements of Affiliates.............................................  B-29
  Section  6.7    Delivery of Disclosure Schedules.....................................  B-29
  Section  6.8    Notification by the Company..........................................  B-29
  Section  6.9    Notification by Unison or MEMCO......................................  B-29
  Section  6.10   No Negotiation.......................................................  B-30
  Section  6.11   Pooling-of-Interests.................................................  B-30
  Section  6.12   Nasdaq Listing.......................................................  B-30
  Section  6.13   Approvals of Governmental Bodies.....................................  B-30
  Section  6.14   Best Efforts.........................................................  B-30
SECTION 7  CONDITIONS PRECEDENT TO UNISON'S AND MEMCO'S OBLIGATION TO CLOSE............
                                                                                         B-31
  Section  7.1    Accuracy of Representations..........................................  B-31
  Section  7.2    Company's Performance................................................  B-31
  Section  7.3    Shareholder Approval.................................................  B-31
  Section  7.4    Board Approval.......................................................  B-31
  Section  7.5    Effectiveness of Registration Statement..............................  B-31
  Section  7.6    Listing Approval.....................................................  B-31
  Section  7.7    Consents.............................................................  B-31
  Section  7.8    Additional Documents.................................................  B-31
  Section  7.9    No Proceedings.......................................................  B-32
  Section  7.10   No Claim Regarding Stock Ownership or Merger Consideration...........  B-32
  Section  7.11   No Prohibition.......................................................  B-32
  Section  7.12   Termination of Agreements............................................  B-32
  Section  7.13   Agreement for Merger of Labco and Ampro..............................  B-32
SECTION 8  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE.......................  B-32
  Section  8.1    Accuracy of Representations..........................................  B-32
  Section  8.2    Unison's and MEMCO's Performance.....................................  B-32
  Section  8.3    Board Approval.......................................................  B-32
  Section  8.4    Shareholder Approval.................................................  B-33
  Section  8.5    Effectiveness of Registration Statement..............................  B-33
  Section  8.6    Listing Approval.....................................................  B-33

                                                                                         PAGE
                                                                                         ----
  Section  8.7    Consents.............................................................  B-33
  Section  8.8    Additional Documents.................................................  B-33
  Section  8.9    No Proceeding........................................................  B-33
  Section  8.10   No Prohibition.......................................................  B-33
  Section  8.11   Agreement for Merger of Labco and Ampro..............................  B-33
SECTION 9 TERMINATION..................................................................  B-34
  Section  9.1    Termination Events...................................................  B-34
  Section  9.2    Special Fees.........................................................  B-34
  Section  9.3    Effect of Termination................................................  B-35
SECTION 10 GENERAL PROVISIONS..........................................................  B-35
  Section 10.1    Expenses.............................................................  B-35
  Section 10.2    Public Announcements.................................................  B-35
  Section 10.3    Confidentiality......................................................  B-35
  Section 10.4    Notices..............................................................  B-36
  Section 10.5    Jurisdiction; Service of Process.....................................  B-36
  Section 10.6    Further Assurances...................................................  B-36
  Section 10.7    Combined Operating Results...........................................  B-37
  Section 10.8    Waiver...............................................................  B-37
  Section 10.9    Entire Agreement and Modification....................................  B-37
  Section 10.10   Disclosure Schedules.................................................  B-37
  Section 10.11   Assignments, Successors, and No Third-Party Rights...................  B-37
  Section 10.12   Severability.........................................................  B-37
  Section 10.13   Section Headings, Construction.......................................  B-37
  Section 10.14   Time of Essence......................................................  B-38
  Section 10.15   Governing Law........................................................  B-38
  Section 10.16   Counterparts.........................................................  B-38

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made as of July 3, 1996, among UNISON HEALTHCARE CORPORATION, a Delaware corporation ("Unison"), MEMPHIS ACQUISITION CO., a Delaware corporation ("MEMCO"), and MEMPHIS CLINICAL LABORATORY, INC., a Tennessee corporation (the "Company").

                                    RECITALS

     A. Unison HealthCare Corporation, a Delaware corporation ("Unison"), is engaged in the business of owning, leasing and managing nursing homes and other types of care facilities and the delivery of ancillary services, and MEMCO is a wholly-owned subsidiary of Unison;

     B. MEMCO and the Company desire that MEMCO be merged into the Company pursuant to this Agreement and in accordance with the applicable statutes of the State of Tennessee;

     C. The Company is principally engaged in the business of owning and operating medical laboratories for the commercial processing and evaluation of various types of human tissues;

     D. The respective Boards of Directors of MEMCO and the Company have each approved the merger of MEMCO with and into the Company pursuant to the provisions of this Agreement;

     E. The Board of Directors of the Company has duly resolved that this Agreement be submitted to the Company's shareholders in accordance with the Tennessee Business Corporation Act;

     F. Unison shall prepare a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission registering the shares of Unison Common Stock to be issued to the Company shareholders in the Merger, which Registration Statement shall include an information statement of the Company to be used in connection with the vote of the shareholders of the Company authorizing the Merger; and

     G. Unison and certain shareholders of the Company are separately negotiating a merger of Labco Acquisition Co., a wholly-owned subsidiary of Unison ("Labco") with and into American Professional Holding, Inc. ("Ampro"), with Ampro being the surviving corporation.

                                   AGREEMENT

     The parties, intending to be legally bound, agree as follows:

                             SECTION 1  DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings set forth below:

     "AFFILIATE AGREEMENTS" shall have the meaning set forth in Section 6.6.

     "APPLICABLE CONTRACT" shall mean any Contract involving $5,000 or more or which are not cancelable within 30 days (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

     "ARTICLES OF MERGER" shall have the meaning set forth in Section 2.2.

     "BALANCE SHEET" shall have the meaning set forth in Section 4.4.

     "BEST EFFORTS" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, without incurring unreasonable expense.

     "BREACH" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, shall mean any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

     "CERTIFICATE OF MERGER" shall have the meaning set forth in Section 2.2.

     "CLOSING" shall have the meaning set forth in Section 2.5.

     "CLOSING DATE" shall mean the date and time as of which the Closing actually takes place.

     "CLOSING SHARES" shall mean the 648 Shares owned by Seals.

     "CLOSING SHARES CONSIDERATION" shall mean (i) a promissory note in the original principal amount of $250,000 in the form attached hereto as Exhibit 3.1(a) and (ii) a cash payment in the amount of the sum of (X) $200,000 and (Y) interest equal to 6% per annum on $450,000 from June 30, 1995 through the Closing Date.

     "COMPANY" shall have the meaning set forth in the first paragraph of this Agreement.

     "CONSENT" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

     "CONTEMPLATED TRANSACTIONS" shall mean all of the transactions contemplated by this Agreement, including:

     (a) the Merger;

     (b) the execution, delivery, and performance of the Affiliate Agreements and the Shareholder Releases; and

     (c) the performance by the Company and MEMCO of their respective covenants and obligations under this Agreement.

     "CONTRACT" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DGCL" shall mean the Delaware General Corporation Law.

     "DISCLOSURE SCHEDULES" shall mean the disclosure schedules delivered by the Company to Unison and MEMCO in connection with the execution and delivery of this Agreement.

     "EFFECTIVE TIME" shall have the meaning set forth in Section 2.2 hereof.

     "ENCUMBRANCE" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENT" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

     "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

     The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. sec. 9601 et seq., as amended ("CERCLA").

     "ENVIRONMENTAL LAW" shall mean any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants, medical waste or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e) protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "EXCHANGE AGENT" shall mean Harris Trust and Savings Bank.

     "FACILITIES" shall mean any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles and rolling stock) currently or formerly owned or operated by the Company.

     "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 4.4 were prepared.

     "GOVERNMENTAL AUTHORIZATION" shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" shall mean any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d) multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS ACTIVITY" shall mean the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

     "HAZARDOUS MATERIALS" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

     "INTELLECTUAL PROPERTY ASSETS" shall have the meaning set forth in Section 4.22.

     "INTERIM BALANCE SHEET" shall have the meaning set forth in Section 4.4.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "KNOWLEDGE" of a particular fact or other matter shall mean such individual is actually aware of such fact or other matter. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, or executive or operating officer of such Person (or in any similar capacity) has Knowledge of such fact or other matter.

     "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

     "LETTER OF TRANSMITTAL" shall have the meaning set forth in Section 3.3(c) hereof.

     "MERGER" shall mean the merger of MEMCO with and into the Company with the Company being the surviving corporation pursuant to this Agreement.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

     "ORDER" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" shall mean an action taken by a Person which:

     (a) is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" shall mean: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

     "PERSON" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

     "PLAN" shall have the meaning set forth in Section 4.13(a).

     "PROCEEDING" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "RELATED PERSON" shall mean with respect to a particular individual:

     (a) each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; or

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

     With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); or

     (f) any Related Person of any individual described in clause (b) or (c).

     For purposes of this definition, (a) the "Family" of an individual includes
(i) the individual, (ii) the individual's spouse and (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

     "RELEASE" shall mean any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

     "REPRESENTATIVE" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "SEALS" shall mean William R. Seals.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SHAREHOLDER RELEASES" shall have the meaning set forth in Section 2.6(a)(iv).

     "SHAREHOLDERS" shall mean all holders of the Shares.

     "SHAREHOLDERS AGREEMENT" shall mean the agreement dated as of June 30, 1995 among Seals, John L. Maguire, Harold N. McKinney, W. Jerome McGee and the Company.

     "SHARES" shall mean all issued and outstanding shares of capital stock of the Company.

     "SUBSIDIARY" shall mean with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

     "TAX" shall mean any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

     "TAX RETURN" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "TBCA" shall mean the Tennessee Business Corporation Act.

     "THIRD PARTY" shall mean a Person other than Unison, MEMCO, John L. Maguire, Harold N. McKinney, W. Jerome McGee, or any affiliate thereof.

     "THIRD PARTY ACQUISITION" shall mean the occurrence of any of the following events: (i) the acquisition of the Company by merger, consolidation, or other business combination transaction by a Third Party; (ii) the acquisition by any Third Party of, or any divestiture or other transaction resulting in the Company owning less than, 50% or more (in book value or market value) of the total assets of the Company, taken as a whole as of the date hereof; (iii) the acquisition by a Third Party of 50% or more of the outstanding Shares, whether by tender offer, exchange or otherwise; or (iv) the adoption by the Company of a plan of liquidation or a plan of recapitalization or the declaration or payment of an extraordinary dividend.

     "THREAT OF RELEASE" shall mean a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

     "THREATENED" in respect of any claim, Proceeding, dispute, action, or other matter shall mean that any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).

     "TRANSACTION EXPENSES" shall mean all out-of-pocket expenses and fees up to $50,000 in the aggregate (including, without limitation, legal fees and expenses, fees and expenses payable to all banks, investment banking firms, other financial institutions and other persons and their respective agents and counsel for arranging, committing to provide or providing any financing or services for the Merger and any transactions contemplated thereby or structuring the transactions, and all fees of counsel, accountants, experts, consultants and soliciting or information firms to Unison and MEMCO, and all printing, mailing and advertising expenses) actually incurred and paid by Unison or MEMCO or on their behalf in connection with the transactions, including, without limitation, any litigation related thereto and the financing thereof, and actually incurred and paid by banks, investment banking firms, other financial institutions and other persons and assumed by Unison or MEMCO in connection with the negotiation, preparation, execution and performance of this Agreement, the structuring and financing of the Merger and any transactions contemplated hereby and thereby and any litigation and any financing commitments or agreements relating thereto.

     "UNISON COMMON STOCK" shall mean the $.001 par value per share common stock of Unison.

                   SECTION 2  THE MERGER AND EFFECTIVE TIME;
                         SURVIVING CORPORATION; CLOSING

     SECTION 2.1 The Merger. At the Effective Time, and subject to the terms and conditions set forth herein, MEMCO shall be merged with and into the Company and the separate existence of MEMCO shall thereupon cease, in accordance with the applicable provisions of the TBCA. The Company shall be the surviving corporation in the Merger (sometimes referred to herein as the "Surviving Corporation") and will continue to be governed by the State of Tennessee and all of its rights, privileges, immunities and franchises, public or private, and all of its duties and liabilities as a corporation organized under the TBCA, will continue unaffected by the Merger. The Merger will have the effects specified by the TBCA.

     SECTION 2.2 Effective Time. At the Closing, the Company and MEMCO will execute and deliver articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger") substantially in the forms of Exhibits 2.2(A) and 2.2(B), respectively, and will, as promptly as practicable thereafter, cause the Articles of Merger to be filed with the Secretary of State of the State of Tennessee, as provided in Section 48-21-107 of the TBCA, and the Certificate of Merger to be filed with the Secretary of State of the State of Delaware as provided in Section 252(c) of the DGCL. Subject to and in accordance with the TBCA and DGCL, the Merger shall become effective at the date and time specified in the Articles of Merger and Certificate of Merger (the "Effective Time").

     SECTION 2.3 Articles of Incorporation And Bylaws. The Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

     SECTION 2.4 Board Of Directors. From and after the Effective Time, the Board of Directors of MEMCO shall be the Board of Directors of the Surviving Corporation.

     SECTION 2.5 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Quarles & Brady, One East Camelback, Suite 400, Phoenix, Arizona at 10:00 a.m. (local time) on September 30, 1996 or at such other time and place as the parties may agree. Subject to the provisions of Section 9, failure to consummate the Contemplated Transactions on the date and time and at the place determined pursuant to this Section 2.5 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     SECTION 2.6  Closing Obligations. At the Closing:

     (a) The Company will deliver to Unison and MEMCO:

          (i) two copies of the Articles of Merger, each duly executed on behalf of the Company;

          (ii) two copies of the Certificate of Merger, each duly executed on behalf of the Company;

          (iii) stock certificates representing all of the Closing Shares, together with duly executed Letters of Transmittal by each holder of Closing Shares;

          (iv) releases in the form of Exhibit 2.6(a)(iv) executed by each of the Shareholders listed on Schedule 2.6(a)(iv) (collectively, the "Shareholder Releases");

          (v) a certificate executed by the Company representing and warranting to Unison and MEMCO that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by the Company to Unison and MEMCO prior to the Closing Date in accordance with Section 6.8); and

          (vi) copies of the resolutions of the Company's Board of Directors and Shareholders duly authorizing the Contemplated Transactions.

     (b) Unison and MEMCO will deliver or cause to be delivered to the Company:

          (i) two copies of the Articles of Merger, each duly executed on behalf of MEMCO;

          (ii) two copies of the Certificate of Merger, each duly executed on behalf of MEMCO;

          (iii) a certificate executed by Unison and MEMCO representing and warranting to the Company that each of Unison's and MEMCO's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the schedules, delivered by Unison and MEMCO to the Company pursuant to
     Section 5, prior to the Closing Date in accordance with Section 6.8); and

          (iv) copies of the resolutions of Unison's and MEMCO's Board of Directors and shareholders duly authorizing the Contemplated Transactions.

                        SECTION 3  CONVERSION OF SHARES

     SECTION 3.1 Conversion Of Shares In The Merger. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of capital stock of the Company:

     (a) The Shares issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and be converted into the following:

                                             NUMBER OF
                  SHAREHOLDER                 SHARES               CONSIDERATION
    ---------------------------------------  ---------   ----------------------------------
    William R. Seals.......................      648     The Closing Shares Consideration
    John L. Maguire........................      118     The right to receive 6,334 shares
                                                         of Unison Common Stock
    Harold N. McKinney.....................      117     The right to receive 6,333 shares
                                                         of Unison Common Stock
    W. Jerome McGee........................      117     The right to receive 6,333 shares
                                                         of Unison Common Stock
                                             ---------
              Total........................    1,000
                                             ========

     (b) The Shares of Unison Common Stock to be issued in the Merger shall be distributed by the Exchange Agent to each Shareholder pursuant to Section 3.3 hereof.

     (c) Each share of Common Stock, par value $.01 per share, of MEMCO issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     (d) If, between the date of this Agreement and the Effective Time, the outstanding number of shares of Unison Common Stock shall have been changed into a different number of shares by reason of a split-up or combination of shares of Unison Common Stock, or with respect to such split-up or combination there shall be declared a record date within said period with a distribution date after the Effective Time or a stock dividend on Unison Common Stock shall be declared with a record date within such period, the number of shares of Unison Common Stock to be delivered pursuant to Section 3.1(a) and subject to adjustment as provided in
Section 3.2 shall be appropriately adjusted.

     SECTION 3.2  Adjustments to Share Consideration.

     (a) The aggregate number of Unison shares to be delivered under Section 3.1(a) shall be subject to reduction based on net income of the Company for the quarter ended June 30, 1996 (the "Second Quarter Net Income").

     (b) As soon as reasonably practicable after the receipt of an income statement for the Company for the quarter ended June 30, 1996, in accordance with GAAP consistently applied throughout the period, which the Company shall use its Best Efforts to furnish to Unison and MEMCO within 30 days of the end of such quarter, Unison shall:

          (i) subtract from (1) the Second Quarter Net Income (2) that portion ("Unison Testing Net Income") of Second Quarter Net Income attributable to testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries ("Revised Second Quarter Net Income"). Unison shall calculate Unison Testing Net Income by multiplying (X) the revenue from testing by the Company at or for residents of long-term care facilities owned, leased or managed by Unison or by any of its Subsidiaries by (Y) the Company's average margin and subtracting from such product (Z) an amount for tax based on an effective rate of 34%; and

          (ii) divide (1) Revised Second Quarter Net Income by (2) 19,000.

     (c) To the extent that the amount obtained in Section 3.2(b)(ii) is less than .22, Unison shall deduct from each Shareholder entitled to receive shares of Unison Common Stock in the Merger a ratable number of shares of Unison Common Stock sufficient such that the calculation in Section 3.2(b)(ii) shall yield not less than .22.

     SECTION 3.3  Exchange of Certificates.

     (a) At the Effective Time, Unison shall pay to Seals the Closing Shares Consideration against delivery by such Shareholder of each of the following:

          (i) a duly executed letter of transmittal; and

          (ii) the certificates representing all Closing Shares held by such Shareholder.

     (b) As of the Effective Time, MEMCO shall deposit with the Exchange Agent, for the benefit of those holders of Shares whose Shares will be converted into the right to receive shares of Unison Common Stock in the Merger, for exchange in accordance with this Section 3, through the Exchange Agent, certificates representing the shares of Unison Common Stock issuable pursuant to Section 3.1(a) in exchange for such issued and outstanding Shares. Unison Common Stock into which Shares shall be converted pursuant to the Transaction shall be deemed to have been issued at the Effective Time.

     (c) As soon as reasonably practicable after the Effective Time, Unison and MEMCO shall cause the Exchange Agent to mail to each record holder of Shares (i) a letter of transmittal (the "Letter of Transmittal"), which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing the Shares held by such record holder (the "Certificates") shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as

MEMCO shall reasonably specify and (ii) instructions for surrendering the Certificates in exchange for certificates representing shares of Unison Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such Letter of Transmittal duly executed and such other documents as MEMCO or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive promptly in exchange therefor a certificate representing the shares of Unison Common Stock described in Section 3.1(a) hereof (rounded down to the nearest whole share). The Certificates so surrendered shall forthwith be canceled. From and after the Effective Time, Unison shall be entitled to treat such Certificates for Shares which have not yet been surrendered for exchange as evidencing the ownership of that number of shares of Unison Common Stock into which the Shares represented by such Certificates shall have been converted, notwithstanding any failure to surrender such certificates.

     (d) Until surrendered as contemplated by this Section 3.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender such shares of Unison Common Stock as provided in this Section 3.

     (e) If any certificate for shares of Unison Common Stock is to be issued in a name other than that in which the Certificate for Shares surrendered therefor is registered, it shall be a condition of such issuance that the person requesting such issuance shall pay any transfer or other tax required by the reason of the issuance of such shares of Unison common stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Unison or the Exchange Agent that such tax has been paid or is not applicable.

     (f) Neither Unison, MEMCO nor the Company shall be liable to the holder of Shares for any shares of Unison Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Unison and MEMCO as follows:

     SECTION 4.1 Organization and Good Standing; Capitalization; Agreements
                 Regarding Capital Stock.

     (a) Schedule 4.1(a) hereto contains a complete and accurate list of the Company's name, its jurisdiction of incorporation, each other jurisdiction in which it is authorized to do business, and its capitalization (including the number of shares of each class authorized and outstanding, the identity of each stockholder and each Person who has any right to acquire capital stock from such the Company and the number of shares of each class of stock held by each Person or which such Person has the right to acquire from the Company, all on an actual basis and fully-diluted basis as of the Effective Time). The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the assets, financial condition or results of operations of the Company.

     (b) Attached as Schedule 4.1(b) are true and correct copies of the Organizational Documents of the Company, as currently in effect.

     (c) Set forth on Schedule 4.1(c) is a true and correct description of all agreements, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from the Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of the Company or the right to acquire any such security; (ii) cause the Company to register, under the Securities Act or otherwise, any securities of the Company; or (iii) vote or direct the voting of any class of capital stock of the Company or appoint any member of the Company's board of directors.

     SECTION 4.2  Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

     (b) Except as set forth on Schedule 4.2(b), neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company;

          (ii) to Company's knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

          (iii) to Company's knowledge, contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

          (iv) to Company's knowledge, cause the Company to become subject to, or to become liable for the payment of, any Tax;

          (v) except as set forth on Schedule 4(b)(v), contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract to the extent any of the foregoing would have a material adverse effect on the financial condition of the Company or the Company's business operations; or

          (vi) to Company's knowledge, result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company to the extent any of the foregoing would have a material adverse effect on the financial condition of the Company or the Company's business operations.

     (c) Other than obtaining the requisite vote of the Shareholders, the Company is not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     SECTION 4.3 Capitalization. The authorized and outstanding equity securities of the Company are as set forth on Schedule 4.1(a) hereto. Schedule 4.1(a) also sets forth whether or not Encumbrances on such equity securities will be satisfied at or prior to the Closing. Except with regard to the Shareholders Agreement, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and no such security was issued in violation of any preemptive right or other right to subscribe to or purchase any securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, or have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

     SECTION 4.4 Financial Statements. The Company has delivered to MEMCO: (a) a balance sheet of the Company as at December 31, 1994, and the related statement of income, changes in stockholders' equity, and cash flow for each of the prior fiscal years then ended, together with the report thereon of Kathryn
A. Woolley, CPA, independent certified public accountant; (b) a balance sheet of the Company as at

December 31, 1995 (including the notes thereto, the "Balance Sheet"), and the related statement of income, changes in stockholders' equity, and cash flow for the fiscal year then ended, together with the report thereon of Kathryn A. Woolley, CPA, independent certified public accountant, and (c) an unaudited balance sheet of the Company as at March 31, 1996 (the "Interim Balance Sheet") and the related unaudited statement of income, changes in stockholders' equity, and cash flow for the three months then ended. Such financial statements (and notes where applicable) fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP consistently applied throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet). No financial statements of any Person other than the Company are required by GAAP to be included in the financial statement of the Company.

     SECTION 4.5 Books and Records. Except as set forth on Schedule 4.5 hereto, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to MEMCO, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee in which material matters have been acted upon has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     SECTION 4.6  Title to Properties; Encumbrances.  Except as set forth on
Schedule 4.6 hereto, the Company does not own, directly or indirectly, any real property. Set forth on Schedule 4.6 hereto is a complete and accurate list of all real property leases, or other real property interests owned by the Company. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed on Schedule 4.6 and personal property sold since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.

     SECTION 4.7  Condition and Sufficiency of Assets.  Set forth on Schedule
4.7 hereto is a complete and accurate list of all equipment owned or leased by the Company with an acquisition cost of $1,000 or more (the "Equipment"), showing whether each item is owned or leased. All items of Equipment are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The items of Equipment are sufficient for the continued conduct of the Company's business immediately after the Closing in substantially the same manner as conducted prior to the Closing.

     SECTION 4.8 Accounts Receivable. All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the

Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet (which reserves are adequate and calculated consistent with past practice). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in an amount which is not less than 95% of the face amount of the receivable, within 120 days after the day on which it first becomes due and payable. To the Company's Knowledge, there is no material contest, claim, or right of set-off under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Set forth on Schedule 4.8 is a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

     SECTION 4.9 Prepaid Supplies. Set forth on Schedule 4.9 is a complete and accurate description of all prepaid supplies of the Company with a book value of $100 or more (the "Prepaid Supplies"). The Prepaid Supplies, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable in the Ordinary Course of Business. The quantities of Prepaid Supplies are not excessive and are reasonable in the present circumstances of the Company.

     SECTION 4.10 No Undisclosed Liabilities. Except as set forth on Schedule 4.10, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the date thereof.

     SECTION 4.11  Taxes.

     (a) The Company has filed or caused to be filed all income tax and other material Tax Returns that are or were required to be filed by or with respect to it, pursuant to applicable Legal Requirements. The Company has delivered to MEMCO copies of, and Schedule 4.11 hereto contains a complete and accurate list of, all such income tax and other material Tax Returns filed since April 1, 1990. The Company has paid all Taxes due in respect of such tax returns.

     (b) No United States federal or state income Tax Return of the Company has been audited by the IRS or relevant state tax authorities and all such Tax Returns are closed by the applicable statute of limitations for all taxable years through December 31, 1992. The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. To the Company's Knowledge, there exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) To the Company's Knowledge, all income tax and other material Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five-year period preceding the Closing Date has not been, an "S" corporation.

     SECTION 4.12 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

     SECTION 4.13  Employee Benefits.

     (a) As used in this Section 4.13, the following terms have the meanings set forth below.

     "COMPANY OTHER BENEFIT OBLIGATION" shall mean an Other Benefit Obligation owed, adopted, or followed by the Company or an ERISA Affiliate of the Company.

     "COMPANY PLAN" shall mean all Plans of which the Company or an ERISA Affiliate of the Company is or was a Plan Sponsor, or to which the Company or an ERISA Affiliate of the Company otherwise contributes or has contributed, or in which the Company or an ERISA Affiliate of the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "COMPANY VEBA" shall mean a VEBA whose members include employees of the Company or any ERISA Affiliate of the Company.

     "ERISA AFFILIATE" shall mean, with respect to the Company, any other person that, together with the Company, would be treated as a single employer under IRC sec. 414.

     "MULTI-EMPLOYER PLAN" shall have the meaning set forth in ERISA sec. 3(37)(A).

     "OTHER BENEFIT OBLIGATIONS" shall mean all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC sec. 132.

     "PENSION PLAN" shall have the meaning set forth in ERISA sec. 3(2)(A).

     "PLAN" shall have the meaning set forth in ERISA sec. 3(3).

     "PLAN SPONSOR" shall have the meaning set forth in ERISA sec. 3(16)(B).

     "QUALIFIED PLAN" shall mean any Plan that meets or purports to meet the requirements of IRC sec. 401(a).

     "TITLE IV PLANS" shall mean all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. sec. 1301 et seq., other than Multi-Employer Plans.

     "VEBA" shall mean a voluntary employees' beneficiary association under IRC sec. 501(c)(9).

     "WELFARE PLAN" shall have the meaning set forth in ERISA sec. 3(1).

          (b) (i) Schedule 4.13(b)(i) contains a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) Qualified Plans or
     (B) Title IV Plans. Neither the Company nor any ERISA Affiliate participates in or has ever participated in or had any obligation to contribute to any defined benefit Pension Plan or Multi-Employer Plan nor does the Company or any ERISA Affiliate have any liability under Title IV of ERISA or Part 3 of Subtitle B of Title I of ERISA in connection with any defined benefit Pension Plan or Multi-Employer Plan.

          (ii) Schedule 4.14(b)(ii) contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii) The Company is not liable for post-retirement benefits.

     (c) The Company has delivered to MEMCO:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations and Company VEBAs for which a plan description or summary plan description is not required;

          (ii) all personnel, payroll, and employment manuals and policies;

          (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (iv) all insurance policies purchased by or to provide benefits under any Company Plan;

          (v) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (vi) all notifications to employees of their rights under ERISA sec. 601 et seq. and IRC sec. 4980B;

          (vii) the Form 5500 filed in each of the most recent three plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

          (viii) all notices that were given by the IRS, the Pension Benefit Guaranty Corporation (the "PBGC"), or the Department of Labor to the Company, any ERISA Affiliate of the Company, or any Company Plan within the four years preceding the date of this Agreement; and

          (ix) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of the Company that is a Qualified Plan.

     (d) Except as set forth on Schedule 4.13(d):

          (i) The Company has performed in all material respects all of its obligations under all Company Plans, Company Other Benefit Obligations and Company VEBAs. The Company has made appropriate entries in their financial records and statements for all obligations and liabilities under such Plans, VEBAs and Obligations that have accrued but are not due.

          (ii) To the knowledge of the Company, no statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to the Company or to MEMCO.

          (iii) The Company, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, is, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in compliance in all material respects with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 4.13.

             (A) No non-exempt transaction prohibited by ERISA sec. 406 and no non-exempt "prohibited transaction" under IRC sec. 4975(c) have occurred with respect to any Company Plan.

             (B) To the knowledge of the Company, it has no liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

             (C) To the knowledge of the Company, it has no liability to the PBGC with respect to any Plan or has any liability under ERISA sec. 502 or sec. 4071.

             (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

             (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations and Company VEBAs are deductible under IRC sec. 162 or sec. 404. No amount, or any asset of any Company Plan or Company VEBA, is subject to tax as unrelated business taxable income.

          (iv) Each Company Plan can be terminated without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan.

          (v) Since January 1, 1996, there has been no establishment or amendment of any Company Plan, Company VEBA or Company Other Benefit Obligation.

          (vi) To the knowledge of the Company, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

          (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation or Company VEBA or fiduciary of the same is pending or, to the Knowledge of the Company, is Threatened.

          (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC sec. 401(a).

          (ix) To the knowledge of the Company: (A) each Qualified Plan of the Company is qualified in form and operation under IRC sec. 401(a); each trust for each such Plan is exempt from federal income tax under IRC sec. 501(a); and (B) no event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax-exempt status of any such Plan or trust.

          (x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA sec. 302 and IRC sec. 412.

          (xi) No Company Plan is subject to Title IV of ERISA.

          (xii) Except to the extent required under ERISA sec. 601 et seq. and IRC sec. 4980B and applicable state law, the Company provides no health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

          (xiii) To the extent the Company provides any benefit to retirees, it has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees.

          (xiv) The Company has complied with the provisions of ERISA sec. 601 et seq. and IRC sec. 4980B in all material respects.

          (xv) No payment that is owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC sec. 280G or sec. 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

          (xvi) The consummation of the Contemplated Transactions will not: (i) give rise to any liability or obligation of the Company pursuant to any Company Plan; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due under any Company Plan; (ii) cause any individual to accrue or receive additional benefits, service or accelerated rights to payment of benefits under any Company Plan; or (iv) directly or indirectly cause the Company or any ERISA Affiliate to transfer or set aside any assets to fund or otherwise provide for benefit for any individual.

     SECTION 4.14  Compliance with Legal Requirements; Governmental
Authorizations.

     (a) Except as set forth on Schedule 4.14(a):

          (i) to Company's Knowledge, it is, and at all times since December 31, 1994 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply in all material respects with, any Legal Requirement, or
     (B) may give
     rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

          (iii) the Company has not received, at any time since December 31, 1994, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual or alleged obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     (b) Schedule 4.14(b) contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in Schedule 4.14(b) is, to Company's Knowledge, valid and in full force and effect, and such Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets.

     SECTION 4.15  Legal Proceedings; Orders.

     (a) There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Company, except as set forth on Schedule 4.15, (1) no such Proceeding has been Threatened, and (2) the Company has no Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to MEMCO copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule 4.15. The Proceedings listed on Schedule 4.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

     (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject and no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

     SECTION 4.16 Absence of Certain Changes and Events. Except as set forth on Schedule 4.16, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b) amendment to the Organizational Documents of the Company;

     (c) payment by the Company of any bonuses, or increase by the Company in salaries or other compensation to any employee, or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

     (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;

     (i) material change in the accounting methods used by the Company; or

     (j) agreement, whether oral or written, by the Company to do any of the foregoing.

     SECTION 4.17  Contracts; No Defaults.

     (a) Schedule 4.17(a) contains a complete and accurate list, and the Company has delivered to MEMCO true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000, including and, in the case of any service contract entered into by the Company, setting forth the following information: name and location of institution; circumstances under which such contract may be terminated; term of contract; and annual service charge;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Company in excess of $50,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

          (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or any Affiliate of the Company or limit the freedom of the Company or any Affiliate of the Company to engage in any line of business or to compete with any Person;

          (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (ix) each power of attorney that is currently effective and outstanding;

          (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

          (xi) each Applicable Contract for capital expenditures in excess of $50,000;

          (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business; and

          (xiii) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth on Schedule 4.17(b), to Company's Knowledge, no officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

     (c) Each Contract identified or required to be identified on Schedule 4.17(a) is in full force and effect and to Company's knowledge is valid and enforceable in accordance with its terms. Except as set forth on Schedule 4.17(c) hereto:

          (i) The Company is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

          (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since December 31, 1994 has been, in compliance in all material respects with all applicable terms and requirements of such Contract;

          (iii) to Company's Knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) the Company has not given to or received from any other Person, at any time since December 31, 1994, any notice or other communication (whether oral or written) regarding any actual or alleged violation or breach of, or default under, any Applicable Contract.

     (d) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person other than in the Company's Ordinary Course of Business and, to the Knowledge of the Company, no such Person has made written demand for such renegotiation.

     (e) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     (f) Except as set forth on Schedule 4.17(f), the Company has no agreement, Contract or understanding, written or oral, with any Person obligating the Company to proceed with any acquisition or to take any other action. Any agreement, Contract or understanding set forth on Schedule 4.17(f) may be terminated by the Company without penalty or cost to the Company.

     SECTION 4.18  Insurance.

     (a) The Company has delivered to MEMCO:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company in such director's capacity as a director of the Company, is or has been covered at any time within the three years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b) Schedule 4.18(b) hereto describes:

          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

          (iii) all obligations of the Company under Applicable Contracts to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

     (c) Schedule 4.18(c) hereto sets forth, by year, for the current policy year and each of the two preceding policy years:

          (i) a summary of the loss experience under each policy for liability, property or casualty insurance;

          (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000, which sets forth:

             (A) the name of the claimant;

             (B) a description of the policy by insurer, type of insurance, and period of coverage; and

             (C) the amount and a brief description of the claim; and

          (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

     (d) Except as set forth on Schedule 4.18(d) hereto:

          (i) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the Company:

             (A) to Company's Knowledge, are valid, outstanding, and enforceable;

             (B) to Company's Knowledge, are issued by an insurer that is financially sound and reputable;

             (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks normally insured against by a Person carrying on the same business or businesses as the Company;

             (D) are sufficient for compliance with all Legal Requirements (to Company's Knowledge) and Contracts to which the Company is a party or by which any of them is bound;

             (E) will not be terminated as a result of the consummation of the Contemplated Transactions; and

             (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company, exclusive of audit adjustments for workers compensation coverage.

          (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (iii) The Company has paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

          (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

     SECTION 4.19 Environmental Matters.  Except as set forth on Schedule 4.19 hereto:

     (a) To the Knowledge of the Company, it is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has no basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of the Company, Threatened claims, Encumbrances or other restrictions of any nature resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

     (c) The Company has no basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) To the Knowledge of the Company, neither it, or any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor) has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Company, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. To the Knowledge of the Company, neither it or any other Person for whose conduct it is or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) To the Knowledge of the Company, there has been no Release or, to the Knowledge of the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

     (g) The Company has delivered to MEMCO true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

     SECTION 4.20  Employees.

     (a) Except as set forth on Schedule 4.20, there has been provided to MEMCO a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1995; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any Director Plan.

     (b) Except as set forth on Schedule 4.17(a), no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Company by any such employee or director. To the Company's Knowledge, no officer or other key employee of the Company intends to terminate his employment with the Company.

     (c) There has been provided to MEMCO a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

     SECTION 4.21 Labor Relations; Compliance. The Company has not been or is not a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened,
(a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

     SECTION 4.22  Intellectual Property.

     (a) The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by the Company as licensee or licensor:

          (i) the name, "Memphis Clinical Laboratory, Inc.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

          (iv) all rights in mask works, if any, (collectively, "Rights in Mask Works"); and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").

     (b) Agreements. Schedule 4.22(b) hereto contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the Company is the licensee. There are no outstanding and, to the Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c) Know-How Necessary for the Business

          (i) The Intellectual Property Assets are all those necessary for the operation of the Company's businesses as they are currently conducted. Except as described on Schedule 4.22(c) hereto, the Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

          (ii) Schedule 4.22(c)(ii) sets forth all current employees of the Company who have executed a confidentiality agreement with the Company, copies of the forms of which are attached to such Schedule.

     (d) Trademarks

          (i) Schedule 4.22(d) hereto contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

          (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

          (iv) To the Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

          (v) No Mark is infringed or, to the Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

          (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

     (e) Trade Secrets

          (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to conduct the business operations of the Company as presently conducted.

          (ii) The Company has taken reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

          (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. To the Knowledge of the Company, the Trade Secrets have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     SECTION 4.23 Certain Payments. Neither the Company nor any director, officer, agent, or employee of the Company, or to the Knowledge of the Company any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, in each case in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

     SECTION 4.24  Disclosure.

     (a) No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.8 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     (c) Any material distributed to the Shareholders in connection with the Merger, including the Merger Information Statement (and any amendments or supplements thereto) will comply in all material respects with applicable federal securities laws and laws of Tennessee and at the time that they or amendments or supplements thereto, are filed with the SEC and are first published or sent or given to holders of Shares, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information supplied by Unison or MEMCO for inclusion in the Merger Information Statement.

     SECTION 4.25  Relationships with Related Persons.  Except as set forth on
Schedule 4.25, no Shareholder or any Related Person of any Shareholder has, or since December 31, 1994, has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's business. No Shareholder or any Related Person of Shareholder is, or since December 31, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with the Company or (ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth on Schedule 4.25, no Shareholder or any Related Person of Shareholder is a party to any Contract with, or has any claim or right against, the Company.

     SECTION 4.26 Accounting Matters. The Company has not taken or agreed to take any action or has knowledge of any fact or circumstances relating to the Company that would prevent accounting for the Merger as a pooling-of-interests.

     SECTION 4.27 Brokers or Finders. None of the Shareholders, the Company or their agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions.

         SECTION 5  REPRESENTATIONS AND WARRANTIES OF UNISON AND MEMCO

     Each of Unison and MEMCO, as applicable, represent and warrant to the Company as follows:

     SECTION 5.1 Organization and Good Standing. Each of Unison and MEMCO is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all of its obligations as required by its agreements and contracts. Each of Unison and MEMCO is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its assets, financial condition or results of operations.

     SECTION 5.2  Authority; No Conflict.

     (a) This Agreement constitutes the legal, valid, and binding obligation of Unison and MEMCO, enforceable against each of them in accordance with its terms. Each of Unison and MEMCO has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

     (b) Neither the execution and delivery of this Agreement by Unison or MEMCO nor the consummation or performance of any of the Contemplated Transactions by Unison or MEMCO will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Unison or MEMCO, as applicable, or (B) any resolution adopted by the board of directors or the stockholders of Unison or MEMCO, as applicable;

          (ii) to either Unison's or MEMCO's knowledge, contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Unison or MEMCO, or any of the assets owned or used by Unison or MEMCO, may be subject; or

          (iii) give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions.

     (c) Neither Unison nor MEMCO is nor will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

     SECTION 5.3 Certain Proceedings. There is no pending Proceeding that has been commenced against Unison or MEMCO and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To neither of Unison's or MEMCO's Knowledge, no such Proceeding has been Threatened.

     SECTION 5.4  SEC Documents; Financial Statements.

     (a) Unison filed a registration statement on Form S-1 with the SEC, which registration statement was declared effective by the SEC on December 18, 1995. At December 18, 1995, such registration statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since December 18, 1995 Unison has filed all forms, reports and documents required to be filed by it with the SEC pursuant to the Exchange Act and the SEC rules and regulations thereunder, all of which as of their respective dates complied in all material respects with all applicable requirements of the Exchange Act (collectively, the "Unison SEC Documents"). None of the Unison SEC Documents, including, without limitation, any financial statements or schedules included therein, as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (b) The consolidated balance sheets and the related statements of consolidated income, shareholders equity and cash flows (including the related notes thereto) of Unison included in the Unison SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods (except as otherwise noted therein), and present fairly the consolidated financial position of Unison and its consolidated Subsidiaries as of their respective dates, and the consolidated results of their operations and their cash flows for the periods presented therein (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments).

     (c) Since the end of the period covered by the most recent consolidated financial statements of Unison included in the Unison SEC Documents, there has not been any material adverse change in the business, operations or prospects of Unison or any of its consolidated Subsidiaries.

     (d) Based on Unison's Knowledge, facts and circumstances do not exist that require Unison to make SEC filings that have not been filed solely for the reason that the due date for same is a future date, excepting from the foregoing Unison's Form 10-Q for the quarter ended June 30, 1996.

     SECTION 5.5 Information Supplied. No representation or warranty of either Unison or MEMCO omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied by Unison or MEMCO in writing for inclusion in the Merger Information Statement will at the respective times that the Merger Information Statement, or any amendments or supplements thereto, is filed with the SEC and is first published or sent or given to holders of Shareholders for the Company Shareholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     SECTION 5.6 Interim Operations of MEMCO. MEMCO was formed solely for the purpose of engaging in the Contemplated Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 5.7 Brokers or Finders. Except as set forth on Schedule 5.7, neither Unison nor MEMCO and their respective officers and agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement. Unison and MEMCO will indemnify and hold the Company harmless from any such payment alleged to be due by or through Unison or MEMCO as a result of the action of Unison or MEMCO or its officers or agents.

     SECTION 5.8  Disclosure.

     (a) No representation or warranty of Unison or MEMCO in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

     (b) No notice given pursuant to Section 6.9 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

     SECTION 5.9 Legal Proceedings; Orders. There is no pending Proceeding that has been commenced by or against Unison or MEMCO or that otherwise relates to or may materially adversely affect the business of, or any of the assets owned or used by, Unison or MEMCO or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of Unison and MEMCO, (1) no such Proceeding has been Threatened, and (2) neither Unison nor MEMCO has any Knowledge of any event that has occurred or circumstance that exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

     SECTION 5.10 Capitalization. The authorized capital stock of Unison consists solely of 10,000,000 shares of $.001 par value common stock and 1,000,000 shares of $.001 par value preferred stock, of which, as of the date hereof, 3,900,312 shares of Unison Common Stock are issued and outstanding. All such shares of Unison Common Stock been duly authorized and validly issued, are fully paid and non-assessable and were not issued in violation of any preemptive right.

     SECTION 5.11 Merger Consideration. All shares of Unison Common Stock to be issued in the Merger upon issuance will be duly authorized and validly issued, fully paid and non-assessable and not issued in violation of any preemptive right.

               SECTION 6  FURTHER COVENANTS PRIOR TO CLOSING DATE

     SECTION 6.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Company will, (a) afford Unison, MEMCO and their Representatives and prospective lenders and their Representatives (collectively, "MEMCO's Advisors") reasonable access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Unison, MEMCO and MEMCO's Advisors with copies of all such contracts, books and records, and other existing documents and data as Unison or MEMCO may reasonably request, and (c) furnish Unison, MEMCO and MEMCO's Advisors with such additional financial, operating, and other data and information as they may reasonably request.

     SECTION 6.2  Operation of the Businesses of the Company.

     Between the date of this Agreement and the Closing Date, the Company will:

     (a) conduct its business only in the Ordinary Course of Business;

     (b) use its Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

     (c) confer with Unison and MEMCO concerning operational matters of a material nature; and

     (d) otherwise report periodically to Unison and MEMCO concerning the status of the business, operations, and finances of the Company.

     SECTION 6.3 Negative Covenant. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of Unison and MEMCO, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section
4.16 is likely to occur.

     SECTION 6.4 Required Approvals. As promptly as practicable after the date of this Agreement, the Company will, make all filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will cooperate with Unison and MEMCO with respect to all filings that Unison or MEMCO elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions.

     SECTION 6.5 Shareholders' Meeting, Merger Information Statement and
                 Registration Statement.

     (a) As soon as reasonably practicable after the date hereof:

          (i) the Company shall duly call, give notice of, convene and hold a special meeting of the Shareholders (the "Company Shareholders Meeting"), to be held as soon as practicable after the date hereof, or act by unanimous written consent, for the purpose of considering and taking action upon the Merger; and

          (ii) the Company shall prepare in accordance with the applicable provisions of the federal securities laws and Tennessee laws an information statement with respect to the Merger and the Contemplated Transactions (the "Merger Information Statement").

     (b) the Company shall use its Best Efforts (i) to obtain and furnish the information required to be included by it in the Merger Information Statement and, after consultation with MEMCO and Unison, respond promptly to any comments made by the SEC with respect to the Merger Information Statement and any preliminary version thereof and cause the Merger Information Statement to be mailed to the Shareholders at the earliest practicable time after the date hereof (subject to the effectiveness of the Registration Statement, as defined in Section 6.5(d)) and (ii) obtain the necessary approval by the Shareholders of this Agreement and the transactions contemplated hereby unless there exists at such time a proposal for a Third Party Acquisition and in the judgment of the Board of Directors of the Company after consultation with Company counsel, obtaining such approvals would be a breach of its fiduciary duties to the Shareholders or other constituencies under applicable law.

     (c) Mr. W. Jerome McGee, Mr. Harold N. McKinney and Mr. John Maguire shall indemnify and hold harmless Unison, MEMCO and their respective directors, officers, employees, agents and other representatives (each, a "Unison Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Unison Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to Unison or MEMCO, directly or indirectly through the Company, by such Shareholders specifically for use in preparation of the Registration Statement and/or Merger Information Statement.

     (d) Unison shall prepare a registration statement on Form S-4 and any required amendments thereto (the "Registration Statement"), of which the Merger Information Statement shall be a part, under the Securities Act with respect to the shares of Unison Common Stock to be issued pursuant to the Merger and file the Registration Statement with the SEC as soon as reasonably practicable after the date hereof. Unison shall comply with the requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC under such acts applicable to the offering and sale of Unison Common Stock in connection with the Merger. Unison shall use its Best Efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and shall take any action required under applicable federal or state securities laws in connection with the issuance of Unison Common Stock pursuant to the Merger.

     (e) Unison shall indemnify and hold harmless John L. Maguire, the Company and its directors, officers, employees, agents and other representatives (each, a "Company Indemnified Party") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Party may become subject under the Securities Act, Exchange Act or applicable state law, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement or Merger Information Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, in light of the circumstances in which they were made, not misleading which statements or omissions were furnished to the Company by Unison specifically for use in preparation of the Registration Statement and/or Merger Information Statement.

     (f) If either Unison or the Company shall reasonably request to include in the Merger Information Statement or omit therefrom any statement in order that the Merger Information Statement will not include any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, the Merger Information Statement shall not be mailed to the Shareholders without the mutual agreement of counsel for the Company and Unison that such statement need not be included in or need not be omitted from the Merger Information Statement.

     (g) Each party shall furnish to the other such information relating to it and its affiliates and the transactions contemplated by this Agreement and such further and supplemental information as may be necessary or as may be reasonably requested by the other party, in light of developments occurring after the date hereof, to ensure that the statements regarding the parties hereto and their affiliates and such transactions contained in the Merger Information Statement, as so supplemented, will not on the effective date of the Registration Statement or the date of the Company Shareholders Meeting (or action by unanimous written consent in lieu of such meeting) or the Effective Time include any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein not misleading.

     SECTION 6.6 Agreements of Affiliates. As soon as reasonably practicable after the date hereof and in any event not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and MEMCO), the Company shall deliver to Unison a letter identifying all Persons who are anticipated to be at the time of the vote on the Merger "affiliates" of the Company for purposes of Rule 145 under the Securities Act or otherwise applicable SEC accounting releases with respect to pooling-of-interest accounting treatment. The Company shall use its best efforts to cause each Person who is identified as an "affiliate" in the letter referred to above to deliver to the Company not later than five business days prior to the effective date of the Registration Statement (as anticipated by counsel to Unison and MEMCO) a written agreement in the form of Exhibit 6.6 (the "Affiliate Agreements").

     SECTION 6.7 Delivery of Disclosure Schedules. The parties acknowledge that this Agreement will be executed and delivered prior to the delivery of the Disclosure Schedules and the delivery of schedules by Unison and MEMCO pursuant to Section 5 (the "Section 5 Schedules"). The Company agrees to deliver the Disclosure Schedules to Unison and MEMCO, and each of Unison and MEMCO agree to deliver the Section 5 Schedules, as applicable, to the Company, within two weeks from the date hereof. The parties agree that except for the obligations arising out of Section 10.1 and Section 10.3, which survive termination of this Agreement, (a) Unison and MEMCO shall each have the right to terminate this Agreement (i) if the Disclosure Schedules shall not have been timely delivered or (ii) if such Disclosure Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would, or Unison or MEMCO reasonably determines may, materially adversely effect the business, operations or prospects of the Company, and (b) the Company shall have the right to terminate this Agreement (i) if the Section 5 Schedules shall not have been timely delivered or (ii) if such Section 5 Schedules have been timely delivered but contain, in the aggregate, disclosure of matters which would or the Company reasonably determines may materially adversely effect the business, operations or prospects of Unison and its consolidated Subsidiaries as a whole.

     SECTION 6.8 Notification by the Company. Between the date of this Agreement and the Closing Date, the Company will promptly notify Unison and MEMCO in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to Unison and MEMCO a supplement to the Disclosure Schedules specifying such change. During the same period, the Company will promptly notify Unison and MEMCO of the occurrence of any Breach of any covenant of the Company in this
Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     SECTION 6.9 Notification by Unison or MEMCO. Between the date of this Agreement and the Closing Date, Unison or MEMCO, as applicable, will promptly notify the Company in writing if it becomes aware of any fact or condition that causes or constitutes a Breach of any of its representations and warranties as of the date of this Agreement, or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the

Section 5 Schedules if the Section 5 Schedules were dated the date of the occurrence or discovery of any such fact or condition, Unison or MEMCO, as applicable, will promptly deliver to the Company a supplement to the Section 5 Schedules specifying such change. During the same period, Unison or MEMCO, as applicable, will promptly notify the Company of the occurrence of any Breach of any covenant of Unison or MEMCO in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 8 impossible or unlikely.

     SECTION 6.10 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Company will not, and will cause each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Unison and MEMCO) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company. Notwithstanding the foregoing, (i) the Company may participate in discussions with, and may furnish information to any third party which seeks to engage in discussions or requests such information, if, in either case, the Board of Directors of the Company determines, based on the advice of Tracy & Holland, L.L.P. or other legal counsel reasonably acceptable to Unison ("Legal Counsel"), that failing to engage in such discussions or to provide such information would reasonably be expected to violate the fiduciary duties of the Board of Directors of the Company to the Shareholders, and (ii) the Board of Directors of the Company may take and disclose to Shareholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with respect to any tender offer and may make such disclosure to the Shareholders as may be required under applicable law.

     SECTION 6.11 Pooling-of-Interests. Each of the Company, Unison and MEMCO shall use its Best Efforts (i) to cause the Merger to qualify, and shall not take any actions which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment and (ii) to obtain a letter from Kathryn A. Woolley, CPA regarding actions taken by the Company which could prevent the Merger from qualifying, for pooling-of-interests accounting treatment.

     SECTION 6.12 Nasdaq Listing. Unison shall use its Best Efforts to list, prior to the Effective Time, on the Nasdaq National Market, subject to official notice of issuance, the shares of Unison Common Stock to be issued to the Shareholders in the Merger.

     SECTION 6.13 Approvals of Governmental Bodies. As promptly as practicable after the date of this Agreement, Unison and MEMCO will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Unison and MEMCO will, and will cause each Related Person to, cooperate with the Company with respect to all filings that the Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with the Company in obtaining all consents identified on Schedule 4.2(b); provided that this Agreement will not require Unison or MEMCO to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

     SECTION 6.14 Best Efforts. Between the date of this Agreement and the Closing Date, the Company, Unison and MEMCO will use their Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied, except, with respect to Unison and MEMCO, as set forth in the proviso to Section 6.13.

                  SECTION 7  CONDITIONS PRECEDENT TO UNISON'S
                        AND MEMCO'S OBLIGATION TO CLOSE

     Unison's and MEMCO's obligation to consummate the Merger and to take the other actions required to be taken by Unison and MEMCO at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Unison or MEMCO, in whole or in part):

     SECTION 7.1 Accuracy of Representations. Each of the Company's representations and warranties set forth in Section 4 of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 7.2 Company's Performance. Each of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

     SECTION 7.3 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders of the Company in accordance with applicable law, the articles of incorporation and by-laws of the Company and the Shareholders Agreement.

     SECTION 7.4 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and MEMCO in accordance with applicable law and the respective certificates of incorporation and by-laws of Unison and MEMCO.

     SECTION 7.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 7.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

     SECTION 7.7 Consents. Each Consent required under the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

     SECTION 7.8 Additional Documents. Each of the following documents shall have been delivered to Unison and MEMCO:

     (a) an opinion of Tracy & Holland, L.L.P., dated the Closing Date, in the form of Exhibit 7.8(a);

     (b) a certificate of the Secretary of State of the State of Tennessee as to the legal existence and good standing (including Tax) of the Company in Tennessee;

     (c) certificates of appropriate governmental officials in each state in which the Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing of the Company in each such jurisdiction;

     (d) a certificate of the secretary of the Company attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions, and the authenticity and continuing validity of the Organizational Documents delivered pursuant to Section 4.1(b);

     (e) such other documents as Unison or MEMCO may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 8.8(a), (ii) evidencing the accuracy of any of the Company's representations and warranties, (iii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by the Company, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions;

     (f) evidence reasonably satisfactory to Unison and MEMCO that the Encumbrances set forth on Schedule 4.1(a) which are to be discharged have been discharged;

     (g) evidence reasonably satisfactory to Unison and MEMCO of compliance with, or a waiver of compliance with, the requirements of the Shareholders Agreement;

     (h) in the event the Interim Balance Sheet is as at a date more than 45 days prior to the Closing Date, an unaudited consolidated balance sheet of the Company as at a date not less than 45 days prior to the Closing Date prepared in compliance with the requirements in Section 4.4 for the Interim Balance Sheet, which unaudited consolidated balance sheet of the Company shall be deemed an Interim Balance Sheet for all purposes under this Agreement; and

     (i) the letters of affiliates of the Company pursuant to Section 6.6.

     SECTION 7.9 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or MEMCO, or against any Person affiliated with Unison or MEMCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     SECTION 7.10  No Claim Regarding Stock Ownership or Merger Consideration.

     Other than rights of Shareholders hereunder, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company, or (b) is entitled to all or any portion of the cash, assets or other property to be distributed to Shareholders pursuant to Section 3 hereof.

     SECTION 7.11 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Unison or MEMCO or any Person affiliated with Unison or MEMCO to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     SECTION 7.12 Termination of Agreements. All agreements, Contracts and understandings set forth on Schedule 4.1(c) shall have been terminated with no further liability or obligation of the Company.

     SECTION 7.13  Agreement for Merger of Labco and Ampro.

     Unison, Labco and Ampro shall have completed, but for the Closing, the merger of Labco with and into Ampro.

        SECTION 8  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE

     The Company's obligation to consummate the Merger and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

     SECTION 8.1 Accuracy of Representations. Each of Unison's and MEMCO's representations and warranties set forth in Section 5 of this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     SECTION 8.2 Unison's and MEMCO's Performance. Each covenant and obligation that Unison or MEMCO is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.

     SECTION 8.3 Board Approval. This Agreement and the Merger shall have been duly approved by the Board of Directors of each of Unison and MEMCO in accordance with applicable law and the respective certificates of incorporation and by-laws of Unison and MEMCO.

     SECTION 8.4 Shareholder Approval. This Agreement and the Merger shall have been duly approved by the Shareholders in accordance with applicable law and the articles of incorporation and by-laws of the Company and the Shareholders Agreement.

     SECTION 8.5 Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC, no stop order with respect thereto shall be in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC.

     SECTION 8.6 Listing Approval. The shares of Unison Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

     SECTION 8.7 Consents. Each of the Consents required by the Contracts set forth on Schedule 4.2(b) shall have been obtained and shall be in full force and effect.

     SECTION 8.8 Additional Documents. Unison or MEMCO must have caused the following documents to be delivered to :

     (a) an opinion of Quarles & Brady, dated the Closing Date, in the form of
Exhibit 8.8(a);

     (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of Unison in Delaware;

     (c) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including Tax) of MEMCO in Delaware;

     (d) a certificate of the secretary of Unison attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions;

     (e) a certificate of the secretary of MEMCO attesting to the incumbency of the officers, the authenticity of the board of directors and shareholder resolutions authorizing the Contemplated Transactions; and

     (f) such other documents as the Company may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
Section 7.8(a), (ii) evidencing the accuracy of any representation or warranty of Unison or MEMCO, (iii) evidencing the performance by Unison or MEMCO of, or the compliance by Unison or MEMCO with, any covenant or obligation required to be performed or complied with by Unison or MEMCO, as applicable, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

     SECTION 8.9 No Proceeding. Since the date of this Agreement, there must not have been commenced or Threatened against Unison or MEMCO, or against any Person affiliated with Unison or MEMCO, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

     SECTION 8.10 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Company or any Person affiliated with the Company to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     SECTION 8.11  Agreement for Merger of Labco and Ampro.

     Unison, Labco and Ampro shall have completed, but for the Closing, the merger of Labco with and into Ampro.

                             SECTION 9  TERMINATION

     SECTION 9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

     (a) by failure of the Closing to take place on or prior to the date set for Closing in Section 2.5, subject to the provisions of Section 9.1(f);

     (b) by either Unison, MEMCO or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

     (c) by Unison or MEMCO if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Unison or MEMCO to comply with its respective obligations under this Agreement) and neither Unison nor MEMCO has waived such condition on or before the Closing Date;

     (d) by Unison or MEMCO if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger;

     (e) by the Company, if any of the conditions in Section 8 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the Closing Date;

     (f) by the Company, if the Board of Directors of the Company withdraws or materially modifies or changes its favorable recommendation of this Agreement or the Merger if there exists at such time a proposal for a Third Party Acquisition and the Board of Directors of the Company after consultation with Company counsel determines that the failure to take such action would be a breach of the fiduciary duties to the Company's shareholders or other constituencies under applicable law; provided, however, that such termination under this Section 9.1(f) shall not be effective until the Company has made payment to Unison of the Transaction Expenses required to be paid pursuant to Section 9.2;

     (g) by mutual consent of MEMCO and the Company; or

     (h) by either MEMCO or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 30, 1996, or such later date as the parties may agree upon.

     SECTION 9.2  Special Fees.

     (a) In the event that:

          (i) this Agreement shall have been terminated pursuant to Section 9.1(d) or Section 9.1(f) and within 9 months of such termination: (x) a Third Party Acquisition shall occur, or (y) there is a letter of intent or similar instrument or other agreement between the Company and a Third Party for a Third Party Acquisition, or a public announcement by the Company of the Company's intention or plans to effect a Third Party Acquisition; or

          (ii) any Person (other than Unison or an affiliate of Unison) shall have commenced, publicly proposed or communicated to the Company a proposal that is publicly disclosed for a tender or exchange offer for more than 20% (or which, assuming the maximum amount of securities which could be purchased, would result in any Person beneficially owning more than 20%) of the then outstanding Shares or otherwise for the direct or indirect acquisition of the Company or all or substantially all of its assets for consideration having a value greater than the consideration to be delivered pursuant to this Agreement, and this Agreement shall have been terminated pursuant to Section 9.1(d) or Section 9.1(f); or

          (iii) this Agreement is terminated pursuant to Section 9.1(f), then, in any such event, the Company shall promptly pay Unison (but in no event later than five business days after the first of such events shall have occurred) the Transaction Expenses.

     (b) Unison shall have the right to make more than one request for payment of Transaction Expenses, subject to the limitation on total Transaction Expenses. In the event the Company shall fail to pay invoiced Transaction Expenses within five days of receipt of an invoice therefor from Unison, the term "Transaction Expenses" shall be deemed to include the costs and expenses actually incurred or accrued by Unison and MEMCO (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of Section 9.1(f), together with interest on such unpaid Transaction Expenses, commencing on the date that the Transaction Expenses were paid, at a rate equal to the rate of interest publicly announced by Morgan Guaranty Trust Company of New York, from time to time, in the City of New York, as such bank's Prime Rate plus 1.00%.

     SECTION 9.3 Effect of Termination. Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 10.1 and 10.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                         SECTION 10  GENERAL PROVISIONS

     SECTION 10.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

     SECTION 10.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as MEMCO and the Company determine. Unless consented to by MEMCO in advance or required by Legal Requirements, prior to the Closing the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and MEMCO will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and MEMCO will have the right to be present for any such communication.

     SECTION 10.3  Confidentiality.

     (a) Between the date of this Agreement and the Closing Date, Unison, MEMCO and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Unison, MEMCO and the Company to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

     (b) If the Contemplated Transactions are not consummated: (i) each party will return or destroy as much of such written information as the other party may reasonably request; and (ii) Unison, MEMCO and their respective Related Persons, will not employ, solicit the employment or contract with any employee or independent contractor of the Company for a period of six months after the termination of this Agreement.

     SECTION 10.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

The Company:          Memphis Clinical Laboratory, Inc.
                      4088 Barton
                      Memphis, Tennessee 38116
                      Attn: President
                      Facsimile No.: (214) 342-2129
with a copy to:       Tracy & Holland, L.L.P.
                      306 West 7th Street, Suite 500
                      Fort Worth, Texas 76102
                      Attn: George T. Johns, Esq.
                      Facsimile No.: (817) 332-3140
Unison:               Unison HealthCare Corporation
                      7272 East Indian School Road, Suite 214
                      Scottsdale, Arizona 85251
                      Attn: President
                      Facsimile: (602) 481-6479
with a copy to:       Quarles & Brady
                      One East Camelback, Suite 400
                      Phoenix, Arizona 85012-1649
                      Attn: P. Robert Moya, Esq.
                      Facsimile: (602) 230-5598
MEMCO:                Memphis Acquisition Co.
                      7272 East Indian School Road, Suite 214
                      Scottsdale, Arizona 85251
                      Attn: President
                      Facsimile: (602) 481-6479
with a copy to:       Quarles & Brady
                      One East Camelback, Suite 400
                      Phoenix, Arizona 85012-1649
                      Attn: P. Robert Moya, Esq.
                      Facsimile: (602) 230-5598

     SECTION 10.5 Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     SECTION 10.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     SECTION 10.7 Combined Operating Results. Unison shall use its Best Efforts to publish the results of at least 30 days of combined operations of the Company and Unison following the Effective Time as soon as reasonably practicable after the end of such 30 day period.

     SECTION 10.8 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     SECTION 10.9 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent dated March 26, 1996) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     SECTION 10.10  Disclosure Schedules.

     (a) The disclosures in the Disclosure Schedules, and those in any Supplement thereto, shall be deemed to relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

     (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

     SECTION 10.11 Assignments, Successors, and No Third-Party Rights.

     Neither party may assign any of its rights under this Agreement without the prior consent of the other parties except that Unison may assign any of its rights under this Agreement to any Subsidiary of Unison. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that the provisions of Section 3.1,
Section 3.3 and Section 10.7 are additionally intended to be for the benefit of the Shareholders. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     SECTION 10.12 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     SECTION 10.13 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this

Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     SECTION 10.14 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     SECTION 10.15 Governing Law. This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.

     SECTION 10.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

UNISON:

UNISON HEALTHCARE CORPORATION, a Delaware corporation

By:
Name:
Title:

MEMCO:

MEMPHIS ACQUISITION CO., a Delaware corporation

By:
Name:
Title:

COMPANY:

MEMPHIS CLINICAL LABORATORY, INC., a Tennessee corporation

By:
Name:
Title:

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Unison HealthCare Corporation, a Delaware
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Memphis Acquisition Co., a Delaware
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------

STATE OF
County of

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Memphis Acquisition Co., a Delaware
corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------
STATE OF
County of
                              ss.:

                              ss.:

                              ss.:

                              ss.:

     On this      day of                     , 199 , before me, the undersigned
officer, personally appeared                          , who acknowledged himself
to be a                          of Memphis Clinical Laboratory, Inc., a
Tennessee corporation, and that he, in such capacity, being authorized so to do, executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                          --------------------------------------
                                          Notary Public

My Commission Expires:

- ------------------------------------

                                    EXHIBITS

                                                                                       PAGE
                                                                                       ----
Exhibit 3.1(a).......................................................................    2
Exhibits 2.2(A) and 2.2(B)...........................................................   11
Exhibit 2.6(a)(iv)...................................................................   12
Exhibit 6.6..........................................................................   47
Exhibit 7.8(a).......................................................................   50
Exhibit 8.8(a).......................................................................   53
                                         SCHEDULES
- -------------------------------------------------------------------------------------------
Schedule 4.1(a)......................................................................   16
Schedule 4.1(b)......................................................................   17
Schedule 4.1(c)......................................................................   17
Schedule 4.2(b)......................................................................   17
Schedule 4.2(b)(v)...................................................................   18
Schedule 4.5.........................................................................   19
Schedule 4.6.........................................................................   19
Schedule 4.7.........................................................................   20
Schedule 4.8.........................................................................   20
Schedule 4.9.........................................................................   20
Schedule 4.10........................................................................   21
Schedule 4.11........................................................................   21
Schedule 4.13(b)(i)..................................................................   23
Schedule 4.13(b)(ii).................................................................   23
Schedule 4.13(d).....................................................................   24
Schedule 4.14(a).....................................................................   26
Schedule 4.14(b).....................................................................   27
Schedule 4.15........................................................................   27
Schedule 4.16........................................................................   28
Schedule 4.17(a).....................................................................   29
Schedule 4.17(b).....................................................................   30
Schedule 4.17(c).....................................................................   30
Schedule 4.17(f).....................................................................   31
Schedule 4.18(b).....................................................................   32
Schedule 4.18(c).....................................................................   32
Schedule 4.18(d).....................................................................   32
Schedule 4.19........................................................................   33
Schedule 4.20........................................................................   35
Schedule 4.22(b).....................................................................   37
Schedule 4.22(c)(i)..................................................................   37
Schedule 4.22(c)(ii).................................................................   37
Schedule 4.22(d).....................................................................   37
Schedule 4.25........................................................................   39
Schedule 5.7.........................................................................   42

                                                                         ANNEX C

                         UTAH BUSINESS CORPORATION ACT

                          PART 13.  DISSENTERS' RIGHTS

     16-10A-1301  DEFINITIONS.  For purposes of Part 13:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

     (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in Section 16-10a-723.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

     16-10A-1302 RIGHT TO DISSENT. (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

     (a) consummation of a plan of merger to which the corporation is a party if:

          (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

          (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104;

     (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202(1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

     (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202(2).

     (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

     (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection
(4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

     (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

     (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

     (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

     (c) cash in lieu of fractional shares; or

     (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

     16-10A-1303 DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

     16-10A-1320 NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

     16-10A-1321  DEMAND FOR PAYMENT -- ELIGIBILITY AND NOTICE OF
INTENT.  (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

     (b) may not vote any of this shares in favor of the proposed action.

     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to
Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

     (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (4) A shareholder who does not satisfy the requirements of Subsections (1) through (3) is not entitled to payment for shares under this part.

     16-10A-1322 DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters' rights under Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

     (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

     (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

     (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

     (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

     (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection
(1) is given;

     (f) state the requirement contemplated by Subsection 16-10a-1303(3), if the requirement is imposed; and

     (g) be accompanied by a copy of this part.

     16-10A-1323 PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice;

     (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322(2)(d), duly completed, or may be stated in another writing;

     (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

     (c) if required by the corporation in the dissenters' notice described in
Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

     (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

     (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

     16-10A-1324 UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares,the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

     (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

     16-10A-1325 PAYMENT. (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenters' shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

     (2) Each payment made pursuant to Subsection (1) must be accompanied by:

     (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

             (B) an income statement for that year;

             (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

             (D) the latest available interim financial statements, if any;

          (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

     (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

     (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328; and

     (d) a copy of this part.

     16-10A-1326 FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

     (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

     16-10A-1327 SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION. (1) A corporation may, with the dissenters' notice given pursuant to Section 16-10a-1302, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in
Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325(2).

     16-10A-1328 PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER. (1) A dissenter who has not accepted an offer made by a corporation under Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325; if

     (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

     (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

     (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

     (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection
(1) within 30 days after the corporation made or offered payment for his shares.

     16-10A-1330 JUDICIAL APPRAISAL OF SHARES -- COURT ACTION. (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in Subsection
(1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders of the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

     (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1327; or

     (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

     16-10A-1331 COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 16-10a-1328.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328; or

     (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 18, 1996

                      ------------------------------------

                   PROSPECTUS/PROXY AND INFORMATION STATEMENT
                      ------------------------------------

     This document, in connection with the appropriate Prospectus/Information Statement Supplement or Proxy Statement Supplement delivered herewith, is intended for use in connection with pending acquisitions by Unison HealthCare Corporation ("Unison") of: (i) American Professional Holding, Inc. ("Ampro") and Memphis Clinical Laboratory, Inc. ("Memphis"); and (ii) Signature Health Care Corporation ("Signature Health Care"), Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (collectively the "Signature Affiliates") and also with proposals to increase Unison's authorized number of shares of Common Stock from 10,000,000 to 25,000,000, to increase the number of shares of Unison Common Stock authorized for issuance under Unison's 1995 Stock Option Plan (the "Option Plan") from 511,046 to 800,000 and to increase formula grants to nonemployee directors under the Option Plan.

     This Prospectus/Proxy and Information Statement contains information and financial statements with respect to Unison, the entities proposed to be acquired, certain other recent acquisitions and other commitments of Unison, but does not contain complete information regarding any of the above transactions and should be read in conjunction with the Proxy Statement Supplement or Prospectus/Information Statement Supplement relating to each particular transaction. The Proxy Statement Supplement or Prospectus/Information Statement Supplement relating to a particular transaction will set forth information with regard to such acquisition, including: (i) information as to the entity being acquired; (ii) a description of the proposed transactions and agreements relating thereto; (iii) information relating to the related meeting of Unison stockholders or Ampro shareholders to vote on the transaction; and (iv) information with respect to dissenters' rights, if applicable.

     This Prospectus/Proxy and Information Statement, together with the Prospectus/Information Statement Supplement relating to the Ampro and Memphis transaction, constitutes the Prospectus of Unison covering the shares of its $.001 par value common stock ("Unison Common Stock") which may be issued in such acquisition transaction. It does not constitute a Prospectus with respect to the transactions with Signature or the Signature Affiliates, which are being effected without registration under the Securities Act of 1933, as amended (the "1933 Act"), but it will be provided to the holders of shares in Signature and the Signature Affiliates for their information prior to the consummation of those transactions. Up to a maximum of 2,049,434 shares of Unison Common Stock may be issued in connection with the foregoing pending acquisitions, subject to any adjustments for increases or decreases in the market price of Unison Common Stock.

     The executive offices of Unison are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and Unison's telephone number is
(602) 423-1954.

     SEE "RISK FACTORS" AT PAGE 9 FOR A DISCUSSION OF CERTAIN SPECIAL RISKS RELATING TO UNISON AND PENDING OR CONTEMPLATED TRANSACTIONS.
                            ------------------------
THE SECURITIES TO BE ISSUED IN CONNECTION WITH THE FOREGOING ACQUISITIONS
   HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
     COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR
       ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     This Prospectus/Proxy and Information Statement should be used only in conjunction with a related Proxy Statement Supplement or Prospectus/Information Statement Supplement.
                            ------------------------
  The date of this Prospectus/Proxy and Information Statement is             ,
                                      1996

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN AS CONTAINED IN THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT AND ANY SUPPLEMENT HERETO, IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN AND, IF SO GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATES AS OF WHICH SUCH INFORMATION IS GIVEN.

     THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT, AS SUPPLEMENTED, DOES NOT COVER ANY RESALE OF THE SECURITIES TO BE RECEIVED BY THE HOLDERS OF ANY ACQUIRED ENTITIES UPON CONSUMMATION OF THE PROPOSED TRANSACTIONS, AND NO PERSON IS AUTHORIZED TO MAKE ANY USE OF THIS PROSPECTUS/PROXY AND INFORMATION STATEMENT IN CONNECTION WITH ANY SUCH RESALE.

                             AVAILABLE INFORMATION

     Unison is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities Exchange Commission (the "Commission"). Unison Common Stock is listed on the Nasdaq National Market under the symbol UNHC. Reports, proxy statements and other information filed by Unison can be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 10006 and can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Additionally, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, and the address of the Commission's site is: http//www.sec.gov.

     Unison has filed with the Commission a Registration Statement on Form S-4 (together with any amendments, schedules and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the shares of Unison Common Stock to be issued in the Ampro and Memphis Mergers. This Prospectus/Proxy and Information Statement, as supplemented, does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Prospectus/ Proxy and Information Statement, as supplemented, or in any document incorporated by reference into this Prospectus/Proxy and Information Statement, as supplemented, as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY.............................................................................      5
  The Company.......................................................................      5
  Summary Historical and Pro Forma Combined Financial Data..........................      7
  Market Price Data and Dividends...................................................      8
RISK FACTORS........................................................................      9
  Limited Operating History.........................................................      9
  History of Losses and Accumulated Deficit.........................................      9
  Risks of Default from High Leverage, Substantial Lease Obligations and Limited
     Capital Resources..............................................................      9
  Financial Covenants...............................................................      9
  Difficulty of Acquiring and Integrating Additional Facilities and Services........     10
  Risks of Noncompliance with Government Regulations................................     10
  Uncertainties Resulting from Governmental Budgetary Constraints; Proposed
     Budgetary Legislation..........................................................     11
  Potential Reductions of Reimbursement by Third-Party Payors.......................     11
  Conflicts of Interest Arising from Benefits to Affiliates of Unison...............     12
  Conflicts of Interest from Related Party Transactions.............................     13
  Management Discretion Regarding Use of Proceeds from Senior Notes.................     13
  Competition.......................................................................     13
  Liability and Insurance...........................................................     13
  Issuance of Authorized Shares of Common Stock Without Stockholder Approval........     13
  Dependence on Management and Skilled Personnel....................................     14
  Control by Management and Certain Shareholders....................................     14
  Potential Changes in Control; Cross Defaults and Related Risks....................     14
  Environmental Liability Risks.....................................................     15
  Possible Volatility of Stock Prices...............................................     15
  Effect of Certain Anti-takeover Provisions........................................     15
  Shares Eligible for Future Sale; Registration Rights..............................     15
  Forward-Looking Statements........................................................     16
RECENT AND PENDING UNISON ACQUISITIONS AND OTHER COMMITMENTS........................     17
  Recent Acquisitions...............................................................     17
  Pending Acquisitions..............................................................     18
  The Senior Notes..................................................................     19
UNISON MARKET PRICE DATA AND DIVIDEND POLICY........................................     19
CAPITALIZATION......................................................................     20
UNISON UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................     21
UNISON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS........................................................................     35
  Recent and Pending Acquisitions...................................................     35
  Results of Operations.............................................................     36
  Unison Historical.................................................................     37
  BritWill Historical...............................................................     39
  Liquidity and Capital Resources...................................................     40
BUSINESS OF UNISON..................................................................     45
  Introduction......................................................................     45
  Market Overview...................................................................     45

                                                                                        PAGE
                                                                                        ----
  Operating Strategy................................................................     46
  Growth Strategy...................................................................     48
  Patient Services..................................................................     49
  Operations........................................................................     50
  Description of Management Services and Agreements.................................     51
  Description of Lease Agreements...................................................     52
  Competition.......................................................................     52
  Revenues Sources..................................................................     53
  Government Regulation.............................................................     53
  Insurance.........................................................................     59
  Employees.........................................................................     59
  Labco and Memco; Certain Other Subsidiaries.......................................     59
  Properties........................................................................     60
  Legal Proceedings.................................................................     62
UNISON MANAGEMENT...................................................................     63
  Directors and Executive Officers..................................................     63
  Executive Compensation............................................................     64
  Compensation of Directors.........................................................     66
  1995 Stock Option Plan............................................................     66
  Employment Contracts, Termination of Employment, and Change-in-Control
     Arrangements...................................................................     68
  Compensation Committee Interlocks and Insider Participation in Compensation
     Decisions......................................................................     68
CERTAIN TRANSACTIONS................................................................     71
PRINCIPAL STOCKHOLDERS..............................................................     73
DESCRIPTION OF UNISON CAPITAL STOCK.................................................     75
  Common Stock......................................................................     75
  Preferred Stock...................................................................     75
  Other Securities..................................................................     75
  Certain Provisions of Certificate of Incorporation Affecting Stockholders.........     76
  Limitation of Liability and Indemnification Agreements............................     76
  Voting Agreement..................................................................     77
  Registration Rights...............................................................     77
LEGAL OPINIONS......................................................................     77
EXPERTS.............................................................................     77

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and notes thereto appearing elsewhere in this Prospectus/Proxy and Information Statement. References to "Unison" or the "Company" refer to Unison HealthCare Corporation, formerly known as SunQuest HealthCare Corporation, and its consolidated subsidiaries and their predecessors, or to any of them, depending on the context.

THE COMPANY

     Unison is a provider of high quality traditional long-term and specialty health care services. Unison provides a broad range of health care services including nursing care, rehabilitation therapy, respiratory therapy and other specialized services to patients whose needs span the continuum of care from home care through subacute care. Subacute care includes those services provided to patients with medically complex conditions who require more than three hours per day of skilled nursing, medical supervision and access to specialized equipment and services, but do not require many of the other services provided by acute care hospitals. Unison also maintains special units with 495 beds designed to treat patients with specific medical conditions such as Alzheimers, AIDS and those requiring wound management. As of September 1, 1996, the Company operated 51 facilities, including 45 long-term and specialty care facilities (41 of which are Medicare certified) with 4,666 beds and six independent or assisted living facilities with 196 beds, in twelve states, principally in the midwest and southwest regions of the United States.

     Unison also provides certain ancillary services through both internally developed and affiliated companies. Ancillary services are those services that can be billed and reimbursed separately from routine services. Unison recently established a pharmacy operation and Medicare Part B billing and supply company to provide ancillary services to both Unison operated facilities and non-affiliated health care providers. Unison has also acquired a therapy services company which provides physical, occupational and speech therapy through local outpatient clinics and long-term care facilities primarily in the southeastern United States. It has also agreed to acquire two affiliated laboratory services companies to provide medical laboratory testing services. See "Recent and Pending Unison Acquisitions and Other Commitments."

     Unison believes that it has established a strong competitive position in the markets it serves by providing appropriate auxiliary services, specialty health care services and high quality long-term care. Unison continues to provide high quality health care services, as evidenced by its generally low deficiency rating in state regulatory compliance surveys compared with national averages. Unison has improved and is continuing to improve its payor mix and growth both in specialty services and in revenue and operating profits. For the six months ended June 30, 1996, Unison achieved a quality mix (defined as revenues derived from private payors, Medicare and commercial insurers) of 48.2% compared to 42.8% for the same period in 1995.

     Unison believes that it is favorably positioned to benefit from recent trends in the industry, including demographic shifts, advances in medical technology and health care cost containment efforts. Unison seeks to differentiate itself through an intense and focused quality care program that strives to meet and anticipate changing regulatory requirements. Unison also believes that it will benefit from increasing demand for long-term care and specialty health care services, limited supply of new long-term care beds and consolidation within the industry.

     Unison's long-term strategy is to provide a full range of long-term care services across the entire continuum of care from independent and assisted living to subacute, specialty and traditional long-term care services. Unison's operating strategy is to increase the revenues and profitability of the facilities it operates by: (i) emphasizing the continued development and expansion of specialty health care services to treat higher acuity patients in cooperation with local hospitals and physicians; (ii) expanding the scope of ancillary services provided in and to Unison facilities; (iii) increasing occupancy levels and improving the Unison's payor mix; (iv) achieving and maintaining a high standard of regulatory compliance and patient care in each facility that Unison operates now or in the future; (v) providing independent living and assisted living opportunities which are operated in hand with Unison's care facilities; and (vi) containing costs.

     Unison intends to continue to grow its business by: (i) selectively leasing additional long-term and specialty health care facilities in geographic clusters; (ii) developing and acquiring additional ancillary services companies; and (iii) developing in-house specialty care units within its current and future facilities. In leasing new facilities, Unison intends to focus on facilities with at least 100 licensed beds near one or more hospitals, especially in markets with population concentrations in excess of 100,000. Additional ancillary services are likely to include pharmacy services, home health care services and reference laboratory services. Specialty units, which typically generate higher profit margins than are available from more traditional long-term care services, may include specialty units for Alzheimer's care, for AIDS care, for specialized rehabilitation services and for the treatment of medically complex patients. Unison believes that concentrating several long-term care facilities within strategic geographic areas provides operating efficiencies and economies of scale, better positions Unison to compete for managed care contracts and facilitates the development of its ancillary and specialty health care services.

     The founders of Unison, who had previously worked together as executives of Samaritan Senior Services, Inc., commenced operations of SunQuest HealthCare Corporation with two facilities in July 1992. The Company had grown to 22 facilities when, on August 10, 1995, the Company acquired BritWill HealthCare Company ("BritWill") (the "BritWill Acquisition"). BritWill had strategic geographic concentrations of facilities in Texas and Indiana. The BritWill Acquisition provided the Company with 28 additional facilities representing 2,816 beds. On November 14, 1995 the Company changed its name from SunQuest HealthCare Corporation to Unison HealthCare Corporation. Unison has agreed to acquire two related medical reference laboratory companies (the "Ampro and Memphis Mergers") and a long term care provider and related companies with 13 facilities in Colorado and Arizona (the "Signature Mergers"), in each case subject to specified conditions. See "Recent and Pending Unison Acquisitions and Other Commitments."

     The Company's principal executive office is located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona, 85251, and its telephone number is
(602) 423-1954.

            SUMMARY HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA (In thousands, except share and selected operating data)

                                                      SIX MONTHS ENDED                        YEARS ENDED DECEMBER 31,
                                                          JUNE 30,                 ----------------------------------------------
                                             -----------------------------------                           HISTORICAL
                                             HISTORICAL    PRO FORMA   PRO FORMA   PRO FORMA   ----------------------------------
                                                1996        1996(2)     1995(2)     1995(2)     1995      1994      1993    1992(1)
                                             -----------   ---------   ---------   ---------   -------   -------   ------   -----
STATEMENT OF OPERATIONS DATA:
Total revenues.............................    $64,997      $99,081     $71,322    $164,485    $61,285   $12,406   $1,956   $ 379
Expenses:
  Wages and related........................     32,447       53,209      42,974      97,406     31,811     7,149    1,455     190
  Other operating..........................     21,172       25,132      15,441      38,554     20,777     3,902      545     109
  Rent.....................................      6,653        8,313       6,596      14,471      6,565     1,299       99       8
  Interest.................................      1,452        6,694       6,248      12,834      1,058        84       11       5
  Depreciation and amortization............      1,054        3,085       3,203       6,289      1,050        51        7       3
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
    Total expenses.........................     62,778       96,433      74,462     169,554     61,261    12,485    2,117     315
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
Income (loss) before income taxes..........      2,219        2,648      (3,140)     (5,069 )       24       (79)    (161)     64
Income taxes (credit)......................        932        1,059      (1,256)     (2,028 )       50         1      (20)     26
                                                                                                                            ------
                                                                                                                                -
                                               -------      -------      ------        ----    --------  -------   -------
Net income (loss)..........................    $ 1,287      $ 1,589     $(1,884)   $ (3,041 )  $   (26)  $   (80)  $ (141)  $  38
                                               =======      =======      ======        ====    ========  =======   =======  =======
Per share data:
  Net income (loss) per share..............    $   .31      $   .26     $  (.57)   $   (.90 )  $  (.02)  $  (.06)  $ (.11)  $ .03
  Weighted average shares outstanding......      4,132        6,181       3,315       3,398      1,349     1,266    1,266   1,266
SELECTED OPERATING DATA(2):
  Leased and Owned Facilities(1):
    Number of facilities...................         42           55          26          56         43        11        2      --
    Number of licensed beds:
      Long-term care.......................      3,787        4,837       1,830       4,922      3,872       631       74      --
      Assisted and independent living......        134          262         232         240        112       104       30      --
  Managed Facilities(1):
    Number of facilities...................          8            8           9          10         10         9        5       4
    Number of licensed beds................        892          892         990       1,096      1,096       990      612     436

                                                                                                    JUNE 30, 1996
                                                                                              -------------------------
                                                                                              HISTORICAL   PRO FORMA(3)
                                                                                              ----------   ------------
BALANCE SHEET DATA:
  Cash and cash equivalents.................................................................   $    847      $ 20,156
  Working capital...........................................................................      4,848        41,590
  Lease operating rights and other assets...................................................     42,588        84,818
  Goodwill..................................................................................     11,195        40,390
  Total assets..............................................................................     84,743       210,091
  Total debt................................................................................     31,111       129,737
  Stockholders' equity......................................................................     22,886        44,006

- ---------------
(1) Number of facilities expressed are at end of period. Unison operations commenced in July 1992.

(2) Gives effect to the BritWill Acquisition and other acquisitions in 1995 and 1996, the Ampro and Memphis Mergers, the Signature Mergers and the sale of $100.0 million of Senior Notes (see "Other Recent and Pending Unison Acquisitions and Other Commitments") as if such transactions had occurred on January 1, 1995.

(3) Gives effect to the Ampro and Memphis Mergers, the Signature Mergers and the sale of $100.0 million of Senior Notes (see "Other Recent and Pending Unison Acquisitions and Other Commitments") as if they had occurred on June 30, 1996. See the Unaudited Pro Forma Condensed Combined Financial Statements and Notes thereto.

                        MARKET PRICE DATA AND DIVIDENDS

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The following tables set forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common Stock, as reported on the Nasdaq National Market.

                                                                             UNISON
                                                                       -------------------
                                                                        HIGH         LOW
                                                                       -------     -------
    Year Ended December 31, 1995
      Fourth Quarter (commencing December 19, 1995)..................  $ 9.375     $ 9.000
    Year Ending December 31, 1996
      First Quarter..................................................   11.750       8.875
      Second Quarter.................................................   15.500      10.250
      Third Quarter (through September 17, 1996).....................   14.750      10.875

     On July 26, 1996, the last trading day prior to the announcement by Unison of the proposed Signature Mergers, the closing sale price of Unison Common Stock was $13.00 per share. On September 17, 1996, the closing sale price of Unison Common Stock was $13.25 per share.

     Unison has never paid dividends on its Common Stock.

                                  RISK FACTORS

     The following risk factors and the information provided elsewhere in this Prospectus/Proxy and Information Statement and the related Proxy Statement Supplement and Prospectus/Information Statement Supplement should be considered carefully in evaluating the Signature Mergers, the Ampro and Memphis Mergers, the Certificate Amendment and the Option Plan Amendment.

     LIMITED OPERATING HISTORY. Unison began operations in 1992 and through the third quarter of 1995 incurred net losses. Unison reported a net profit in the fourth quarter of 1995 and in each of the first and second quarters of 1996. Unison's future profitability will depend on many factors, including the successful integration of acquired operations, general economic conditions, occupancy levels, the level of competition, Unison's ability to attract and retain qualified personnel at competitive rates, government regulation and reimbursement policies, Unison's ability to integrate other complementary businesses into its organization and the successful implementation of its growth strategy. See "-- Difficulty of Acquiring and Integrating Additional Facilities and Services," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business of Unison -- Growth Strategy" and "-- Government Regulation."

     HISTORY OF LOSSES AND ACCUMULATED DEFICIT. Through the third quarter of 1995, Unison operated at a loss on an historical and pro forma basis. Unison reported a net profit in the fourth quarter of 1995 and in each of the first and second quarters of 1996. There can be no assurance that Unison will be profitable in the future. Unison's future profitability will depend on many factors including those mentioned above. See "-- Limited Operating History" and "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations."

     RISKS OF DEFAULT FROM HIGH LEVERAGE, SUBSTANTIAL LEASE OBLIGATIONS AND LIMITED CAPITAL RESOURCES. After giving effect to the Ampro and Memphis Mergers, the Signature Mergers, the acquisition of RehabWest, the anticipated private placement of approximately $100.0 million of senior, unsecured Notes (the "Senior Notes") and the application of approximately $24.7 million of proceeds from such placement to reduce outstanding indebtedness (including indebtedness and contingent obligations to the former BritWill shareholders), $129.1 million in total indebtedness (75.3% of total capitalization) and $1.7 million of contingent obligations (1.0% of total capitalization) will remain outstanding. As such, a substantial portion of Unison's cash flow from operations will be required to make principal and interest payments on outstanding indebtedness. Unison also has significant long term lease obligations. Unison's pro forma rent expense (including effects of recent and planned acquisitions) for the six months ended June 30, 1996 was approximately $8.3 million. Unison is not likely to be able to repay the principal of the Senior Notes unless it completes another substantial public or private sale of debt or equity securities before that date. Substantially all of the assets of Unison and its subsidiaries are pledged to secure indebtedness and lease obligations. See "-- Financial Covenants," "-- Potential Changes in Control; Cross Defaults and Related Risks," "Capitalization," "Unison Unaudited Pro Forma Condensed Combined Financial Statements" and "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations."

     FINANCIAL COVENANTS. Some of Unison's leases and loan agreements contain covenants requiring Unison to achieve specified improvements in its operating results or financial ratios by specified future dates. Although Unison is currently in compliance with these ratios, it has not always satisfied these obligations in the past and there can be no assurance that it will be able to satisfy all of these obligations in the future. Unison expects that the Senior Notes will include covenants that prohibit or limit, among other things, the sale of assets, the making of acquisitions and other investments, the incurrence of additional debt and liens and the payment of dividends, and that require Unison to maintain a minimum consolidated net worth and to comply with certain financial ratio tests, and that limit Unison's ability to sell certain assets, engage in certain transactions with affiliates, engage in certain mergers and consolidations and enter a new line of business. See "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes." Unison's failure to comply with any of these covenants could result in an event of default, thereby permitting acceleration of such indebtedness as well as indebtedness under other instruments that contain cross-acceleration or cross-default provisions, which in turn could have a material adverse effect on Unison's financial condition and the results of operations.

     The degree to which Unison is leveraged and the covenants described above may adversely affect Unison's ability to finance its future operations and could limit its ability to pursue business opportunities that may be in the interest of Unison and its security holders. In particular, changes in medical technology, existing, proposed and future legislation, regulations and the interpretation thereof, and the increasing importance of managed care contracts and integrated healthcare delivery systems may require significant investment in facilities, equipment, personnel or services. Although Unison expects that cash generated from operations and amounts available under the Senior Notes, together with public or private sales of equity securities from time to time, will be sufficient to allow it to make such investments, there can be no assurance that Unison will be able to obtain the funds necessary to make such investments. See "-- Potential Changes in Control; Cross Defaults and Related Risks."

     DIFFICULTY OF ACQUIRING AND INTEGRATING ADDITIONAL FACILITIES AND
SERVICES. A key element of Unison's growth to date and strategy for the future is expansion through the leasing of new or existing long-term and specialty health care facilities and the acquisition or development of ancillary health care companies or services, including rehabilitation therapy, physical, speech and occupational therapy, respiratory therapy and laboratory services. This expansion has increased and is likely to continue to increase the operating complexity of Unison and its subsidiaries as a whole and has placed and will continue to place significant demands on Unison's management and other resources. Acquisitions are inherently risky due to the possibility of unknown and unforeseen contingencies affecting the new businesses. Unison incurs certain costs and operating inefficiencies in connection with the acquisition of a new skilled nursing facility, typically for two to 12 months following such acquisition, relating to the integration of such facility's financial and administrative systems, physical plant and other aspects of its operations into those of Unison. In addition, the introduction of a substantial portion of Unison's ancillary services to a new skilled nursing facility may take as long as one to six months to fully implement. There can be no assurance that Unison will be successful in identifying, acquiring, managing or integrating additional facilities, operations and ancillary services, that acquisition risks can be avoided or controlled, that there will be any operating efficiencies between the businesses or that the combined businesses will be operated profitably. Unison may acquire other businesses and develop other services in the future and the failure to integrate and operate these services or other acquired companies successfully could have a material adverse effect on Unison's business and future prospects. See "Business of Unison -- Growth Strategy" and "Other Recent and Pending Unison Acquisitions and Other Commitments."

     RISKS OF NONCOMPLIANCE WITH GOVERNMENT REGULATIONS. The operation of skilled nursing facilities is subject to Federal, state and local laws relating to, among other things, the number of beds, the provision of ancillary services, the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel, operating policies, fire prevention and compliance with building codes. Skilled nursing facilities are also subject to periodic inspection by governmental and other authorities to assure compliance with various standards and to maintain continued licensing under state law and certification under the Medicare and Medicaid programs. Although Unison generally has been able to secure necessary approvals or licenses in the past, it voluntarily closed one facility during 1996 due to regulatory problems, and the failure to obtain or renew any required regulatory approvals or licenses could adversely affect Unison's ability to offer existing or additional services, to receive Medicaid and Medicare payments, and to expand the geographic scope of its operations, any of which could adversely affect Unison's business.

     The Health Care Financing Administration ("HCFA") announced on March 28, 1995 that it intended to conduct an examination of the billing and reimbursement practices employed by controlled affiliates of long-term care providers that are engaged in the provision of ancillary services both to the facilities controlled and not controlled by the providers. As of the date of this Prospectus/Proxy and Information Statement, the status of these examinations is not known, although several public companies have announced that HCFA has requested information or is conducting examinations. The outcome of these examinations and their potential future impact on reimbursement and billing regulations, if any, cannot yet be known. There can be no assurance that such examinations and any resulting changes in reimbursement regulations will not have a material adverse effect on Unison. Unison believes it complies with all current regulations regarding billing and reimbursement practices in its provision of ancillary services, and intends to continue to do so in the future. Effective July 1, 1995, HCFA promulgated new survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the new HCFA rules governing survey and certification of long-term care facilities define or redefine a number of terms used in the survey and certification process. The rules require states to amend their state plans (required by Federal law) to incorporate the provisions of the new rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. The new HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions, such as imposing fines, decertifying facilities, banning admission or revoking necessary licenses and closing facilities. Additional remedies are available. Unison believes it understands the new rules and will be able to comply with them. However, the breadth of the new rules and their recent effective date create uncertainty over how the rules will be implemented and the ability of Unison's long-term care facilities to comply with them. After an initial delay in enforcement of the new regulations during which only the most egregious violations were enforced, HCFA has begun enforcing the new rules. Published reports indicate that in the initial surveys conducted, as many as 70% of the facilities surveyed were not in compliance with the new rules. On August 21, 1996, President Clinton signed the Health Insurance Portability and Accountability Act ("HR 3103"). HR 3103 contains a variety of significant health care fraud and abuse provisions. See "Business of Unison -- Government Regulation."

     UNCERTAINTIES RESULTING FROM GOVERNMENTAL BUDGETARY CONSTRAINTS; PROPOSED BUDGETARY LEGISLATION. Political, economic and regulatory influences are resulting in fundamental changes in the health care industry in the United States. For example, proposed federal budgets have called for substantial reductions in projected Medicare spending. In addition, the Clinton administration and various members of Congress have advanced a number of legislative proposals to reform the health care system. Among the proposals considered by the Congress has been a "block grant" funding mechanism for the disbursement of the Federal share of Medicaid payments to the individual states, which, if enacted, could cause a reduction in the availability of Medicaid funds in future years to the states. Certain other provisions of the proposed legislation are intended to reduce the rate of increase in Medicare and Medicaid expenditures through cost savings and other measures which are expected to be developed in the near future.

     Unison anticipates that federal and state governments will continue to review and assess alternative health care delivery systems and payment methods. Due to uncertainty regarding the ultimate features of reform initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. There can be no assurance that such reforms, if enacted, or administrative responses to budgetary constraints, will not have a material adverse effect on Unison. See "Business -- Government Regulation."

     POTENTIAL REDUCTIONS OF REIMBURSEMENT BY THIRD-PARTY PAYORS. Revenues received from the Medicare program for services provided in Unison's facilities represented approximately 27.2% of Unison's pro forma revenues for the year ended December 31, 1995 and approximately 32.4% of Unison's revenues for the six months ended June 30, 1996. The Medicare program is subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could have the effect of limiting or reducing reimbursement levels for Unison's services. Unison cannot predict whether any changes to this program will be adopted or, if adopted, the effect, if any, such changes will have on Unison. Any significant decrease in Medicare reimbursement levels, or the imposition of significant restrictions on participation in the Medicare program, could have a material adverse effect on Unison. There can be no assurance that Unison's facilities will continue to satisfy the requirements for participation in the Medicare program.

     Unison bills on a "salary equivalency" fee-based schedule for physical therapy services and respiratory therapy services provided to Medicare patients at its facilities, most of which are currently provided through third party rehabilitation therapy companies but which may increasingly be available through Unison in the future. Skilled nursing facilities are, with certain exceptions, only entitled to bill Medicare for such therapy services based on the salary equivalency guidelines. For rehabilitation therapy services provided directly, Unison's billing rates and gross margins under the salary equivalency guidelines for physical therapy services are significantly lower than those for speech language pathology and occupational therapy, which are reimbursed under the "prudent buyer" rule. HCFA is currently considering changes to the Medicare reimbursement guidelines for physical therapy services and new salary equivalency guidelines for speech language pathology and occupational therapy services. In addition, in April 1995, HCFA sent a memorandum to Regional Office Administrators containing specific data which intermediaries may use in making "prudent buyer" decisions regarding occupational and respiratory therapy and speech language pathology services. Unison believes the data, if followed, would result in a significant decrease in the amounts reimbursed for such services throughout the industry. Although Unison has no way to determine when, or if, any changes will be made to the current Medicare reimbursement guidelines for physical, respiratory, speech or occupational therapy services, or the extent to which the data set forth in the memorandum will be used by intermediaries in providing reimbursement, the imposition of salary equivalency guidelines on speech language pathology and occupational therapy services that results in a significant decrease in reimbursement rates for such services, or the widespread use by intermediaries of the data in the memorandum, could significantly decrease Unison's margins and have a material adverse effect on the Unison's business. See "Business of Unison -- Government Regulation."

     Unison's facilities that participate in applicable state Medicaid programs are subject to risks of changes in Medicaid reimbursement and payment delays resulting from budgetary shortfalls of state Medicaid programs. Unison operates a total of 16 facilities in Texas and 14 facilities in Indiana. The Texas and Indiana facilities accounted for 42.4% and 34.6%, respectively, of Unison's pro forma revenues for the year ended December 31, 1995 and 38.0% and 24.6%, respectively, for the six months ended June 30, 1996. Furthermore, some state Medicaid programs require certification of all beds in the facility, which may limit the ability of a facility in any such state to establish a distinct Medicare Part A unit for subacute care. In an attempt to limit the Federal budget deficit, there have been, and Unison expects that there will continue to be, a number of other proposals to limit Medicare and Medicaid payments for services. Unison cannot predict whether any of these proposals will be adopted or, if adopted, the effect, if any, such proposals would have on Unison. Any adverse change in the regulatory environment or the reimbursement rates paid under the Medicare program or under the Texas and Indiana Medicaid programs could have a material adverse effect on Unison's financial position and results of operations. See "-- Uncertainties Resulting from Governmental Budgetary Constraints; Proposed Budgetary Legislation," "-- Potential Reductions of Reimbursement by Third-Party Payors," and "Business of Unison -- Government Regulation."

     There can be no assurance that the rates paid to Unison by Medicare, Medicaid or other payors will be adequate to reimburse Unison for the cost of providing services. In addition, cost increases due to inflation without corresponding increases in reimbursement would adversely affect Unison's business. See "Business of Unison -- Government Regulation."

     CONFLICTS OF INTEREST ARISING FROM BENEFITS TO AFFILIATES OF
UNISON. Unison intends to use approximately $500,000 of the net proceeds of the sale of the Senior Notes to repay outstanding indebtedness incurred by BritWill or Unison to Bruce H. Whitehead or his affiliates. An additional $9.8 million of the net proceeds of the sale of the Senior Notes will be used to repay to the former shareholders of BritWill outstanding indebtedness (including contingent obligations) incurred in connection with the BritWill Acquisition. Approximately $127,000 of the net proceeds of the sale of the Senior Notes will be used by Unison to pay financial advisory fees owed to Trouver Capital Partners, L.P. ("Trouver") as a result of the Ampro and Memphis Mergers. See "Certain Transactions."

     Bruce H. Whitehead, Unison's Chairman of the Board of Directors, is the President of the General Partner of WFI which was the beneficial owner of approximately 81.5% of BritWill's stock at the time of its acquisition by Unison, making it the beneficial owner of approximately 11.6% of Unison's Common Stock as of the date hereof. Including his rights as agent for the other former shareholders of BritWill, Mr. Whitehead is the beneficial owner of approximately 14.1% of Unison's Common Stock as of the date hereof. John T. Lynch, Jr. is an owner and controlling person of Trouver. Tyrrell L. Garth and Mark W. White were also shareholders of BritWill at the time of its acquisition by Unison. As members of the Board of Directors of Unison, Messrs. Whitehead, Lynch, Garth and White participated in the deliberations of the Board of Directors with respect to various matters concerning the transactions described herein, including the offering of the Senior Notes and the uses to be made of proceeds therefrom. See "Unison Management" and "Principal Stockholders."

     CONFLICTS OF INTEREST FROM RELATED PARTY TRANSACTIONS. In addition to his relationships described under "-- Conflicts of Interest Arising from Benefits to Affiliates of Unison" and "-- Control by Management and Certain Stockholders," an affiliate of Bruce H. Whitehead, BritWill Investments -- Texas, Ltd. ("BritWill Texas"), is the lessor of six of Unison's long term care facilities in Texas, and under certain circumstances he has the right or obligation to purchase nine other facilities that Unison leases from Omega HealthCare Investors, Inc. ("Omega"). Certain of Unison's obligations to Omega are guaranteed by Bruce H. Whitehead. One of Unison's directors, John T. Lynch, Jr., is a partner in Trouver, which is entitled to receive compensation from acquisitions and financings under certain circumstances. These business relationships may create conflicts of interest in managing Unison's business in the future. See "Certain Transactions."

     MANAGEMENT DISCRETION REGARDING USE OF PROCEEDS FROM SENIOR
NOTES. Approximately 80% of the net proceeds of the sale of the Senior Notes are committed to the Signature Merger, the acquisition of RehabWest, reduction of outstanding indebtedness (including contingent obligations) to the former BritWill shareholders, and to other specific uses identified in this Prospectus/Proxy and Information Statement, with the remainder available for other corporate purposes such as working capital, debt reduction or future acquisitions. Unison will have broad discretion in using the unallocated net proceeds of the offering. Prospective investors will not have an opportunity to evaluate the relative merits of such unspecified uses. See "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes -- Use of Note Proceeds."

     COMPETITION. The long-term care, pharmacy and therapy industries are highly competitive. Unison competes with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long term and subacute care. Unison expects this trend to continue. Consequently, there can be no assurance that Unison will not encounter increased competition in the future, which could limit its ability to complete strategic acquisitions on attractive terms, to attract patients or residents, to attract and retain key personnel, or otherwise expand its business, any of which could have a material adverse effect on Unison's financial position or results of operations. See "Business of Unison -- Competition."

     LIABILITY AND INSURANCE. The provision of health care services entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. Unison maintains professional malpractice insurance and other insurance coverage which it believes to be adequate, although it self-insures for certain workers compensation risks. Unison's insurance policies generally must be renewed on an annual basis. Although Unison has not experienced difficulty in obtaining insurance coverage at acceptable rates, there can be no assurance that Unison will be able to obtain such insurance on commercially reasonable terms in the future, if at all, or that any such insurance will be adequate. In addition, a successful claim against Unison in excess of Unison's insurance coverage could have a material adverse effect on Unison and its financial condition. Claims against Unison, regardless of their merit or eventual outcome, may also have a material adverse effect on Unison's ability to attract patients or residents or expand its business. See "Business of Unison -- Insurance" and "-- Legal Proceedings."

     ISSUANCE OF AUTHORIZED SHARES OF COMMON STOCK WITHOUT STOCKHOLDER
APPROVAL. If adopted, the Amendment to Unison's Certificate of Incorporation will increase the number of authorized shares of Unison Common Stock from 10,000,000 shares to 25,000,000 shares. Following consummation of the Signature Mergers and the Ampro and Memphis Mergers there will be approximately 6,039,249 million shares of Unison Common Stock outstanding, approximately 2,115,705 shares of Unison Common Stock reserved for issuance pursuant to other commitments and approximately 1,845,046 million shares of Unison Common Stock which are authorized and unissued. Such unissued shares may be issued by the Unison Board of Directors without further Unison stockholder action unless the issuance is in connection with a transaction for which stockholder approval is otherwise required under applicable law or to comply the requirements of the Nasdaq National Market or with any agreement with any stock exchange on which Unison Common Stock is then listed.

     DEPENDENCE ON MANAGEMENT AND SKILLED PERSONNEL. Unison depends upon the active involvement of its senior managers, including its executive officers. The loss of one or more of such officers could have a material adverse effect on Unison's business and future operations. Unison has entered into employment agreements with Messrs. Clark, Contris, Oberfield, Rollins and Walker as executive officers. Unison's success and growth strategy also depend on its ability to attract and retain qualified clinical management, marketing and other personnel. Unison competes with general acute care hospitals, rehabilitation facilities, nursing homes, ambulatory care facilities and other health care providers for the services of physicians, registered nurses, therapists and other clinical personnel. Such clinical personnel are in high demand and are often subject to competing offers. There can be no assurance that Unison will be able to attract and retain the qualified personnel necessary for its business and planned growth. See "Business -- Operations" and "Unison
Management -- Employment Agreements."

     CONTROL BY MANAGEMENT AND CERTAIN STOCKHOLDERS. After completion of the Ampro and Memphis Mergers and the Signature Mergers, Unison's officers and directors will own approximately 46.9% of Unison's outstanding stock (including approximately 21.2% to be owned as a result of the Signature Mergers by David A. Kremser, who will become a director of Unison upon the closing of the Signature Mergers). WFI is the beneficial owner of 458,091 shares of Unison Common Stock (approximately 7.6% of the shares outstanding after completion of the Ampro and Memphis Mergers and the Signature Mergers). Bruce H. Whitehead is the beneficial owner of approximately 14.1% of Unison Common Stock, including both the shares issuable to WFI and shares issuable to other former shareholders of BritWill (as to which he currently shares investment control as agent for such shareholders). Accordingly, the parties listed above will continue to have significant control over Unison. In addition, the beneficial holders of approximately 1,175,000 shares of Unison Common Stock (approximately 29.0% of the stock outstanding) have agreed to vote in favor of three nominees selected by WFI for so long as the $13.5 million amended and restated subordinated note executed in connection with the BritWill Acquisition (the "Subordinated Note") or related contingent payment obligations remain outstanding. See "Recent and Pending Unison Acquisitions and Other Commitments," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Unison Management -- Directors and Executive Officers" and "Principal Stockholders."

     POTENTIAL CHANGES IN CONTROL; CROSS DEFAULTS AND RELATED RISKS. In connection with the BritWill Acquisition, Unison's Board of Directors was expanded to include representatives of both entities, as well as additional unaffiliated persons. Messrs. Walker, Rollins, Contris, and Clark have pledged substantially all of their Unison Common Stock (aggregating approximately 24.1% of Unison Common Stock currently outstanding) to the former BritWill shareholders to secure the Company's obligations incurred in connection with the BritWill Acquisition. In the event of a default, Mr. Whitehead could foreclose on the pledged stock and the former shareholders of BritWill (of which Whitehead Family Investments, LLC ("WFI") has a controlling interest) would effectively gain control of Unison. Through his voting and investment control of WFI and as agent for the other former shareholders of BritWill, Mr. Whitehead beneficially owns approximately 11.6% of Unison's Common Stock currently outstanding.

     In connection with the Signature Merger, approximately 1,283,019 shares of Unison Common Stock (subject to adjustment in certain circumstances, see "Recent and Pending Unison Acquisitions and Other Commitments") will be issued to David
A. Kremser, who will also be added to Unison's Board of Directors. Mr. Kremser's stock ownership would be approximately 23.3% of the Unison shares to be outstanding after the Signature Merger, making Mr. Kremser the largest stockholder and potentially a controlling person of Unison.

     An affiliate of Mr. Whitehead leases or subleases six facilities to Unison, subject to mortgage loans from Omega HealthCare Investors, Inc., a provider of secured loans and leasehold financing to the health care industry ("Omega"), which is not related to Unison and under certain circumstances he has the right or obligation to purchase nine other facilities that Unison leases from Omega. Substantially all of the leases from Omega are subject to cross-default provisions. Any of these factors could ultimately lead to a change in ownership or control of one or more of Unison's facilities. Omega is not affiliated with or controlled by Unison or any affiliate of Unison, or any officer or director of any of the foregoing.

     The terms of the Senior Notes (see "Recent and Pending Unison Acquisitions and Other Commitments -- The Senior Notes") will also have cross-default provisions, so a default on any of Unison's obligations could require repayment or refinancing of all of these obligations.

     ENVIRONMENTAL LIABILITY RISKS. Certain Federal, state and local environmental laws, regulations and ordinances impose liability for environmental costs, damages, and/or expenses upon current or previous owners or operators of real property. Pursuant to these environmental laws, a current or previous owner and/or operator of real property may be required to investigate and remediate any hazardous or toxic substance or petroleum product discovered at or released upon such property. The current or previous owner and/or operator may be held liable to a governmental entity or to third parties for property damage and for investigation and remediation costs incurred by such parties in connection with the contamination. These environmental laws often impose responsibility to investigate, remediate and reimburse others for costs incurred based upon strict liability without regard to whether the owner or operator knew of or caused the presence of contamination. The liability under such environmental laws has also been determined to be joint and several unless the harm is divisible and there is a reasonable basis to allocate responsibility. The costs and expenses to investigate, remediate or remove such contamination may be substantial. The owner's ability to sell or lease such property or to borrow using such property as collateral may be adversely affected by the presence of such contamination or the owner may continue to be adversely affected even after the responsible parties have taken steps to remediate such contamination.

     Unison is not currently aware of any material environmental liability relating to any of the leased or managed facilities or related to any properties that it would own or lease as a result of the Ampro Merger or the Signature Mergers. However, the environmental condition of a property is difficult to assess with certainty, so it is possible that Unison may be unaware of undetected conditions at a facility that could give rise to material environmental liabilities in the future.

     POSSIBLE VOLATILITY OF STOCK PRICES. The stock market has experienced price and volume fluctuations which have particularly affected the market price for many health care companies and have often been unrelated to the operating performance of these companies. The market price of Unison Common Stock could also be subject to significant fluctuations in response to variations in Unison's quarterly operating results, litigation, future announcements concerning Unison, legislative or regulatory changes in the interpretation of existing statutes or regulations affecting the health care industry generally or long-term care business in particular, general trends in the industry and other events or factors.

     EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS. Certain provisions of Unison's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and Bylaws (the "Bylaws"), the Delaware General Corporation Law, and certain change of control provisions of Unison's employment contracts with senior executives and of the Senior Notes may discourage or prevent certain types of transactions involving a change of control of Unison, including transactions in which the stockholders might otherwise receive a premium for their shares over then current stock prices. See "Description of Unison Capital Stock."

     SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION RIGHTS. Sales of Unison Common Stock in the public market after the date hereof could adversely affect prevailing market prices. All of the shares issued in the Ampro and Memphis Mergers will be eligible for resale upon satisfaction of applicable "pooling" requirements. Holders of 1,233,497 shares of Unison Common Stock are eligible for sale under Rule 144 ("Rule 144") under the Securities Act of 1933, as amended (the "Securities Act"). An additional 561,815 shares of Unison Common Stock beneficially owned by other stockholders of Unison will become eligible for sale under Rule 144 in August 1997 (or earlier if certain proposed rules pending before the Securities and

Exchange Commission (the "Commission") are implemented, shortening the holding period requirement of Rule 144), subject to compliance with the volume limitation and other requirements of such Rule. Similarly, the shares issued in the Signature Merger will become eligible for sale under Rule 144 within two years after issuance. Additional shares of Unison Common Stock, including shares issuable upon the exercise of options, will also become eligible for sale in the public market from time to time in the future. In addition, the holders of the 561,815 shares of Unison Common Stock issued to the former shareholders of BritWill upon conversion of the debenture issued in connection with the acquisition of BritWill (and 783,804 shares of Unison Common Stock pledged as security for Unison's obligations incurred in the acquisition of BritWill, in the event of default on such obligations), the 120,000 shares issuable upon exercise of warrants issued to the representatives of the underwriters of Unison's initial public offering, the shares underlying the convertible notes ($1.0 million) and convertible debentures ($1.8 million) issued in the acquisition of Sunbelt, up to 300,000 shares issuable upon exercise of warrants issued to Imperial Bank in connection with a loan from Imperial Bank (and additional shares of Unison Common Stock issuable upon a default by Unison under such loan) and the 1,509,434 shares (subject to adjustment under certain circumstances) issuable in the Signature Health Care Merger have the right to require Unison to register such shares of Unison Common Stock for sale under the Securities Act. Unison also has granted "piggyback" registration rights with respect to the shares mentioned above (other than the shares under the convertible instruments issued in connection with the acquisition of Sunbelt) and an additional 84,659 shares of Unison Common Stock underlying a convertible note, which is only convertible upon a default under such note. Controlling stockholders could also cause Unison to register their stock for resale and to facilitate such secondary offerings. See "Description of Capital Stock -- Registration Rights."

FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Prospectus/Proxy and Information Statement, including without limitation statements containing the words "believes," "anticipates," "intends," "expects" and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Unison or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, both nationally and in the regions in which Unison operates; industry capacity; demographic changes; existing government regulations and changes in, or the failure to comply with, government regulations; legislative proposals for healthcare reform; the ability to enter into managed care provider arrangements on acceptable terms; changes in Medicare and Medicaid reimbursement levels; liability and other claims asserted against Unison; competition; the loss of any significant customers; changes in business strategy or development plans; the ability to attract and retain qualified personnel; the significant indebtedness of Unison; the availability and terms of capital to fund the expansion of Unison's business, including the acquisition of additional skilled nursing facilities and ancillary health care services providers; and other factors referenced in this Prospectus/Proxy and Information Statement. Certain of these factors are discussed in more detail elsewhere in this Prospectus/Proxy and Information Statement, including without limitation under the captions "Summary," "Risk Factors," "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of Unison." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Unison disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

          RECENT AND PENDING UNISON ACQUISITIONS AND OTHER COMMITMENTS

     Unison is continually engaged in discussions regarding potential acquisitions and believes that acquisitions will remain an important part of Unison's business strategy for the foreseeable future.

RECENT ACQUISITIONS

     On August 10, 1995, Unison acquired BritWill HealthCare Company ("BritWill") to achieve the size necessary to assist Unison in the pursuit of its overall business strategy (the "BritWill Acquisition"). Immediately prior to the BritWill Acquisition, Unison operated 22 facilities, and the BritWill Acquisition provided Unison with an additional 28 facilities, representing, at the time of the BritWill Acquisition, 2,816 beds and strategic concentrations of facilities in Texas and Indiana. The purchase and sale agreement for the BritWill Acquisition, as modified through the date hereof (the "Purchase and Sale Agreement"), requires fixed payments and additional contingent payments that are due only if certain revenue targets are achieved. The total fixed purchase amount of $20.6 million consisted of a short-term note in the amount of $5.6 million (the "Term Note"), an $8.0 million subordinated promissory note (the "Subordinated Note") and a $7.0 million debenture convertible into 561,815 shares of Unison Common Stock (the "Convertible Debenture"). Unison repaid the Term Note in January 1996, and Bruce Whitehead, as the holder of the Convertible Debenture and as agent for the former stockholders of BritWill, has converted the Convertible Debenture in its entirety. In addition, monthly contingent payments aggregating approximately $10.3 million may be due through August 2000 if Unison achieves specified monthly revenue conditions, and a lump sum contingent payment of $11.5 million (the "Lump Sum Payment"), subject to reduction up to $1.4 million under certain circumstances (the "Reduction"), is due in August 2000 if revenues exceed $150.0 million in the 12 months ending June 30, 2000. At least 50% of the outstanding balance of the Subordinated Note and the Lump Sum Payment are due and the Reduction will be waived in the event of any public or private sale of debt or equity securities in excess of $10,000,000 such as the placement of the Senior Notes. See "The Senior Notes." In connection with the BritWill Acquisition, certain officers of Unison have pledged shares of Unison Common Stock and entered into a voting agreement, and the former BritWill shareholders have received registration rights covering the shares of Unison Common Stock received upon conversion of the Convertible Debenture. See "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     On March 28, 1996, Unison entered into a definitive Purchase and Sale Agreement for the acquisition, effective as of February 1, 1996, of 90% of the outstanding common stock of each of four rehabilitation therapy service centers from Paul G. Henderson and Paige B. Plash. The therapy centers provide services to 56 facilities in six states. In consideration for the stock of the four therapy centers, Unison paid $800,000 in cash, issued term notes for $1.0 million in the aggregate (the "Sunbelt Notes") and issued subordinated debentures totalling $1.8 million (the "Sunbelt Debentures"). Contingent payments of $750,000 and $1.25 million in the aggregate will be paid to Mr. Henderson and Mr. Plash if audited pre-tax income of the centers equals $2.9 million for the 12 months ending December 31, 1996 and $5.4 million for the 12 months ending December 31, 1997. Pro rata contingent payments may be due if audited pre-tax income is lower. Unison will purchase the remaining equity interests of Mr. Henderson and Mr. Plash in the four therapy centers during the first half of 1998. The remaining equity interests will be priced at a pro rata portion of seven times the after tax net income of the therapy centers for the 12 months ending December 31, 1997. The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0% and are convertible into Unison Common Stock at the election of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Sunbelt Notes) for Unison Common Stock for the 20 trading days preceding the date of conversion. The Sunbelt Notes mature, as to equal principal amounts, on February 1, 1997 and February 1, 1998, and the Sunbelt Debentures have maturity dates of February 1 in each of 1997, 1998 and 1999, also as to equal principal amounts.

     On August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities, Enumclaw and Walla Walla, in the State of Washington with an aggregate of 222 beds. Unison previously operated these facilities under management agreements with Franciscan Eldercare ("Franciscan"). In each restructuring, Franciscan sold the facility to a third party who in turn leased the facility to SunQuest SPC, Inc. ("SunQuest"), a wholly-owned subsidiary of Unison. At the time of the restructuring, management fees were approximately $8,500 per month and $17,500 per month for Enumclaw and Walla Walla, respectively. The base monthly rents under the leases are $34,199 and $18,278 for Enumclaw and Walla Walla, respectively. The initial term of the Enumclaw lease expires May 1, 2006. SunQuest has the option to renew the lease for two successive periods of five years each. The term of the Walla Walla lease expires on December 31, 2016.

     Unison also recently acquired leasehold rights to several other facilities that were not material to Unison, including Homestead of McKinney, in McKinney, Texas, and Valley Vista, in Sandpoint, Idaho.

PENDING ACQUISITIONS

     Unison, Labco Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of Unison ("Labco"), and American Professional Holding, Inc., a Utah corporation ("Ampro"), entered into an Agreement and Plan of Merger dated as of July 3, 1996 pursuant to which, subject to approval of the shareholders of Ampro and certain other conditions, Labco will merge with and into Ampro (the "Ampro Merger"), with Ampro being the surviving corporation. As part of the same overall plan, Unison, Memphis Acquisition Co., a Delaware corporation and a newly formed wholly-owned subsidiary of Unison ("Memco"), and Memphis Clinical Laboratory, Inc., a Tennessee corporation ("Memphis"), entered into an Agreement and Plan of Merger dated as of July 3, 1996 pursuant to which, subject to approval of the shareholders of Memphis and certain other conditions, Memco will merge with and into Memphis (the "Memphis Merger"), with Memphis being the surviving corporation. As a result of the Ampro and Memphis Mergers, Ampro and Memphis will become wholly-owned subsidiaries of Unison. Ampro and Memphis operate medical laboratories (primarily the testing of body fluids and tissues for disease or chemical concentrations) in Dallas, Texas, Poplar Bluff, Missouri and Memphis, Tennessee and at September 1, 1996, provided testing services to approximately 295 nursing homes and other health care facilities. At the effective time of the Ampro and Memphis Mergers, each of the outstanding shares of Ampro's common stock will be converted into the right to receive approximately 0.051 of a share of Unison Common Stock, for a total of 521,000 shares of Unison Common Stock, and each outstanding share of common stock of Memphis (the "Memphis Shares") will be converted into the right to receive approximately 54 shares of Unison Common Stock, except that 648 Memphis Shares owned by William R. Seals will instead be converted into the right to receive a Unison promissory note in the principal amount of $250,000 and cash in the amount of approximately $240,000. An option (the "Memphis Option") for the Memphis Shares held by the controlling shareholders of Ampro will be allowed to lapse (at September 30, 1996) unexercised. The three controlling shareholders of Ampro, Messrs. Maguire, McGee and McKinney, hold the Memphis Option and appoint two of three members of the Board of Directors of Memphis. The Ampro Merger and the Memphis Merger are mutually contingent transactions.

     On August 2, 1996, Unison, Mr. David A. Kremser, Mr. John D. Filkoski, Signature Health Care Corporation, a Delaware corporation ("Signature Health Care"), Arkansas, Inc., a Colorado corporation ("Arkansas"), Cornerstone Care, Inc., a Colorado corporation ("Cornerstone"), Douglas Manor, Inc., a Colorado corporation ("Douglas"), and Safford Care, Inc., a Colorado corporation ("Safford,") and collectively with Signature Health Care, Arkansas, Cornerstone and Douglas, "Signature") entered into a series of Agreements and Plans of Merger. Pursuant to these agreements, each of the Signature entities will merge with and into a wholly-owned subsidiary of Unison to be formed, with the relevant Signature entity being the surviving corporation in each case. Signature operates 11 skilled nursing facilities and two assisted living facilities in Colorado and Arizona. At the effective time of the Signature Health Care Merger Agreement, the outstanding shares of capital stock of Signature Health Care (the "Signature Health Care Shares") will be converted into the right to receive (a) cash equal to approximately $10,200,000 (minus the amount paid to redeem outstanding options for Signature Health Care Shares) and
(b) 1,509,434 shares of Unison Common Stock, subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 so that the product of the Average Daily Price and the number of shares issued remains at $16,981,132.50 if the Average Daily Price is less than $11.25 per share and at $23,018,868.50, the Average Daily Price is greater than $15.25 Average Daily Price is defined for these purposes as the average daily closing price for Unison Common Stock during the thirty day period ending five days prior to the last trading day prior to the closing date for the Signature Health Care Merger. The shares of the other Signature entities will be converted into the right to receive cash and promissory notes equal to approximately $28,000,000 in the aggregate. The Signature Mergers are conditioned upon, among other things, Unison entering into a definitive agreement to acquire the assets and business of RehabWest, Inc. for an aggregate purchase price of $5,500,000 and subject to other terms and conditions satisfactory to Unison and to Messrs. Kremser and Filkoski.

THE SENIOR NOTES

     General. It is a condition to Unison's obligation to consummate the Signature Mergers that Unison have completed a public or private offering of subordinated debt or common stock in an amount and on terms acceptable to Unison. Unison intends to satisfy this condition through the placement of $100.0 million principal amount of Senior Notes (the "Senior Notes") on or about the date of the Signature Mergers.

     Unison anticipates that the Senior Notes will mature approximately ten years after their issue date and will be entitled to semiannual payments of interest. Unison will not be required to redeem or prepay Senior Notes prior to maturity except in the event of a change in control, in which event Unison will be required to offer to purchase the Senior Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the purchase date. Unison will be permitted to redeem the Senior Notes at its option beginning in 2001 at a premium that declines to par in 2005. In addition, Unison will have the right to redeem a specified percentage of the Senior Notes with the net cash proceeds from one or more public equity offerings. The Senior Notes will be secured by guarantees of Unison's current and future subsidiaries (including Signature, Ampro and Memphis upon the closing of their respective mergers), but will otherwise be unsecured. The indenture relating to the Senior Notes will contain certain covenants including (among others) covenants limiting: (i) the incurrence by Unison or its subsidiaries of additional indebtedness or lease payment obligations; (ii) certain restricted payments, including payments of dividends on and redemption of capital stock by Unison; (iii) transactions with affiliates; (iv) mergers, acquisitions and asset sales; and (v) the creation of liens securing indebtedness. Unison will be obligated promptly to file and cause to become effective an exchange offer registration statement with respect to an offer to exchange the Senior Notes for requested notes with terms substantially identical to the Senior Notes.

     Use of Proceeds. The net proceeds to Unison (after underwriting discounts and expenses) from the Senior Notes is estimated to be approximately $96.2 million. Unison intends to use approximately $37.7 million of such proceeds to satisfy its cash obligations pursuant to the Signature Mergers, approximately $5.5 million to acquire RehabWest, approximately $21.1 million to repay long term debt and contingent obligations (including about $9.8 million to pay half of Unison's aggregate debt and contingent obligations to the former shareholders of BritWill), about $12.7 million to reduce short-term debt and accounts payable, and the remaining $19.2 million for future acquisitions and working capital.

                  UNISON MARKET PRICE DATA AND DIVIDEND POLICY

     Unison Common Stock is traded on the Nasdaq National Market under the symbol UNHC. The following table sets forth, for the fiscal quarter indicated, the high and low sale prices of Unison Common Stock, as reported on the Nasdaq National Market, since it first began trading on December 19, 1995.

                                                                                 UNISON
                                                                           -------------------
                                                                            HIGH         LOW
                                                                           -------     -------
Year Ended December 31, 1995
  Fourth Quarter (commencing December 19, 1995)..........................  $ 9.375     $ 9.000
Year Ending December 31, 1996
  First Quarter..........................................................   11.750       8.875
  Second Quarter.........................................................   15.500      10.250
  Third Quarter (through September 17, 1996).............................   14.750      10.875

     On September 17, 1996, the closing sale price of Unison Common Stock was $13.25 per share.

     Unison has never paid any dividends on its Common Stock and it does not expect to pay dividends for the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth the capitalization of Unison as of June 30, 1996 as adjusted to give effect to the issuance by Unison of the Senior Notes in the amount of $100.0 million and the application of the estimated net proceeds therefrom, the Ampro and Memphis Mergers, the Signature Mergers and previous acquisitions in 1995 and 1996. This table should be read in conjunction with the historical financial statements of the Company and BritWill and the Unaudited Pro Forma Condensed Combined Financial Statements, including the related notes thereto, appearing elsewhere in this Prospectus/Proxy and Information Statement.

                                                                              JUNE 30, 1996
                                                                       ---------------------------
                                                                       HISTORICAL     PRO FORMA(1)
                                                                       ----------     ------------
                                                                         (DOLLARS IN THOUSANDS)
Current maturities of long term debt.................................   $  3,576        $  1,697
                                                                         =======        ========
Long-term debt, excluding current portion............................   $ 27,535        $128,040
Stockholder's equity:
  Preferred Stock, $0.001 par value; 1,000,000 shares authorized; no
     shares issued or outstanding....................................         --              --
  Common Stock, $0.001 par value; 10,000,000 shares authorized;
     3,871,312 shares issued and outstanding; 5,920,746 shares issued
     and outstanding as adjusted(3)..................................          3               5
  Additional paid in capital.........................................     21,804          41,902
  Retained earnings..................................................      1,079           2,099
                                                                         -------        --------
       Total stockholders' equity....................................     22,886          44,006
                                                                         -------        --------
          Total capitalization.......................................   $ 50,421        $172,046
                                                                         =======        ========

- ---------------
(1) Gives effect to the Ampro and Memphis Mergers, the Signature Mergers and previous acquisitions in 1995 and 1996 as if they occurred on June 30, 1996. The table includes the Senior Notes amounting to $100.0 million which will be issued in connection with the Signature Mergers.

       UNISON UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Financial Statements are presented assuming that the acquisitions of Signature and Rehab West will be accounted for as purchases and the Ampro Mergers will be accounted for as a poolings-of-interests. Accordingly, the Unaudited Pro Forma Condensed Combined Financial Statements include the combined operations of Unison, Ampro and Memphis for all periods presented. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 1996 and 1995 and the year ended December 31, 1995 have been prepared as if the acquisitions of Signature and RehabWest had been consummated as of January 1, 1995. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared as if all of the aforementioned business combinations had been consummated as of June 30, 1996.

     The Unaudited Pro Forma Condensed Combined Statements of Operations also include the results of operations of BritWill and Sunbelt for the periods from January 1, 1995 through the respective dates of acquisition. BritWill was acquired on August 10, 1995 in a business combination accounted for as a purchase. Sunbelt was acquired effective February 1, 1996 in a business combination accounted for as a purchase.

     The pro forma information is based on the historical statements of operations of the acquired businesses giving effect to the placement of the Senior Notes and the other assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

     The Unaudited Pro Forma Condensed Combined Financial Statements do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with "Unison Management's Discussion and Analysis of Financial Condition and Results of Operations" and the separate historical financial statements and notes thereto of Unison, BritWill, Signature, RehabWest, Ampro and Memphis included elsewhere in this Prospectus/Proxy and Information Statement.

                         UNISON HEALTHCARE CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                       AS OF JUNE 30, 1996
                                      --------------------------------------------------------------------------------------
                                                                                       SENIOR     PRO FORMA        PRO FORMA
                                      UNISON    SIGNATURE(A)   REHABWEST   AMPRO(B)   NOTES(C)   ADJUSTMENTS       COMBINED
                                      -------   ------------   ---------   --------   --------   -----------       ---------
ASSETS
Current assets:
  Cash and cash equivalents.........  $   847     $     --       $ 116      $   30    $ 62,490    $ (43,200)(d)    $ 20,156
                                                                                                       (127)(e)
  Accounts and notes receivable,
    net.............................   22,152        7,761         402       2,149          --           --          32,464
  Other current assets..............    2,413        1,009          16         399          --           --           3,837
                                      -------      -------       -----      ------    --------     --------        --------
    Total current assets............   25,412        8,770         534       2,578      62,490      (43,327)         56,457
Lease operating rights and other
  assets, net.......................   42,588        1,692          --         319       3,800
                                                                                         1,750       34,669(d)       84,818
Goodwill, net.......................   11,195        1,721          --         943          --       26,531(d)       40,390
Property and equipment, net.........    5,548       17,213           8         657          --        5,000(d)       28,426
                                      -------      -------       -----      ------    --------     --------        --------
    Total assets....................  $84,743     $ 29,396       $ 542      $4,497    $ 68,040    $  22,873        $210,091
                                      =======      =======       =====      ======    ========     ========        ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term
    debt............................  $ 3,576     $    312       $  --      $  895    $  7,500
                                                                                       (11,086)   $     500(d)     $  1,697
                                                                                        (7,500)
  Other current liabilities.........   16,988        3,223         295       1,664      (1,500)          --          13,170
                                      -------      -------       -----      ------    --------     --------        --------
    Total current liabilities.......   20,564        3,535         295       2,559     (12,586)         500          14,867
Long-term debt......................   27,535       19,188          --         691     100,000
                                                                                       (19,374)          --         128,040
Deferred taxes......................    9,030        2,921          --          --          --        4,000(d)       15,951
Other long-term liabilities.........    4,728        2,499          --          --          --           --           7,227
                                      -------      -------       -----      ------    --------     --------        --------
    Total liabilities...............   61,857       28,143         295       3,250      68,040        4,500         166,085
                                      -------      -------       -----      ------    --------     --------        --------
Stockholders' equity:
  Common stock......................        3            7          --          10          --          (15)(f)           5
  Additional paid-in capital........   21,804           62        (472)         90          --       20,418(g)       41,902
  Retained earnings.................    1,079        1,184         719       1,147          --         (127)(e)
                                                                                                     (1,903)(h)       2,099
                                      -------      -------       -----      ------    --------     --------        --------
    Total stockholders' equity......   22,886        1,253         247       1,247          --       18,373          44,006
                                      -------      -------       -----      ------    --------     --------        --------
    Total liabilities and
      stockholders' equity..........  $84,743     $ 29,396       $ 542      $4,497    $ 68,040    $  22,873        $210,091
                                      =======      =======       =====      ======    ========     ========        ========
Common shares outstanding...........    3,871                                                         2,049(i)(j)     5,920
Book value per common share.........  $  5.91
                                                                                                                   $   7.43

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                UNISON                     PRO FORMA      UNISON                   REHAB                  PRO FORMA     PRO FORMA
              HISTORICAL  ACQUISITIONS(K) ADJUSTMENTS    PRO FORMA   SIGNATURE(O)   WEST     AMPRO(P)    ADJUSTMENTS    COMBINED
              ----------  --------------  -----------   -----------  ------------  ------  ------------  -----------    ---------
Revenues:
  Net
   patient...  $ 63,442      $  5,140       $    --      $  68,582     $ 21,984    $2,337     $   --       $    --       $92,903
  Other......     1,555           569          (249)(l)      1,875          268        --      3,562           473(q)      6,178
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
    Total
  revenues...    64,997         5,709          (249)        70,457       22,252     2,337      3,562           473        99,081
Expenses:
  Wages and
   related...    32,447         3,336            --         35,783       14,263     1,649      1,514            --        53,209
  Other
 operating...    21,172         2,230          (249)(l)     23,153        4,684       132      1,493        (4,330)(r)    25,132
  Rent.......     6,653            21           538(l)       7,212        1,044         6         51            --         8,313
  Interest...     1,452           249          (247)(l)
                                                 23(m)       1,477        1,006         3         56         4,152(s)      6,694
 Depreciation
    and
    amortization...     1,054         121      (113)(l)
                                                  7(n)       1,069          845         1         98           125(t)
                                                                                                               912(u)
                                                                                                                35(v)      3,085
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
    Total
  expenses...    62,778         5,957           (41)        68,694       21,842     1,791      3,212           894        96,433
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
Income (loss)
  before
  income
  taxes......     2,219          (248)         (208)         1,763          410       546        350          (421)        2,648
Income tax
  expense
 (benefit)...       932            --          (227)           705         (383)       --        118           619         1,059
                 ------         -----         -----         ------       ------     -----      -----        ------        ------
Net income
  (loss).....  $  1,287      $   (248)      $    19      $   1,058     $    793    $  546     $  232       $(1,040)      $ 1,589
                 ======         =====         =====         ======       ======     =====      =====        ======        ======
Net income
  per share:
  Primary....  $   0.32                                  $    0.26                                                       $  0.26
  Fully
   diluted...      0.31                                       0.26                                                          0.26
Weighed
  average
  shares used
  in per
  share
 calculation:
  Primary....     4,070                                      4,070                                           2,049 (i)(j    6,119
  Fully
   diluted...     4,132                                      4,132                                           2,049 (i)(j    6,181

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                  OTHER     PRO FORMA                                                    PRO FORMA
                                 ACQUISI-    ADJUST-      UNISON                 REHAB                    ADJUST-       PRO FORMA
             UNISON    BRITWILL  TIONS(K)     MENTS      PRO FORMA   SIGNATURE(O)  WEST     AMPRO(P)       MENTS        COMBINED
             -------   -------   --------   ---------    ---------   ---------   ------   ------------   ---------      ---------
Revenues:
  Net
 patient...  $12,415   $32,723    $7,591      $  --       $52,729     $11,880    $1,465      $   --       $    --        $66,074
  Other....    1,029       269        22       (249)(l)     1,071          60        --       3,644           473(q)       5,248
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
      Total
revenues...   13,444    32,992     7,613       (249)       53,800      11,940     1,465       3,644           473         71,322
Expenses:
  Wages and
 related...    7,486    19,813     5,164         --        32,463       7,931     1,162       1,418            --         42,974
  Other
  operating...   4,587   7,422     2,302       (249)(l)
                                               (750)(w)    13,312       2,129       229       1,545        (1,774)(r)     15,441
  Rent.....    1,151     4,448        75        538(l)
                                                 94(x)      6,306         230         5          55            --          6,596
  Interest,
    net....      183       603       289       (338)(l)
                                                140(m)
                                                247(y)      1,124         947         6          19         4,152(s)       6,248
  Depreciation
    and
    amortization...      88     500     127    (183)(l)
                                                 43(n)
                                                589(z)      1,164         827         5         135           125(t)
                                                                                                              912(u)
                                                                                                               35(v)       3,203
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
      Total
expenses...   13,495    32,786     7,957        131        54,369      12,064     1,407       3,172         3,450         74,462
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
Income
  (loss)
  before
  income
  taxes....      (51)      206      (344)      (380)         (569)       (124)       58         472        (2,977)        (3,140)
Income tax
  expense
  (benefit)...       1      26        --       (255)         (228)        (41)       --         157        (1,144)        (1,256)
             -------   -------    ------      -----       -------     -------    -------    -------       -------        -------
Net income
  (loss)...  $   (52)  $   180    $ (344)     $(125)      $  (341)    $   (83)   $   58      $  315       $(1,833)       $(1,884)
             =======   =======    ======      =====       =======     =======    =======    =======       =======        =======
Net income
  per
  share....  $ (0.04)                                     $ (0.27)                                                       $ (0.57)
Weighed
  average
  shares
  used in
  per share
  calculation...   1,266                                    1,266                                           2,049(i)(j)    3,315

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     OTHER     PRO FORMA                                                 PRO FORMA
                                    ACQUISI-    ADJUST-      UNISON                 REHAB                 ADJUST-       PRO FORMA
                UNISON    BRITWILL  TIONS(K)     MENTS      PRO FORMA   SIGNATURE(O)  WEST   AMPRO(P)      MENTS        COMBINED
                -------   -------   --------   ---------    ---------   ---------   ------   ---------   ---------      ---------
Revenues:
  Net
    patient...  $57,743   $38,378   $ 20,190    $    --     $116,311     $32,769    $3,382    $    --     $    --       $152,462
  Other.......    3,542       476         73       (499)(l)    3,592         281        --      7,203         947(q)      12,023
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
        Total
   revenues...   61,285    38,854     20,263       (499)     119,903      33,050     3,382      7,203         947        164,485
Expenses:
  Wages and
    related...   31,811    23,280     14,427         --       69,518      22,006     2,648      3,234          --         97,406
  Other
  operating...   20,777     8,923      4,857       (499)(l)
                                                   (875)(w)   33,183       5,761       524      3,256      (4,170)(r)     38,554
  Rent........    6,565     5,223        364      1,076(l)
                                                   (110)(x)   13,118       1,235        10        108          --         14,471
  Interest,
    net.......    1,058       793        693       (675)(l)
                                                    280(m)
                                                    288(y)     2,437       1,967         9        118       8,303(s)      12,834
  Depreciation
    and
amortization..    1,050       592        434       (366)(l)
                                                     86(n)
                                                    687(z)     2,483       1,550         6        262         250(t)
                                                                                                            1,668(u)
                                                                                                               70(v)       6,289
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
        Total
   expenses...   61,261    38,811     20,775       (108)     120,739      32,519     3,197      6,978       6,121        169,554
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
Income (loss)
  before
  income
  taxes.......       24        43       (512)      (391)        (836 )       531       185        225      (5,174)        (5,069 )
Income tax
  expense
  (benefit)...       50        30         --       (414)        (334 )       (67)       --         82      (1,708)        (2,028 )
                -------   -------    -------     ------     --------     -------    ------     ------     -------       --------
Net income
  (loss)......  $   (26)  $    13   $   (512)   $    23     $   (502 )   $   598    $  185    $   143     $(3,466)      $ (3,041 )
                =======   =======    =======     ======     ========     =======    ======     ======     =======       ========
Net income
  (loss) per
  share.......  $ (0.02)                                    $  (0.37 )                                                  $  (0.90 )
Weighted
  average
  shares used
  in per share
calculation...    1,349                                        1,349                                        2,049(i)(j)    3,398

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                        PRO
                                                                       PRO FORMA       FORMA
                                                 UNISON    AMPRO(P)   ADJUSTMENTS     COMBINED
                                                 -------   --------   -----------     --------
Revenues:
  Net patient..................................  $11,070    $   --        $ --        $11,070
  Other........................................    1,336     6,000          --          7,336
                                                 -------    ------        ----        -------
          Total revenues.......................   12,406     6,000          --         18,406
Expenses:
  Wages and related............................    7,149     2,445                      9,594
  Other operating..............................    3,902     2,560          --          6,462
  Rent.........................................    1,299       107                      1,406
  Interest.....................................       84        63          --            147
  Depreciation and amortization................       51       234          --            285
                                                 -------    ------        ----        -------
          Total expenses.......................   12,485     5,409          --         17,894
                                                 -------    ------        ----        -------
Income (loss) before income taxes..............      (79)      591          --            512
Income tax expense.............................        1       171          --            172
                                                 -------    ------        ----        -------
Net income (loss)..............................  $   (80)   $  420        $ --        $   340
                                                 =======    ======        ====        =======
Net income (loss) per share....................  $ (0.06)                             $  0.19
Weighed average shares used in per share
  calculation..................................    1,266                   540(j)       1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

                         UNISON HEALTHCARE CORPORATION

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            PRO FORMA      PRO FORMA
                                                   UNISON     AMPRO(P)     ADJUSTMENTS     COMBINED
                                                   ------     --------     -----------     ---------
Revenues:
  Net patient....................................  $1,076      $   --         $  --         $ 1,076
  Other..........................................     880       5,055            --           5,935
                                                   ------      ------          ----          ------
     Total revenues..............................   1,956       5,055            --           7,011
Expenses:
  Wages and related..............................   1,455       2,234                         3,689
  Other operating................................     545       2,084            --           2,629
  Rent...........................................      99         107                           206
  Interest.......................................      11          33            --              44
  Depreciation and amortization..................       7         150            --             157
                                                   ------      ------          ----          ------
          Total expenses.........................   2,117       4,608            --           6,725
                                                   ------      ------          ----          ------
Income (loss) before income taxes................    (161)        447            --             286
Income tax expense (benefit).....................     (20)        197            --             177
                                                   ------      ------          ----          ------
Net income (loss)................................  $ (141)     $  250         $  --         $   109
                                                   ======      ======          ====          ======
Net income (loss) per share......................  $(0.11)                                  $  0.06
Weighed average shares used in per share
  calculation....................................   1,266                       540(j)        1,806

    See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.  PRO FORMA ADJUSTMENTS

     The pro forma results do not purport to present the results of operations of Unison had the business combinations taken place on the dates specified, nor are they necessarily indicative of the financial position or results of operations that may be achieved in the future. The Unaudited Pro Forma Condensed Combined Financial Statements have been prepared under the assumptions set forth in the following notes.

     The adjustments to the pro forma statements of operations are discussed below.

     (a) Represents the combined balance sheets of Signature Health Care and the Signature Affiliates as of June 30, 1996, as follows:

                                                                   SIGNATURE    SIGNATURE    SIGNATURE
                                                                  HEALTH CARE   AFFILIATES   COMBINED
                                                                  -----------   ----------   --------
ASSETS
Current assets:
  Accounts and notes receivable, net............................    $ 5,185       $2,576     $ 7,761
  Other current assets..........................................        764          245       1,009
                                                                    -------       ------     -------
          Total current assets..................................      5,949        2,821       8,770
Lease operating rights and other assets, net....................      1,507          185       1,692
Goodwill, net...................................................      1,721           --       1,721
Property and equipment, net.....................................     16,442          771      17,213
                                                                    -------       ------     -------
          Total assets..........................................    $25,619       $3,777     $29,396
                                                                    =======       ======     =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.............................    $   259       $   53     $   312
  Other current liabilities.....................................      2,184        1,039       3,223
                                                                    -------       ------     -------
          Total current liabilities.............................      2,443        1,092       3,535
Long term debt..................................................     18,519          669      19,188
  Deferred taxes................................................      2,921           --       2,921
  Other long-term liabilities...................................      1,036        1,463       2,499
Stockholders' equity:
  Common stock..................................................          2            5           7
  Additional paid-in capital....................................      1,611       (1,549)         62
  Retained earnings.............................................       (913)       2,091       1,184
                                                                    -------       ------     -------
          Total stockholders' equity............................        700          553       1,253
                                                                    -------       ------     -------
          Total liabilities and stockholders' equity............    $25,619       $3,777     $29,396
                                                                    =======       ======     =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (b) Represents the combined balance sheets of Ampro and Memphis, as follows:

                                                                    AS OF JUNE 30, 1996
                                                        --------------------------------------------
                                                                            PRO FORMA      PRO FORMA
                                                        AMPRO    MEMPHIS   ADJUSTMENTS     COMBINED
                                                        ------   -------   -----------     ---------
ASSETS
Current assets:
  Cash and cash equivalents...........................  $   14     $ 16                      $   30
  Accounts and notes receivable, net..................   2,048      101                       2,149
  Other current assets................................     385       14          --             399
                                                        ------     ----       -----          ------
          Total current assets........................   2,447      131          --           2,578
Lease operating rights and other assets, net..........     319       --          --             319
Goodwill, net.........................................     943       --          --             943
Property and equipment, net...........................     497      160          --             657
                                                        ------     ----       -----          ------
          Total assets................................  $4,206     $291       $  --          $4,497
                                                        ======     ====       =====          ======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................  $  395     $ 10       $ 490(1)       $  895
  Other current liabilities...........................   1,585       79          --           1,664
                                                        ------     ----       -----          ------
          Total current liabilities...................   1,980       89         490           2,559
Long-term debt........................................     669       22          --             691
Stockholders' equity:
  Common stock........................................      10        1          (1)             10
  Additional paid-in capital..........................     400       --        (310)             90
  Retained earnings...................................   1,147      179        (179)          1,147
                                                        ------     ----       -----          ------
          Total stockholders' equity..................   1,557      180        (490)          1,247
                                                        ------     ----       -----          ------
          Total liabilities and stockholders'
            equity....................................  $4,206     $291       $  --          $4,497
                                                        ======     ====       =====          ======

- ---------------
(1) Represents the consideration paid for Memphis, comprised of cash in the amount of $240,000 (assumed to be borrowed) and the assumption of debt amounting to $250,000.

     (c) In connection with the Signature Merger, Unison will issue the unsecured Senior Notes in the principal amount of $100,000,000. The Senior Notes will bear interest at 10.25% and mature in 2006. In addition, in August 1996 Unison obtained interim financing in the amount of $7,500,000 for working capital. Proceeds from the Senior Notes and working capital note will be used as follows (in thousands):

    Debt issue costs..........................................................  $  3,800
    Contingent payment to the former BritWill stockholders....................     1,750
    Repayment of short-term debt..............................................    11,086
    Repayment of long-term debt...............................................    19,374
    Reduction of accounts payable.............................................     1,500
    Funds available for acquisitions and working capital......................    62,490
                                                                                --------
                                                                                $100,000
                                                                                ========

     Short-term debt repaid includes (i) the working capital note amounting to $7,500,000, (ii) the consideration for the Memphis Merger amounting to $490,000 as described in note (b) and (iii) the current

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

portion of long-term debt refinanced with the proceeds of the Senior Notes. The contingent payment to the former BritWill stockholders is added to leasehold rights and amortized over 25 years.

     (d) Consideration for the aggregate purchase price for Signature is comprised of cash amounting to approximately $37,700,000, a promissory note in the amount of $500,000 and Unison Common Stock with a market value of approximately $20,000,000. Unison will pay $5,500,000 in cash to acquire RehabWest.

     The following is the allocation of the purchase price of Signature and Rehab West (in thousands):

    Purchase price for Signature...............................................  $58,200
    Purchase price for Rehab West..............................................    5,500
                                                                                 -------
    Total purchase price.......................................................   63,700
    Less net historical assets acquired:
      Signature................................................................    1,253
      Rehab West...............................................................      247
                                                                                 -------
                                                                                   1,500
                                                                                 -------
    Excess of purchase price over net historical assets acquired...............  $62,200
                                                                                 =======
    Allocation of purchase price:
      Lease operating rights...................................................  $34,669
      Goodwill.................................................................   26,531
      Property and equipment...................................................    5,000
      Deferred tax liability...................................................   (4,000)
                                                                                 -------
                                                                                 $62,200
                                                                                 =======

     Lease operating rights are being amortized over the lease terms, including renewal options, not to exceed 35 years. Goodwill represents the amount of the purchase price in excess of identifiable assets and is being amortized over 40 years. The adjustment to property and equipment is based on the estimated fair value of the assets acquired as determined by independent appraisals.

     (e) In connection with the Ampro Merger, Unison paid a financial advisory fee to Trouver in the amount of approximately $127,000.

     (f) To adjust common stock based on 5,920 pro forma shares outstanding with a par value of $.001, as follows:

    Unison historical common stock..................................................  $ 3
    Shares issued in connection with Signature Merger...............................    1
    Shares issued in connection with Ampro Merger...................................    1
                                                                                      ---
    Unison pro forma common stock...................................................  $ 5
                                                                                      ===

     (g) The increase in additional paid-in capital is comprised of the following (in thousands):

    Market value of stock issued in connection with the Signature Merger.......  $20,000
      Less amounts allocated to common stock...................................       (2)
      Reclassification of Ampro common stock...................................       10
    Elimination of historical paid-in capital (deficit):
      Signature................................................................      (62)
      RehabWest................................................................      472
                                                                                 -------
                                                                                 $20,418
                                                                                 =======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (h) To eliminate the historical amounts of retained earnings recorded by Signature ($1,184,000) and RehabWest ($719,000).

     (i) To record 1,509,434 common shares to be issued in connection with the Signature Health Care Merger.

     (j) To record 540,000 common shares to be issued in connection with the Ampro and Memphis Mergers.

     (k) Other Acquisitions: The following table summarizes the operating results for the following leases entered into from January 1, 1995 through the later of the date of lease inception or the period of the statement of operations.

                                                       SIX MONTHS ENDED             YEAR ENDED
                                                         JUNE 30, 1996           DECEMBER 31, 1995
                                     ACQUISITION     ---------------------     ---------------------
              ACQUISITION               DATE         REVENUES     EXPENSES     REVENUES     EXPENSES
    -------------------------------  -----------     --------     --------     --------     --------
                                                        (IN THOUSANDS)            (IN THOUSANDS)
    Nightingale....................    Oct. 1995      $   --       $   --       $ 4,438      $ 4,506
    The Oaks of Boise..............    July 1995          --           --           815          911
    Sunbelt Therapy................    Feb. 1996         544          568         5,942        5,725
    Franciscan Enumclaw............    Aug. 1996       2,060        2,294         3,860        4,313
    Franciscan Walla Walla.........    Aug. 1996         969          999         1,371        1,507
    Other acquisitions (1).........    July 1996       2,136        2,096         3,837        3,813
                                                      ------       ------       -------      -------
                                                      $5,709       $5,957       $20,263      $20,775
                                                      ======       ======       =======      =======

- ---------------

(1) Represents less than 10% of Unison pro forma net income.

     (l) Operating lease pro forma adjustments represent adjustments to the pre-lease operating results of the facilities identified in note (k). The historical results have been adjusted to include the lease expense incurred by Unison, elimination of management fee income to Unison and elimination of the lessor's depreciation, interest expense and management fees.

     (m) Effective as of February 1, 1996, Unison purchased 90% of the outstanding common stock of Sunbelt. In consideration for the $3,600,000 purchase price, Unison paid cash in the amount of $800,000, issued promissory notes in the aggregate amount of $1,000,000 (the "Sunbelt Notes") and issued subordinated convertible debentures in the aggregate amount of $1,800,000 (the "Sunbelt Debentures"). The Sunbelt Notes and Sunbelt Debentures bear interest at 10.0%, which amounts to approximately $23,000 for the one month ended January 31, 1996, $140,000 for the six months ended June 30, 1995 and $280,000 annually. The Sunbelt Notes and Sunbelt Debentures are convertible at the option of the holder into shares of Unison Common Stock based on the average market price (85% of the average market price with respect to the Sunbelt Notes) of Unison's stock for the 20 trading days prior to the date of conversion. The effect of the conversion of the Sunbelt Notes and Sunbelt Debentures is not included in the calculation of historical or pro forma net income per share because the effect is antidilutive.

     (n) To record amortization of goodwill related to the acquisition of Sunbelt. Under the purchase method of accounting, assets acquired and liabilities assumed were recorded at the estimated fair value. The excess of the $3,600,000 purchase price over the net assets acquired was recorded as goodwill in the amount of $3,433,000 and amortized over 40 years. Such amortization amounts to approximately $7,000 for the one month ended January 31, 1996, $43,000 for the six months ended June 30, 1995 and $86,000 annually.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (o) The following table summaries the operating results for Signature, as follows:

                                                         SIX MONTHS ENDED      SIX MONTHS ENDED
                                                           JUNE 30, 1996       DECEMBER 31, 1996
                                                        REVENUES   EXPENSES   REVENUES   EXPENSES
                                                        --------   --------   --------   --------
    Signature Health Care.............................   $12,848    $13,388    $24,410    $24,517
    Signature Affiliates..............................     9,404      8,071      8,640      7,935
                                                         -------    -------    -------    -------
                                                         $22,252    $21,459    $33,050    $32,452
                                                         =======    =======    =======    =======

     (p) Represents the combined income statements of Ampro and Memphis, as follows:

                                        SIX MONTHS ENDED JUNE 30,      SIX MONTHS ENDED JUNE 30,
                                                   1996                           1995
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --     $ --      $   --    $   --     $ --      $   --
      Other..........................   3,088      474       3,562     3,225      419       3,644
                                       ------     ----      ------    -----      ----      ------
              Total revenues.........   3,088      474       3,562     3,225      419       3,644
    Expenses:
      Wages and related..............   1,341      173       1,514     1,273      145       1,418
      Other operating................   1,309      184       1,493     1,359      186       1,545
      Rent...........................      37       14          51        40       15          55
      Interest.......................      56       --          56        19       --          19
      Depreciation and
         amortization................      81       17          98       112       23         135
                                       ------     ----      ------    ------     ----      ------
              Total expenses.........   2,824      388       3,212     2,803      369       3,172
                                       ------     ----      ------    ------     ----      ------
    Income before income taxes.......     264       86         350       422       50         472
    Income tax expense...............      94       24         118       143       14         157
                                       ------     ----      ------    ------     ----      ------
    Net income.......................  $  170     $ 62      $  232    $  279     $ 36      $  315
                                       ======     ====      ======    ======     ====      ======

                                       YEAR ENDED DECEMBER 31, 1995   YEAR ENDED DECEMBER 31, 1994
                                       ----------------------------   ----------------------------
                                                          PRO FORMA                      PRO FORMA
                                       AMPRO    MEMPHIS   COMBINED    AMPRO    MEMPHIS   COMBINED
                                       ------   -------   ---------   ------   -------   ---------
    Revenues:
      Net patient....................  $   --     $ --      $   --    $   --     $ --      $   --
      Other..........................   6,421      782       7,203     5,152      848       6,000
                                       ------     ----      ------    ------     ----      ------
              Total revenues.........   6,421      782       7,203     5,152      848       6,000
    Expenses:
      Wages and related..............   2,913      321       3,234     2,119      326       2,445
      Other operating................   2,864      392       3,256     2,159      401       2,560
      Rent...........................      79       29         108        77       30         107
      Interest.......................     118       --         118        63       --          63
      Depreciation and
         amortization................     194       68         262       147       87         234
                                       ------     ----      ------    ------     ----      ------
              Total expenses.........   6,168      810       6,978     4,565      844       5,409
                                       ------     ----      ------    ------     ----      ------
    Income (loss) before income
      taxes..........................     253      (28)        225       587        4         591
    Income tax expense (benefit).....      86       (4)         82       170        1         171
                                       ------     -----     ------    ------     ----      ------
    Net income (loss)................  $  167     $(24)     $  143    $  417     $  3      $  420
                                       ======     ====      ======    ======     =====     ======

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

                                                                YEAR ENDED DECEMBER 31, 1993
                                                                ----------------------------
                                                                                   PRO FORMA
                                                                AMPRO    MEMPHIS   COMBINED
                                                                ------   -------   ---------
    Revenues:
      Net patient.............................................  $   --    $  --     $    --
      Other...................................................   4,190      865       5,055
                                                                ------   -------   ---------
              Total revenues..................................   4,190      865       5,055
    Expenses:
      Wages and related.......................................   1,872      362       2,234
      Other operating.........................................   1,681      403       2,084
      Rent....................................................      77       30         107
      Interest................................................      33       --          33
      Depreciation and amortization...........................      81       69         150
                                                                ------   -------   ---------
              Total expenses..................................   3,744      864       4,608
                                                                ------   -------   ---------
    Income before income taxes................................     446        1         447
    Income tax expense........................................     197       --         197
                                                                ------   -------   ---------
    Net income................................................  $  249    $   1     $   250
                                                                ======   =======   ========

     (q) To record interest income on approximately $19,163,000 of excess proceeds from the issuance of subordinated notes at an assumed interest rate of 5%.

     (r) To eliminate management fees paid by Signature to Yankee Creek Management Company, LLC, which is wholly owned by Messrs. Kremser and Filkoski, net of estimated incremental operating costs incurred by Unison, as follows:

                                                      SIX MONTHS ENDED
                                                          JUNE 30,
                                                      -----------------        YEAR ENDED
                                                       1996       1995      DECEMBER 31, 1995
                                                      ------     ------     -----------------
                                                                  (IN THOUSANDS)
    Signature management fees.......................  $4,608     $2,052     $4,244     $4,726
    Less incremental operating expenses.............     278        278        278        556
                                                      ------     ------     ------     ------
                                                      $4,330     $1,774     $3,966     $4,170
                                                      ======     ======     ======     ======

     (s) To record interest expense on the $100,000,000 principal amount of Senior Notes at an estimated rate of 10.25%, net of repayments, as follows:

                                                                     SIX MONTHS     ANNUAL
                                                                     ----------     -------
                                                                         (IN THOUSANDS)
    Interest on subordinated notes.................................    $5,125       $10,250
    Less interest on refinanced debt...............................       973         1,947
                                                                     ----------     --------
                                                                                        ---
    Net increase in interest expense...............................    $4,152       $ 8,303
                                                                     ==========     ===========

     (t) To record additional depreciation expense related to the adjustment to property and equipment set forth in note (d). The $5,000,000 asset will be amortized over the estimated useful life of 20 years.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

     (u) To record amortization of the intangible assets described in note (d), as follows:

                                                                      SIX MONTHS     ANNUAL
                                                                      ----------     ------
                                                                         (IN THOUSANDS)
    Amortization of goodwill:
      Signature.....................................................    $  266       $  532
      Rehab West....................................................        66          131
    Amortization of lease operating rights -- Signature Merger
      (35 years)....................................................       495          991
    Amortization of deferred financing costs -- Senior Notes
      (10 years)....................................................       190          380
    Elimination of Signature historical amortization................      (105)        (366)
                                                                      ---------      -------
                                                                                        ---
              Total.................................................    $  912       $1,668
                                                                      =========      ==========

     (v) To record amortization of the payment to the former BritWill stockholders described in note (c). The $1,750,000 payment was added to lease operating rights and is being amortized over 25 years. Amortization expense amounts to $35,000 for the six-month period and $70,000 annually.

     (w) On August 10, 1995, Unison purchased all of the outstanding common stock of BritWill, a long-term care company operating approximately 28 facilities located in Texas and Indiana (the "BritWill Acquisition"). In connection with the BritWill Acquisition, other operating expenses have been reduced to give effect to the following estimated annual cost savings to be realized (in thousands):

        Elimination of duplicate corporate compensation and benefits........  $  710
        Reduction of insurance costs........................................     300
        Reduction of corporate office rent and operating costs..............     468
        Other...............................................................      22
                                                                              -------
                                                                                 ---
                                                                              $1,500
                                                                              ==========

     (x) To record amortization of a lease liability incurred in connection with the BritWill Acquisition. The lease liability represents the excess of the value of BritWill's lease obligations over market lease rates, based on independent appraisals. Amortization expense related to the lease liability amounts to approximately $188,000 annually.

     (y) To record interest on debt incurred to acquire BritWill. In connection with the BritWill Acquisition, Unison issued an $8,000,000 senior subordinated note bearing interest initially at 8.0%, or $640,000 annually. Interest expense related to other debt obligations was reduced by $147,000 based on the anticipated replacement of the accounts receivable sales program with BritWill's receivables financing program.

     (z) Under the purchase method of accounting, the BritWill assets acquired and liabilities assumed were recorded at the estimated fair value as determined by an independent appraisal. The excess of the purchase price over the fair value of net assets acquired is being amortized over 40 years, the noncompete agreement and assembled work force intangible assets are being amortized over five years, and the lease operating rights intangible assets are being amortized over the respective lease terms, not to exceed 25 years. Such amortization is approximately $2,007,000 annually. Amortization expense was reduced by $830,000 annually to eliminate BritWill's historical amortization of intangible assets.

NOTE 2.  INCOME TAXES

     Estimated provisions for income taxes related to pro forma adjustments are based on an assumed combined federal and state income tax rate of 40%.

       UNISON MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     Unison's statements regarding its potential for growth and liquidity and capital resources are forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on the assumptions set forth in this discussion and analysis of financial condition and results of operations. While Unison believes that such assumptions are reasonable, any of such assumptions could prove to be inaccurate. Important factors which could cause actual growth and liquidity and capital resources to vary from the discussion herein are set forth in such discussions and include without limitation the factors discussed in "Risk Factors" and "Business of Unison." GIVEN THESE UNCERTAINTIES, PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. Unison disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

     The following material should be read in conjunction with Unison's Consolidated Financial Statements and related notes thereto for the years ended December 31, 1995, 1994 and 1993 and the Condensed Consolidated Financial Statements and related notes thereto for the six months ended June 30, 1996 and 1995. All references in this discussion and analysis to years are to fiscal years ended December 31 of such year.

RECENT AND PENDING ACQUISITIONS

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers (collectively, "Sunbelt Therapy") (the "Sunbelt Acquisition"). The transaction was accounted for as a purchase. In August 1995, Unison acquired BritWill Healthcare Company ("BritWill"), a long-term care company operating 28 facilities in Texas and Indiana (the "BritWill Acquisition"). The transaction was accounted for as a purchase. See
Note 3 of Notes to Condensed Consolidated Financial Statements.

     On July 3, 1996, Unison, through a newly formed wholly owned subsidiary, entered into an Agreement and Plan of Merger (the "Ampro Agreement") with American Professional Holding, Inc. ("Ampro"). In the merger, the outstanding shares of Ampro Common Stock will be converted into the right to receive that number of shares of Unison Common Stock obtained by dividing 521,000 by the number of issued and outstanding shares of Ampro prior to the effective time of the Merger. Unison also entered into an Agreement and Plan of Merger (the "Memphis Agreement") with Memphis Clinical Laboratory, Inc. ("Memphis"). In the merger, three shareholders who own approximately 35% of the outstanding shares of Memphis will receive pro rata portions of 19,000 shares of Unison Common Stock and the holder of the remaining shares of Memphis will receive cash in the estimated amount of $240,000 and a promissory note in the amount of $250,000. The Ampro Agreement and the Memphis Agreement are mutually contingent and subject to shareholder approvals. The mergers will be accounted for as "poolings-of-interest."

     Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities were previously operated by Unison under a management contract. See Note 7 of Notes to Condensed Consolidated Financial Statements.

     On August 2, 1996, the Company entered into agreements for the acquisition of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone Care, Inc. ("Cornerstone") and collectively with Signature Health Care, Douglas, Safford and Arkansas ("Signature"). Signature operates 13 long-term care facilities in Colorado and Arizona. Through mergers with each of the Signature companies and newly formed wholly owned subsidiaries of the Company, each of the Signature companies will become wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $10.2 million and shares of Unison Common Stock equal to approximately $20.0 million. Outstanding shares of Douglas, Safford, Arkansas and Cornerstone will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28.0 million in the aggregate. The merger agreements are subject to regulatory and shareholder approval. The mergers will be accounted for as purchases. It is a condition to the closing of the

Signature Mergers that Unison have entered into a definitive agreement for the acquisition of RehabWest, Inc. for approximately $5.5 million and subject to other terms that are satisfactory to Unison and to the owners of RehabWest. The principal creditors of RehabWest are David Kremser and John Filkoski, who sold RehabWest to its employees in March 1996. As of the date hereof, Unison has not reached an agreement for the acquisition of RehabWest.

RESULTS OF OPERATIONS

     The following table summarizes selected operating statistics of Unison and its subsidiaries.

                                                      AT JUNE 30,           AT DECEMBER 31,
                                                     --------------     -----------------------
                                                     1996      1995     1995      1994     1993
                                                     -----     ----     -----     ----     ----
    Leased Facilities:
      Number of facilities.........................     42      13         43      11        2
      Number of licensed beds:
         Long-term care............................  3,787     780      3,872     631       74
         Assisted and independent living...........    134     104        112     104       30
    Managed Facilities:
      Number of facilities.........................      8       9         10       9        5
      Number of licensed beds......................    892     990      1,096     990      612
    Institutional Pharmacies:
      Number of outlets............................      2      --          1      --       --
      Nonaffiliated facilities served..............     31      --         17      --       --
    Therapy Services:
      Nonaffiliated entities served................     44      --         --      --       --

     The following table identifies Unison's sources of net operating revenues.

                                                        SIX MONTHS
                                                           ENDED
                                                         JUNE 30,             DECEMBER 31,
                                                       -------------     ----------------------
                                                       1996     1995     1995     1994     1993
                                                       ----     ----     ----     ----     ----
    Percentage of total revenues
      Long-term care.................................  89.5%    99.4%    97.9%    100 %    100 %
      Therapy contracts..............................   5.1       --       --      --       --
      Pharmacies.....................................   4.2       --      1.1      --       --
      Medicare Part B billing and supply.............   1.2       .6      1.0      --       --
                                                       ----     ----
                                                       ----     ----              ---      ---
         Total.......................................   100%     100%     100%
                                                                                  100 %    100 %
                                                       ======== ========
                                                                                  ===      ===

     Unison's revenues fluctuate from facility to facility based on various factors, including total capacity, occupancy rates, reimbursement systems and rates among the payor categories, payor mix and the scope and utilization of Unison's ancillary services. Medicare patients generate the highest revenue per patient day, although profitability is not always increased due to the additional costs associated with the higher level of care required by such patients. In general, private pay sources are more profitable to Unison than governmental reimbursement sources. Unison generally derives a higher profit margin from ancillary services than from basic nursing services.

     Data for nursing center operations with respect to sources of net patient revenues by payor type are set forth below (long-term care only).

                                                    SIX MONTHS
                                                       ENDED
                                                     JUNE 30,         YEAR ENDED DECEMBER 31,
                                                   -------------     -------------------------
                                                   1996     1995     1995      1994      1993
                                                   ----     ----     -----     -----     -----
    Medicaid...................................    51.8%    57.2%     55.9%     58.5%     82.8%
    Medicare...................................    32.4     23.2      26.9       9.1       3.4
    Private and other..........................    15.8     19.6      17.2      32.4      13.8

UNISON HISTORICAL

Six Months Ended June 30, 1996 Compared to Six Months Ended June 30, 1995

     In the six months ended June 30, 1996, Unison realized net income of $1.3 million compared to a loss of $53,000 in the prior year period. Income before taxes amounted to $2.2 million in the current six-month period compared to a loss of $52,000 in the prior year. Net operating revenues were $65.0 million in the 1996 period compared to $13.4 million in the prior year. The increase in net operating revenues is primarily attributable to revenues from patient services which increased from $12.4 million in the 1995 period to $63.4 million in the current six-month period. The increase is the result of (i) the increase in the number of leased facilities operated; (ii) the acquisitions of institutional pharmacies and Sunbelt Therapy; and (iii) an increase in Unison's quality mix to 48.2% for the six months ended June 30, 1996 compared to 42.8% in the prior year period.

     Wages and related expense increased from $7.5 million to $32.4 million in the six months ended June 30, 1996 due primarily to the increase in the number of leased facilities operated. Wages and related expense as a percentage of revenues decreased from 55.7% in 1995 to 49.9% in the 1996 period as a result of operating efficiencies.

     Other operating expenses increased from $4.6 million to $21.2 million in the 1996 period. The increase is due primarily to acquisitions. Other operating expenses as a percentage of revenues amounted to 32.6% in 1996 compared to 34.1% in the 1995 period.

     Rent expense increased from $1.2 million in the 1995 period to $6.7 million in the current period. The increase is due primarily to the increase in the number of leased facilities operated. Rent expense as a percentage of revenues increased from 8.6% to 10.2% in the current period.

     Interest expense amounted to $1.5 million in the current period compared to $183,000 in 1995. The increase is the result of debt incurred and assumed in connection with acquisitions as well as increases in borrowings under lines of credit. See "-- Liquidity and Capital Resources." Interest expense as a percentage of revenues increased from 1.4% in the 1995 period to 2.2% in the current year period.

     Depreciation and amortization expense increased from $88,000 in 1995 to $1.1 million in the current period. The increase is due primarily to the increase in goodwill and lease operating rights associated with acquisitions. Depreciation and amortization expense as a percentage of revenues increased from
 .7% in the 1995 period to 1.6% in 1996.

Year Ended December 31, 1995 Compared to Year Ended December 31, 1994

     Revenues. Revenues increased from $12.4 million in 1994 to $61.3 million in 1995, an increase of 394%. The increase is primarily attributable to revenues from patient services which increased from $11.1 million in 1994 to $57.7 million in 1995. Patient days increased from 140,153 in 1994 to 613,316 in 1995. Of this growth in patient revenues and census, 90% is attributable to acquisitions. Unison operated five leased nursing facilities at December 31, 1994 compared to 38 leased nursing facilities at December 31, 1995. The revenues related to the 28 facilities acquired from BritWill are included in Unison's results of operations for periods subsequent to July 31, 1995. Management fees and other revenue increased from $1.3 million in 1994 to

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

$3.5 million in 1995 as a result of an increase in management agreements from six facilities in 1994 to 12 facilities during 1995 (with eight facilities under such management agreements at December 31, 1995).

     Wages and Related. Wages and related expense increased from $7.1 million in 1994 to $31.8 million in 1995, an increase of 345%. The increase in wages and related expense is primarily attributable to the increase in the number of leased facilities operated. Wages and related expense as a percent of revenues decreased from 57.6% in 1994 to 51.9% in 1995 as a result of operating efficiencies.

     Other Operating. Other operating expenses increased from $3.9 million in 1994 to $20.8 million in 1995, an increase of 433%. The increase is attributable to an increase in the number of facilities operated. Other operating expenses as a percent of revenues increased from 31.4% in 1994 to 33.9% in 1995.

     Rent Expense. Rent expense increased from $1.3 million in 1994 to $6.6 million in 1995, an increase of 406%. The increase is primarily a result of the increase in the number of leased facilities from five leased facilities in 1994 to 10 during the first seven months of 1995 and an additional 28 facilities from the BritWill acquisition for the last five months of the year. Rent expense as a percent of patient revenues increased from 10.5% in 1994 to 10.7% in 1995.

     Interest Expense. Interest expense increased from $84,000 in 1994 to $1.1 million in 1995. The increase is primarily attributable to the agreement entered into in April 1995 to sell the Company's accounts receivable and additional indebtedness assumed in connection with the BritWill Acquisition. Interest expense as a percent of revenues increased from 0.7% in 1994 to 1.7% in 1995.

     Depreciation and Amortization Expense. Depreciation and amortization expense increased from $51,000 in 1994 to $1.0 million in 1995. The increase is due primarily to the amortization of goodwill and lease operating rights attributable to the increase in leased facilities, related equipment purchases and leasehold improvements. Depreciation and amortization expense as a percent of revenues increased from 0.4% in 1994 to 1.7% in 1995.

     Income/Loss before Income Taxes and Net Loss. Income before income taxes amounted to $24,000 in 1995 compared to a loss of $79,000 in 1994. There was no tax benefit provided for the 1994 loss since a valuation reserve was established for such future tax benefit. Net loss amounted to $26,000 in 1995 compared to a loss of $80,000 in 1994.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Revenues. Revenues increased from $1.9 million in 1993 to $12.4 million in 1994, an increase of 534%. The increase is primarily attributable to an increase in the number of facilities, which caused revenues from patient services to increase from $1.1 million in 1993 to $11.1 million in 1994. As a result of the additional lease agreements, patient days increased from 14,053 in 1993 to 140,153 in 1994. Of this change, more than 90% was attributable to acquisitions. Management fees and other revenue increased from $880,000 in 1993 to $1.3 million in 1994 as a result of improved financial conditions at the existing managed facilities as well as an increase in the number of facilities managed by Unison.

     Wages and Related Expenses. Wages and related expenses increased from $1.5 million in 1993 to $7.1 million in 1994, an increase of 391%. The increase in wages and related expenses is primarily attributable to the increase in leased facilities. Wages and related expenses as a percent of revenues decreased from 74.4% in 1993 to 57.6% in 1994.

     Other Operating. Other operating expenses increased from $545,000 in 1993 to $3.9 million in 1994, an increase of 616%. The increase is primarily attributable to the increase in leased facilities. Other operating expenses as a percent of revenues increased from 27.9% in 1993 to 31.4% in 1994.

     Rent Expense. Rent expense increased from $99,000 in 1993 to $1.3 million in 1994. The increase is primarily attributable to the increase in leased facilities. Rent expense as a percent of revenues earned in connection with the leasing arrangements has increased from 5.1% in 1993 to 10.5% in 1994.

     Interest Expense. Interest expense increased from $11,000 in 1993 to $84,000 in 1994, an increase of 664%. The increase in interest expense is primarily attributable to borrowings under a line of credit amounting to $950,000. Interest expense as a percent of revenues increased from 0.6% in 1993 to 0.7% in 1994.

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

     Depreciation and Amortization Expense: Depreciation and amortization expense increased from $7,000 in 1993 to $51,000 in 1994, an increase of 629%. The increase in depreciation and amortization expense is primarily attributable to the increase in equipment and leasehold improvements purchased as a result of the increase in the number of leased facilities. Depreciation and amortization expense as a percent of revenues remained constant at less than 0.4% in 1993 and 1994.

     Loss before Income Taxes and Net Loss. Loss before income taxes improved from a loss of $161,000 in 1993 to a loss of $79,000 in 1994. There was no tax benefit provided for the losses since a valuation reserve was established for such income tax benefits in 1993 and 1994. Net loss improved from a loss of $141,000 in 1993 to a loss of $80,000 in 1994.

     Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), requires that impairment losses be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets to be disposed of. The adoption of SFAS 121 in the first quarter of 1996 has not materially impacted the Company's financial statements.

BRITWILL HISTORICAL

Overview

     BritWill's long-term care facilities derived 28.6% of resident care revenue from Medicare and ancillary services for the seven months ended July 31, 1995 compared to 18.8% in the comparable 1994 period. For the year ended December 31, 1994, 17.6% of resident care revenue was derived from Medicare and ancillary services compared with 5.0% for the year ended December 31, 1993, reflecting the industry trend toward providing ancillary and specialty care services. BritWill expects the industry trend towards providing niche services to continue as state budgets for Medicaid, in particular, continue to face financial stress. BritWill is taking steps to prepare itself for survival in a reformed health care environment by diversifying into assisted living programs and subacute care. As managed care organizations continue to limit hospitalization costs, the ability of long-term care facilities to provide increasing levels of care at lower costs than acute care hospitals provides an avenue to increase census. In addition, BritWill plans to bring certain sub-contracted ancillary services in-house, including pharmacy and rehabilitative therapy to enhance overall ancillary margins.

     During the periods discussed below, BritWill's results of operations have been affected by certain industry trends, changing components of total revenue and, to some extent, changes in BritWill's debt structure. BritWill's results of operations have also been impacted by acquisitions in each of the periods discussed.

Seven Months Ended July 31, 1995 Compared to Seven Months Ended July 31, 1994

     Revenues. Revenues increased from $29.9 million in 1994 to $38.9 million in 1995, an increase of 30.1%. These increases are primarily attributable to the expansion of Medicare services; there were 15 facilities in the Medicare program in the first seven months of 1994 compared to 24 in 1995. Medicare and ancillary revenue were 7.0% and 7.0%, respectively, of patient revenues in 1994 compared to 23.0% and 6.0%, respectively, of patient revenues for 1995. Management fee revenues decreased by $120,000 or 75% due to the conversion of 2 facilities from management contracts to leases in November of 1994. However, this decrease was offset by an additional $3.2 million in patient revenues.

     Wages and Related Expense. Wages and related expense increased from $17.0 million in 1994 to $23.3 million in 1995, an increase of 37.1%. Salary and wages increased 18.4%. New leases contributed to $1.7 million of the wage increase. The remaining increase is attributable to increased staffing necessary to support the Company's increased Medicare services.

     Lease Expense. Lease expense increased from $4.7 million in 1994 to $5.2 million in 1995, an increase of 10.6% due to the addition of the 3 facilities in the fourth quarter of 1994.

     General and Administrative. General and administrative expenses increased from $3.4 million in 1994 to $3.9 million in 1995, an increase of 14.7%. This increase is primarily attributable to new leases. As a

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

percentage of revenues, general and administrative expenses declined from 11.2% of revenue in 1994 to 10.0% of revenue in 1995.

     Depreciation and Amortization. Depreciation and amortization increased from $487,000 in 1994 to $591,000 in 1995, an increase of 21.4%. This increase is attributable to additional equipment and leasehold improvements at BritWill's facilities.

     Interest Expense. Interest expense increased from $571,000 in 1994 to $906,000 in 1995, an increase of 58.7%. This increase was primarily due to additional borrowings under the revolving credit facility.

     Income (Loss) before Income Taxes and Net Income. Income before income taxes increased from a loss of $1.9 million for the seven months ended July 31, 1994 to income of $43,880 for the seven months ended July 31, 1995. This was primarily attributable to an increase in acuity of patients and an increase in Medicare patients in 1995; thus, ancillary utilization increased resulting in substantially improved performance. There was no tax benefit provided for the 1994 loss since a valuation reserve was established for such income tax benefits. Net income increased from a net loss of $1.9 million for the seven months ended July 31, 1994 to net income of $13,380 for the seven months ended July 31, 1995.

Year Ended December 31, 1994 Compared to Year Ended December 31, 1993

     Revenues. Revenues increased from $32.7 million in 1993 to $54.4 million in 1994, an increase of 66.4%, primarily attributable to the acquisition of nine facility leases in Texas, primarily in the fourth quarter of 1993. In addition, in the latter half of 1994, there was a significant increase in Medicare patient days as there were more Medicare certified facilities. Management fee revenues decreased 28.1% due to the conversion of two facilities from management contracts to leases in June 1994 and two additional facilities in November. The increase in patient census was diluted by a modification in Rule 14 under the Indiana Medicaid reimbursement program. The effect of this ruling decreased revenues by $1.2 million.

     Operating Expenses. Operating expenses increased from $23.5 million in 1993 to $40.0 million in 1994, an increase of 70.2%. Facility salaries and wages increased 68.2%, attributable to new leases in Texas. Ancillary expenses increased $1.7 million due to the increase in the number of facilities participating in the Medicare program.

     Lease Expense. Lease expense increased from $5.1 million in 1993 to $8.3 million in 1994, an increase of 62.7%, due to the new leases.

     General and Administrative. General and administrative expenses increased from $3.7 million in 1993 to $6.3 million in 1994, an increase of 70.3%. This increase is primarily attributable to new leases and additional resources dedicated to expanded Medicare operations in 1994.

     Depreciation and Amortization. Depreciation and amortization increased from $704,000 in 1993 to $987,000 in 1994, an increase of 40.2%. This is primarily attributable to the amortization of leasehold rights recorded as part of the acquisition of five of the Texas facilities in December of 1994.

     Interest Expense. Interest expense increased from $385,000 in 1993 to $872,000 in 1994, an increase of 126.5%, primarily due to the payment of interest on subordinated long-term debt.

     Income/Loss before Income Taxes and Net Loss. Loss before income taxes increased from $542,155 for the year ended December 31, 1993 to $1.9 million for the year ended December 31, 1994. This was primarily attributable to an increase in supplies expense, principally ancillary costs, in 1994 which were not billable to Medicaid. There was no tax benefit provided for the losses since a valuation reserve was established for such income tax benefit. Net loss increased from $593,905 in 1993 to $2.0 million in 1994.

BritWill Liquidity and Capital Resources

     As of July 31, 1995, BritWill had working capital of $952,000 and the current ratio was 1.09 to one. Net cash provided by BritWill's operating activities during the seven months ended July 31, 1995 totaled $97,000. Capital expenditures for the seven months ended July 31, 1995 totaled $1.1 million and cash provided by financing activities totaled $1.3 million.

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

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1996, Unison had $847,000 in cash compared to $6.1 million at December 31, 1995 and $118,000 at December 31, 1994. Unison had working capital of $4.8 million at June 30, 1996 compared to working capital deficits at December 31, 1995 and 1994 amounting to $1.2 million and $866,000, respectively.

     Cash used in operations in the six months ended June 30, 1996 amounted to $4.3 million compared to cash provided amounting to $1.3 million in the prior year period. The change is due primarily to fluctuations in current assets and liabilities in the 1996 first quarter. Of this increase, $2.5 million is the result of a change in Unison's accounts receivable-backed credit facility. In March 1996, the agreement to sell accounts receivable was replaced with a line of credit secured by eligible accounts receivable. As a result, accounts receivable at June 30, 1996 include amounts which, under the sales agreement, would have been deducted from the accounts receivable balance. Cash used in operations in the year ended December 31, 1995 amounted to $1.2 million compared to $393,000 in 1994 and $114,000 in 1993. The increase is due primarily to the increase in accounts receivable and other current assets resulting from the growth in the number of facilities operated, offset in part by increases in current liabilities.

     Net cash used in investing activities amounted to $4.0 million and $326,000 in the six months ended June 30, 1996 and 1995, respectively, and $3.2 million, $744,000 and $18,000 in the years ended December 31, 1995, 1994 and 1993, respectively. Capital expenditures were $2.0 million and $236,000 in the six months ended June 30, 1996 and 1995, respectively, and $1.1 million, $371,000 and $13,000 in the years ended December 31, 1995, 1994 and 1993, respectively. Cash used in connection with acquisitions, including lease deposits, amounted to $2.0 million in the six months ended June 30, 1996 compared to $90,000 in the same period in 1995. In the year ended December 31, 1995, cash used for acquisitions totalled $2.1 million compared to $373,000 in 1994 and $5,000 in 1993.

     Net cash provided by financing activities amounted to $3.0 million in the six months ended June 30, 1996 compared to $926,000 used in the prior year period. In the year ended December 31, 1995, cash provided by financing activities amounted to $10.4 million compared to $1.2 million in 1994 and $123,000 in 1993. Net proceeds from Unison's initial public offering (the "IPO") amounted to $14.6 million of which approximately $4.1 million was used to repay notes payable to the former shareholders of BritWill, as discussed elsewhere herein.

     At June 30, 1996, the Company had $31.1 million in total debt (57.6% of total capitalization as compared with 56.3% of total capitalization at December 31, 1995), contingent payment obligations due over the next five years totaling up to approximately $21.8 million and minimum leasehold obligations totaling approximately $121.8 million over the same period. This increase in total debt is primarily attributable to an increase in the Company's working credit facilities of $12.0 million and debt issued in connection with acquisitions in the amount of $3.2 million, which increase is offset in part by the repayment of the Term Note to the agent for the former BritWill shareholders in the amount of $5.6 million and the conversion of the remainder of the Convertible Debenture into shares of Unison Common Stock. To the extent that existing resources and future earnings are insufficient to fund its activities and to repay its fixed and contingent obligations, either near term or in future years, Unison will need to raise additional funds through debt or equity financings. There can be no assurance that such financings will be available, or if available, that necessary financing will be available on terms favorable to Unison and its stockholders.

     By agreement finalized in April 1996, but providing for effectiveness as of August 10, 1995 (the "Purchase Modification"), which was modified in August 1996 in the name described below, Unison, BritWill and the agent for the former holders of BritWill shares immediately prior to the acquisition of BritWill by Unison (the "Former BritWill Shareholders") amended the BritWill purchase agreement and Unison's related promissory notes and other obligations to the Former BritWill Shareholders in the following principal respects: (a) The fixed purchase price for the BritWill stock and the principal amount of the related subordinated promissory note to the Former BritWill Shareholders (the "Subordinated Note") were reduced by $5.5 million. In addition, the interest rate applicable to the outstanding balance of the Subordinated Note for each interest period throughout its term was reduced by 400 basis points (initially from 12% to 8% per annum); (b) Unison's contingent payment obligations to the Former BritWill Shareholders were increased by

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

the amount of the payment reductions resulting from the changes described in clause (a) above. The contingent payment obligations are subject to the achievement of specified consolidated revenue conditions. Upon the occurrence of certain events, the contingent payment obligations could be converted into fixed payment obligations. Thereafter, the fixed payment obligations could be accelerated in certain events; (c) the fixed purchase price for the BritWill stock and the principal amount of the related three-year promissory note to the Former BritWill Shareholders (the "Term Note") were increased by approximately $100,000. At the same time, the period during which no interest accrued on the Term Note was extended to January 2, 1996 (the date on which Unison repaid the Term Note in full); (d) the parties agreed that based upon Unison's consolidated balance sheet as of December 31, 1996, Unison's contingent payment obligation due in June 2000 to the Former BritWill Shareholders will be reduced by up to $1.4 million (the "Reduction Amount") if Unison is unable to collect or establish the collectability of certain accounts receivable that were owned by BritWill when it was acquired by Unison and were adjusted downward in the purchase allocation of the BritWill Acquisition. The Reduction Amount, however, will be subject to being "earned back" and paid to the Former BritWill Shareholders if Unison achieves specified quarterly revenue conditions during 1997 and thereafter.

     The principal immediate effect of the Purchase Modification is to decrease Unison's fixed burden and interest expense (with a corresponding increase in its income for financial reporting and tax purposes) and to increase its contingent obligations by a like amount. The Purchase Modification had no effect on the timing or amount of payments to the Former BritWill Shareholders during 1995. The Purchase Modification may reduce or delay future payment obligations to the Former BritWill Shareholders if the specified revenue conditions for the contingent payments are not satisfied, but under no circumstances can the changes increase the total amounts owing from, or accelerate the due dates of payments by, Unison to the Former BritWill Shareholders over the amounts and to earlier due dates than those that could apply under the same circumstances if the Purchase Modification had not occurred. The specified revenue conditions in the Purchase Modification do not represent a forecast or projection of any kind or for any purpose and should not be relied upon as such. The changes included in the Purchase Modification resulted in an increase in pretax income of $484,000 for the year ended December 31, 1995. Absent the Purchase Modification, Unison's consolidated pretax loss for the year ended December 31, 1995 would have been $459,685. Copies of the Modification Agreement, the Contingent Payment Agreement and the restated Subordinated Notes are attached as exhibits to this report and are incorporated herein. The foregoing summary of the Purchase Modification is qualified in its entirety by this reference to such documents.

     By the modification to the Purchase Modification finalized in August 1996, but providing for effectiveness as of August 10, 1995, Unison, BritWill and the Former BritWill Shareholders amended the Purchase Modification in the following principal respects: (a) upon any debt or equity financing of $100.0 million or more (including the proposed $100.0 million placement of Senior Notes), the Former BritWill Shareholders agreed that Unison would not be obligated to pay more than one-half of the outstanding aggregate amount of the Subordinated Note and the principal portion of the contingent payments, and that Unison would not be obligated to make any such payment prior to January 1, 1997; provided, however, that if Unison does not pay such amounts in full upon such a financing, the Former BritWill Shareholders will be deemed to have earned back all of the Reduction Amount; and (b) the rate at which the Former BritWill Shareholders could earn back the Reduction Amount was increased.

     The obligations and notes associated with the BritWill Acquisition, after the Purchase Modification, include the following: (i) the $7.0 million Convertible Debenture, which has been converted in full into Unison common stock; (ii) the $8.0 million Subordinated Note, as amended, payable in monthly installments of $54,000 of interest only at the rate of 8.0% for the first 18 months, and monthly payments of principal and interest of $76,000 to $117,000 for the next 42 months at 8.0% to 10.0%. The Subordinated Note requires that the Company maintain (a) specified ratios of operating cash flows to current obligations increasing over time; (b) a specified ratio of current assets to current liabilities; and (c) cash and unencumbered credit facilities of minimum levels. At March 31, 1996, Unison was in compliance with these requirements. The entire remaining principal balance outstanding under the Subordinated Note and all unpaid interest are due and payable upon the earlier to occur of either August 9, 2000 or the completion of any secondary public or private

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

debt or equity offering of at least $10.0 million; (iii) the $5.6 million Term Note which was repaid on January 2, 1996; (iv) a $3.4 million note which was repaid from the proceeds of Unison's IPO; in December 1995; (v) scheduled contingent monthly payments, as amended, through August 2000 of $144,0000 to $225,000 are required upon attainment of specified revenues and will be added to leasehold rights when and if paid; and (vi) a contingent payment of $11.5 million (subject to adjustment pursuant to the Purchase Modification) is due August 9, 2000 (or earlier in the event of certain securities offerings, or under certain circumstances) if revenues during the 12 months ending June 30, 2000 exceed $150.0 million, which will also be added to leasehold rights when and if paid. If a default occurs on any one or more of the above obligations, after the expiration of all applicable cure periods with respect to any of the above, all of the liabilities become due and payable. In order to meet the terms of the above obligations, specifically the Subordinated Note, Unison expects that it will be necessary to seek outside financing through an offering of debt or equity securities or similar outside financing arrangement. There can be no assurance, however, that such financing will be available to Unison, or, if available, on terms favorable to Unison. In addition, Unison is required to meet a series of financial covenants and conditions related to existing leases and financing assumed with the BritWill Acquisition, including maintenance of specified operating ratios, levels of working capital and net worth. At June 30, 1996, Unison was in compliance with these covenants.

     In March 1996, Unison refinanced its existing revolving credit lines with a new $10.0 million revolving credit facility. Borrowings under the credit facility bear interest at the prime rate plus 2% (10.25% at March 31, 1996) and are secured by Unison's eligible accounts receivable. At June 30, 1996, borrowings under this credit facility amounted to $8.7 million. Further, in August 1996, Unison entered into a $1.0 million line of credit secured by its ancillary accounts receivable with the same lender. This new line is being accounted for as a sale of receivables. Unison also executed unsecured promissory notes with a lessor in the amount of $4.0 million with interest payable at 10.25% to 10.75%. The notes are guaranteed by Jerry M. Walker, Unison's President.

     In May 1996, Unison executed a promissory note payable to the agent for the Former BritWill Shareholders in the amount of $1.0 million. Interest is payable at 12.0% and the note is due on demand after 30 days from issuance. On August 30, 1996, Unison repaid $500,000 of the outstanding principal from the proceeds of the Imperial Loan described below. In June 1996, Unison also entered into an agreement allowing Unison to lease equipment in the aggregate amount of $921,000. The lease term is for three years and the effective interest rate is 11.47%. At June 30, 1996, borrowings under this agreement amounted to $648,000. Unison is negotiating for two more lease lines. The first of these lines would be in the amount of $450,000, with a three year term, and would be used for furniture and fixtures. The second of these lines would be in the amount of approximately $1.5 million, with a four or five year term, at Unison's option, and would be used principally for computer hardware and software. Completion of negotiations for these two lines cannot be assured.

     In August 1996, Unison entered into a short term loan agreement with Imperial Bank providing for up to $7.5 million of borrowings (the "Imperial Loan") and drew $5 million of this amount. Another $2.5 million is expected to be drawn in October. The loans bear interest at the rate of 9.75% per annum and are due in February 1997. Among other covenants, the Imperial Loan requires a minimum debt coverage ratio and level of net worth. Unison has issued or will issue stock purchase warrants for an aggregate of 300,000 shares in conjunction with the Imperial Loan, which is also convertible into Unison Stock at a discount in the event of a loan default.

     In August 1996, Unison also delivered to one of its suppliers a $771,005 promissory note bearing interest at the rate of 9% per annum and requiring monthly installments of principal and interest until May 1997 or earlier in the event of a public or private sale of Unison equity securities (the"Red Line Note"). The Red Line Note was issued in satisfaction of certain accounts payable and is convertible into Unison Common Stock at a discount in the event of a loan default.

     Unison intends to finance a substantial portion of its growth through sale/leaseback transactions with REITs, financial institutions and private and other investors. Continued expansion, including the acquisition of Signature and the cash consideration in the acquisition of Memphis, and the repayment of the $11.5 million contingent payment and Subordinated Note in August 2000 will require a substantial, additional public or private placement of equity or debt securities. Unison may also make use of traditional long-term debt, including publicly issued debt, to finance development. Unison will continue to require new services of working capital as acquisitions are completed and Unison continues to expand its existing business. Unison is currently negotiating with several lenders to increase the availability of working capital for continuing operations, to fund acquisitions and to decrease the cost of existing borrowings. There can be no assurance that any such financing will be available to Unison or, if available, that the terms will be acceptable to Unison. If Unison is unable to obtain such financing on acceptable terms, it may be unable to achieve its growth and development goals.

     In January 1996, Unison acquired an institutional pharmacy in Indiana for $200,000 in cash and a note in the amount of $400,000.

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective as of February 1, 1996, of 90% of the outstanding common stock of Sunbelt Therapy. In consideration for the stock of Sunbelt Therapy, Unison paid $800,000 in cash, issued term notes for $1.0 million in the aggregate (the "Notes") and issued subordinated convertible debentures totaling $1.8 million (the "Debentures"). In addition, contingent payments will be due if specified pretax income targets are achieved. The Notes and Debentures bear interest at 10%, payable quarterly beginning May 1, 1996, and are convertible into Unison common stock at the option of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Notes) of Unison's common stock for the 20-day trading period preceding the date of conversion. The Notes mature in equal principal amounts on February 1, 1997 and 1998, and the Debentures mature in equal principal amounts on February 1, 1997, 1997 and 1999.

     In June 1996, Unison voluntarily terminated its participation in the Medicare and Medicaid programs at its 94-bed Hillside Health Care Center in Bonner Springs, Kansas. The facility was subsequently closed. The closure of this facility is not expected to have a material impact on Unison's results of operations or financial condition.

     Unison is currently negotiating for the sale of $100.0 million of unsecured senior promissory notes (the "Senior Notes"). It is currently anticipated that the Senior Notes will bear interest at the rate of 10.25% per annum, will mature in 2006, will be secured by guarantees from Unison's existing and future subsidiaries, and will be redeemable at Unison's option beginning in 2001 at a premium that declines to par in 2005.

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

                               BUSINESS OF UNISON

INTRODUCTION

     Unison HealthCare Corporation is a provider of high quality traditional long-term and specialty health care services. Unison provides a broad range of health care services including nursing care, rehabilitation therapy, respiratory therapy and other specialized services. Subacute care includes those services provided to patients with medically complex conditions who require more than three hours per day of skilled nursing, medical supervision and access to specialized equipment and services, but do not require many of the other services provided by acute care hospitals. Unison also maintains special units with an aggregate of 495 beds designed to treat patients with specific medical conditions such as Alzheimer's, AIDS and those requiring wound management. Unison commenced operations in July 1992 as SunQuest HealthCare Corporation and changed its name to Unison HealthCare Corporation on November 14, 1995. As of August 31, 1996, Unison operated 51 facilities, consisting of 45 long-term and specialty care facilities (41 of which are Medicare certified) with 4,666 beds and six independent or assisted living facilities with 196 units in 12 states, principally in the midwest and southwest regions of the United States. Pursuant to the Signature Merger Agreements, Unison has committed (subject to the satisfaction or waiver of certain conditions) to acquire companies that operate 11 long term care facilities and two assisted living facilities in Arizona and Colorado.

     Unison has also begun providing certain ancillary services through both internally developed programs and affiliated companies. Ancillary services are those services that can be billed and reimbursed separately from routine services. In 1995, Unison established a pharmacy operation and Medicare Part B billing and supply company to provide ancillary services to both Unison operated facilities and non-affiliated health care providers. Ancillary services include physical, speech and occupational therapies, respiratory therapies and laboratory services. Effective February 1, 1996, Unison acquired four rehabilitation therapy services companies, including Henderson and Associates Physical Therapy and Sunbelt Therapy Management Services, Inc., (collectively, "Sunbelt") which provide physical, occupational and speech therapy through local outpatient clinics and long-term care facilities primarily in the southeastern United States. The rehabilitation companies also provide therapy services to seven hospitals in Alabama, Mississippi, Oklahoma and West Virginia. Pursuant to the Ampro Merger Agreement, Unison has committed to acquire (subject to the satisfaction or waiver of certain conditions) two reference laboratory companies with facilities in Texas, Missouri and Tennessee.

     Unison seeks to establish a strong competitive position in the markets it serves by providing specialty health care services and high quality long-term care. Unison continues to provide high quality health care services, as evidenced by its low deficiency rating in state regulatory compliance surveys compared with national averages. Unison continuously endeavors to improve its payor mix and growth both in specialty services and in revenue and operating profits. Unison achieved a quality mix for the year ended December 31, 1995 (defined as revenues derived from private payors, Medicare and commercial insurers) of 44% compared to 39% in 1994 and 48.2% for the six months ended June 30, 1996 compared to 42.8% for the six months ended June 30, 1995.

MARKET OVERVIEW

     Unison believes there will continue to be significant growth opportunities to provide health care services to long-term care residents in non-hospital settings, including both long-term care facilities and assisted or independent living facilities. The factors that contribute to this growth potential include the following:

     Aging Population. According to the United States Bureau of the Census, the overwhelming majority of the patients in long-term care facilities and residents in assisted or independent living facilities are over the age of 65. The number of people over the age of 65 in the United States has grown from approximately
25.8 million in 1980, or 11.3% of the population, to approximately 31.6 million in 1990, or 12.6% of the population, and is projected to increase to approximately 59.7 million, or 20% of the population, by 2025. The United States Bureau of the Census also reported that approximately 6% of the United States population between the ages of 75 and 84 and 22% of those over 84 used some form of health care services in a long-term care facility. As the United States population ages, the demand for Unison's services is expected to increase.

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

     Cost Containment Pressures. Governmental and private pay sources have adopted cost containment measures which encourage reduced lengths of stay in acute care hospitals. Many of the patients being discharged, in particular elderly patients, require additional skilled nursing care and specialty health care services, such as those provided by Unison. Any subsequently adopted health care reform proposals are expected to continue to emphasize the cost containment efforts included in health care reform legislation to result in early discharge of patients from the hospital setting. See "-- Government Regulation."

     Advances in Medical Technology. Sophisticated new forms of medical equipment and treatment have lengthened life expectancies, increasing the number of individuals requiring specialized care and supervision. In the past, the level of care required by many of these individuals was not generally available outside acute care hospitals. However, long-term care providers such as Unison have become a more attractive alternative to acute care hospitals in certain instances due to technological advances that have enabled long-term care providers to offer services less expensively than are provided by acute care hospitals.

     Limitations in the Supply of Long-Term Care Facilities. Many states (but not all of the states in which Unison operates) have enacted certificate of need or similar legislation which generally limit the construction of long-term care facilities and the addition of beds or services in existing facilities. Furthermore, high construction costs, limitations on government reimbursement for the full costs of construction, and start-up expenses also act to constrain growth in the numbers of facilities. Concurrently, as the demand for skilled and subacute services in long-term care facilities increases, the supply of nursing home beds will be filled by residents with the highest level of care requirements. This shift will, in turn, increase the care requirements of residents of assisted or independent living facilities. As a result, the Company believes that the supply of long-term care facilities may not grow as quickly as the demand for such facilities. See "-- Government Regulation -- Certificates of Need."

OPERATING STRATEGY

     Unison's operating strategy is to increase the revenues and profitability of the facilities it operates by (i) emphasizing the continued development and expansion of specialty health care services to treat higher acuity patients in cooperation with local hospitals and physicians; (ii) expanding the scope of ancillary services provided in Unison facilities and offered to unaffiliated operators of long term care facilities; (iii) increasing occupancy levels and improving Unison's payor mix; (iv) achieving and maintaining a high standard of regulatory compliance and patient care in each facility that Unison operates now or in the future; (v) providing independent living and assisted living opportunities which are operated in hand with Unison's care facilities; and (vi) containing costs.

     Expanding Services to Treat Higher Acuity Patients. Specialty health care services are developed in each facility in cooperation with the local medical community and are tailored to the specific needs of that community. Specialty programs are developed by marketing professionals and facility administrators working directly with local hospital discharge planners and physicians. This community approach complements Unison's decentralized management structure and differentiates Unison from other providers of long-term care and specialty services. Management feels that its approach generally is well received by the local medical community, as demonstrated by the increase in Unison's quality mix in 1995 as compared with 1994 and in the first six months of 1996 as compared with the prior year period.

     Unison's facilities currently offer a wide variety of specialty health care services, which may include: (i) intensive rehabilitation services; (ii) wound management; (iii) enteral and parenteral feeding programs; (iv) intravenous drug administration, including chemotherapy; (v) respiratory therapy; (vi) orthopaedic rehabilitation; and (vii) other specialized subacute services.

     Expanding The Scope of Ancillary Services. Unison provides ancillary services to facility residents in response to physician orders. The major ancillary services include physical, speech, and occupational therapies; pharmaceuticals; parenteral and enteral nutrition; infusion and respiratory therapies; and laboratory services. Historically, Unison has provided most of these services through contracts with third party providers, but it is increasingly offering such services through affiliated ancillary services companies, both in its own facilities and to third party operators of long term care facilities.

     Increasing Occupancy Levels and Improving the Payor Mix. Unison's marketing efforts are focused on the hospital and medical community in each market to promote higher occupancy levels and improved payor mix at its facilities and assisted or independent living centers in that particular market. Improving payor mix often means developing programs that respond to the needs of the residents in each specific payor class, which may include Medicare, private pay, managed care, active and retired United States military programs and commercial insurance payors. Unison's goal is to achieve quality mix revenue levels of 60% in its facilities. Unison defines all categories of payors other than Medicaid as "quality mix." For the year ended December 31, 1995 and for the six months ended June 30, 1996, Unison derived approximately 44% and 48%, respectively, of its revenues from payors other than Medicaid. Quality mix levels are heavily influenced by hospital discharge patterns in each market served.

     Maintaining High Standards of Regulatory Compliance and Patient
Care. Although its record is not perfect (Unison voluntarily closed one facility during 1996 due to regulatory problems), Unison believes it is an industry leader in providing quality patient care and in maintaining regulatory compliance. In the 12 states in which Unison operates long-term and specialty care facilities and independent or assisted living facilities, approximately 16% of all nursing facilities surveyed have deficiencies requiring "significant correction" as defined. Only 13% of Unison facilities surveyed as of July 30, 1996 had deficiencies cited at this level. All of Unison's 45 nursing facilities are in compliance. All of Unison's facilities have fully implemented Unison's Quality Improvement Program.

     Unison currently employs nine registered nurses under the direction of the Vice President of Clinical Operations to direct the quality improvement and regulatory compliance activities of the facilities. These nursing professionals are organized in regional teams in cooperation with the regional operations executives. Together with the facility administrators and Directors of Nursing, these professionals make up a team of nearly 110 long-term care professionals who are committed to achieving and maintaining high standards of quality improvement and regulatory compliance. With the implementation of the new Omnibus Budget Reconciliation Act of 1987 ("OBRA") regulations on July 1, 1995, aggressive regulatory compliance activities are an even more important aspect of long-term care operations. The new OBRA enforcement regulations have increased the potential penalties against skilled nursing facilities with poor regulatory compliance history and those providing substandard care. See "-- Government Regulation -- Enforcement Proceedings and Sanctions; Certification Requirements."

     Providing Independent Living and Assisted Living Opportunities. Unison believes that independent and assisted living arrangements have become an increasingly important component of the continuum of care required by older Americans. Cost containment pressures from government and private payors alike encourage discharge from long-term and specialty care facilities before residents may be fully able to care entirely for themselves. The change from the traditional family structure which cared for the sick and elderly to dual income families has increased the need for facilities that can assist such persons. Unison believes that offering services at this important level of the continuum of care enables it to maintain contacts with potential consumers of its long-term and specialty health care services and thus improve its occupancy levels and profitability. Independent living centers are not required to be licensed and are subject only to minor regulations. In most states, assisted living facilities are required to be licensed but the requirements are much less restrictive than those of skilled nursing facilities. These centers provide fewer nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of health care services is one of the significant reasons that residents move to an assisted or independent living center. A complete market analysis is conducted for each of Unison's nursing centers to assess the feasibility of assisted living services to complement the continuum of care offered.

     Containing Costs. Unison believes that the increasing penetration of managed care will intensify the focus on containing costs. Unison establishes detailed operating budgets at its facilities and the administrator is responsible for adherence to these budgets. Unison provides supervisory oversight at the regional level, and regular review by members of executive management. Monitoring the performance of these budgets at the facility level has enabled Unison to maintain control over its operating costs, which has improved the operating performance of Unison's facilities.

GROWTH STRATEGY

     Unison intends to continue to grow its business by (i) selectively leasing additional long-term and specialty health care facilities in geographic clusters; (ii) developing and acquiring additional ancillary services companies; and (iii) developing in-house specialty care units within its current and future facilities. In leasing new facilities, Unison intends to focus on facilities with at least 100 licensed beds near one or more hospitals, especially in markets with population concentrations in excess of 100,000. Additional ancillary services are likely to include pharmacy services, home health care services and reference laboratory services such as those provided by Ampro and Memphis (see "Certain Information Regarding Ampro and Memphis"). Specialty units, which typically generate higher profit margins than are available from less specialized basic long-term care services, may include specialty units for Alzheimer's care, AIDS care, specialized rehabilitation services and the treatment of medically complex patients. Based on its experience, Unison believes that concentrating several long-term care facilities within strategic geographic areas provides operating efficiencies and economies of scale, better positions Unison to compete for managed care contracts, and facilitates the development of its ancillary and specialty health care services.

     Achieving Local Economies of Scale. Unison's strategy of creating clusters of facilities allows it to achieve and exploit economies of scale. These clusters of facilities -- approximately six to eight facilities in a specific area -- allow cluster-based teams of regional managers to oversee operations. The clusters eliminate the need for a large centralized infrastructure to support field operations and enable Unison to leverage management across a larger base of patient revenue. Unison is able to more efficiently monitor individual facilities, ensuring high quality patient care. Clustering facilities also enables Unison to leverage the addition of ancillary services over a larger patient base. The proposed Signature Mergers will include the acquisition of five long term care facilities in the Denver, Colorado area that fit well within this strategy of creating clusters of facilities.

     Unison believes that a substantial opportunity exists to achieve additional synergies through the combined marketing of both long-term care facilities and assisted or independent living centers, primarily because of the changing needs of Unison's residents. This strategy provides an opportunity for entry at each point in the continuum of care. Cost containment pressures will result in patients and residents changing facilities more frequently as a result of their moves up or down the continuum of care in an effort to receive the appropriate care from the most efficient provider of each level of care. Unison expects to benefit from its ability to offer continuity of care to its patients and residents. In addition, Unison believes that it will achieve synergies in its assisted and independent living center operations as the level of care provided increases in such facilities.

     Competing for Managed Care Contracts. Unison's cluster strategy positions it to compete for managed care contracts by offering a group of long-term care facilities and ancillary services in a specific geographic area. Many of the markets in which it operates facilities are just beginning to experience significant managed care penetration. A primary goal of managed care is to transition patients out of full service hospitals and into lower cost care settings, including subacute care facilities. Managed care organizations demand consistently high quality of service, and their subscribers seek a range of options when choosing a care provider. The availability of comprehensive services that span the range from independent living to subacute care will enable Unison to attract and compete effectively for managed care contracts within the entire care continuum. Although a low percentage of Unison's revenues is currently derived from managed care, senior management has significant experience in developing managed care business. Unison currently maintains managed care contracts with several managed care organizations.

     Developing In-House Ancillary and Specialty Care Services Programs. Unison recently has developed programs and established affiliated operations to provide ancillary services. One reason for developing these programs is to improve the quality of patient care by controlling the delivery of these services. In May 1995, Unison established Quest Pharmacies, Inc. ("Quest") to develop a nationwide institutional pharmacy business. Quest has acquired the pharmacy operations of Med-Shop Pharmacy in Gilmer, Texas and Indiana Prescription Lab, an institutional pharmacy in Bloomington, Indiana, and is seeking to acquire other pharmacies. As of August 26, 1996, Quest provided institutional pharmacy services to 57 long-term care facilities, including 25 Unison facilities and 32 facilities operated by others. Since March 1995 the Company

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

has also operated a Medicare Part B billing and supply company that focuses on wound management and enteral and parenteral feeding services.

     In addition to providing services to its own long-term and specialty health care facilities, each of these ancillary providers seeks to provide services to other, unrelated long-term care providers, further expanding Unison's revenue base. In each instance, Unison identifies acquisition candidates with an existing portfolio of business which can augment the revenues available, diversify the scope of operations, and improve the quality and consistency of the services being offered by Unison.

PATIENT SERVICES

     Unison's objective is to provide a full range of long-term care services across the entire continuum of care from independent living services to subacute care services, all of which are provided primarily to the elderly. For those among the elderly requiring limited service, independent living facilities offer assistance with activities of daily living as needed. For residents in need of greater assistance, the services of an assisted living facility are necessary, where nutritional, housekeeping, and limited medical services are offered. For the elderly in need of specialized support, rehabilitation, nutrition, respiratory therapies and other treatments, skilled nursing care is often required. The innovation of specialized subacute services within skilled nursing facilities also responds to the needs of patients requiring intense and specialized treatment and rehabilitation therapy services immediately after hospitalization.

     Long-Term Care Services. Unison's long-term care facilities provide basic health care services, including room and board, dietary services, recreational therapy, social services, housekeeping, laundry and nursing services. In addition, the long-term care facilities dispense medications and otherwise follow care plans prescribed by the patient's physician. Unison's long-term care facilities are licensed by state licensing agencies and are extensively regulated at the Federal, state, and local level. Unison also provides for the delivery of specialty medical services at its facilities. See "-- Growth Strategy -- Developing In-House Ancillary and Specialty Care Services Programs."

     Assisted and Independent Living Services. Services and facilities at assisted and independent living centers include central dining facilities, limited nursing services, recreational areas, social programs, housekeeping, laundry and maintenance service, emergency call systems, special features for handicapped persons and transportation to shopping and special events. These facilities provide fewer skilled nursing and medical services than are provided at Unison's long-term care facilities. Unison believes that the availability of health care services is one of the significant reasons that residents move to an assisted or independent living center.

     Ancillary Services. Unison provides ancillary services to the residents of skilled nursing facilities in response to physician orders. The major ancillary services include physical, speech and occupational therapies, pharmaceuticals, parenteral and enteral nutrition, infusion and respiratory therapies and laboratory services. In addition, Unison has acquired two pharmacy companies and a therapy provider will continue to seek to expand ancillary services.

     Specialty Subacute Care Services. Subacute care is a major component of Unison's growth strategy. Unison provides care to patients with specialized needs through its designated units for the treatment of Alzheimer s disease, AIDS patients and others. These units are located in specially designed sections within selected facilities and are staffed by specially trained personnel. Unison operates 26 such units consisting of 231 licensed beds in Alzheimer's units, 39 beds in AIDS units and 225 beds in other specialty units, including wound management, hospice care, rehabilitation services and respiratory therapy. In addition to providing care tailored to the unique needs of patients within these units, these services include education and support to the patients' families. These units generally receive higher levels of reimbursement. The daily cost to patients for the Unison's specialty services are generally significantly less than the cost charged for similar services by acute care hospitals.

OPERATIONS

     In its role as lessee or manager, Unison is responsible for the day-to-day operation of both leased and managed facilities. These responsibilities include recruiting, hiring and training all nursing and other personnel, and directing the full scope of patient care activities that are necessary to operate the facilities. In general, these activities include direct patient care nursing services, food service, social services and resident activity programs, housekeeping and maintenance, business office services including billing and accounts receivable management, accounts payable, accounting and finance, quality assurance, and regulatory compliance at each facility.

     Organization. Unison strongly believes that long-term and specialty care facilities should be managed on a decentralized basis. This approach places direct decision making as close to the bedside as possible so that facilities will be able to better respond to the specific needs of each medical community. In order to accomplish this, Unison has created four regions, each of which is supervised by a regional vice president. The regional vice president is supported by a clinical operations specialist, a financial consultant, a regional director of marketing, and assistant regional managers and clerical personnel, all of whom are employed by Unison. Daily operations of each leased and managed facility are supervised by an on-site licensed administrator. The administrator of each facility is supported by other professional personnel, including a medical director, who assists in the medical management of the facility, a director of marketing who directs the sales and marketing efforts of the facility and a director of nursing who supervises a staff of registered nurses, licensed practical nurses and nurses aides. Other personnel include dietary staff, activities and social service staff, housekeeping, laundry and maintenance staff and a business office staff. Unison believes that this decentralized team approach differentiates it from other operators of long-term and specialty care services who organize themselves in a more traditional functional manner.

     Quality Management. Unison maintains an active, effective quality improvement program that is focused on important aspects of care and critical key indicators that define, measure and improve the quality of care provided to its patients. The program is an internal facility process focused on involvement of direct care givers. Quantitative, systematic, data-driven reporting is monitored by Unison's eight registered nurses under the direction of the Vice President of Clinical Operations. These monthly reports are used to monitor adherence to the standards of care established by Unison's Quality Improvement program. The ability to administer these standards of quality is accomplished through on-site visits conducted by specially trained, credentialed health care professionals. Frequent direct observation and assessment of the quality of care provided to Unison's patients in tandem with the oversight of each facility's Quality Improvement program results in patients receiving better care, thereby experiencing higher quality of life.

     In addition to its Quality Improvement program, Unison provides each of its facilities with the resources it needs to administer the exemplary quality of care Unison expects. Complete policy and procedure manuals are maintained by Unison and provided to each facility. The manuals are regularly updated to include changes in regulatory requirements and improvements in clinical practices.

     The facility administrator at each facility is primarily responsible for adherence to Unison's standards of practice. Each facility administrator's incentive compensation is based, in part, on the achievement of specified quality objectives. Clinical Operations Specialists provide individualized on-site training to direct care givers. Clinical Operations Specialists also conduct mock state and federal surveys in advance of scheduled annual surveys, to insure that quality improvement standards and procedures are in compliance.

     Unison has often entered into leases of facilities that have had regulatory compliance or quality difficulties. Unison generally achieves prompt and significant improvements of such facilities, once it takes control. In the year ended, in thirteen new acquisitions, regulatory records contained a total of 285 total deficiencies cited prior to acquisition. This number was reduced to 138 deficiencies cited on first governmental review conducted after acquisition: a 48.4% reduction in regulatory noncompliance. Of these thirteen new acquisitions prior to the BritWill Acquisition, seven have had a second review, resulting in an Update additional 36.7% reduction in noncompliance. Management believes that its expertise in this area, as reflected by the above statistics, differentiates it from most other providers of long-term and subacute care.

     Marketing. Unison's marketing efforts are designed to promote higher occupancy levels and improved patient quality mix. Marketing is also involved in evaluating existing and future markets for introduction of additional ancillary and specialty services. Unison believes that the long-term health care and assisted and independent living industries are driven by local market forces and that patients and referral sources are generally located in the immediate geographic area of the facility. Unison's marketing strategy emphasizes the role and performance of the administrator and director of admission and marketing in promoting the services offered by Unison facilities in each local community, particularly the medical community and their role in the local continuum of care.

     Unison maintains an active marketing program that is focused on market analysis, competitive services, sales training, and accountability and tracking systems. These systems define, measure and improve the quality of contacts and relationships with Unison's referral sources. Quantitative and systematic reporting and analysis is monitored by the regional directors of marketing, under the supervision of the Vice President of Marketing. Market specific information, along with weekly and monthly reporting, is used to monitor adherence to the standards established by Unison.

     The hub of this strategy is the local facility administrator and director of admissions and marketing. These individuals, under the direction of the corporate and regional marketing staff, are responsible for establishing and building relationships with various referral sources including general and specialty physicians, hospital administration and discharge planners, insurance case managers and other local community organizations. In addition to soliciting referrals from these sources, Unison seeks to use their input in conjunction with demographic and medical data analysis to identify specific market needs, and to introduce new and needed services where appropriate. The facilities also are involved in community affairs in order to maintain a public awareness of their services. Unison believes that the emphasis on local marketing efforts, supported by corporate resources and analysis, allows it to identify and respond to the needs of the local medical community quickly and effectively.

     The marketing function of Unison is also involved in the market analysis of potential acquisitions. By evaluating the medical communities for each potential acquisition, Unison seeks to create a "day one" marketing plan for the targeted acquisition.

     Through extensive training of facility admissions and marketing personnel, along with administrators and directors of nursing, Unison helps organize and coordinate the types and levels of services provided in each market. The marketing and clinical divisions of Unison work jointly with administrators to identify specialty needs and services.

DESCRIPTION OF MANAGEMENT SERVICES AND AGREEMENTS

     Of Unison's 51 facilities, five are operated as managed facilities, in which Unison's responsibilities include recruiting, hiring and training all nursing and other personnel on behalf of the owner and providing quality assurance, resident care, dietary care, marketing, accounting, and data processing services. Services performed at the headquarters level include group contract purchasing, employee training and development, quality assurance oversight, human resource management, assistance with third-party reimbursement, financial and accounting functions, cash management policy and procedure development, system design and development and marketing support. Unison's financial reporting system monitors certain key indicators for each managed facility. These indicators include payroll, admissions and discharges, cash collections, net patient care revenues, staffing trend analysis and measurement of operational data on a per patient day basis.

     Unison receives a base management fee for the management of long-term care facilities ranging generally from 3.5% to 6.0% of net revenues of each facility. Other than certain corporate and regional overhead costs, the services provided at a facility are the facility owner's expense. The facility owner also is obligated to pay for all required capital expenditures. Unison is not required to advance funds to the owners of the facilities it manages.

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

DESCRIPTION OF LEASE AGREEMENTS

     Unison leases 46 long-term and specialty health care facilities and assisted or independent living centers. Unison's leases typically are triple net obligations, have initial terms of 5-10 years with renewal options for up to 15 to 20 years and are classified as operating leases within the meaning of Statement of Financial Accounting Standards No. 13. Unison typically grants its lessor a security interest in Unison's personal property at the leased facility. The leases generally require Unison to maintain a minimum net worth, expend specified sums per bed for capital expenditures, maintain certain current ratios and coverage ratios and prohibit Unison from operating any additional facilities within a certain radius of the leased facility. In addition, Unison is generally required to maintain comprehensive insurance covering the facilities it leases as well as personal and real property damage insurance and professional malpractice insurance. Failure to pay rent within a specified time period constitutes a default under each lease agreement, which default, if uncured, permits the facility's lessor to terminate the lease. In all cases, Unison's interest in the premises is subordinated to that of the lessor's mortgage lenders.

     Unison's two most significant lessors are Omega HealthCare Investors, Inc. ("Omega") and BritWill Investments-Texas, Ltd. ("BritWill Texas") which are discussed below.

     Omega Lease Agreements. Unison has entered into a series of leases with Omega for 14 facilities, nine in Indiana and five in Texas (the "Omega Leases"). Each of Unison's Omega Leases currently provides for an initial term that expires in 2005 and allows Unison up to three five-year renewal options. The Omega Leases require Unison to pay stated rent, subject to annual increases based upon inflation or the increase in net revenues of the leased facilities (whichever results in the greater increase in rent), up to a maximum increase equal to 5.0% of the prior year's rent. If Unison exercises its renewal options, rent for the period covered by the option is at fair market value as determined by independent third-party appraisers, and is thereafter subject to increases on the same basis as the initial term rent. The Omega Leases also grant Unison the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial term. The purchase price is based on facility cost at the beginning of the lease term and an annual rate of increase of 2.0% per year from the beginning date until the renewal date. Based on currently available information, Unison expects to renew the Omega Leases upon the expiration of the initial term.

     BritWill Texas Lease Agreements. Unison entered into a Combined Operating Lease and Sublease Contract and Agreement (the "Combined Agreement") for the lease or sublease by BritWill Texas to BritWill Investments-II, Inc., a Delaware corporation ("BritWill II"), of six facilities in Texas. The Combined Agreement provides for an initial term that expires on December 31, 2003. The Combined Agreement and related documents require Unison to pay monthly amounts equal to:
(i) the amount of the monthly payments made by BritWill Texas to Omega pursuant to the Loan Agreement between those parties dated November 30, 1993, which provided the financing for BritWill Texas' acquisition of the subject facilities; (ii) all payments due from lessees under the leases for the subject facilities that are sub-leased; and (iii) payment of certain third-party seller subordinated notes incurred in connection with the acquisition of the subject facilities.

COMPETITION

     Unison long-term and specialty health care facilities compete with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, long-term care hospitals, assisted living facilities, home care providers and other subacute and specialty care providers. Many of these companies have greater financial and other resources than Unison. No assurance can be given that Unison will have the resources to compete successfully with such companies. In addition, cost containment efforts, which encourage more efficient utilization of general acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of general acute care hospitals have converted portions of their facilities to other purposes, including various types of long term and subacute care. Unison believes that the primary factors in competing for subacute patients and programs are the scope and quality of services offered, and the price of such services.

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

     Unison's pharmacy, rehabilitation therapy and product supply businesses compete with national, regional and local pharmacies, therapy providers and product supply companies, some of which have significantly greater financial and other resources than Unison. Similarly, Ampro and Memphis compete with other medical reference laboratory companies in their respective geographic areas. No assurance can be given that Unison will have the resources to compete successfully with such companies. Unison believes that the primary factors in competing for product supply business are the price and quality of the products offered, that the primary factor in competing for pharmacy business is prompt service, that the primary factors in competing for rehabilitation therapy business are quality of service and availability of competent therapists, and that the primary factor in competing for medical reference laboratory services is prompt service.

REVENUE SOURCES

     Medicare, Medicaid, and other payor sources each pay at different rates, which are customarily expressed as rates per patient day. As the following table sets forth for the periods presented the pro forma mix of net patient revenues by payor sources.

                                                   SIX MONTHS
                                                 ENDED JUNE 30,       YEAR ENDED DECEMBER 31,
                                                 ---------------     -------------------------
                                                 1996      1995      1995      1994      1993
                                                 -----     -----     -----     -----     -----
    Sources of Net Patient Revenues
      Medicaid.................................   51.8%     57.2%     55.9%     58.5%     82.8%
      Medicare.................................   32.4      23.2      26.9%      9.1%      3.4%
      Private and other........................   15.8      19.6      17.2%     32.4%     13.8%
                                                 -----     -----     -----     -----     -----
         Total.................................  100.0%    100.0%    100.0%    100.0%    100.0%
                                                 =====     =====     =====     =====     =====

     The following table sets forth the pro forma patient mix, adjusted to reflect the BritWill Acquisition as if such transaction had occurred at the beginning of the period presented.

                                                            SIX MONTHS
                                                               ENDED            YEAR ENDED
                                                             JUNE 30,          DECEMBER 31,
                                                          ---------------     ---------------
                                                          1996      1995      1995      1994
                                                          -----     -----     -----     -----
    Sources of Net Patient Revenues
      Medicaid..........................................   51.8%     54.7%     55.4%     60.2%
      Medicare..........................................   32.4      27.1      27.2%     16.2%
      Private and other.................................   15.8      18.2      17.4%     23.6%
                                                          -----     -----     -----     -----
         Total..........................................  100.0%    100.0%    100.0%    100.0%
                                                          =====     =====     =====     =====

     Changes in the mix of a facility's patient population among Medicaid, Medicare, and private pay can significantly affect the profitability of the facility's operations because of the widely varying rates of payment between these various payors.

GOVERNMENT REGULATION

     Introduction. The federal government and all states in which Unison operates regulate various aspects of Unison's business. All of Unison's skilled nursing facilities are certified or approved as providers under one or more of the Medicaid or Medicare programs. To participate in the Medicare or Medicaid program, each facility must comply with federal participation requirements and meet additional state licensure requirements. All of these programs are currently the subject of numerous legislative and regulatory proposals at both federal and state levels, some of which could adversely affect Unison. Further, some state Medicaid programs require certification of all beds in a facility, which may limit the ability of a facility in such states to establish distinct part Medicare units for subacute care. Long-term care facilities include both skilled nursing facilities for Medicare and nursing facilities for Medicaid. The Federal Social Security Act (the "Act") authorizes the Secretary of the Department of Health and Human Services to execute agreements with state survey agencies to determine whether skilled nursing facilities meet the federal participation requirements for Medicare. State survey agencies perform the same survey tasks for nursing facilities participating or seeking to participate in the Medicaid program. The results of Medicare and Medicaid surveys are used by the Healthcare Financing Administration ("HCFA") and Medicaid state agencies as the basis for decisions to execute, deny or terminate provider agreements with facilities.

     Enforcement Proceedings and Sanctions; Certification Requirements. Before enactment of OBRA, the only adverse actions available to HCFA and the states against facilities that were determined to be out of compliance with federal participation requirements were termination, nonrenewal or automatic cancellation of provider agreements; denial of participation for prospective facilities; and denial of payment for new admissions in lieu of termination when the facilities had deficiencies that did not pose an immediate and serious threat to the health and safety of residents. OBRA amended the Act to revise requirements for the survey and certification and enforcement process for Medicare and Medicaid. OBRA revised and expanded Medicare and Medicaid provisions dealing with state and federal responsibilities for survey and certification, types and requirements for surveys, survey team composition and responsibilities, requirements for validation surveys, procedures for investigating complaints and monitoring compliance, disclosure of results of inspections and activities and provisions for penalties imposed on the states for failure to comply with survey process requirements. OBRA also provided changes in the enforcement process and remedies for noncompliance to be used in lieu of or in addition to termination of facilities' participation in the Medicare or Medicaid program.

     Effective July 1, 1995, HCFA promulgated new survey, certification and enforcement rules governing skilled nursing facilities and nursing facilities participating in the Medicare and Medicaid programs. Among other things, the new HCFA rules governing survey and certification of long-term care facilities define or redefine a number of terms used in the survey and certification process. The rules require states to amend their state plans (required by federal law) to incorporate the provisions of the new rules, including the full range of remedies for nursing facilities subject to the jurisdiction of the state Medicaid agency. Additional remedies are available.

     Unannounced standard surveys must be conducted at least every 15 months with a state-wide average of 12 months. In addition to the standard survey, survey agencies have the authority to conduct surveys as frequently as necessary to determine whether facilities comply with requirements of participation, to determine whether facilities have achieved correction and to monitor care if there is a change of ownership or management of a facility. Furthermore, the state survey agency must review all complaint allegations and conduct a standard or an abbreviated standard survey to investigate complaints of violations or requirements by long-term care facilities if a review of the complaint shows that a deficiency in one or more of the federal requirements may have occurred and only a survey will determine whether a deficiency or deficiencies exist. If a facility has been found to furnish substandard quality of care, or have deficiencies requiring "significant improvement," it is subject to an extended survey. The extended survey is intended to identify policies and procedures which may have caused a facility to furnish substandard quality of care.

     HCFA's new rules substantially revise provisions regarding enforcement of compliance for long-term care facilities with deficiencies. The rules allow either HCFA or state agencies to impose one or more remedies provided under the rules for any particular deficiency. Facilities must provide a plan of correction for all deficiencies regardless of whether a remedy is imposed. At a minimum, the following remedies are available: termination of provider agreement; temporary management; denial of payment for new admissions; civil money penalties; closure of the facility in emergencies or transfer of residents or both; and state monitoring. States may also adopt optional remedies. The new rules divide remedies into three categories. Category 1 remedies include directed plans of correction, state monitoring and directed in-service training. Category 2 remedies include denial of payment for new admissions; denial of payment for all individuals (imposed only by HCFA); and civil money penalties of $50 to $3,000 per day. Category 3 remedies include temporary management, immediate termination or civil money penalties of $3,050 to $10,000 per day. The rules define situations in which one or more of the penalties must be imposed.

     The new HCFA certification, survey and enforcement regulations impose significant new burdens on long-term care facilities. The regulations may require state survey agencies to take aggressive enforcement actions. The breadth of the new rules and their recent effective date create uncertainty over how the rules will be implemented and the ability of any long-term care facility to comply with them.

     Unison believes that its facilities substantially comply with the various state licensure and Federal certification requirements applicable to them. However, in the ordinary course of its business, Unison sometimes receives notices of alleged deficiencies for failure to comply with various regulatory requirements. Unison immediately reviews such notices and takes appropriate corrective action. Certain of Unison's facilities have received notices in the past from state agencies which have resulted in fines and/or the agencies taking steps to decertify the facilities from participation in Medicare and Medicaid programs. In nearly all such cases, such deficiencies were remedied before any facilities were decertified. In one instance, Unison paid or agreed to pay certain monetary penalties totaling $134,225 (following reductions due to waiver of appeal rights) for violations of Medicare regulations and approximately $16,000 for violations of state regulations and voluntarily terminated the participation of that facility in the Medicare program and transferred residents to other facilities. Hillside had a history of regulatory problems dating before Unison acquired it in February 1995. In a series of visits to Hillside, especially in the period from January through May 1996, government surveyors cited the facility for numerous violations of Medicare and state regulations relating to matters involving, among other things, patient care and physical plant requirements. Although Unison disagreed with some of the findings and believes it achieved significant improvements in the delivery of care during May, on May 31, 1996 Unison requested that HCFA accept Hillside's voluntary withdrawal from the Medicare and Medicaid programs because of the substantial time and expense to be anticipated in the regulatory appeals process and the poor prospects of a satisfactory outcome.

     Certificates of Need. Many states (although not every state in which Unison operates) have adopted certificate of need or similar health planning laws which generally require prior state agency approval of certain acquisitions, new bed additions or services or capital expenditures. To the extent that such approvals are required for Unison to expand its operations, or enter new geographic markets, Unison could be adversely affected by its inability to obtain the necessary approvals and could incur delays and expenses associated with obtaining such approvals.

     Patient Referral Regulations. Unison is also subject to federal and state laws that prohibit certain direct and indirect payments between health care providers that are intended, among other things, to induce or encourage the referral of patients to, or the recommendation of, a particular provider of items or services. Violation of these laws may result in criminal fines, imprisonment and exclusion from the Medicare and Medicaid programs. Federal regulations establish certain safe harbors from liability under this statute. While failure to satisfy all of the criteria for a safe harbor does not necessarily mean that an arrangement is unlawful, arrangements that are of the same generic kind as those for which a safe harbor is available may be subject to scrutiny if they fail to quality for the appropriate safe harbor. In addition, under separate statutes, submission of claims for payment that are deemed to be false or fraudulent, or for items or services that are "not provided as claimed," may lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in Medicare, Medicaid and other federally funded state health care programs.

     Under Medicare conditions of participation and some state licensure laws, Unison, because of its method of service delivery, is required to contract with health care providers, practitioners and suppliers, including hospitals, facilities, physicians, pharmacies and medical equipment companies. Some of these individuals or entities may refer, or be in a position to refer, patients to Unison, and Unison may refer, or be in a position to refer, patients to certain of these individuals or entities. Because there is no procedure to obtaining a binding determination or advisory opinion from any agency, Unison is not able to determine its ultimate compliance with these laws. (HR 3101 for the first time has established a procedure requiring the Secretary of the Department of Health and Human Services to issue advisory opinions concerning some activity punishable under federal health care fraud statutes. The section concerning advisory opinions does not take effect until six months after the date of enactment of HR 3101, and will sunset four years after the date of enactment.) Although Unison believes its practices are not in violation of these laws, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with Unison's practices.

     Additional legislation that became effective in stages on January 1, 1992 and January 1, 1995 prohibits physician referrals for certain "designated health services" rendered to Medicare and Medicaid patients by a provider in which the referring physician has an ownership interest or other financial relationship. Various exceptions are available for financial arrangements that would otherwise prohibit physician self-referrals. Many states have also enacted physician self-referral laws that apply whether or not Medicare or Medicaid payments are involved. Similar penalties, including fines and loss of licensure or eligibility to participate in government reimbursement programs, apply to violations of these state self-referral laws. These self-referral laws could require Unison to modify its contractual arrangements in order to satisfy an available exception, or limit the ability of physicians with whom Unison has compensation arrangements to refer patients to Unison.

     The nursing home industry has been a particular target of intense focus by government regulators seeking to discover and prosecute claims of health care fraud. For example, Medicare intermediaries and carriers have been given new instructions from HCFA concerning investigating and referring for prosecution suspected instances of Medicare and Medicaid fraud and abuse. In May, 1996, the federal government announced the first year results of its "Operation Restore Trust" initiative. This initiative is a combined federal and state effort designed to combat health care fraud, waste and abuse and specifically targets the Medicare and Medicaid programs in connection with services of home health agencies, nursing homes and durable medical equipment suppliers. These entities are targeted because they account for the fastest growing cost areas in the Medicare and Medicaid programs. Operation Restore Trust is focused in five states: California; Florida; Illinois; New York and Texas. In May, 1996, the Office of Inspector General issued a "special fraud alert" concerning suspected nursing facility fraud and abuse. This special fraud alert focused on problems with claims for services not rendered or not provided as claimed and claims falsified to circumvent coverage limitations on medical supplies. The Company expect efforts of this sort to continue.

     Payment For Services. Unison derives a significant portion of its net revenues, directly or indirectly, from the Medicare and Medicaid programs. These programs are subject to statutory and regulatory changes, retroactive and prospective rate adjustments, administrative rulings and funding restrictions, all of which could limit or reduce reimbursement for Unison's services. Any significant decrease in Medicare or Medicaid reimbursement amounts could have a material adverse effect on Unison. Unison also obtains payment from private insurers, including managed care organizations and private pay patients. The facilities also have contracts with private payors, including health maintenance organizations and other managed care organizations, to provide certain health care services to cover patients for a set per diem payment for each patient. There can be no assurance that the rates paid to Unison by these payors will remain at comparable levels or be adequate to reimburse Unison for the cost of providing services to covered beneficiaries. In addition, cost increases due to inflation without corresponding increases in reimbursement could adversely affect Unison's business.

     The Medicare Program. The Medicare Program is a federally funded and administered health insurance program for individuals age 65 and over or who are disabled as defined by the Social Security Administration.

     Rehabilitation Therapy Services. Medicare covers and pays for rehabilitation therapy services furnished in facilities in various ways. Medicare reimburses the skilled nursing facility based on a reasonable cost standard. For rehabilitation services provided directly, specific guidelines exist for evaluating the reasonable cost of physical therapy, occupational therapy and speech language pathology services. Medicare applies salary equivalency guidelines in determining the reasonable cost of physical therapy and respiratory services, which is the cost that would be incurred if the therapist were employed by a nursing facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. Medicare pays for occupational therapy and speech language pathology services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. Unison's gross margins for its physical therapy services under the salary equivalency guidelines are significantly less than for its services under the "prudent buyer" rule.

     HCFA has announced its intention to propose rules in 1996 applying salary equivalency guidelines to occupational therapy and speech language pathology services, while updating physical and respiratory therapy guidelines. In addition, on April 14, 1995, HCFA issued a memorandum to Regional Office Administrators in response to requests by intermediaries for information as to reasonable costs for occupational therapy and speech language pathology services. The cost data in the memorandum set forth rates for occupational therapy and speech language pathology services that are lower than the Medicare reimbursement rates currently received by Unison for occupational therapy and speech language pathology services. Although the memorandum states that the cost data is to be informative and not serve as a limit on reimbursement rates for occupational therapy and speech language pathology services, intermediaries and customers of Unison may apply the cost data guidelines as absolute limits on payments. The cost data figures contained in the memorandum have been subject to criticism by the industry, and Unison is unable to determine what effect, if any, such criticism will have on future actions or policy decisions taken by HCFA in connection with Medicare reimbursement rates for occupational therapy and speech language pathology services. Unison cannot predict when, or if, any changes will be made to the current Medicare reimbursement methodologies for rehabilitation therapy services, or to the extent to which the data in the HCFA memorandum will be used by intermediaries in providing reimbursement. The imposition of salary equivalency guidelines on speech language pathology and occupational therapy services, or the widespread use by intermediaries of the data in the memorandum, could significantly impact Unison's margin expectations.

     Skilled Nursing Facility Services. The Medicare program covers patients requiring daily skilled nursing and other rehabilitation care following a minimum three-day stay in a general acute care hospital, but does not cover patients requiring only intermediate or custodial levels of care. With certain exceptions, payment for skilled nursing facility services is made prospectively with each facility receiving an interim payment during the year for its expected reimbursable costs. The interim payment is later adjusted to reflect actual allowable direct and indirect costs of services based on the submission of an annual cost report at year end. Each facility is also subject to limits on reimbursement for routine costs. Under the Omnibus Budget Reconciliation Act of 1993, these cost limits are currently frozen at 1993 levels. Exceptions to these limits are available for, among other things, the provision of atypical services. In July 1994, HCFA issued new guidelines for requesting exceptions to the cost limits for all requests submitted after July 20, 1994. Due in part to the provision of subacute services, Unison's costs for care delivered to Medicare patients in certain of its long-term and specialty healthcare facilities have exceeded the routine cost limits. Unison's failure to recover excess costs or to obtain such exceptions could adversely affect Unison's results of operations and growth strategy.

     Pharmacy. Pharmacists and those providing pharmacy services in the United States are regulated by state statutes and the rules and regulations of state boards of pharmacy. Currently, Unison operates pharmacies only in Texas and Indiana. As required by Texas and Indiana law, Unison and its pharmacists are licensed as a retail pharmacy and as pharmacists, respectively.

     In addition, both state and federal regulators prohibit the dispensing of certain drugs or medicines other than pursuant to a prescription written by a licensed physician. In order to implement these restrictions, regulations impose strict recordkeeping requirements with respect to the handling and dispensing of controlled substances, small quantities of which are maintained in Unison's pharmacy for use in filling prescriptions. These requirements also impose significant recordkeeping obligations upon Unison and its pharmacists. Unison is subject to regular audits by governmental authorities to monitor compliance with recordkeeping and other requirements imposed by law and regulation. Penalties for failure to comply with applicable regulations can range from imposition of fines to the suspension or revocation of the license of the pharmacy, one or more pharmacists, or both.

     Unison currently provides pharmacy services to 17 Company-affiliated, and 26 non-affiliated skilled nursing facilities in East Texas, and six Unison-affiliated and six non-affiliated skilled nursing facilities in Indiana, and two other Unison-affiliated skilled nursing facilities in Arizona and Idaho, and expects to serve all of Unison's affiliated skilled nursing facilities in Indiana by the end of 1996.

     The Medicaid Program. All of Unison's skilled nursing facilities are certified to participate in applicable state Medicaid programs. Medicaid is a joint Federal-state medical assistance program for individuals who meet certain income and resource standards. Facilities participating in the Medicaid program are required to meet state licensing requirements to be certified in accordance with state and federal regulations and to enter into contracts with the state agency to provide services at the rates established by the state. Current Federal law requires Medicaid programs to pay rates that are reasonable and adequate to meet the costs which must be incurred by a nursing facility in order to provide care and services in compliance with applicable standards, although there can be no assurance that the provision will survive the current legislative efforts to revise Medicaid. Beyond this general mandate, however, states have considerable flexibility in establishing their Medicaid reimbursement systems, and as a result, the payment methodologies and rates vary significantly from state to state. All of the states in which Unison operates Medicaid-certified facilities use a cost-based reimbursement system under which reimbursement rates are determined by the state from cost reports filed annually by each facility, on a prospective or retrospective basis. Recently, several states, including Texas, have adopted case-mix prospective payment systems, pursuant to which payment levels increase based on a patient's acuity level and need for services. Reimbursable costs normally include the costs of providing health care services to patients, administrative and general costs, and the costs of property and equipment. Not all costs incurred are reimbursed, however, because of cost ceilings applicable to both operating and fixed costs. Some state Medicaid programs include an incentive allowance for providers whose costs are less than the ceilings and who meet other requirements. In addition, certain Medicaid payments are subject to relatively long collection cycles and payment delays due to budget shortfalls in state Medicaid programs.

     Medicaid reimbursement regulations for Indiana nursing facilities have been revised three times since August 1, 1994. The first set of revised regulations (known as "Rule 14") replaced the Rule 4.1 prospective payment system which had existed since 1983. Under Rule 4.1, actual rate increases after the base period were generally limited to approximately 3.0% and facility operators were permitted to bill separately for certain ancillary therapy services and non-routine medical supplies.

     With the adoption of Rule 14, the Indiana reimbursement system changed from a true prospective payment system to a modified cost-based system. Base rates are now determined by actual costs in the base period subject to various line item limits. Rates for subsequent years are set at the lower of costs from the prior year or rates from the prior year inflated by the HCFA Skilled Nursing Facility Market Basket Index, subject to maximum allowable limits and various line item limits. This system has, over the last decade, resulted in an increase in annual reimbursement rates of approximately 6%. Rule 14 also precludes facility operators from billing separately for certain ancillary therapy services and non-routine medical supplies. The overall impact of Rule 14 reduced total Medicaid nursing facility payments by $10 million statewide out of total prior year expenses of $720 million. The elimination of separate billing for supplies and therapies had a significant effect on certain facility operators who had relied heavily on this mechanism to underwrite operating losses from per diem rates. Rule 14.1, Rule 14.2 and legislation effective July 1, 1995 have made minor amendments which have generally increased certain line item limits. Commencing in late 1996, a DRG-like case mix reimbursement system will be implemented in Indiana.

     Health Care Reform. On August 21, 1996, President Clinton signed the Health Insurance Portability and Accountability Act ("HR 3103"). HR 3103 contains a variety of significant health care fraud and abuse provisions. HR 3103 contains a variety of significant health care fraud and abuse provisions. Among them are: creation of a coordinated federal health care fraud and abuse program; establishment of a Medicare integrity program under which the government will enter into contracts to, among other things, review activities undertaken by providers of services, audit cost reports, make determinations whether payment under Medicare should be made for services rendered and develop lists of items of durable medical equipment which are subject to prior authorization requirements; expansion of current health care fraud and abuse sanctions to "federal health care programs" defined as "any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government" as well as any state health care program as defined in the Social Security Act; creation of a health care fraud criminal sanction; expansion of sanctions applicable to health care fraud; creation of a criminal penalty for fraudulent disposition of assets in order to obtain Medicaid benefits; and expansion of the authority to impose, and increasing the amount of, civil monetary penalties.

     The Clinton administration and various members of Congress have proposed a number of legislative proposals to reform the health care system. Congress is also considering proposals to significantly reduce Medicare and Medicaid spending, either as a part of efforts to reduce the budget or as a separate initiative. In addition, some of the states in which Unison operates are considering or implementing various healthcare reform proposals. These proposals could limit the types of services or number of providers available to Medicaid beneficiaries. Unison anticipates that Congress and state legislatures will continue to review and assess health care reform and budget reduction. Talks in Congress have reached a stalemate with regard to the type and extent of legislative reform of Medicare and Medicaid programs. Due to uncertainties regarding the ultimate features of reform or budget initiatives and their enactment and implementation, Unison cannot predict which, if any, reform proposals will be adopted, when they may be adopted or what impact they may have on Unison. No assurance can be given that such measures will not have a material adverse effect on Unison.

INSURANCE

     Unison carries general liability, comprehensive property damage, malpractice, workers' compensation and other insurance coverages that management considers adequate for the protection of its assets and operations. There can be no assurance, however, that the coverage limits of such policies will be adequate or that insurance will continue to be available to Unison on commercially reasonable terms in the future. A successful claim against Unison in excess of its insurance coverage could have a material adverse effect on Unison and its financial condition and results of operations. Claims against Unison, regardless of their merit or outcome, may also have an adverse effect on Unison's reputation and business.

EMPLOYEES

     As of August 31, 1996, the Company employed approximately 3,000 full time equivalent employees. Unison has collective bargaining agreements covering approximately 303 of its full time equivalent employees but has never experienced a work stoppage and believes that its overall relations with its employees are good.

     The principal executive offices of Unison are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and its telephone number is
(602) 423-1954.

LABCO AND MEMCO; CERTAIN OTHER SUBSIDIARIES

     Labco Acquisition Co. ("Labco") and Memphis Acquisition Co. ("Memco"), recently formed Delaware corporations, are wholly-owned subsidiaries of Unison. Labco and Memco were organized solely to effect the proposed Mergers with Ampro and Memphis and neither has had any operations. The principal offices of Labco and Memco are located at 7272 East Indian School Road, Suite 214, Scottsdale, Arizona 85251, and their telephone number is (602) 423-1954. Unison will form five additional subsidiaries, one under the DGCL and four under the CBCA, to effect the Signature Mergers.

PROPERTIES

     The following table summarizes certain information regarding the long-term care facilities and assisted and independent living centers operated by Unison as of August 31, 1996. Except as indicated, all of the facilities are leased.

                                                                              NUMBER OF               MEDICARE
                                                                              LICENSED    OCCUPANCY   CERTIFIED
                FACILITY NAME                             LOCATION              BEDS        RATE        BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
HERITAGE REGION
  Marshall Manor Nursing Home.................  Guntersville, Alabama              91        99.0%        20
  Terrace Lake Villa I(2).....................  Guntersville, Alabama              26        80.3         --
  Terrace Lake Villa II(2)....................  Guntersville, Alabama              16        80.1         --
  Edgewater(2)................................  Guntersville, Alabama              40        80.4         --
  Ridgewood Health Care Center................  Jasper, Alabama                    98        98.6         20
  Bayshore Convalescent Center(1).............  N. Miami Beach, Florida           150        64.4         31
  Lake City Extended Care Center(1)(4)........  Lake City, Florida                 60                     32
  Homestead of McKinney.......................  McKinney, Texas                   138        97.7         12
  Oakwood Healthcare Center...................  Arlington, Texas                  120        75.3         20
  Twin Pines of Lewisville....................  Lewisville, Texas                 120        74.0         14
  Peachtree Center Nursing and Rehabilitation
    Facility(1)...............................  Smyrna, Tennessee                  89        94.1         16
HEARTLAND REGION
  Boonville Convalescent Center...............  Boonville, Indiana                107        97.7         17
  Capital Care Healthcare Center..............  Indianapolis, Indiana              60        83.8         10
  Cloverleaf of Knightsville..................  Knightsville, Indiana              86        97.1         10
  English Estates HealthCare..................  Lebanon, Indiana                  130        66.1         20
  English Senior Living(2)(5).................  Lebanon, Indiana                   22          --         --
  Holiday Manor...............................  Princeton, Indiana                 91        81.7         12
  Kendallville Manor HealthCare Center........  Kendallville, Indiana              60        84.7         12
  Lockerbie Healthcare Center.................  Indianapolis, Indiana              79        77.1         --
  Nightingale.................................  Westland, Michigan                236        90.1         --
  Owensville Convalescent Center..............  Owensville, Indiana                68        98.1         12
  Parkview Manor..............................  Indianapolis, Indiana              39        60.2         39
  Sunset Manor................................  Greencastle, Indiana               79        91.7          6
  Wellington Manor(3).........................  Indianapolis, Indiana             132        76.7         --
  Willow Manor Convalescent Center............  Vincennes, Indiana                142        74.5         27
  Windsor Manor Nursing and Rehabilitation
    Center(1)(4)..............................  Indianapolis, Indiana             162                     38
  Bonner Health Center........................  Bonner Springs, Kansas             50        99.0         --
  Oswego Manor................................  Oswego, Kansas                     56        66.6         13
  Marshall Manor(1)...........................  Marshall, Michigan                 71        96.0         15
  Henry Clay Villa Nursing Facility...........  Markleysburg, Pennsylvania         74        93.2         10
  Henry Clay Villa Assisted Living
    Facility(2)...............................  Markleysburg, Pennsylvania         32        40.6         --
MOUNTAIN REGION
  SunCrest HealthCare Center..................  Phoenix, Arizona                  115        91.6         16
  The Oaks at Boise...........................  Boise, Idaho                       88        70.1         24
  Mountainside Care Center....................  Sandpoint, Idaho                   95        92.2         19
  White Pine Care Center......................  Ely, Nevada                        99        78.6          9
  Franciscan Health Care Center of Enumclaw...  Enumclaw, Washington              148        70.5         28
  Franciscan Health Care Center of
    Walla Walla...............................  Walla Walla, Washington            74        60.6         12
  Valley Vista(2).............................  Sandpoint, Idaho                   60        81.7         --

                                                                              NUMBER OF               MEDICARE
                                                                               LICENSED   OCCUPANCY   CERTIFIED
FACILITY NAME                                   LOCATION                           BEDS        RATE       BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
PRAIRIE REGION
  Colonial Pines Healthcare Center............  San Augustine, Texas              107        79.6         16
  Elkhart Manor...............................  Elkhart, Texas                    102        75.1         10
  Four States Care Center.....................  Texarkana, Texas                  180        52.4         30
  Green Acres Nursing Home....................  Emory, Texas                       68        79.9         16
  Hemphill Care Center........................  Hemphill, Texas                    90        92.5         10
  Heritage Plaza Nursing Home.................  Texarkana, Texas                   90        80.5         22
  Pine Grove Nursing Center...................  Center, Texas                     120        93.7         26
  Pine Haven Care Center......................  Texarkana, Texas                  120        73.4         14
  Pleasant Manor Living Center................  Waxahachie, Texas                 120        89.0         24
  Reunion Plaza Senior Care and Retirement
    Center....................................  Texarkana, Texas                  102        75.2         26
  South Place Nursing Center..................  Athens, Texas                     120        88.2         32
  Texarkana Nursing Center....................  Texarkana, Texas                  120        69.1         28
  West Place Nursing Center...................  Athens, Texas                     120        71.5         16
                                                                                -----                    ---
         Total beds(5)........................                                  4,666                    784
                                                                                =====                    ===

- ---------------
(1) Facilities are managed, not leased.
(2) Facilities are independent living and assisted living operations which are not eligible for Medicare certification.
(3) An application for Medicare certification is pending.
(4) Unison provides reduced-scope management services to these facilities and receives management fees which average 3.0% of revenues.
(5) Does not include assisted living beds. Totals do not represent all facilities leased or managed and all licensed or certified beds because the Heritage Oaks and Hillside Care facilities are not currently in operation.

     The following table describes certain additional facilities, as of August 1, 1996, that are operated by Signature and related entities and which are proposed to be acquired by Unison in the Signature Mergers.

                                                                                                      MEDICARE
                                                                              NUMBER OF   OCCUPANCY   CERTIFIED
FACILITY NAME                                   LOCATION                           BEDS        RATE       BEDS
- ----------------------------------------------  ----------------------------  ---------   ---------   --------
Amberwood Court(1)............................  Denver, Colorado                   81         88          21
Brookshire House(1)...........................  Denver, Colorado                   70         90          10
Christopher House(1)..........................  Wheat Ridge, Colorado              75         89          12
Arkansas Manor(2).............................  Denver, Colorado                  116         91          24
Cornerstone Care Center(2)....................  Lakewood, Colorado                140         97          12
The Arbors(2).................................  Camp Verde, Arizona               116         84          20
Los Arcos(1)..................................  Flagstaff, Arizona                 80         98          20
Rio Verde(1)..................................  Cottonwood, Arizona                80         95          16
Pueblo Norte(1)...............................  Show Low, Arizona                 100         84          10
Douglas Manor(2)..............................  Douglas, Arizona                   64         84           8
Village Catered Care(2)(3)....................  Douglas, Arizona                   64         41          --
Safford Care Center(2)........................  Safford, Arizona                  128         93          24
Peppertree Catered Care(2)(3).................  Safford, Arizona                   64         96          --
                                                                                -----                    ---
                                                                                1,178                    177
                                                                                =====                    ===

- ---------------
(1) The facility real estate is owned.

(2) The facility real estate is leased.

(3) Assisted living facility.

     Unison leases approximately 11,000 square feet of office space in Scottsdale, Arizona that houses the executive offices of Unison. The lease expires in the year 2000. Unison maintains regional offices in Texarkana, Texas, Birmingham, Alabama and Indianapolis, Indiana, and may open new regional offices as growth requires. These regional offices are either in small office suites or in homes of the regional executives. Quest leases approximately 3,600 square feet of commercial office space in Longview, Texas for its pharmacy operations. In addition, Quest leases approximately 2,000 feet of office space in Bloomington, Indiana for its Indiana pharmacy. Sunbelt Therapy Management Services, Inc., through the four therapy companies, leases an aggregate of approximately 38,000 square feet of space for outpatient clinics and fitness centers in Mississippi and Alabama. Lease terms on most of the office and pharmacy space range from one to five years. Management believes that Unison's leased properties are adequate for its present needs and that suitable additional or replacement space will be available as required.

LEGAL PROCEEDINGS

     Unison is, and may in the future be, party to litigation arising in the ordinary course of its business. There can be no assurance that Unison's insurance coverage will be adequate to cover all liabilities occurring out of such claims or that any such claims that are not covered by insurance will not have an adverse effect on Unison's business. Unison has no reason to believe that any pending claims are material, whether or not covered by insurance.

                               UNISON MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Jerry M. Walker, 51, has served as President and Chief Executive Officer of Unison since it commenced operations in July 1992, when he founded Unison with Mr. Rollins and Mr. Contris. From June 1989 until joining Unison, he was the Chief Executive Officer of Samaritan Senior Services, Inc., a regional operator of subacute and long-term care facilities based in Phoenix, Arizona. Mr. Walker is a member of the American College of Health Care Administrators and is a Certified Public Accountant.

     Phillip R. Rollins, 39, has served as the Executive Vice President and Chief Operating Officer of Unison since it commenced operations in July 1992. From June 1989 until joining Unison, he worked with Mr. Walker and Mr. Contris as the Director of Operations of Samaritan Senior Services, Inc. Prior to joining Samaritan Senior Services, Mr. Rollins was the Director of Medicare and Ancillary Services for Life Care Centers of America, a private operator of long-term care facilities headquartered in Cleveland, Tennessee. Mr. Rollins is a member of the American College of Health Care Administrators.

     Paul J. Contris, 37, served as Executive Vice President and Chief Financial Officer of Unison from July 1992 through August 15, 1995. On August 15, 1995, he became Executive Vice President and Chief Accounting Officer of Unison, and in September 1996 he became Executive Vice President Acquisitions and Development of Unison. Prior to founding Unison with Mr. Walker and Mr. Rollins, he was the Vice President -- Finance of Samaritan Senior Services. Mr. Contris began his employment with the predecessor of Samaritan Senior Services in October 1984. Prior to joining Samaritan Senior Services, he was employed in the acquisitions department of The Hillhaven Corporation. Mr. Contris is a Certified Public Accountant.

     Craig R. Clark, 47, has served as the Executive Vice President and Chief Financial Officer of Unison since it acquired BritWill in August 1995, having served BritWill as Executive Vice President and Chief Financial Officer since June 1994. In September 1996, Mr. Clark was also appointed to serve as Unison's Chief Accounting Officer. From 1972 until September 1989, Mr. Clark was associated with Arthur Young & Company, most recently as Partner. From September 1989 until September 1992, Mr. Clark was Vice President -- Finance and Chief Accounting Officer of Republic Health Corporation, the predecessor of OrNda HealthCorp, Inc. From September 1992 until joining BritWill in June 1994, he was a privately employed consultant. Mr. Clark is a Certified Public Accountant.

     Bruce H. Whitehead, 44, has served as the Chairman of the Board of Unison since August 1995. He is also President and Chief Executive Officer of the general partner of WFI. Prior to joining Unison, Mr. Whitehead was Chairman of BritWill from its inception in 1993. From 1984 through 1992, Mr. Whitehead was President of The BritWill Company, which also invested in and managed long-term care facilities.

     Tyrell L. Garth, 48, has served as a Director of Unison since August 1995. Mr. Garth is a partner in the law firm of Moore, Landry, Garth, Jones, Barmeister and Hulett, LLP, which served as general counsel to BritWill prior to its acquisition by Unison in August 1995. Mr. Garth is also a director of American Eco Corporation, Houston, Texas, a full service environmental and mechanical contracting firm, whose common stock is listed on both the American Stock Exchange and the Toronto Stock Exchange.

     John T. Casey, 50, has served as a Director of Unison since August 1995. From October 1991 through August 1995, Mr. Casey was the Chief Operating Officer of American Medical International, a publicly traded hospital management company. Prior to October 1991, Mr. Casey was President of Samaritan Health Services, a hospital and long-term care provider.

     John T. Lynch, 48, has been a director of Unison since June 1992. Mr. Lynch was also a director of BritWill since 1992. In January 1990, he co-founded Trouver Capital Partners, L.P., a private investment banking firm and serves as one of its general partners. Mr. Lynch was Managing Director and a member of the Health Care Finance Group of Furman Selz Incorporated, and was Managing Director and head of Health Care Finance Groups at Thomson McKinnon Securities, Inc. and Dean Witter Reynolds, Inc. for the period 1980 through 1990.

     Mark W. White, 56, has served as a Director of Unison since August 1995. Mr. White has been an attorney in private practice since 1987. From 1983 to 1987, Mr. White served as Governor of the State of Texas. Mr. White is also a director of American Eco Corporation.

     L. Robert Oberfield, 58, has been President of Quest Pharmacies, Inc., a majority owned subsidiary of Unison, since it was organized in March 1995. From December 1992 to March 1995, he was employed by Sunscript Pharmacy Corp., a subsidiary of Sun Healthcare Company, most recently as President. From September 1990 to December 1992 he was employed by RDS Acquisition Corp. ("RDS"). RDS commenced bankruptcy proceedings in December 1991. At the time the proceedings commenced, Mr. Oberfield was the Senior Vice President of RDS, and he served as its President thereafter until December 1992.

     Paul G. Henderson, 41, has served as President of Sunbelt Therapy Management Services, Inc. since the acquisition of Sunbelt by Unison in March 1996. For the past six years, Mr. Henderson has been active in the founding and management of physical therapy service providers (Sunbelt) and in providing patient care.

     Terry Troxell-Gurka, 45, has served as Director of Professional Services of Unison since it commenced operations in July 1992. On November 15, 1994, she became Vice President of Clinical Operations of Unison. From July 1991 until July 1992, Ms. Troxell-Gurka served as Director of Professional Services of Samaritan Senior Services, Inc. Prior to joining Samaritan Senior Services, she was employed by the Arizona Department of Health from 1985 until 1991, where she served as Program Manager of health Care Facility Licensure and Enforcement, overseeing the licensing, certification and enforcement of all licensed health care facilities in Arizona. Ms. Troxell-Gurka is a licensed registered nurse and a Certified Gerontologist Clinical Specialist. She sits on the American Health Care Association's national facility standards committee and Long-Term Care Nurse Council. She is a member of the American Gerontological Nurses Association and the Association for Professionals in Infection Control and Epidemiology.

     David A. Kremser, 48, founded Signature Health Care Corporation in July 1987 and has served as its Chairman, President, Chief Executive Officer and a Director since then. Mr. Kremser also serves as the Chief Executive Officer for each of Arkansas, Cornerstone, Douglas and Safford. From January 1985 through 1987, Mr. Kremser was a Director and Executive Vice President of Columbia Corporation, a long-term care company, and the President of Columbia West Corporation, a subsidiary of Columbia Corporation. Prior to joining Columbia Corporation, he was affiliated with ARA Services, Inc., most recently with responsibility for the ARA's operations in California, Colorado, Wyoming and Texas.

EXECUTIVE COMPENSATION

     The following table sets forth, with respect to the years ended December 31, 1995 and 1994, compensation awarded to, earned by or paid to (i) Unison's Chief Executive Officer and (ii) the four other executive officers who were serving as executive officers at December 31, 1995 and whose total salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                      ANNUAL             ------------
                                                                   COMPENSATION           SECURITIES
                                                               ---------------------      UNDERLYING
                                                                SALARY       BONUS       OPTIONS/SARS      ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR       ($)          ($)            (#)          COMPENSATION
- ----------------------------------------------------  ----     --------     --------     ------------     ------------
Jerry M. Walker,....................................  1995     $250,000     $ 37,500        33,924
  President, Chief Executive Officer                  1994      161,952
Phillip R. Rollins,.................................  1995      200,000       30,000        33,924
  Executive Vice President Operations,                1994      138,515
  Chief Operating Officer
Craig R. Clark,.....................................  1995      200,000       30,000        33,924          $ 88,250(2)
  Executive Vice President, Chief                     1994       14,231       20,000
  Financial Officer
Paul J. Contris,....................................  1995      200,000       30,000        33,924
  Executive Vice President Acquisition and            1994      138,515
  Development(3)
Terry Troxell-Gurka,................................  1995       97,575        2,710         6,185
  Vice President Clinical Operations                  1994       75,465
David A. Kremser,...................................  1995      390,000      825,000
  Director(4)

- ---------------
(1) Certain columns have been omitted where there has been no compensation paid or awarded to or earned by any of the named executives required to be reported in such columns.

(2) Includes consulting fees of $87,750 paid by BritWill before Mr. Clark became an employee of BritWill and $500 of fees as a director of BritWill. See
    "-- Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."

(3) Mr. Contris served as Unison's Executive Vice President Finance and Chief Accounting Officer from August 15, 1995 until September 1996.

(4) Mr. Kremser will become a Director of Unison after the Closing of the Signature Mergers. Amounts shown were paid by Signature Health Care.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

     The following table sets forth information about stock option grants during the last fiscal year to the executive officers named in the Summary Compensation Table.

                                 INDIVIDUAL GRANTS                                          POTENTIAL
- ------------------------------------------------------------------------------------    REALIZABLE VALUE
                                                  PERCENT OF                            AT ASSUMED ANNUAL
                                                    TOTAL                                     RATES
                                                   OPTIONS/                              OF STOCK PRICE
                                    NUMBER OF        SARS                               APPRECIATION FOR
                                    SECURITIES    GRANTED TO   EXERCISE                      OPTION
                                    UNDERLYING    EMPLOYEES    OR BASE                       TERM(4)
                                   OPTION/SARS    IN FISCAL     PRICE     EXPIRATION   -------------------
              NAME                 GRANTED (#)     YEAR(2)     ($/SH)(3)     DATE       5% ($)    10% ($)
- ---------------------------------  ------------   ----------   --------   ----------   --------   --------
Jerry M. Walker..................     33,924         12.54%     $10.00     8/10/2005   $247,270   $574,585
Phillip R. Rollins...............     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Craig R. Clark...................     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Paul J. Contris..................     33,924         12.54      $10.00     8/10/2005    247,270    574,585
Terry Troxell-Gurka..............      6,185          2.29      $10.00     8/10/2005     45,082    104,758

- ---------------
(1) Consists entirely of stock options.

(2) Based on total grants during the fiscal year of 270,541.

(3) The options were granted with an exercise price of $10.00 per share and were repriced in January 1996 to $9.00 per share. All other discretionary grants at $10.00 per share were also repriced; formula grants to nonemployee directors under the Automatic Option Grant Program were not repriced.

(4) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% or 10% compounded annually from the date the respective options were granted to their expiration date and are not presented to forecast possible future appreciation, if any, in the price of the Common Stock. The potential realizable value of the foregoing options is calculated by assuming that the market price of the underlying security appreciates at the indicated rate for the entire term of the option and that the option is exercised at the repriced exercise price and sold on the last day of its term at the appreciated price.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUE
                                    TABLE(1)

     The following table sets forth information with respect to the executive officers named in the Summary Compensation Table concerning the number and value of options outstanding at the end of the last fiscal year. There were no option exercises during the last fiscal year.

                                                                NUMBER OF
                                                               SECURITIES               VALUE OF
                                                               UNDERLYING              UNEXERCISED
                                                               UNEXERCISED            IN-THE-MONEY
                                                             OPTIONS/SARS AT         OPTIONS/SARS AT
                                                           FISCAL YEAR-END (#)     FISCAL YEAR-END ($)
                                                              EXERCISABLE/            EXERCISABLE/
                          NAME                                UNEXERCISABLE         UNEXERCISABLE(1)
- ---------------------------------------------------------  -------------------     -------------------
Jerry M. Walker..........................................        0/33,924                0/12,722
Phillip R. Rollins.......................................        0/33,924                0/12,722
Craig R. Clark...........................................        0/33,924                0/12,722
Paul J. Contris..........................................        0/33,924                0/12,722
Terry Troxell-Gurka......................................         0/6,185                 0/2,319

- ---------------
(1) Value as of December 31, 1995 is based upon closing bid price of $9.375 as reported on the Nasdaq National Market for December 29, 1995, minus the exercise price after repricing, multiplied by the number of shares underlying the option.

COMPENSATION OF DIRECTORS

     The nonemployee directors of Unison receive an annual retainer of $10,000, $1,000 for each Board and Committee meeting attended, plus reimbursement of expenses, and the right to participate in the Option Plan. Directors who are also executive officers of Unison receive no additional compensation for serving on the Board of Directors.

THE 1995 STOCK OPTION PLAN

     Unison's 1995 Stock Option Plan (the "Option Plan") was adopted by the Board of Directors effective July 10, 1995 and approved by the stockholders on August 8, 1995. Up to 511,046 shares of Unison Common Stock have been authorized for issuance under the Option Plan. The Board of Directors approved on September 6, 1996, and directed to be submitted to stockholders for approval at the Unison Special Meeting, an amendment to the Option Plan (the"Option Plan Amendment") which would effect an increase in the number of shares of Unison Common Stock authorized for issuance under the Option Plan from 511,046 to 800,000. See "The Option Plan Amendment" in the Proxy Statement Supplement.

     The Option Plan is divided into two separate components: (i) a Discretionary Option Grant Program under which eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price determined by the Plan Administrator and (ii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Unison Common Stock at an exercise price equal to 100% of their fair market value on the grant date.

     The Discretionary Option Grant Program is administered by the Compensation Committee. The Compensation Committee as Plan Administrator has complete discretion to determine which eligible individuals are to receive option grants, the time or times when such option grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-qualified stock option under the Federal tax laws, the vesting schedule to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

     Upon an acquisition of Unison by merger, consolidation or reorganization, each outstanding option may be substituted with shares of the acquiring company or such option may be canceled in consideration for a cash payment to the optionee of an amount per option share equal to the excess of the highest fair market value of Unison Common Stock during the 60-day period preceding the acquisition over the option exercise price. A similar cash payment will be made to each optionee upon the dissolution or liquidation of Unison.

     The Plan Administrator has the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program in return for the grant of new options for the same or different number of option shares with an exercise price per share based upon the fair market value of Unison Common Stock on the new grant date.

     Under the Automatic Option Grant Program, prior to September 6, 1996, each individual serving as a non-employee member of the Board of Directors of Unison on the date of adoption of the Option Plan by the Board of Directors received an option grant on such date for 9,246 shares of Unison Common Stock, except that the Chairman of the Board of Directors received an option for 10,496 shares. Similar additional grants were to be made at every fifth annual stockholder meeting thereafter. Beginning with and after September 6, 1996, if the Option Plan Amendment is approved, nonemployee directors are entitled to receive annual option grants in respect of 15,000 shares (17,500 shares in the case of the Chairman of the Board) at each annual meeting of stockholders.

     Each automatic grant will be exercisable 50% one year after the grant and 100% two years after the grant and will have a term of 10 years, subject to earlier termination following the optionee's removal from the Board of Directors for cause.

     The Board of Directors may amend or modify the Option Plan at any time. The Option Plan will terminate on July 9, 2005, unless sooner terminated by the Board of Directors.

     Effective July 10, 1995, the Board of Directors granted options to purchase 306,126 shares of Unison Common Stock in the aggregate under the 1995 Plan to certain employees of Unison, including each of the executive officers in the following amounts: Jerry M. Walker, Philip R. Rollins, Craig R. Clark and Paul
J. Contris, 33,924 shares each, which vest over two-year period from the grant date; and to L. Robert Oberfield and Terry Troxell-Gurka, 6,185 shares each, which vest over a four-year period from the grant date. All of the options have an exercise price (after repricing in January 1996) of $9.00 per share. Such exercise price is equal to the fair market value of the Common Stock on the grant date, as determined by the Board of Directors.

     On September 1996 the Compensation Committee of the Board of Directors confirmed a special, one-time grant (originally promised in July 1996 subject to Compensation Committee Approval) of options for 60,000 shares to Craig R. Clark, at an exercise price of $9.00 per share in conjunction with his assumption of additional responsibilities as Unison's Chief Accounting Officer. On the same date, but subject to approval of the Option Plan Amendment by Unison's stockholders, the Compensation Committee recommended, and the full Board approved, the issuance of options for an additional 416,850 shares to Unison employees at an exercise price of $13.75 per share (its fair market value at date of grant), including options for 40,000 shares each to Messrs. Rollins, Costris and Clark, options for 10,000 shares to each, Mr. Oberfield and Mr. Henderson and options for Ms. Troxell-Gurka for 7,500 shares all as reflected in the following table:

                               1996 OPTION GRANTS
                            UNISON STOCK OPTION PLAN

                                                                                NUMBER OF
                              NAME AND POSITION                               OPTION SHARES
    ----------------------------------------------------------------------    -------------
    Jerry M. Waller, President, CEO.......................................             0
    Phillip R. Rollins, Executive Vice President..........................        40,000
    Craig R. Clark, Executive Vice President..............................       100,000
    Paul J. Contris, Executive Vice President.............................        40,000
    Terry Troxell-Gurka, Vice President...................................         7,500
    Executive Group (7 persons)...........................................       197,500
    Non-Executive Director Group..........................................        92,500
    Non-Executive Officer Employee Group..................................       186,850

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, AND CHANGE-IN-CONTROL ARRANGEMENTS

     Unison has entered into employment agreements with each of Messrs. Walker, Rollins and Contris, each of which expires in August 1998, subject to automatic renewal for successive one-year periods unless either Unison or the employee has given notice of non-renewal 30 days prior to expiration. The employment agreements provide for an annual base salary of $275,000 for Mr. Walker and $220,000 for each of Messrs. Rollins and Contris and the right to earn quarterly and annual incentive compensation totalling at least 60% of base salary. The right to receive incentive compensation is based on Unison's attainment of its quarterly and annual budget as reflected in its quarterly and annual filings with the Commission. During 1995, Messrs. Walker, Rollins and Contris were each granted options to purchase 33,924 shares of Unison Common Stock under the Option Plan and in September 1996 Messrs. Rollins and Contris were granted options for an additional 40,000 shares at an exercise price of $13.75 per share, subject to stockholder approval of the Option Plan Amendment. If any of the employment agreements is terminated by Unison other than for cause, Unison must pay the employee one year's base salary or his base salary for the remaining term of the agreement, whichever is longer, and the employee's pro-rated performance bonus. If any of the employment agreements is not renewed at the end of the initial or subsequent term, the employee will be entitled to receive one year's base salary. The employment agreements contain a one-year nonsolicitation of employees and customers provision. Each of Messrs. Walker, Rollins and Contris may be terminated upon Unison's failure to meet certain financial covenants under the Pledge Agreements. See "Certain Transactions."

     Unison initially entered into an employment agreement with Mr. Clark for an eighteen-month term beginning in August 1995 at an annual base salary of $200,000 and incentive compensation as described above. In September 1996 Mr. Clark's contract was amended to extend the term to August 1998 and his annual base salary was increased to $220,000. If the employment agreement is terminated other than for cause, Mr. Clark will be entitled to receive one year's base salary or his base salary for the remaining term of the agreement, whichever is longer, and his pro-rated performance bonus. The employment agreement contains a one-year nonsolicitation of employees and customers provision. Mr. Clark's employment agreement with BritWill was terminated in connection with the BritWill Acquisition, and Mr. Clark received a payment of $175,000 (equal to one year of base salary) pursuant thereto. During 1995, Mr. Clark was granted an option to purchase 33,924 shares of Unison Common Stock under the Option Plan, and on September 6, 1996, the Compensation Committee confirmed the earlier grant of an option to purchase 60,000 shares of Unison Common Stock under the Option Plan at an exercise price of $9.00 per share and, subject to stockholder approval of the Option Plan Amendment, options for an additional 40,000 shares at an exercise price of $13.75 per share.

     Unison entered into an employment agreement with Mr. Oberfield for a one-year term beginning in May 1995, subject to automatic renewal for successive one-year terms unless either Unison or Mr. Oberfield has given notice of non-renewal 30 days prior to expiration. The employment agreement provides for an initial annual base salary of $96,000. The annual base salary increased to $136,800 as of January 1996 because Quest had become profitable during 1995. Mr. Oberfield is also entitled to participate in Unison's incentive compensation program for key employees, up to a maximum award of 15% of his base salary. If the employment agreement is not renewed by Unison other than for cause, Unison must pay Mr. Oberfield one year's base salary and his prorated incentive compensation. During 1995, Mr. Oberfield was granted an option to purchase 6,185 shares of Unison Common Stock under the Option Plan, and in September 1996 he was granted an option to purchase an additional 10,000 shares at $13.75 per share, subject to approval of the Option Plan Amendment by the stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Prior to August 1995, decisions concerning compensation of executive officers were made by an Executive Committee of the Board of Directors, consisting of Messrs. Walker, Rollins and Contris. On August 17, 1995, the Board of Directors created a Compensation Committee consisting of Messrs. Garth, White and Casey. See "-- Directors and Executive Officers."

     The BritWill Acquisition. By a Second Amended and Restated Purchase and Sale Agreement, amended in April 1996, effective as of August 10, 1995, Unison acquired BritWill. A short-term note in the amount of $5.6 million (the "Term Note"), an $8.0 million subordinated promissory note (the "Subordinated Note") and a $7.0 million convertible debenture (the "Convertible Debenture") issued as consideration for the BritWill Acquisition were issued to the former shareholders of BritWill, one of whom is Mr. Garth. The primary BritWill shareholder entitled to receive payments is WFI, which owned 81.5% of the stock of BritWill prior to the BritWill Acquisition. Bruce H. Whitehead is the president of the general partner of WFI and holds a 1% ownership interest in WFI. The remaining 99% ownership interest in WFI is held by the Whitehead Family Trust, the sole beneficiaries of which are the children of Bruce H. Whitehead. Mr. Whitehead is the Chairman of the Board of Unison. The Term Note was repaid in full in January 1996. The Convertible Debenture has been converted into 561,815 shares of Common Stock. The Subordinated Note bears interest at rates ranging from 8.0% to 10.0%, calls for partial payments of principal prior to maturity and matures at the earlier of August 9, 2000 or the completion of the placement and funding of any future public or private offering of debt or equity securities. The Subordinated Note also requires Unison to maintain certain cash balances and financial covenants. In addition, monthly contingent payments aggregating approximately $10.3 million may be due through August 2000 if Unison achieves specified monthly revenue conditions, and a lump sum contingent payment of $11.5 million (the "Lump Sum Contingent Payment") is due in August 2000 if revenues exceed $150.0 million in the 12 months ending June 30, 2000. The Lump Sum Payment is subject to reduction by up to $1.4 million if during 1996 Unison does not collect or establish the collectability of certain accounts receivable that were owned by BritWill at the time of the acquisition and if certain specified quarterly consolidated revenue conditions are not achieved. These contingent amounts will be added to lease operating rights when and if paid. The Lump Sum Payment is due earlier in the event of any future public or private debt or equity financing or under certain other circumstances.

     To secure payment of the deferred purchase price for the BritWill Acquisition, Jerry M. Walker, Phillip R. Rollins and Paul J. Contris each executed stock pledge agreements (the "Pledge Agreements") in favor of Bruce H. Whitehead, as agent for the former BritWill shareholders. Pursuant to the Pledge Agreements, 7.5% of the pledged stock was released upon completion of the Company's initial public offering of Common Stock during December 1995 and January 1996 (the "IPO"), and another 7.5% will be released six months thereafter. During the term of the Pledge Agreements, employment agreements executed by Messrs. Walker, Rollins and Contris may be terminated by Mr. Whitehead if Unison fails to satisfy certain financial covenants. Craig R. Clark also executed a pledge agreement in favor of Bruce H. Whitehead, as agent for the former BritWill shareholders, pledging all of his rights as a former BritWill shareholder to receive cash or Common Stock from the Acquisition Notes and the Convertible Debenture. See "-- Employment Contracts, Termination of Employment, and Change-in-Control Arrangements."

     In connection with the BritWill Acquisition, BritWill executed a promissory note in the amount of $3.4 million (the "Renewal Note"), bearing interest at the rate of 12.0% and payable to WFI. The Renewal Note was a renewal, extension and combination of certain outstanding indebtedness of BritWill to WFI and BritWill Investment Company. The Renewal Note required monthly payments of interest, commencing September 10, 1995, and quarterly principal reduction payments of $1.0 million, commencing on October 1, 1996. The Renewal Note was not secured, and Unison repaid the Renewal Note from proceeds of the IPO.

     Subsequent to the BritWill Acquisition, Unison incurred the Whitehead Loans, which were evidenced by a $500,000 promissory note payable to WFI and a $250,000 promissory note payable to WFI (the "Supplemental Notes"), each bearing interest at the rate of 12.0%, in consideration of cash advances to Unison. The $500,000 Supplement Note required monthly payments of interest, commencing September 10, 1995, matured on December 31, 1995 and was unsecured. The $250,000 Supplemental Note required monthly payments of interest, commencing October 9, 1995, matured on the earlier to occur of December 31, 1995 or the completion of the IPO and was unsecured. Unison repaid the Supplemental Notes from proceeds of the IPO.

     Indiana Sale-Leaseback. Certain obligations of Unison to Omega Healthcare Investors, Inc. ("Omega"), the owner of nine facilities that the Company leases in Indiana and a party unrelated to the Company and BritWill, are guaranteed by Bruce H. Whitehead, Unison's Chairman of the Board. BritWill Investments - I, Inc., a Delaware corporation and a wholly-owned subsidiary of Unison ("BritWill I"), obtained a leasehold interest in the nine facilities located in Indiana pursuant to a sale-leaseback agreement in

November 1992. Fee title to the facilities was acquired initially from affiliates of Cloverleaf Healthcare Services, Inc. (collectively, "Cloverleaf") by BritWill Investments -- Indiana L.P., a Texas limited partnership ("BritWill Indiana"), which is an entity owned and controlled by Bruce H. Whitehead. BritWill Indiana sold the nine facilities to Omega for approximately $19.8 million, and Omega simultaneously entered into a master lease with BritWill I for all nine facilities with minimum annual rent of approximately $2.3 million, subject to adjustment. As further consideration for its funding of the purchase price and its concurrent granting of the master lease, Omega required that BritWill and Bruce H. Whitehead guarantee the obligations of BritWill I under the master lease.

     At the time of the sale leaseback transaction, the nine facilities were subject to existing leases to Cedar Care, Inc., an Indiana corporation ("Cedar Care"), or Sherwood HealthCare Corp., an Indiana corporation ("Sherwood") (the "Cedar Care and Sherwood Leases"). The Omega master lease with BritWill I recognized the Cedar Care and Sherwood Leases and treated them as subleases subject to the master lease. Cedar Care and Sherwood are operators of each of the nine facilities subject to the sale-leaseback, and they are beneficially owned and controlled by Tyrrell L. Garth, a director of the Company. In addition to and in connection with the Cedar Care and Sherwood Leases, Cedar Care and Sherwood entered into a series of management agreements with BritWill I for the operation of those nine facilities and four other Indiana facilities. Fees under the management agreements are based upon the revenues of Cedar Care and Sherwood from the facilities, such that all net income of Cedar Care and Sherwood is paid to BritWill I under the management agreements and the Cedar Care and Sherwood Leases. These arrangements are both accounted for and described as leaseholds. In addition, Cedar Care and Sherwood have agreed to cooperate with the Company in whatever manner the Company may elect in order to transfer, assign or otherwise account for their interests in the facilities.

     Participation Agreement. A portion of the indebtedness renewed pursuant to the Renewal Note was originally evidenced by a promissory note in the original principal amount of $2.5 million due November 24, 2002, bearing interest at the rate of 12.0% (the "Participation Note"). At the time of execution of the Participation Note, Garth Financial Services, Inc. ("GFS"), which is wholly-owned by Mr. Garth, entered into a Participation Agreement dated December 24, 1992, under which GFS was entitled to receive principal and interest payments on $400,000 of the Participation Note. The Participation Agreement provides GFS with a priority in payments received on the Participation Note. Also on December 24, 1992, BritWill entered into a Bonus Participation Agreement with WFI, as additional consideration for the Participation Note, under which WFI was entitled to quarterly bonus payments equal to the greater of 7.5% of the unrestricted cash flow of BritWill or $10,000 until the Participation Note was paid in full. The Participation Agreement and the Bonus Participation Agreement terminated with repayment of the Renewal Note.

     Omega Financing. In March 1996, Unison borrowed $3.5 million from Omega. The borrowing is evidenced by a promissory note, bears interest at 10.25% and is guaranteed by Unison and by Jerry M. Walker, Unison's President and Chief Executive Officer.

                              CERTAIN TRANSACTIONS

     For additional information concerning Certain Transactions, see "Unison Management -- Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

     Texas Sale-Leasebacks. BritWill Investments -- II, Inc., a Delaware corporation and a wholly-owned subsidiary of Unison ("BritWill II") acquired leasehold interests in five facilities in Texas from Omega through two separate sale-leaseback transactions. All five leases from Omega to BritWill II are guaranteed by Bruce H. Whitehead, BritWill and BritWill Investments -- Texas ("BritWill-Texas"), as required by Omega. In December 1993, BritWill-Texas, which is owned and controlled by Bruce H. Whitehead, purchased fee title to three facilities, and simultaneously sold the facilities to Omega. Omega concurrently entered into a master lease agreement to lease the facilities to BritWill II. The second sale-leaseback transaction was consummated in the same manner between the same parties for two facilities in December 1994. The second sale-leaseback replaced a mortgage for the two facilities under which Omega had loaned $4.6 million to BritWill-Texas in return for a promissory note and liens on the two facilities. BritWill-Texas sold the two facilities to Omega in exchange for the release of its obligations under the promissory note, and Omega simultaneously leased the facilities to BritWill II with minimum annual rent of approximately $555,000, subject to adjustment.

     Omega Security Deposit. The Omega lease to BritWill II required BritWill II to post a security deposit with Omega. BritWill-Texas advanced $1.4 million to Omega for the required deposit. BritWill II has the benefit of that deposit and owes that amount to BritWill-Texas.

     Texas Mortgage Transaction. BritWill II leases six facilities in Texas from BritWill Texas. BritWill-Texas acquired the six facilities in December 1993 with a $10.2 million loan from Omega. Omega is unrelated to Unison and the other parties involved in the Texas mortgage transaction. The note for the transaction contains an initial interest rate of 11.25%, subject to adjustment, with interest payable monthly. The note also requires annual principal reduction payments of $60,000, escalating to $120,000 over the term of the note. The loan from Omega is guaranteed by BritWill and Bruce H. Whitehead. BritWill-Texas continues to receive lease payments from BritWill II for those facilities. The aggregate annual base rental for those facilities, which have a total of 767 licensed beds, is $1.1 million.

     Texas Avalon Facilities. Through separate assignments in November 1994, BritWill II acquired two leasehold interests from Avalon Care, Inc., an entity owned and controlled by Bruce H. Whitehead, in exchange for the assumption by BritWill II of the obligations of Avalon Care, Inc. under the two leases.

     Certain Indebtedness. BritWill incurred certain indebtedness to entities owned and controlled by Bruce H. Whitehead, which was renewed, extended and combined in the Renewal Note. This indebtedness included: (i) a promissory note in the original principal amount of $1.0 million due June 30, 1995, bearing interest at the rate of 12.0%, from BritWill to BritWill Investment Company;
(ii) a promissory note in the original principal amount of $500,000 due June 30, 1995, bearing interest at the rate of 12.0%, from BritWill to BritWill Investment Company; (iii) a promissory note in the original principal amount of $600,000 due June 1, 1995, bearing interest at the rate of 12.0%, from BritWill to WFI; and (iv) the Participation Note. The Renewal Note was repaid in full. BritWill II is also obligated to repay five unsecured promissory notes to BritWill-Texas currently in the amounts of $418,000, $409,000, $387,000, $585,000 and $893,000. Interest accrues on the notes at 9.0%, the prime rate plus 2.0%, the prime rate plus 2.0%, 10.0% and 10.0%, respectively. Aggregate monthly interest payments under all five notes was approximately $17,000 in 1995. Four notes are scheduled to mature in November 2001, and the $1.1 million note is due in October 2004.

     Agreements with Trouver Capital Partners, L.P. John T. Lynch, Jr., a Director of Unison and beneficial owner of approximately 3.81% of the Company's Common Stock at the Record Date, is a General Partner of Trouver. Two other partners of Trouver are beneficial owners of approximately 1.42%, in the aggregate, of Unison's Common Stock. Unison and Trouver are parties to the Unison/BritWill Combination Advisory Agreement dated July 10, 1995 (the "Combination Agreement"), pursuant to which Trouver provided financial advisory services to assist in the combination of Unison and BritWill as well as agreeing to provide stand-by financing. Trouver's compensation under the Combination Agreement was $675,000, which has been paid in full. In addition, Unison and Trouver are parties to a Financial Advisory Agreement dated July 10, 1995 (a similar agreement dated March 16, 1992 expired during 1995) pursuant to which Trouver acted and will act as financial advisor with respect to business and acquisition plans and opportunities and in respect of private placement of debt or equity securities or working capital facilities. Fees payable under the agreement range from 2% to 5% for the private placement of debt or equity or certain other financings, and from 1.5% to 10% for services rendered in the acquisition of additional leased or managed facilities or other corporate development transactions. Trouver assisted Unison in securing lease or management agreements in respect of four long-term and specialty health care facilities, for which it is entitled to receive fees of up to $400,000 over the next eight years based upon Unison's management fees or earnings over that period. Accrued compensation through August 1995 totalled $32,537.

     Transactions with Sentry Healthcare Acquirors. Unison leases one long-term and specialty health care facility and manages four facilities that are owned by affiliates of Douglas K. Mittleider, who beneficially owns approximately 2.97% of Unison's Common Stock at the Record Date (but owned more than 5% of Unison's Common Stock at the time the agreements were entered into). The lease agreement with Mr. Mittleider requires rental payments of $16,500 per month and extends through June 2013. The management agreements provide compensation to Unison equal to approximately 5% of patient revenues for three of these facilities and 3% for the other two facilities. Management considers these terms to be competitive with those generally prevailing in the industry.

     On December 30, 1994, Unison issued to Sentry, an entity owned by Mr. Mittleider, a warrant to purchase 178,503 shares of Unison Common Stock for consideration of $200 (less than $0.01 per share), and in consideration for those agreements and for assistance in arranging other business transactions for Unison. The warrant contains piggyback registration rights. Sentry exercised the warrant as to 60,000 shares of Unison Common Stock in January 1996 and sold the shares in the IPO's over-allotment option.

     Quest Pharmacies, Inc. On or about May 15, 1995, Unison and L. Robert Oberfield incorporated Quest Pharmacies, Inc. Quest is 75% owned by Unison and 25% owned by Mr. Oberfield. Quest was created for the primary purpose of establishing and operating pharmacy facilities for the provision of pharmaceutical services and supplies to Unison's long-term and specialty health care facilities and to third parties. Unison and Mr. Oberfield have entered into a shareholder agreement (the "Quest Shareholders Agreement") pursuant to which, among other things, Mr. Oberfield has a right to put his Quest stock to Unison, and Unison has a right to require Mr. Oberfield to sell his Quest stock to Unison, in May of 1998 or in May of any year thereafter in exchange for a cash payment or, at Mr. Oberfield's option, stock in Unison. The amount that Unison would be required to pay for the purchase of Mr. Oberfield's 25% of the outstanding Quest stock is based upon a formula set forth in the Quest Shareholders Agreement, and is intended to approximate his 25% share of the value of Quest's earnings contribution to Unison, based on the earnings of both Quest and Unison and on the ratio of Unison's stock price to its recent earnings.

                             PRINCIPAL STOCKHOLDERS

     Only stockholders of record at the close of business on             , 1996
(the "Unison Record Date") will be entitled to vote at the Unison Special Meeting. On the Unison Record Date, there were issued and outstanding 3,989,815 shares of Unison Common Stock. Each holder of Unison Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Unison Common Stock held of record on the Unison Record Date. The presence of a majority of the shares of Unison Common Stock entitled to vote, in person or by proxy, is required to constitute a quorum for the conduct of business at the Unison Special Meeting. The Inspector of Election appointed by either the Chairman of the Board of Directors or the President of Unison shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all proxies and ballots.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Unison Common Stock at the Record Date with respect to (i) each person known to Unison to own beneficially more than five percent of the outstanding shares of Unison Common Stock, (ii) each director of Unison, (iii) each of the executive officers listed in the Summary Comparison Table set forth herein and (iv) all directors and executive officers of Unison as a group.

                                                           SHARES BENEFICIALLY OWNED(1)
                                               -----------------------------------------------------
                                                    PRIOR TO THE                    AFTER THE
                                                SIGNATURE, AMPRO AND          SIGNATURE, AMPRO AND
                                                   MEMPHIS MERGERS               MEMPHIS MERGERS
                                               -----------------------       -----------------------
      IDENTITY OF STOCKHOLDER OR GROUP          NUMBER         PERCENT        NUMBER         PERCENT
- ---------------------------------------------  ---------       -------       ---------       -------
Bruce H. Whitehead(2)........................    463,337        11.60%         463,337         7.67%
Jerry M. Walker(3)...........................    329,336         8.22          329,336         5.44
Phillip R. Rollins(4)........................    329,336         8.22          329,336         5.44
Paul J. Contris(5)...........................    314,336         7.85          314,336         5.19
John T. Lynch, Jr.(6)........................    152,208         3.81          152,208         2.52
  c/o Trouver Capital Partners, L.P.
  P.O. Box 7053
  Princeton, NJ 08543
Craig R. Clark(7)............................     54,984            *           54,984            *
Tyrrell L. Garth(8)..........................     10,707            *           10,707            *
Mark W. White(9).............................      7,665            *            7,665            *
John T. Casey................................     20,000            *           20,000            *
David A. Kremser(10).........................         --           --        1,283,019        21.24
All executive officers and directors as a
  group (12 persons prior to the Signature,
  Ampro and Memphis Mergers and 13 persons
  following the Signature, Ampro and Memphis
  Mergers)...................................  1,688,995        41.38        2,972,014        55.40

- ---------------
 *  Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Includes 458,089 shares of Unison Common Stock issued to Whitehead Family Investments, Ltd. ("WFI") upon conversion of the Convertible Debenture issued to the former shareholders of BritWill HealthCare Company ("BritWill") as partial payment of the purchase price for the acquisition of BritWill (the "BritWill Acquisition"). Mr. Whitehead has sole voting and investment power with respect to the shares held by WFI. Does not include 5,248 shares of Unison Common Stock issuable upon exercise of outstanding options which will vest in August 1997. Includes 5,248 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(3) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(4) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(5) All but 15.0% of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Does not include 16,962 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(6) Includes 10,140 shares of Unison Common Stock as to which he currently shares investment power with Bruce H. Whitehead. Excludes 4,623 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(7) All of these shares are pledged to secure payment of the deferred purchase price for the BritWill Acquisition. Includes 38,022 shares of Unison Common Stock as to which Mr. Clark currently shares investment power with Bruce H. Whitehead. Excludes 16,962 of Unison Common Stock issuable upon exercise of options granted which will vest in August 1997. Includes 16,962 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(8) Includes 6,084 shares of Unison Common Stock held by Mr. Garth as trustee of a trust for the benefit of Jessica Garth Abeshire and Joshua Garth, as to which he currently shares investment power with Bruce H. Whitehead. Does not include 4,623 shares of Unison Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(9) Includes 3,042 shares of Unison Common Stock, as to which he currently shares investment power with Bruce H. Whitehead. Does not include 4,623 shares of Common Stock issuable upon exercise of options which will vest in August 1997. Includes 4,623 shares of Unison Common Stock issuable upon exercise of immediately exercisable options.

(10) Includes 1,283,019 shares of Unison Common Stock to be issued to Mr. Kremser in the Signature Health Care Merger. Mr. Kremser will become a Director of Unison upon closing of the Signature Mergers.

                      DESCRIPTION OF UNISON CAPITAL STOCK

     The following description of Unison's capital stock does not purport to be complete and is subject in all respects to applicable Delaware law and to the provisions of Unison's Certificate of Incorporation and Bylaws, copies of which have been filed with the Commission as exhibits to Unison's Annual Report on Form 10-K for the year ended December 31, 1995.

     The authorized capital stock of Unison consists of 10,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of Preferred Stock, par value $.001 per share. If the Ampro and Memphis Mergers and the Signature Mergers occur, an aggregate of 6,039,249 shares of Unison Common Stock will be issued and outstanding (assuming no exercise of outstanding options or conversion of convertible securities), and no shares of Preferred Stock will be issued or outstanding.

COMMON STOCK

     Holders of Unison Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of Unison Common Stock do not have cumulative voting rights, and therefore holders of a majority of the shares voting for the election of directors can elect all of the directors. In such event, the holders of the remaining shares will not be able to elect any directors.

     Holders of Unison Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. Unison does not anticipate paying cash dividends in the foreseeable future. In the event of the liquidation, dissolution or winding up of Unison, the holders of Unison Common Stock are entitled to share ratably in all assets remaining after payment of liabilities.

     Holders of Unison Common Stock have no preemptive, conversion or redemption rights and are not subject to further calls or assessments by Unison. All of the outstanding shares of Unison Common Stock are, and the shares offered by Unison hereby and by the related Prospectus/Information Statement Supplement will be, if issued, validly issued, fully paid and nonassessable.

     The Transfer Agent and Registrar for Unison Common Stock is Harris Trust and Savings Bank, Chicago, Illinois.

PREFERRED STOCK

     Unison's Board of Directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of the authorized but unissued shares of Preferred Stock with such dividend, redemption, conversion and exchange provisions as may be provided in the particular series. Any series of Preferred Stock may possess voting, dividend, liquidation and redemption rights superior to that of Unison Common Stock. The rights of the holders of Unison Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. Issuance of a new series of Preferred Stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of entrenching Unison's Board of Directors and making it more difficult for a Third Party to acquire, or discourage a Third Party from acquiring, a majority of the outstanding voting stock of Unison. Unison has no present plans to issue any series of Preferred Stock.

OTHER SECURITIES

     Unison has also issued a number of other outstanding securities. Warrants for an aggregate of 120,000 shares of Unison Common Stock were issued to the representatives of the underwriters in Unison's initial public offering of Unison Common Stock at an exercise price of $11.70 per share. A warrant has been issued to HealthPartners Funding, L.P. for 16,667 shares of Unison Common Stock at an exercise price of $0.01 per share. The Sunbelt Notes and Debentures for $1,000,000 and $1,800,000, respectively, that were issued in connection with the acquisition of four therapy centers effective February 1, 1996 are convertible into Unison Common Stock at a conversion price equal to the average closing price (85% of the average closing price with respect to the Sunbelt Notes) for the 20 day trading period preceding the date of conversion. A warrant for

200,000 shares at an exercise price of $13.88 per share has been issued to Imperial Bank in conjunction with certain bridge financing, and the bridge financing note is convertible into Unison Common Stock at a discount from market value in the event of a default. Options for a total of 511,046 shares of Unison Common Stock have been issued or authorized for issuance under Unison's employee stock option plan (with such number to increase to 800,000 if the Option Plan Amendment is approved). In addition, 1,509,434 shares (subject to adjustment if the Average Daily Price of Unison Common Stock is less than $11.25 per share or greater than $15.25 per share) and 540,000 shares are to be issued in connection with the Signature Mergers and the Ampro and Memphis Mergers, respectively. A $771,000 promissory note to Red Line Healthcare Corporation (the "Red Line Note") is convertible into Unison Common Stock at an effective price of $9.11 per share during a default thereon. See "-- Registration Rights," and "Recent and Pending Unison Acquisitions and Other Commitments."

CERTAIN PROVISIONS OF CERTIFICATE OF INCORPORATION AFFECTING STOCKHOLDERS

     Unison's Certificate of Incorporation prevents certain transactions with an "interested person" (defined as any person who, indirectly or directly, beneficially owns or has the right to acquire or vote more than 5% of Unison's outstanding voting stock, excluding any person who owned 25% of such securities on August 10, 1995), including: (i) any merger, consolidation, sale or other disposition of all or substantially all of the assets of Unison or any subsidiary of Unison; or (ii) any purchase by Unison or its subsidiaries of all or substantially all of the stock or assets of an interested person, without affirmative vote of the holders of at least two-thirds of the outstanding shares of all classes or series of stock entitled to vote on the election of Unison's Board of Directors; provided, however, that such stockholder approval will not be required if the transaction is approved by the Board of Directors, and a majority of the directors approving such transaction are "continuing directors," defined as directors who either: (i) were elected prior to the date an interested person became an interested person; (ii) was a director on August 10, 1995; or (iii) succeeds a continuing director or fills a newly created directorship upon the recommendation of a majority of the continuing directors.

     Unison's Certificate of Incorporation provides for a classified Board of Directors. The classification of the Board of Directors may discourage a third party from making a tender offer or otherwise attempting to gain control of Unison and may maintain the incumbency of the Board of Directors.

     Unison's Certificate of Incorporation also requires that any action required or permitted by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent.

LIMITATION OF LIABILITY AND INDEMNIFICATION AGREEMENTS

     Unison's Certificate of Incorporation provides that to the fullest extent permitted by Delaware law, a director of Unison shall not be liable to Unison or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited
(i) for any breach of the director's duty of loyalty to Unison or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases; and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of Unison's Certificate of Incorporation is to eliminate the rights of Unison and its stockholders (through stockholders' derivative suits on behalf of Unison) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Unison or any stockholder to seek nonmonetary relief such as an injunction or recision in the event of a breach of a director's duty of care. In addition, Unison's Certificate of Incorporation provides that Unison shall indemnify its directors, officers, employees and agents against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

VOTING AGREEMENT

     Messrs. Walker, Rollins, Contris and Lynch, who beneficially own an aggregate of 1,125,216 shares of Unison Common Stock, and Messrs. Joseph A. Boystak and Edmund C. King, who beneficially own approximately 1.42%, in the aggregate of Unison's Common Stock (collectively, the "Affiliate Stockholders"), and Unison are parties to a voting agreement (the "Voting Agreement"). Under the Voting Agreement, each of the Affiliate Stockholders is required to vote his shares so as to elect three members of the Board of Directors designated by WFI. Initially, the designees of WFI are Messrs. Garth, White and Whitehead. Each of the Affiliate Stockholders is also prohibited from voting his stock in favor of any proposition that would have the effect of reducing the Board of Directors of Unison to fewer than three members. The Voting Agreement terminates on the earliest to occur of: (i) payment in full of the Subordinated Note to the former shareholders of BritWill HealthCare Company; (ii) August 9, 2005; or (iii) the written termination by each of the parties to the Voting Agreement.

REGISTRATION RIGHTS

     Unison is party to a number of agreements ("Registration Rights Agreements") pursuant to which the other party has the right to require Unison to register the sale of shares of Unison Common Stock owned by each other party. Registration Rights Agreements have been entered with: (a) Mr. Bruce Whitehead, as agent for the former shareholders of BritWill HealthCare Company in respect of 561,815 shares of Unison Common Stock owned by them and 783,804 other shares pledged to them as collateral; (b) the representatives of the underwriters from Unison's initial public offering in respect of 120,000 shares issuable upon exercise of warrants with an exercise price of $11.60 per share; (c) the former owners of Sunbelt Therapy with respect to shares issuable upon conversion of the Sunbelt Notes ($1.0 million) and Sunbelt Debentures ($1.8 million) issued to them in that transaction; (d) Imperial Bank with respect to shares issuable upon conversion of its loans to Unison in the event of a default or upon exercise of warrants for up to 300,000 shares of Unison Common Stock issued in connection with such loans; (e) Sentry Healthcare Acquirors, Inc. (piggyback rights only) in respect of the 118,503 shares of Unison Common Stock that it currently owns and that it acquired upon exercise of a warrant issued by Unison in 1995; and
(f) Red Line Healthcare Corporation (piggyback rights only) with respect to shares issuable upon conversion of the Red Line Note during a default thereon. In addition, the 1,509,434 shares of Unison Common Stock (subject to adjustment under certain circumstances) to be issued in connection with the Signature Merger will be subject to registration rights. Unison is obligated to pay all registration expenses (other than underwriting discounts and commissions and subject to certain limitations) incurred in connection with such registrations.

                                 LEGAL OPINIONS

     Certain legal matters will be passed upon for Unison by Quarles & Brady, which has also given the opinion regarding tax consequences of the Ampro Merger.

                                    EXPERTS

     The consolidated financial statements of Unison HealthCare Corporation at December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus/Proxy and Information Statement and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of BritWill HealthCare Company for the one month ended July 31, 1995 included in the Prospectus/Proxy and Information Sheet of Unison HealthCare Corporation, which is referred to and made a part of this Prospectus and Registration Statement, and the related financial statement schedule appearing elsewhere herein have been audited by Ernst & Young, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of BritWill HealthCare Company as of December 31, 1993, 1994 and June 30, 1995 and for the years ended December 31, 1993, 1994 and the six months ended June 30, 1995 included in this Prospectus/Proxy and Information Statement and Registration Statement have been so included in reliance of the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements of American Professional Holding, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing herein have been audited by Ronald H. Ridgers, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The financial statements of Memphis Clinical Laboratory, Inc. as of December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 appearing herein have been audited by Ronald H. Ridgers, P.C., independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Signature Health Care Corporation, and the combined financial statements of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The financial statements of The Oaks of Boise appearing herein have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving such reports.

     The financial statements of Nightingale West, Inc. at December 31, 1994 and for each of the two years in the period ended December 31, 1994 appearing in this Prospectus/Proxy and Information Statement and Registration Statement have been audited by Grant, Millman & Johnson, P.C., independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

     The combined financial statements of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. appearing herein have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

                                                                                                 PAGE
                                                                                                 ----
1.  FINANCIAL STATEMENTS
UNISON HEALTHCARE CORPORATION
Report of Independent Auditors.................................................................   F-3
Consolidated Balance Sheets as of December 31, 1995 and 1994...................................   F-4
Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993.....   F-5
Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December 31, 1994
  and 1993.....................................................................................   F-6
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993.....   F-7
Notes to Consolidated Financial Statements.....................................................   F-8
Condensed Consolidated Balance Sheets as of June 30, 1996 and December 31, 1995................  F-20
Condensed Consolidated Statements of Operations for the three months and six months ended June
  30, 1996 and 1995............................................................................  F-21
Condensed Consolidated Statements of Cash Flows for the three months and six months ended June
  30, 1996 and 1995............................................................................  F-22
Notes to Condensed Consolidated Financial Statements...........................................  F-23
BRITWILL HEALTHCARE COMPANY
Report of Independent Auditors.................................................................  F-25
Report of Independent Accountants..............................................................  F-26
Consolidated Balance Sheets as of December 31, 1993 and 1994 and June 30, 1995.................  F-27
Consolidated Statements of Operations for the years ended December 31, 1993 and 1994, six months ended June 30, 1995 and one month ended July 31, 1995.................................  F-28
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1993 and 1994 and the six months ended June 30, 1995.......................................................  F-29
Consolidated Statements of Cash Flows for the years ended December 31, 1993 and 1994, six months ended June 30, 1995 and one month ended July 31, 1995.................................  F-30
Notes to Consolidated Financial Statements.....................................................  F-31
AMERICAN PROFESSIONAL HOLDING, INC.
Report of Independent Auditor..................................................................  F-41
Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996.................  F-42
Consolidated Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996......................................................  F-43
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
  1995 and the six months ended June 30, 1996..................................................
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and 1995..................................................  F-44
Notes to Consolidated Financial Statements.....................................................  F-45
MEMPHIS CLINICAL LABORATORY, INC.
Report of Independent Auditor..................................................................  F-50
Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996.................  F-51
Consolidated Statements of Income for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996......................................................  F-52
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1993, 1994 and
  1995 and the six months ended June 30, 1996..................................................
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1996 and 1995..................................................  F-53
Notes to Consolidated Financial Statements.....................................................  F-54
SIGNATURE HEALTH CARE CORPORATION
Report of Independent Public Accountants.......................................................  F-57
Consolidated Balance Sheets as of December 31, 1995 and 1994 and June 30, 1996.................  F-58
Consolidated Statements of Operations for the years ended December 31, 1995, 1994 and 1993 and six months ended June 30, 1996 and 1995......................................................  F-59

                                                                                                 PAGE
                                                                                                 ----
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995 and 1994 and six months ended June 30, 1996...........................................................  F-60
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993 and six months ended June 30, 1996 and 1995......................................................  F-61
Notes to Consolidated Financial Statements.....................................................  F-62
ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.
Report of Independent Public Accountants.......................................................  F-68
Combined Balance Sheet as of December 31, 1995 and six months ended June 30, 1996..............  F-69
Combined Statement of Operation for the year ended December 31, 1995 and six months ended June
  30, 1996 and 1995............................................................................  F-70
Combined Statement of Stockholders' Equity for the year ended December 31, 1995 and six months ended June 30, 1996..........................................................................  F-71
Combined Statement of Cash Flows for the year ended December 31, 1995 and six months ended June
  30, 1996 and 1995............................................................................  F-72
Notes to Combined Financial Statements.........................................................  F-73
THE OAKS OF BOISE
Report of Independent Accountants..............................................................  F-76
Statements of Assets, Liabilities and Interdivision Account as of June 30, 1995 and 1994.......  F-77
Statements of Revenue, Expenses and Interdivision Account for the years ended June 30, 1995 and 1994.....................................................................................  F-78
Statements of Cash Flows for the years ended June 30, 1995 and 1994............................  F-79
Notes to Financial Statements..................................................................  F-80
NIGHTINGALE WEST, INC.
Independent Auditors' Report...................................................................  F-83
Balance Sheet as of December 31, 1994..........................................................  F-84
Statement of Operations for the nine months ended September 30, 1995 and the years ended
  December 31, 1994 and 1993...................................................................  F-85
Statements of Retained Earnings for the nine months ended September 30, 1995 and the years ended December 31, 1994 and 1993.............................................................  F-86
Statements of Cash Flows for the nine months ended September 30, 1995 and the years ended
  December 31, 1994 and 1993...................................................................  F-87
Notes to Financial Statements..................................................................  F-88
HENDERSON AND ASSOCIATES REHABILITATION AND SUNBELT THERAPY MANAGEMENT SERVICES, INC.
Report of Independent Auditors.................................................................  F-92
Combined Balance Sheets as of December 31, 1995 and 1994.......................................  F-93
Combined Statements of Operations and Stockholders' Equity.....................................  F-94
Combined Statements of Cash Flows..............................................................  F-95
Notes to Financial Statements..................................................................  F-96
2.  FINANCIAL STATEMENT SCHEDULES
UNISON HEALTHCARE CORPORATION
Schedule II  Valuation and Qualifying Accounts.................................................   S-1
BRITWILL HEALTH CARE COMPANY
Schedule II  Valuation and Qualifying Accounts.................................................   S-2
SIGNATURE HEALTH CARE CORPORATION
Schedule II  Consolidated Valuation and Qualifying Accounts....................................   S-3
ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR INC., AND SAFFORD CARE, INC.
Schedule II  Combined Valuation and Qualifying Accounts........................................   S-4

All other schedules are omitted because they are not applicable or not required.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Unison HealthCare Corporation

     We have audited the accompanying consolidated balance sheets of Unison HealthCare Corporation as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1995. Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Unison HealthCare Corporation at December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                         UNISON HEALTHCARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                            DECEMBER 31,
                                                                     --------------------------
                                                                        1995            1994
                                                                     -----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents........................................  $ 6,097,370     $  117,641
  Accounts receivable-patient, net of allowance for doubtful accounts of $709,000 in 1995 and $203,000 in 1994 (Notes 4 and
     9)............................................................   14,770,958      1,944,010
  Accounts receivable-other, net of allowance for doubtful accounts
     of $74,000 in 1995 and $87,000 in 1994 (Notes 4 and 9)........    1,852,290        417,305
  Prepaids and other (Note 5)......................................    2,244,906        551,988
                                                                     -----------     ----------
     Total current assets..........................................   24,965,524      3,030,944
Equipment and leasehold improvements, net
  (Notes 6 and 11).................................................    3,002,223        707,098
Lease operating rights and other assets (Note 7)...................   38,902,115        280,341
Goodwill, net (Note 3).............................................    7,472,502             --
Deferred taxes (Note 16)...........................................           --         99,104
Security deposits (Note 8).........................................    3,189,114        179,350
                                                                     -----------     ----------
                                                                     $77,531,478     $4,296,837
                                                                     ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Line of credit (Note 9)..........................................  $   789,041     $  950,000
  Accounts payable.................................................    9,437,409      1,685,961
  Accrued expenses (Note 10).......................................    8,784,821      1,062,486
  Notes payable and current portion of long-term debt due to
     affiliates (Notes 11 and 15)..................................    5,823,929             --
  Current portion of other notes payable and long-term debt (Note
     11)...........................................................      635,701         99,768
  Deferred taxes (Note 16).........................................      702,640         99,104
                                                                     -----------     ----------
     Total current liabilities.....................................   26,173,541      3,897,319
Notes payable and long-term debt due to affiliates (Notes 11 and
  15)..............................................................   13,691,032             --
Other notes payable and long-term debt (Note 11)...................    4,692,968        539,001
Deferred taxes (Note 16)...........................................    8,173,160             --
Leasehold liability, net (Note 14).................................    4,621,667             --
Other liabilities..................................................      294,000             --
                                                                     -----------     ----------
     Total liabilities.............................................   57,646,368      4,436,320
Stockholders' equity (deficit) (Note 12):
  Preferred stock, $.001 par value, authorized 1,000,000 shares, no
     shares issued or outstanding..................................           --             --
  Common stock, $.001 par value, authorized 10,000,000 shares,
     3,673,748 and 1,249,497 shares issued and outstanding in 1995
     and 1994......................................................        2,524            100
  Additional paid-in capital.......................................   20,090,707         42,853
  Retained earnings (deficit)......................................     (208,121)      (182,436)
                                                                     -----------     ----------
     Total stockholders' equity (deficit)..........................   19,885,110       (139,483)
                                                                     -----------     ----------
                                                                     $77,531,478     $4,296,837
                                                                     ===========     ==========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                          1995            1994            1993
                                                       -----------     -----------     ----------
Revenues:
  Net patient revenue................................  $57,742,991     $11,069,787     $1,075,970
  Management fees....................................    1,730,003       1,114,609        851,666
  Other..............................................    1,812,182         221,365         28,250
                                                       -----------     -----------     ----------
          Total revenues.............................   61,285,176      12,405,761      1,955,886
Expenses:
  Wages and related..................................   31,811,215       7,148,401      1,455,325
  Other operating....................................   20,776,286       3,901,626        544,801
  Rent...............................................    6,565,286       1,298,753         99,407
  Interest...........................................    1,058,088          84,396         10,796
  Depreciation and amortization......................    1,049,986          51,228          6,718
                                                       -----------     -----------     ----------
          Total expenses.............................   61,260,861      12,484,404      2,117,047
                                                       -----------     -----------     ----------
Income (loss) before income taxes....................       24,315         (78,643)      (161,161)
Income tax expense (benefit).........................       50,000           1,180        (20,417)
                                                       -----------     -----------     ----------
Net loss.............................................  $   (25,685)    $   (79,823)    $ (140,744)
                                                       ===========     ===========     ==========
Net loss per share...................................        $(.02)          $(.06)         $(.11)
Shares used in per share calculation.................    1,349,020       1,266,164      1,266,164

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                             COMMON STOCK
                                          ------------------   ADDITIONAL    RETAINED
                                          NUMBER OF              PAID-IN     EARNINGS
                                           SHARES     AMOUNT     CAPITAL     (DEFICIT)       TOTAL
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1992............  1,249,497   $  100   $        --   $  38,131    $    38,231
Net loss................................         --       --            --    (140,744)      (140,744)
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1993............  1,249,497      100            --    (102,613)      (102,513)
Stock warrants issued...................         --       --        42,853          --         42,853
Net loss................................         --       --            --     (79,823)       (79,823)
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1994............  1,249,497      100        42,853    (182,436)      (139,483)
Net loss................................         --       --            --     (25,685)       (25,685)
Sale of common stock in public
  offering..............................  2,000,000    2,000    14,612,273          --     14,614,273
Conversion of debenture.................    424,251      424     5,285,581                  5,286,005
Stock warrants issued...................         --       --       150,000          --        150,000
                                          ---------   ------   -----------   ---------    -----------
Balance at December 31, 1995............  3,673,748   $2,524   $20,090,707   $(208,121)   $19,885,110
                                          =========   ======   ===========   =========    ===========

                            See accompanying notes.

                         UNISON HEALTHCARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      YEARS ENDED DECEMBER 31,
                                                                -------------------------------------
                                                                   1995          1994         1993
                                                                -----------   -----------   ---------
OPERATING ACTIVITIES
Net loss......................................................  $   (25,685)  $   (79,823)  $(140,744)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization...............................    1,049,986        51,228       6,718
  Provision for doubtful accounts.............................       29,109       127,592     145,650
  Tax provision (credit)......................................       50,000         1,854     (20,417)
  Note discount amortization..................................       20,538            --          --
  Leasehold liability amortization............................      (78,333)           --          --
  Changes in operating assets and liabilities, net of
     acquisitions:
     Increase in accounts receivable -- patient, net..........   (7,341,173)   (1,929,382)   (416,716)
     Increase in accounts receivable -- other, net............     (892,287)     (346,310)    (82,111)
     Increase in prepaids and other...........................     (593,883)     (543,668)     (7,774)
     Increase in accounts payable and accrued expenses........    6,533,294     2,325,708     401,810
                                                                -----------   -----------   ---------
Net cash used in operating activities.........................   (1,248,434)     (392,801)   (113,584)
                                                                -----------   -----------   ---------
INVESTING ACTIVITIES
Purchase of equipment and leasehold improvements..............   (1,080,521)     (371,271)    (12,931)
Increase in intangibles.......................................   (1,139,531)     (193,348)     (5,232)
Increase in lease deposits....................................     (272,215)     (179,350)         --
Acquisition of BritWill.......................................     (676,635)           --          --
                                                                -----------   -----------   ---------
Net cash used in investing activities.........................   (3,168,902)     (743,969)    (18,163)
                                                                -----------   -----------   ---------
FINANCING ACTIVITIES
(Decrease) increase in line of credit.........................   (2,915,913)      950,000      (3,136)
Proceeds from sale of receivables.............................    2,515,267       197,277          --
Proceeds from notes payable and long-term debt................    1,820,629       240,119     556,811
Payments on notes payable and long-term debt..................   (5,637,191)     (141,120)   (430,590)
Proceeds from IPO.............................................   14,614,273            --          --
                                                                -----------   -----------   ---------
Net cash provided by financing activities.....................   10,397,065     1,246,276     123,085
                                                                -----------   -----------   ---------
  Net increase (decrease) in cash.............................    5,979,729       109,506      (8,662)
Cash and cash equivalents at beginning of period..............      117,641         8,135      16,797
                                                                -----------   -----------   ---------
Cash and cash equivalents at end of period....................  $ 6,097,370   $   117,641   $   8,135
                                                                ===========   ===========   =========
Supplemental disclosure
  Income taxes paid...........................................  $        --   $     1,150   $   7,162
  Interest expense paid.......................................      999,289        84,396      10,796
Supplemental disclosure of noncash investing and financing
  activities
BritWill Acquisition:
  Increase in assets..........................................   58,468,673            --          --
  Liabilities incurred and assumed............................   59,420,708            --          --
Conversion of debentures into shares of common stock..........    5,286,005            --          --
Acquisition of leasehold rights ($237,317) and equipment and leasehold improvements ($126,103) through issuance of note
  payable.....................................................           --       363,420          --
Common stock warrants issued (Note 12)........................      150,000        42,853          --

                             See accompanying notes

                         UNISON HEALTHCARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

     Unison began operations in July 1992 as SunQuest HealthCare Corporation and changed its name to Unison HealthCare Corporation ("Unison" or the "Company") in November 1995. In August 1995, Unison acquired all of the common stock of BritWill HealthCare Company ("BritWill") (see Note 3). Unison is a provider of long-term and specialty health care services. At December 31, 1995, Unison operated and managed 53 facilities including long-term care and specialty care and independent/assisted living facilities. Unison's operations are located in twelve states, principally in the midwest and southwest regions of the United States. In 1995, Unison established a pharmacy operation and Medicare Part B billing and supply company.

2. SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The accompanying consolidated financial statements include the accounts of Unison and all of its leased facilities. Significant intercompany transactions and balances have been eliminated in consolidation.

     Revenues and expenses related to the 28 facilities acquired from BritWill are included in Unison's results of operations for periods subsequent to July 31, 1995.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Net Patient Revenues

     Unison's revenues are derived primarily from providing long-term health care services. Approximately 83%, 70% and 86% of Unison's net patient revenues for the years ended December 31, 1995, 1994 and 1993, respectively, were derived from funds under Medicare and Medicaid assistance programs and approximately 82% and 79% of Unison's net patient accounts receivable at December 31, 1995 and 1994, respectively, are due from such programs. Credit risk exists to the extent that the Company's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined. As of December 31, 1995 and 1994, Unison has recognized approximately $1,800,000 and $62,000, respectively, of Medicare routine cost limit exceptions which are still subject to audit and final approval by the fiscal intermediary. Based on consultation with outside reimbursement specialists, it is management's opinion that the ultimate resolution of third party payor settlements will not have a material adverse impact on the financial position or results of operations of Unison.

     Provision for doubtful accounts is made when the related revenue is recorded. Accounts, when determined to be uncollectible, are charged against the allowance for doubtful accounts.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

                         UNISON HEALTHCARE CORPORATION

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Inventories

     Inventories are comprised of nursing facility supplies and pharmaceutical products and are stated at the lower of cost (first-in, first-out) or market.

  Equipment and Leasehold Improvements

     Equipment and leasehold improvements are stated at cost. Depreciation and amortization for financial statement purposes are computed using the straight-line method over the lesser of the respective lease term or the estimated useful life of the respective asset.

  Intangible Assets

     Direct and incremental costs incurred prior to commencement of Unison's operations are deferred and charged against operations on a straight line basis over the life of the respective lease agreement. Certain costs incurred in the acquisition of facilities such as assembled workforce and covenants not to compete are amortized on a straight line basis over five years. Lease operating rights (net of leasehold liabilities) recorded in connection with lease arrangements or through acquisition have been capitalized and are being amortized on a straight line basis over the respective initial lease term, including probable renewal periods, not to exceed twenty-five years. Goodwill is being amortized over a forty-year period.

     Management believes that goodwill has an unlimited useful life and, therefore, assigned to goodwill a forty-year amortization period. In determining its unlimited useful life, management considered factors such as: policies of similar public healthcare and long-term care companies, nature of the long-term care industry which is positively impacted by the increasing age of the American population as well as the continual transfer of patients from a high cost acute care setting to a lower cost long-term care setting, profitability of companies in the long-term care industry, and the fact that nursing care services provided in nursing home facilities will be continuously needed in the future and are not subject to obsolescence.

     The Company continually assesses the recoverability of intangible assets by comparing the carrying amount of the intangible assets to the future benefits or undiscounted cash flows derived from that asset. Impairments are recognized in operating results if it is probable that the carrying value of the asset will not be recovered from future cash flows derived from that asset. The adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" in the first quarter of 1996 is not expected to have a material impact on the financial statements.

  Income Taxes

     Unison accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

  Loss Per Share

     Loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding. Unison's common stock equivalents, which are stock options, stock warrants and convertible debentures, are not included in the calculation for 1995 because the effect on loss per share is antidilutive. The accompanying financial statements give retroactive effect to a stock split of approximately 12.5-to-one effective as of September 28, 1995.

                         UNISON HEALTHCARE CORPORATION

2. SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
     In December 1995, Unison issued 2,000,000 shares of its common stock in an initial public offering (the "IPO") (see Note 12). Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, "Earnings per Share Computation in an Initial Public Offering," an aggregate of 16,667 common and common equivalent shares issued during the twelve-month period prior to the IPO, at prices below the IPO price, have been included as if they were outstanding for all periods presented.

     Unison grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and, accordingly, recognizes no compensation expense for the stock option grants.

3. SIGNIFICANT BUSINESS TRANSACTIONS AND ACQUISITIONS

     In August 1995, Unison acquired BritWill, another long-term care company operating approximately 28 facilities located in Texas and Indiana. The terms of the acquisition were modified in April 1996, effective August 10, 1995, such that Unison acquired all of the outstanding stock of BritWill for a total fixed purchase amount of $20,600,000 plus, to the extent applicable, monthly contingent payments ranging in monthly amounts from $143,633 to $225,317 (aggregating approximately $10,300,000) if Unison's monthly consolidated net patient revenues exceed specified monthly amounts ranging from $8,000,000 to $11,989,000 for the period from September 9, 1995 through July 31, 2000. An additional lump sum contingent payment of $11,500,000 (but subject to a reduction of up to $1,410,000 under specified circumstances) is payable on August 9, 2000 if Unison has consolidated net patient revenues of not less than $150,000,000 for the twelve-month period ended June 30, 2000. The purchase price was comprised of two promissory notes amounting to $13,600,000 in total, and a $7,000,000 noninterest bearing convertible subordinated debenture. See Note 10. In connection with the acquisition, Unison paid a financial advisory fee to Trouver Capital Partners, L.P. ("Trouver") amounting to $675,000. One of Unison's directors is a partner in Trouver. The acquisition was accounted for as a purchase. The fixed purchase price in excess of net tangible assets was allocated among BritWill's assets: goodwill -- $7,000,000; lease operating rights -- $36,719,485; assembled work force -- $1,250,000 and covenants not to compete -- $100,000. The contingent portions of the purchase price will be added to lease operating rights when and if paid; as of December 31, 1995, contingent payments amounting to $566,668 had been added to lease operating rights.

     In addition to the BritWill acquisition, in 1995 Unison entered into operating lease agreements to obtain leasehold interests in five nursing facilities. In 1994 and 1993, the Company entered into operating leases for eight nursing facilities and one assisted living center. The operations of the nursing facilities and assisted living center acquired are included in Unison's statements of operations from the date of acquisition.

     Summarized below are the unaudited pro forma consolidated results of operations of Unison for the years ended December 31, 1995 and 1994, assuming the BritWill Acquisition and the lease agreements were consummated as of January 1, 1994. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at January 1, 1994 or of results which may occur in the future.

                                                                YEAR ENDED DECEMBER 31,
                                                             ------------------------------
                                                                 1995              1994
                                                             ------------       -----------
    Revenues.............................................    $105,392,000       $85,263,000
    Net loss.............................................        (152,000)       (1,721,000)
    Net loss per share...................................           $(.11)           $(1.31)

                         UNISON HEALTHCARE CORPORATION

4. ACCOUNTS RECEIVABLE

     In April 1995, Unison entered into a sales agreement with HealthPartners Funding, L.P. ("Health Partners") to routinely sell eligible accounts receivable, consisting primarily of Medicare and Medicaid receivables, up to $3,000,000 for a discount fee of up to 1.583% of outstanding eligible receivables purchased under the agreement. As of December 31, 1995 and 1994, Unison had sold approximately $2,515,267 and $198,000, respectively, of eligible accounts receivable to HealthPartners.

     The proceeds from the sale were in the form of cash of $1,982,276 and $118,000 as of December 31, 1995 and 1994, respectively, and collateralization of accounts receivable of $532,991 and $79,981 (included in other current assets), as of December 31, 1995 and 1994, respectively (Note 5). Under the terms of the sales agreement, Unison was required to repurchase from HealthPartners all Medicare and Medicaid receivables which were uncollected after 60 days, management receivables which were uncollected after 90 days and cost report settlement receivables which were uncollected after 120 days. As additional consideration, Unison has granted to HealthPartners warrants to purchase common stock equal to at least $150,000. See Note 12 for terms of warrants. In March 1996, the sales agreement was terminated (Note 11).

     Certain of the Company's other accounts receivable are pledged as collateral under a revolving credit facility (Note 11).

5. PREPAIDS AND OTHER ASSETS

     A summary of prepaids and other assets as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Prepaid expenses............................................   $1,071,774     $298,011
    Inventory...................................................      640,141      173,996
    HealthPartners receivable (Note 4)..........................      532,991       79,981
                                                                   ----------     --------
    Other current assets........................................   $2,244,906     $551,988
                                                                   ==========     ========

6. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

     A summary of equipment and leasehold improvements and related accumulated depreciation, by major classification, as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Equipment...................................................   $2,167,148     $695,949
    Leasehold improvements......................................    1,120,553       52,668
                                                                   ----------     --------
                                                                    3,287,701      748,617
    Less accumulated depreciation...............................     (285,478)     (41,519)
                                                                   ----------     --------
                                                                   $3,002,223     $707,098
                                                                   ==========     ========

7. LEASE OPERATING RIGHTS AND OTHER ASSETS

     A summary of lease rights and other assets as of December 31:

                                                                     1995           1994
                                                                  -----------     --------
    Lease operating rights......................................  $36,999,654     $102,646
    Capitalized assembled workforce.............................    1,250,000           --
    Covenant not to compete.....................................      100,000           --
    Management contract and leasing commissions.................    1,205,759      205,553
                                                                  -----------     --------
                                                                   39,555,413      308,199
    Less accumulated amortization...............................     (653,298)     (27,858)
                                                                  -----------     --------
                                                                  $38,902,115     $280,341
                                                                  ===========     ========

                         UNISON HEALTHCARE CORPORATION

8. SECURITY DEPOSITS

     A summary of lease deposits as of December 31:

                                                                      1995          1994
                                                                   ----------     --------
    Security deposits with Omega.................................  $2,735,000     $     --
    Other deposits...............................................     454,114      179,350
                                                                   ----------     --------
                                                                   $3,189,114     $179,350
                                                                   ==========     ========

     In connection with certain lease agreements with Omega Healthcare Investors, Inc. ("Omega"), the Company is required to maintain security deposits with Omega. Omega invests these funds in a mutual fund on behalf of Unison at a rate of 5.5% at December 31, 1995. BritWill Texas advanced $1,400,000 of the amount of these deposits to BritWill (Note 11).

9. LINE OF CREDIT

     In 1994, Unison maintained a line of credit with a financial institution in the amount of $950,000, all of which was outstanding at December 31, 1994. Unison terminated this line of credit agreement in April 1995.

     Unison maintained a $6,000,000 revolving line of credit which was secured by certain of the Company's accounts receivable. As of December 31, 1995, borrowings under the line of credit amounted to $789,041 with interest payable at 10.05%. As of December 31, 1995 Unison was not in compliance with respect to the financial reporting covenants of the line of credit. The line of credit was terminated in March 1996.

     Unison also participated in a revolving credit facility whereby eligible accounts receivable were sold in an amount up to $3,000,000 (Note 4).

     In March 1996, Unison's revolving lines of credit were replaced by a new $10,000,000 credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0%, mature in 1998 and are secured by the Company's eligible accounts receivable. The agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sale of assets and alteration of the existing capital structure.

10. ACCRUED EXPENSES

     A summary of accrued expenses as of December 31:

                                                                      1995          1994
                                                                   ----------    ----------
    Accrued compensation and benefits............................  $4,594,440    $  818,418
    Accrued severance costs(1)...................................     879,077            --
    Due to State Medicaid........................................     469,968       135,321
    Other........................................................   2,841,336       108,747
                                                                   ----------    ----------
    Accrued expenses.............................................  $8,784,821    $1,062,486
                                                                   ==========    ==========

- ---------------

(1) Represents an accrual for severence, exit and lease termination costs incurred in connection with the BritWill Acquisition.

                         UNISON HEALTHCARE CORPORATION

11. NOTES PAYABLE AND LONG-TERM DEBT

     A summary of notes payable and long-term debt as of December 31:

                                                                               DECEMBER 31,
                                                                         ------------------------
                                                                            1995           1994
                                                                         -----------     --------
Subordinated Note(1). ...............................................    $ 8,000,000     $     --
Term Note(1). .......................................................      5,601,597           --
Convertible Debenture(1). ...........................................      1,713,995           --
Subordinated notes payable an affiliate(2). .........................      4,199,369           --
Payable to State of Indiana Medicaid(3) .............................      3,741,188           --
Noninterest bearing note payable to lessor, monthly payments of
  $11,850 commencing in December 1995, due November 1999. ...........        556,950      568,800
Unamortized discount on noninterest bearing note payable to lessor...       (164,304)    (205,380)
Note payable in annual installments of $133,333 plus interest at the
  published Federal rate, due February 1998..........................        400,000           --
10.0% subordinated notes payable to third party, payable monthly to
  August 1998........................................................        233,599           --
Other................................................................        561,236      275,349
                                                                         -----------     --------
                                                                          24,843,630      638,769
Less current portion.................................................     (6,459,630)     (99,768)
                                                                         -----------     --------
                                                                         $18,384,000     $539,001
                                                                         ===========     ========

- ---------------
(1) In connection with the BritWill Acquisition (Note 3), Unison incurred the following indebtedness to the former shareholders of BritWill: (i) a short-term note in the amount of $5,601,597 (the "Term Note"); (ii) a subordinated promissory note in the amount of $8,000,000 (the "Subordinated Note") and: (iii) a $7,000,000 noninterest-bearing debenture convertible into 561,815 shares of common stock (the "Convertible Debenture"). The Term Note, as amended, was repaid in January 1996. The Subordinated Note is payable in monthly installments of interest only at 8% until March 1997, with monthly payments of principal and interest thereafter in amounts ranging from $76,442 to $117,384 with interest ranging from 8% to 10%. The Subordinated Note is due the earlier of August 9, 2000 or the completion of a public or private offering (other than the IPO) of debt or equity securities with gross proceeds of at least $10,000,000. The holder of the Convertible Debenture converted a portion of the Convertible Debenture in December 1995 into 424,251 shares of common stock and converted the remainder on March 28, 1996.

(2) Represents notes payable to BritWill Investments Texas, Ltd. ("BritWill Texas"), an affiliate of BritWill. Of this amount, $2,799,369 is payable monthly with interest at 9% to 10% with the balance due in October 2004. The remaining $1,400,000 represents an advance from BritWill Texas for a lease security deposit (Note 8). This note bears interest at the rate earned on the lease deposit, payable quarterly, and is due December 2003.

(3) In March 1995, BritWill received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the State of Indiana's agent regarding such overpayment resulted in BritWill retaining the funds subject to BritWill's payment of interest thereon to the State of Indiana at the higher of the prime rate plus 3.25% or 12%. In April 1996, the Company agreed to terms with the State of Indiana for the repayment of the remaining $3.7 million balance by which
    (i) Unison paid $1.1 million to Indiana in April 1996; (ii) Indiana will withhold a retroactive rate increase due to Unison in the amount of approximately $740,000; (iii) Medicaid reimbursement payments with respect to five of Unison's facilities in Indiana will offset the amount due to the State for the months of May through July 1996; and (iv) the unpaid balance will be due in full in

                         UNISON HEALTHCARE CORPORATION

11. NOTES PAYABLE AND LONG-TERM DEBT -- (CONTINUED)
    August 1996. Interest is payable at 14%. The Company has reflected the amount due as long-term because it will utilize its credit facility, which matures in 1998 (Note 9), to fund these repayments.

     Future maturities of notes payable and long-term debt are as follows:

        Year ending December 31,
                    1996..............................................    $ 6,459,630
                    1997..............................................      6,224,503
                    1998..............................................      1,137,909
                    1999..............................................        968,105
                    2000..............................................      8,577,789
               Thereafter.............................................      1,475,694
                                                                          -----------
                                                                          $24,843,630
                                                                          ===========

     The terms of the Subordinated Note require the Company to meet certain financial covenants including current and cash flow ratios. As of December 31, 1995, Unison was in compliance with respect to these covenants.

12. STOCKHOLDER'S EQUITY (DEFICIT)

     Effective July 29, 1991, Unison was authorized to issue 100,000 shares of preferred stock. No shares were issued or outstanding as of December 31, 1994. Effective August 14, 1995 the authorized number of shares of Preferred Stock was increased to 1,000,000. The terms and conditions of the preferred stock are at the discretion of Unison's Board of Directors and will be determined at the time of issuance.

     In December 1995 and January 1996, Unison completed the IPO in which 2,000,000 shares of common stock were issued at $9.00 per share. Proceeds from the IPO amounted to $14,614,273, net of expenses, of which $9,727,000 was used to repay debt (Notes 11 and 15). In connection with the IPO, the Company issued warrants to the representatives of the underwriters to purchase up to 120,000 shares of common stock, at an exercise price of $11.70 per share, in exchange for certain advisory services to be provided to Unison during the twelve-month period following the IPO. The warrants are exercisable for a five-year period beginning in December 1996.

     On August 10, 1995, Unison entered into a stock purchase warrant agreement with HealthPartners. The agreement entitles HealthPartners to purchase shares of Unison's common stock with an aggregate market value of $150,000, or approximately 16,667 shares based on the IPO price of $9.00 per share. The $150,000 market value has been capitalized as a deferred financing cost and is being amortized over two years. The warrant may be exercised for $.01 per share at any time up to two years from the IPO date.

     Effective December 31, 1994, Unison completed a stock purchase warrant agreement to satisfy amounts due to an individual whom actively negotiated several of Unison's management and operating lease agreements. The warrant agreement, once exercised, allows 178,503 shares of common stock to be purchased for $200 through December 31, 1997. Warrants for 60,000 shares of stock were exercised in January 1996. Since the warrants were granted at less than fair market value, leasehold rights totaling $42,853 have been capitalized and are being amortized over the respective initial lease term.

13. STOCK OPTIONS

     In July 1995, the Board of Directors approved the 1995 Stock Option Plan (the "1995 Plan"). Up to 511,046 shares of Common Stock have been authorized for issuance under the 1995 Plan. The 1995 Plan offers two types of options: (i) a discretionary option grant program (the "Discretionary Program") under

                         UNISON HEALTHCARE CORPORATION

13. STOCK OPTIONS -- (CONTINUED)
which eligible individuals may, at the discretion of the Board of Directors, be granted options to purchase shares of common stock at an exercise price determined by the Board of Directors, and (ii) the automatic option grant program (the "Automatic Program") under which grants of options will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of common stock at an exercise price equal to 100% of their fair market value on the grant date. Each grant under the Automatic Program vests over two years and is exercisable for ten years. Options granted in 1995 under the Discretionary Program vest over periods of two to four years. In January 1996, the 1995 Plan was amended by the Board of Directors to change the exercise price of all outstanding options from $10.00 to $9.00 per share, which was the IPO price (Note 12).

     Information regarding the 1995 Plan follows:

                                                                       DISCRETIONARY      AUTOMATIC
                                                                          PROGRAM          PROGRAM
                                                                       --------------     ---------
Shares under option:
Outstanding at December 31, 1994.....................................           --              --
  Granted............................................................      270,541          38,334
  Canceled...........................................................       (4,873)             --
                                                                           -------          ------
Outstanding at December 31, 1995.....................................      265,668          38,334
                                                                           =======          ======
Option price per share...............................................        $9.00           $9.00

     At December 31, 1995, 245,378 shares of common stock were available under the 1995 Plan for future awards.

14.  LEASES

     As of December 31, 1995, Unison operated 43 facilities under noncancelable operating leases with lease terms ranging from five to twenty years plus renewal options. The lease agreements provide for contingent rental provisions based on increases in the consumer price index, Medicaid reimbursement rates and number of licensed beds. Certain of the leases have purchase options determined by a specified formula. Unison is responsible for all taxes, maintenance and other executory costs.

     Unison leases 14 facilities from Omega, of which nine facilities are in Indiana and five are in Texas. Each of the Omega leases expires in 2005 and allows Unison up to three five-year renewal options. The Omega leases require the Company to pay stated rent, with annual increases based upon the greater of 5% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 5%. The Omega leases grant the Company the right, but not the obligation, to purchase the Omega facilities upon the expiration of the initial lease term.

     The Company leases six facilities located in Texas from BritWill Texas for an initial term that expires in December 2005. The lease agreement requires Unison to pay monthly amounts equal to (i) the amount of monthly payments made by BritWill Texas to Omega pursuant to a loan agreement which provided the financing for BritWill's purchase of the six facilities; (ii) all payments due from lessees related to the facilities that are subleased; and (iii) payment of certain third-party seller subordinated notes incurred in connection with the acquisition of the six facilities.

     Covenants to the Omega leases and the BritWill Texas leases require maintenance of specified operating ratios, levels of working capital and net worth. As of December 31, 1995, the Company was not in compliance with the cash flow to debt covenant. Omega has agreed to waive this covenant as of December 31, 1995. The

                         UNISON HEALTHCARE CORPORATION

14. LEASES -- (CONTINUED)
financial covenant tests will next be applied for the first quarter of 1996, and the Company expects to be in compliance with the covenants for such period.

     In connection with the BritWill Acquisition, Unison recorded a leasehold liability in the amount of $4,700,000. This adjustment was based on an independent appraisal which valued the present value of the BritWill lease obligations based on market lease rates. The leasehold liability is being amortized over the aggregate lease term of approximately 25 years.

     Future minimum lease payments at December 31, 1995, by year and in the aggregate, under noncancelable operating lease arrangements with initial or remaining terms of one year or more consist of the following:

        1996...........................................................  $ 10,779,459
        1997...........................................................    10,868,398
        1998...........................................................    10,915,673
        1999...........................................................    10,859,043
        2000...........................................................    10,358,871
        Thereafter.....................................................    68,001,637
                                                                         ------------
                                                                         $121,783,081
                                                                         ============

     Unison's lease payments are personally guaranteed to $13,500,000 by the Chairman of the Board as well as secured by substantially all the personal property of Unison. Unison's lease payments are senior to all unsecured debt.

15.  RELATED PARTY TRANSACTIONS

     In connection with the BritWill Acquisition (Note 3) Unison entered into the following transactions. The Term Note, Subordinated Note and Convertible Debenture issued as consideration for the BritWill Acquisition were issued to the former shareholders of BritWill (Note 11). The primary BritWill shareholder receiving payments was Whitehead Family Investments, Ltd. ("WFI"), which owned 81.5% of the stock of BritWill prior to the BritWill Acquisition. Bruce H. Whitehead, Chairman of the Board of Unison, is the president of the general partner of WFI and, together with a family trust, owns 100% of WFI.

     In connection with the BritWill Acquisition, a note payable to WFI in the amount of $3,375,000 was repaid with the proceeds from the IPO. Subsequent to the BritWill Acquisition, Unison also incurred notes payable to WFI in the aggregate amount of $750,000 bearing interest at the rate of 12%. These notes were repaid with the proceeds from the IPO.

     Certain obligations of Unison to Omega, the owner of 14 facilities that the Company leases in Indiana and Texas are guaranteed by Bruce H. Whitehead. Unison also leases six facilities in Texas from BritWill Texas. Lease expense on these facilities for the five months ended December 31, 1995 amounted to $504,660. See
Note 14.

     With the BritWill Acquisition, Unison also assumed unsecured notes payable to BritWill Texas with an aggregate balance at December 31, 1995 of $2,799,369 (Note 11). Interest expense on these notes amounted to $83,993 for the five months ended December 31 1995.

                         UNISON HEALTHCARE CORPORATION

16. TAXES

     The components of the provision (benefit) for income taxes follow:

                                                                YEAR ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1995        1994        1993
                                                            -------     ------     --------
    Current:
      Federal.............................................  $    --     $   --     $ (4,562)
      State...............................................       --      1,180        1,150
    Deferred:
      Federal.............................................   42,500         --      (14,488)
      State...............................................    7,500         --       (2,517)
                                                            -------     ------     --------
                                                            $50,000     $1,180     $(20,417)
                                                            =======     ======     ========

     The difference between Unison's effective income tax rates and the statutory rates are as follows:

                                                                  YEAR ENDED DECEMBER 31,
                                                             ----------------------------------
                                                               1995         1994         1993
                                                             --------     --------     --------
Statutory federal income tax expense (benefit).............  $  8,160     $(22,658)    $(52,304)
Increases (decreases) resulting from:
  Benefit of graduated income tax..........................        --           --        5,799
  Amortization of intangibles and nondeductible expenses...    91,099           --           --
  State tax expense (benefit) net of federal benefit.......     4,950          779         (821)
  Valuation allowance......................................   (56,322)      25,057       31,275
  Other....................................................     2,113       (1,998)      (4,366)
                                                             --------     --------     --------
Income tax expense (benefit)...............................  $ 50,000     $  1,180     $(20,417)
                                                             ========     ========     ========

     Deferred income taxes reflect the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are primarily attributable to reporting for income tax purposes certain items of income and expense using a cash basis of accounting and recognition of depreciation using the accelerated cost recovery system.

     Significant components of the deferred taxes follow:

                                                                        DECEMBER 31,
                                                       ----------------------------------------------
                                                                1995                     1994
                                                       -----------------------   --------------------
                                                        CURRENT     LONG-TERM    CURRENT    LONG-TERM
                                                       ---------   -----------   --------   ---------
Deferred liabilities:
  Intangibles.......................................   $      --   $(9,937,608)  $     --   $     --
  Accelerated depreciation..........................          --       (30,810)        --     (8,210)
  Cash to accrual adjustment........................    (908,339)           --    (99,104)        --
                                                       ---------   -----------   --------   --------
Total liabilities...................................    (908,339)   (9,968,418)   (99,104)    (8,210)
Deferred assets:
  Allowance for doubtful accounts...................     205,699            --         --         --
  Net operating loss
     carryforward...................................          --     1,795,258         --    163,646
  Valuation allowance...............................          --            --         --    (56,332)
                                                       ---------   -----------   --------   --------
Total assets........................................     205,699     1,795,258         --    107,314
                                                       ---------   -----------   --------   --------
Total net asset (liability).........................   $(702,640)  $(8,173,160)  $(99,104)  $ 99,104
                                                       =========   ===========   ========   ========

                         UNISON HEALTHCARE CORPORATION

16. TAXES -- (CONTINUED)
     The increase in deferred taxes and the elimination of the valuation reserve was due to the application of the provisions of SFAS 109 with respect to the treatment of basis differences between assets acquired and liabilities assumed in the BritWill acquisition. At December 31, 1995, the Company has consolidated net operating loss carryforwards which approximate $4,500,000 and begin to expire in 2007 for federal income tax purposes and 1999 for state income tax purposes. With respect to the change in ownership certain of the net operating loss carryforwards could be subject to annual limitations.

17. FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of Unison's financial instruments as of December 31, 1995 are as follows:

                                                                 CARRYING          FAIR
                                                                  AMOUNT           VALUE
                                                                -----------     -----------
    Notes payable and long-term debt..........................  $24,843,630     $24,206,644

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to Unison for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

18. INSURANCE

     Health care companies are subject to medical malpractice, personal injury and other liability claims that are customary risks inherent in the operation of health facilities and are generally covered by insurance. Unison maintains property, liability and professional malpractice insurance policies through commercial carriers on a claims made basis in amounts and with such coverages and deductibles that are deemed appropriate by management, based upon historical claims, industry standards and the nature and risks of its business. There can be no assurance that a future claim will not exceed available insurance coverages or that such coverages will continue to be available for the same scope of coverages at reasonable premium rates. Any substantial increase in the cost of such insurance or the unavailability of any such coverages could have an adverse effect on Unison's business. However, based upon the evaluation of Unison's historical asserted and unasserted claim experience, management believes that the ultimate liability, if any, resulting from the settlement of any future claim will not have a material impact on Unison's financial position, operations or liquidity.

     Unison maintains workers compensation coverage on its facilities with the exception of certain facilities located in Texas. The reserve for workers compensation claims amounts to $184,000 at December 31, 1995 and is included in accrued expenses. The Company believes that this reserve for asserted and/or unasserted claims is adequate based on historical results.

19. COMMITMENTS

     The Company entered into an agreement with Trouver to provide financial advisory services in connection with the Company's financing and business acquisition plans. Trouver is compensated by the Company based on a percentage, ranging from 1.5% to 10.0%, based on the type of transaction consummated (see
Note 3).

                         UNISON HEALTHCARE CORPORATION

20. SUBSEQUENT EVENTS

     On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the outstanding common stock of each of four rehabilitation therapy service centers (the "Centers"). In consideration for the stock of the Centers, Unison paid $800,000 in cash, issued term notes in the aggregate amount of $1,000,000 (the "Notes") and issued convertible subordinated debentures in the aggregate amount of $1,800,000 (the "Debentures"). In addition, contingent payments will be due if specified revenue targets are obtained. Both the Notes and Debentures are convertible into shares of Unison common stock at the option of the holder. The transaction will be accounted for as a purchase.

                         UNISON HEALTHCARE CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                       JUNE 30,      DECE,BER 31,
                                                                         1996           1995
                                                                      -----------    ------------
                                                                      (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents.........................................    $   847          $ 6,097
  Accounts receivable -- patient, less allowance for doubtful accounts of $829 at June 30, 1996 and $709 at December 31,
     1995...........................................................     19,624           14,771
  Accounts receivable -- other, less allowance for doubtful accounts
     of $74 at June 30, 1996 and December 31, 1995..................      2,528            1,852
  Prepaid expenses and other current assets.........................      2,413            2,245
                                                                        -------          -------
     Total current assets...........................................     25,412           24,965
Lease operating rights and other assets, net........................     39,329           38,902
Goodwill, net.......................................................     11,195            7,473
Property and equipment, net.........................................      5,548            3,002
Security deposits...................................................      3,259            3,189
                                                                        -------          -------
                                                                        $84,743          $77,531
                                                                        =======          =======
LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit....................................................    $    --          $   789
  Accounts payable..................................................      7,826            9,437
  Accrued expenses..................................................      8,384            8,785
  Notes payable and current portion of long-term debt due to
     affiliates.....................................................      2,619            5,824
  Current portion of other notes and long-term debt.................        957              636
  Deferred taxes....................................................        778              703
                                                                        -------          -------
     Total current liabilities......................................     20,564           26,174
Line of credit......................................................      8,742               --
Notes payable and long-term debt due to affiliates..................     12,271           13,691
Other notes payable and long-term debt..............................      6,522            4,693
Deferred taxes......................................................      9,030            8,173
Leasehold liability, net............................................      4,528            4,621
Other long-term liabilities.........................................        200              294
                                                                        -------          -------
     Total liabilities..............................................     61,857           57,646
                                                                        -------          -------
Stockholders' equity:
  Common stock, $.001 par value; 10,000,000 shares authorized;
     3,871,312
     and 3,673,748 issued and outstanding at June 30, 1996
     and December 31, 1995..........................................          3                2
  Additional paid-in capital........................................     21,804           20,091
  Retained earnings (accumulated deficit)...........................      1,079             (208)
                                                                        -------          -------
     Total stockholders' equity.....................................     22,886           19,885
                                                                        -------          -------
                                                                        $84,743          $77,531
                                                                        =======          =======

  See accompanying Notes to Condensed Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                  THREE MONTHS ENDED           SIX MONTHS ENDED
                                                       JUNE 30,                    JUNE 30,
                                                -----------------------     -----------------------
                                                  1996          1995          1996          1995
                                                ---------     ---------     ---------     ---------
                                                      (UNAUDITED)           (UNAUDITED)
Revenues:
  Net patient revenue.........................  $  32,480     $   6,598     $  63,442     $  12,415
  Management fees.............................        227           470           557           936
  Other.......................................        566            52           998            92
                                                ---------     ---------     ---------     ---------
     Total revenues...........................     33,273         7,120        64,997        13,443
Expenses:
  Wages and related...........................     16,488         3,926        32,447         7,486
  Other operating.............................     10,638         2,382        21,172         4,587
  Rent........................................      3,238           594         6,653         1,151
  Interest....................................        842           138         1,452           183
  Depreciation and amortization...............        584            50         1,054            88
                                                ---------     ---------     ---------     ---------
     Total expenses...........................     31,790         7,090        62,778        13,495
                                                ---------     ---------     ---------     ---------
Income (loss) before income taxes.............      1,483            30         2,219           (52)
Income tax expense............................        632            --           932             1
                                                ---------     ---------     ---------     ---------
Net income (loss).............................  $     851     $      30     $   1,287     $     (53)
                                                =========     =========     =========     =========
Net income (loss) per share:
  Primary.....................................       $.21          $.02          $.32         $(.04)
  Fully diluted...............................        .21           .02           .31          (.04)
Shares used in per share calculation:
  Primary.....................................  4,082,723     1,266,164     4,070,169     1,266,164
  Fully diluted...............................  4,129,309     1,266,164     4,131,955     1,266,164

   See accompanying Notes to Condensed Consolidated Financial Statements and
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                                         ----------------------
                                                                            1996         1995
                                                                         -----------    -------
                                                                         (UNAUDITED)
Net cash provided by (used in) operating activities (including changes
  in all operating assets and liabilities).............................   $ (4,262)      $1,295
                                                                          --------       ------
Cash flows from investing activities:
  Purchase of equipment and leasehold improvements.....................     (2,010)        (236)
  Increase in intangibles and other assets.............................     (1,022)         (27)
  Increase in lease deposits...........................................        (70)         (63)
  Acquisitions.........................................................       (932)          --
                                                                          --------       ------
     Net cash used in investing activities.............................     (4,034)        (326)
                                                                          --------       ------
Cash flows from financing activities:
  Net increase in borrowings under revolving lines of credit...........      7,953         (950)
  Proceeds from long-term debt.........................................      5,131           71
  Payments of principal on long-term debt..............................    (10,038)         (47)
                                                                          --------       ------
     Net cash provided by (used in) financing activities...............      3,046         (926)
                                                                          --------       ------
Net increase (decrease) in cash........................................     (5,250)          43
Cash and cash equivalents at beginning of period.......................      6,097          118
                                                                          --------       ------
Cash and cash equivalents at end of period.............................   $    847       $  161
                                                                          ========       ======
Supplemental disclosures:
Cash paid for:
  Interest.............................................................   $    985       $  163
  Income taxes.........................................................         --           --
Acquisitions:
  Increase in assets...................................................      5,031           --
  Liabilities assumed and incurred.....................................      4,031           --
Conversion of debenture into shares of common stock....................      1,714           --
Equipment purchased under capital lease................................        648           --

   See accompanying Notes to Condensed Consolidated Financial Statements and
          Management's Discussion and Analysis of Financial Condition
                           and Results of Operations.

                         UNISON HEALTHCARE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. The unaudited financial information furnished herein, in the opinion of management, contains all adjustments which are necessary to state fairly the financial position, cash flows and results of operations of Unison HealthCare Corporation and its subsidiaries ("Unison" or the "Company") as of and for the periods indicated. Unison presumes that users of the interim financial information herein have read or have access to the audited financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation, except in regard to material contingencies, may be determined in that context. Accordingly, footnote and other disclosures which would substantially duplicate the disclosures contained in Unison's most recent annual report to stockholders have been omitted. Operating results for the three months and six months ended June 30, 1996 are not necessarily indicative of the results which may be expected for the year ending December 31, 1996.

2. The provision for doubtful accounts receivable is included in other operating expenses. Provisions totaled $110,000, $321,000, $31,000 and $50,000 for the three months and six months ended June 30, 1996 and 1995, respectively.

3. On March 28, 1996, Unison entered into a definitive purchase and sale agreement for the acquisition, effective February 1, 1996, of 90% of the common stock of four rehabilitation therapy centers (collectively, "Sunbelt Therapy"). In consideration for the stock of Sunbelt Therapy, Unison paid $800,000 in cash, issued term notes for $1,000,000 in the aggregate (the "Notes") and issued subordinated convertible debentures totaling $1,800,000 (the "Debentures"). In addition, contingent payments will be due if specified pretax income targets are achieved. The Notes and Debentures bear interest at 10%, payable quarterly beginning May 1, 1996, and are convertible into Unison common stock at the option of the holder at a conversion price equal to the average closing price (85% of the average closing price with respect to the Notes) of Unison's common stock for the 20-day trading period preceding the date of conversion. The Notes mature in equal principal amounts on February 1, 1997 and 1998, and the Debentures mature in equal principal amounts on February 1, 1997, 1998 and 1999. The transaction was accounted for as a purchase.

   In August 1995, Unison acquired BritWill HealthCare Company ("BritWill"), a long-term care company operating 28 facilities in Texas and Indiana. The transaction was accounted for as a purchase.

   Summarized below are the unaudited pro forma consolidated results of operations of Unison for the periods indicated, assuming the acquisitions were consummated as of January 1, 1995. The amounts reflect pro forma adjustments for interest on new debt and amortization of intangible assets and leasehold liabilities. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had these transactions been made at January 1, 1995 or of results which may occur in the future.

                                              THREE MONTHS ENDED       SIX MONTHS ENDED
                                                   JUNE 30,                JUNE 30,
                                              -------------------     -------------------
                                               1996        1995        1996        1995
                                              -------     -------     -------     -------
                                                   (IN THOUSANDS, EXCEPT PER SHARE)
        Revenues............................  $33,273     $23,969     $65,541     $48,977
        Net income (loss)...................      871        (381)      1,281        (787)
        Net income (loss) per share.........     $.21       $(.30)       $.31       $(.62)

4. In January 1996, Unison acquired an institutional pharmacy in Indiana. In consideration for the $600,000 purchase price, the Company paid cash in the amount of $200,000 and issued a note payable amounting to $400,000. The acquisition was accounted for as a purchase. Had this transaction occurred as of January 1, 1995, the pro forma effect on Unison's results of operations for the three and six months ended June 30, 1996 and 1995 would have been immaterial.

                         UNISON HEALTHCARE CORPORATION

5. In March 1996, Unison replaced its revolving lines of credit with a new $10,000,000 revolving credit facility. Borrowings under this credit facility bear interest at the prime rate plus 2.0% (10.25% at June 30, 1996), mature in 1998 and are secured by the Company's eligible accounts receivable. The credit agreement requires Unison to comply with certain financial and operational covenants including limitations on additional borrowings and sales of assets and alteration of the existing capital structure. Unison also executed promissory notes with a lessor in the aggregate amount of $4,000,000 with interest at 10.25% to 10.75%. The notes are guaranteed by Jerry M. Walker, the Company's President. In May 1996, Unison executed a promissory note payable to the agent for the former holders of BritWill stock immediately prior to the acquisition of BritWill in the amount of $1,000,000. Interest is payable at 12.0% and the note is due on demand after 30 days from issuance.

6. On July 3, 1996, Unison, through a newly formed wholly owned subsidiary, entered into an Agreement and Plan of Merger (the "Ampro Agreement") with American Professional Holding, Inc. ("Ampro"). In the merger, the outstanding shares of Ampro Common Stock will be converted into the right to receive that number of shares of Unison Common Stock obtained by dividing 521,000 by the number of issued and outstanding shares of Ampro prior to the effective time of the Merger. Unison also entered into an Agreement and Plan of Merger (the "Memphis Agreement") with Memphis Clinical Laboratory, Inc. ("Memphis"). In the merger, three shareholders who own approximately 35% of the outstanding shares of Memphis will receive pro rata portions of 19,000 shares of Unison Common Stock and the holder of the remaining shares of Memphis will receive cash in the estimated amount of $233,750 and a promissory note in the amount of $250,000. The Ampro Agreement and the Memphis Agreement are mutually contingent and subject to shareholder and regulatory approvals. The mergers will be accounted for as poolings of interests.

   On August 2, 1996, the Company entered into agreements for the acquisition of Signature Health Care Corporation ("Signature Health Care") and four affiliated companies, Douglas Manor, Inc. ("Douglas"), Safford Care, Inc. ("Safford"), Arkansas, Inc. ("Arkansas"), and Cornerstone, Inc. ("Cornerstone" and collectively with Signature Health Care, Douglas, Safford and Arkansas, "Signature"). Signature operates 13 long-term care facilities in Colorado and Arizona. Through mergers with each of the Signature companies and newly formed wholly owned subsidiaries of the Company, each of the Signature companies will become wholly owned subsidiaries of Unison. Outstanding shares of Signature Health Care will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $10,200,000 and shares of Unison's Common Stock equal to approximately $20,000,000. Outstanding shares of Douglas, Safford, Arkansas and Cornerstone will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000 in the aggregate. The merger agreements are subject to regulatory and shareholder approval. The mergers will be accounted for as purchases.

7. Effective August 1, 1996, Unison acquired the leasehold rights to two skilled nursing facilities located in the State of Washington with an aggregate of 222 beds. These facilities were previously operated by Unison under a management contract. Summarized below are the unaudited pro forma consolidated results of operations of Unison for the periods indicated, assuming the acquisitions were consummated as of January 1, 1995. The unaudited pro forma consolidated results of operations have been prepared for comparative purposes only and are not necessarily indicative of what would have occurred had this transaction been made at January 1, 1995 or of results which may occur in the future.

                                                   THREE MONTHS ENDED      SIX MONTHS ENDED
                                                        JUNE 30,               JUNE 30,
                                                   ------------------     -------------------
                                                    1996        1995       1996        1995
                                                   -------     ------     -------     -------
    Revenues.....................................  $34,329     $8,366     $67,394     $15,988
    Net income (loss)............................      785       (116)      1,099        (339)
    Net income per share.........................     $.19      $(.09)       $.27       $(.27)

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
BritWill HealthCare Company

     We have audited the accompanying consolidated statement of operations and cash flows of BritWill HealthCare Company for the month ended July 31, 1995. Our audit also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of BritWill HealthCare Company for the one month ended July 31, 1995, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          ERNST & YOUNG LLP

Phoenix, Arizona
April 10, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of BritWill HealthCare Company

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of BritWill HealthCare Company and its subsidiaries at June 30, 1995 and at December 31, 1994 and 1993, and the results of their operations and their cash flows for the six month period ended June 30, 1995 and for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
November 8, 1995

                          BRITWILL HEALTHCARE COMPANY

                           CONSOLIDATED BALANCE SHEET

                                                                         DECEMBER 31,
                                                                   -------------------------    JUNE 30,
                                                                      1993          1994          1995
                                                                   -----------   -----------   -----------
ASSETS
Current assets:
  Cash and cash equivalents......................................  $   355,864   $   560,879   $   858,606
  Accounts receivable, less allowance for doubtful accounts of
     $480,039, $997,246 and $790,867, respectively...............    4,393,837     6,855,716     7,599,464
  Due from third party payors, net...............................      137,974     1,149,319     2,290,066
  Inventories....................................................      319,417       433,483       442,033
  Due from affiliates............................................        7,482       369,234       512,594
  Prepaid expenses...............................................      333,197       400,307       486,874
  Other receivables..............................................       33,848        18,831        31,151
  Security deposits..............................................                    500,000       637,517
  Restricted cash................................................      600,000       645,000        45,000
                                                                   -----------   -----------   -----------
     Total current assets........................................    6,181,619    10,932,769    12,903,305
Furniture, fixtures and equipment, net...........................      838,741     1,399,216     2,210,682
Other assets, net................................................    6,966,794     6,971,077     6,827,126
Deferred charges, net............................................      650,815       573,629       537,321
Security deposits................................................    1,335,000     2,376,344     2,237,944
                                                                   -----------   -----------   -----------
     Total assets................................................  $15,972,969   $22,253,035   $24,716,378
                                                                   ===========   ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................  $ 2,568,153   $ 6,249,936   $ 5,133,964
  Accrued expenses...............................................    1,998,684     3,495,450     7,002,347
  Notes payable due affiliates...................................      316,160       668,268       528,230
  Notes payable..................................................      800,000       612,473
  Income taxes payable...........................................       51,750        52,896        92,126
                                                                   -----------   -----------   -----------
     Total current liabilities...................................    5,734,747    11,079,023    12,756,667
Revolving line of credit.........................................                                1,672,577
Subordinated long-term debt due affiliates.......................    6,135,694     8,354,868     8,488,465
Other long-term debt.............................................                  1,184,146        48,183
                                                                   -----------   -----------   -----------
     Total liabilities...........................................   11,870,441    20,618,037    22,965,892
                                                                   -----------   -----------   -----------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1.00 par value; authorized 1,000,000 shares;
     389,750 issued and outstanding in 1993, 421,050 in 1994 and
     424,050 in 1995.............................................      389,750       421,050       424,050
  Additional paid-in capital.....................................    5,176,836     4,705,540     4,714,469
  Treasury stock, 42,600 and 54,650 shares in 1994 and 1995,
     respectively, at par........................................                    (42,600)      (54,650)
  Accumulated deficit............................................   (1,464,058)   (3,448,992)   (3,333,383)
                                                                   -----------   -----------   -----------
     Total shareholders' equity..................................    4,102,528     1,634,998     1,750,486
                                                                   -----------   -----------   -----------
     Total liabilities and shareholders' equity..................  $15,972,969   $22,253,035   $24,716,378
                                                                   ===========   ===========   ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                               YEAR ENDED           SIX MONTHS    ONE MONTH
                                                              DECEMBER 31,          ENDED JUNE      ENDED
                                                        -------------------------       30,        JULY 31,
                                                           1993          1994          1995          1995
                                                        -----------   -----------   -----------   ----------
Revenues:
  Patient care services, net........................... $32,106,741   $53,800,520   $32,723,297   $5,655,071
  Management fee from related parties..................     348,655       251,186        40,430
  Other income.........................................     130,107       373,239       228,426      207,270
  Other related party income...........................     146,000
                                                        -----------   -----------   -----------   -----------
     Total revenues....................................  32,731,503    54,424,945    32,992,153    5,862,341
                                                        -----------   -----------   -----------   -----------
Expenses:
  Salaries and contract labor..........................  19,407,858    32,634,732    19,812,601    3,467,433
  Rent.................................................   5,097,014     8,263,642     4,448,134      775,136
  Supplies.............................................   3,499,445     6,686,572     4,134,207      716,037
  General and administrative...........................   3,670,420     6,252,183     3,255,917      614,191
  Depreciation and
     amortization......................................     703,595       986,812       500,682       90,803
  Bad debt.............................................     524,333       644,471        21,442       48,631
  Other................................................      50,623        71,529        10,731      121,900
                                                        -----------   -----------   -----------   -----------
     Total expenses....................................  32,953,288    55,539,941    32,183,714    5,834,131
                                                        -----------   -----------   -----------   -----------
  Income (loss) from
     operations........................................    (221,785)   (1,114,996)      808,439       28,210
  Interest income (expense):
     Interest income...................................      64,575        54,545       109,309        3,878
     Interest expense..................................                  (131,764)     (226,587)    (105,127)
     Related party interest
       expense.........................................    (384,945)     (739,823)     (485,265)     (88,977)
                                                        -----------   -----------   -----------   -----------
  Income (loss) before income taxes....................    (542,155)   (1,932,038)      205,896     (162,016)
  Provision for income taxes...........................      51,750        52,896        26,000        4,500
                                                        -----------   -----------   -----------   -----------
  Net income (loss).................................... $  (593,905)  $(1,984,934)  $   179,896   $ (166,516)
                                                        ===========   ===========   ===========   ===========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1993 AND 1994
                     AND THE SIX MONTHS ENDED JUNE 30, 1995

                                     COMMON STOCK      ADDITIONAL    TREASURY STOCK
                                  ------------------    PAID-IN     -----------------   ACCUMULATED
                                  SHARES     AMOUNT     CAPITAL     SHARES    AMOUNT      DEFICIT        TOTAL
                                  -------   --------   ----------   ------   --------   -----------   -----------
Balance, December 31, 1992....... 389,750   $389,750   $5,099,827                       $  (870,153)  $ 4,619,424
  Contribution of assets and
    liabilities -- net (Note
    1)...........................                          77,009                                          77,009
  Net loss.......................                                                          (593,905)     (593,905)
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, December 31, 1993....... 389,750    389,750    5,176,836                        (1,464,058)    4,102,528
  Common stock issued............  31,300     31,300      (23,475)                                          7,825
  Employee receivable due to
    common stock issued..........                          (7,825)                                         (7,825)
  Rescission of shares due to
    employee terminations........                          42,600   42,600   $(42,600)
  Excess consideration over
    historical cost of assets
    acquired in a purchase
    combination
    (Note 1).....................                        (482,596)                                       (482,596)
  Net loss.......................                                                        (1,984,934)   (1,984,934)
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, December 31, 1994....... 421,050..  421,050    4,705,540   42,600    (42,600)   (3,448,992)    1,634,998
  Common stock issued............   3,000      3,000       (2,250)                                            750
  Employee receivable due to
    common stock issued..........                            (750)                                           (750)
  Purchase of shares due to
    employee terminations........                          11,929   12,050    (12,050)      (64,287)      (64,408)
  Net income.....................                                                           179,896       179,896
                                  -------   --------   ----------   ------     ------    ----------    ----------
Balance, June 30, 1995........... 424,050   $424,050   $4,714,469   54,650   $(54,650)  $(3,333,383)  $ 1,750,486
                                  =======   ========   ==========   ======     ======    ==========    ==========

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31,    SIX MONTHS
                                                                                      ENDED        ONE MONTH
                                                       -------------------------    JUNE 30,         ENDED
                                                          1993          1994          1995       JULY 31, 1995
                                                       -----------   -----------   -----------   -------------
Cash flows from operating activities:
  Net income (loss)..................................  $  (593,905)  $(1,984,934)  $   179,896    $   (166,516)
  Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating activities:
     Depreciation and amortization...................      703,595     1,083,779       574,065          90,803
     Increase in accounts receivable.................   (2,099,490)   (2,461,879)     (743,748)       (100,036)
     (Increase) decrease in amounts due from third
       party payors..................................     (105,844)   (1,011,345)   (1,140,747)        895,801
     Decrease (increase) in inventories..............       77,564      (114,066)       (8,550)
     Increase in due from affiliates.................     (152,825)     (361,752)     (143,360)
     Increase in prepaid expenses....................     (321,615)      (67,110)      (86,567)        (19,097)
     (Increase) decrease in other receivables........      (33,848)       15,017       (12,320)         (1,047)
     (Increase) decrease in other assets and deferred
       charges.......................................                    (69,733)     (173,037)         67,370
     Payment for restricted cash.....................                    (45,000)
     (Increase) decrease in security deposits........                   (141,344)          883         (13,119)
     (Decrease) increase in accounts payable.........    1,298,397     3,681,783    (1,115,972)     (1,604,192)
     Increase in accrued expenses....................      743,237     1,156,766     3,506,897          90,725
     Increase (decrease) in income taxes payable.....       51,750         1,146        39,230         (19,749)
                                                       -----------   -----------   -----------     -----------
     Net cash (used in) provided by operating
       activities....................................     (432,984)     (318,672)      876,670        (779,057)
                                                       -----------   -----------   -----------     -----------
Cash flows from investing activities:
  Purchase of furniture and equipment................     (366,366)     (551,714)     (485,009)       (136,997)
  Purchase of facilities from related party, net of
     liabilities of $340,000.........................                   (482,596)
  Construction in progress...........................                   (170,904)     (436,169)
                                                       -----------   -----------   -----------     -----------
     Net cash used in investing activities...........     (366,366)   (1,205,214)     (921,178)       (136,997)
                                                       -----------   -----------   -----------     -----------
Cash flows from financing activities:
  Proceeds from issuance of notes payable............    1,380,000     2,283,823
  Proceeds from revolving line of credit.............                                1,672,577       1,082,377
  Payments on notes payable and long-term debt.......     (569,685)     (364,922)   (1,754,875)       (117,894)
  (Payment for) receipt of restricted cash...........     (600,000)                    600,000
  Payment for debt issuance costs....................                   (190,000)     (111,059)
  Repurchase of shares...............................                                  (64,408)
                                                       -----------   -----------   -----------     -----------
     Net cash provided by financing activities.......      210,315     1,728,901       342,235         964,483
                                                       -----------   -----------   -----------     -----------
Net (decrease) increase in cash and cash
  equivalents........................................     (589,035)      205,015       297,727          48,429
Cash and cash equivalents at beginning of period.....      944,899       355,864       560,879         858,606
                                                       -----------   -----------   -----------     -----------
Cash and cash equivalents at end of period...........  $   355,864   $   560,879   $   858,606    $    907,035
                                                       ===========   ===========   ===========     ===========
Supplemental disclosure of cash flow information:
  Cash paid during the period for:
     Interest........................................  $   403,954   $   684,615   $   296,562    $     82,069
     Income taxes....................................          150        51,502
Supplemental schedule of noncash investing and
  financing activities:
  Security deposit with Omega through issuance of
     note............................................                  1,400,000
  Acquisition of other intangibles through issuance
     of note.........................................    3,331,547       249,000
  Contribution of inventory and accrued
     liabilities -- net..............................       77,009

        See accompanying notes to the consolidated financial statements.

                          BRITWILL HEALTHCARE COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (INFORMATION AS OF JUNE 30, 1994 AND
                  FOR THE SIX MONTHS THEN ENDED IS UNAUDITED)

1.  ORGANIZATION AND NATURE OF BUSINESS

     BritWill HealthCare Company (the "Company") was organized as a Delaware corporation on August 5, 1992. The Company leases and manages long-term care facilities located throughout Texas and Indiana. The Company commenced operations on December 24, 1992. At that time, BritWill Investments -- Indiana L.P. (BI-Indy), an affiliate of the Company, managed thirteen long-term care facilities owned by Cloverleaf Enterprises, Inc. Such facilities were leased and operated by Sherwood Healthcare Corp. (Sherwood) and Cedar Care, Inc. (Cedar
Care). Under the terms of a management agreement, BI-Indy exercised its options to acquire nine of these facilities and acquire the leasehold rights to the remaining four facilities from Cloverleaf Enterprises, Inc. Concurrently, the nine facilities were sold by BI-Indy to Omega Healthcare Investors, Inc. (Omega) and leased back under a "Master Lease" agreement by BritWill Investments -- I (BI-1), a subsidiary of the Company. The leasehold rights to the four facilities were contributed to BI-1 by BI-Indy. Further, BI-Indy assigned the two management agreements for these thirteen facilities to BI-1.

     In December 1993, BritWill Investments Texas, Ltd. (BI-TX), an affiliate of the Company, entered into purchase agreements for six long-term care facilities and entered into lease agreements for three facilities with third-party lessors. The total consideration paid by BI-TX was approximately $18,440,000. BI-TX financed these transactions through two participating mortgages with Omega totaling $14,760,000 and the sale of five facilities to Omega for $13,810,000. BritWill Investments -- II (BI-2), a subsidiary of the Company, then entered into a noncancelable operating lease ("Texas Master Lease") with Omega for the five facilities sold by BI-TX and also entered into two noncancelable operating lease and sublease agreements for six facilities either owned or leased by BI-TX.

     During 1993, BI-TX conveyed supply inventories and certain liabilities and other accrued expenses from the facilities to BI-2. No consideration was paid by BI-2 to BI-TX for the inventory and BI-TX did not give BI-2 any consideration for the transfer of the liabilities and accrued expenses. The amount by which the predecessor cost of the inventory exceeded the assumed liabilities, $77,009, was recognized as additional paid-in capital.

     Effective November 1, 1994, BI-2 purchased the net assets of two nursing homes operated by Avalon Care, Inc. ("Avalon"), an affiliated company. The nursing homes acquired were: Elkhart Manor ("Elkhart") and Oakwood Health Care Center ("Oakwood") facilities. Avalon assigned the responsibilities and rewards of the Elkhart and Oakwood operating leases to BI-2. As consideration for the purchase of the leases, BI-2 forgave intercompany debt from Avalon. The amount by which the consideration paid exceeded the predecessor cost of the acquired assets less the assumed liabilities and forgiveness of debt, $482,496, was recognized as a reduction of additional paid-in capital.

2.  SIGNIFICANT ACCOUNTING POLICIES

  Basis of consolidation

     The consolidated financial statements include the accounts of the Company and its subsidiaries, consisting of BI-1 and BI-2. The financial statements include the accounts of Cedar Care and Sherwood since December 24, 1992. Although the Company has no ownership interest in Cedar Care or Sherwood, these companies are consolidated because the Company has unilateral and perpetual control over the assets and operations of these companies due to the management agreements. Under these management agreements, managerial control and operating proceeds have been transferred directly to BI-1. Fees under the management agreements are based upon the revenues of Cedar Care and Sherwood from the facilities, such that all net income of Cedar Care and Sherwood is paid to BI-1. All significant intercompany accounts and transactions have been eliminated.

                          BRITWILL HEALTHCARE COMPANY

  Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

  Cash and cash equivalents

     Cash and cash equivalents include amounts held in demand deposits at financial institutions and all highly liquid investments that have an original maturity of three months or less.

  Restricted cash

     Restricted cash consists of a $600,000 certificate of deposit that is collateral for a $600,000 bank note payable and a $45,000 certificate of deposit assigned to a third party as security for payment of insurance claims. As of June 30, 1995, restricted cash consists of the $45,000 certificate of deposit.

  Revenue and accounts receivable

     Revenues are derived from patient care services and management fees of nursing homes not owned or leased by the Company. Credit risk exists to the extent that the most significant source of revenue is reimbursement for patient care from state sponsored Medicaid programs in Texas and Indiana and from Medicare. However, management does not believe that there are any significant credit risks associated with these governmental agencies. Payments from such programs are based on cost as defined under the programs, and associated revenues are presented net of provisions to reduce customary charges to amounts receivable from such programs. Revenues from private sources are recognized based upon established charges. Reserves are provided for receivables estimated to be uncollectible and are adjusted periodically based on the Company's evaluation of industry conditions, historical collection experience and other relevant factors.

     The following table summarizes the approximate percent of net patient revenues and accounts receivable from such payors:

                                                NET REVENUE                        ACCOUNTS RECEIVABLE
                                -------------------------------------------     --------------------------
                                                  SIX MONTHS     ONE MONTH
                                DECEMBER 31,      ----------     ----------     DECEMBER 31,
                                -------------      JUNE 30,       JULY 31,      -------------     JUNE 30,
                                1993     1994        1995           1995        1993     1994       1995
                                ----     ----     ----------     ----------     ----     ----     --------
Medicaid......................  64.3%    60.5%       53.7%           53.9%      72.1%    57.9%      62.8%
Medicare......................   5.0     17.6        28.6            28.6       13.8     26.9       25.4
Private.......................  21.5     20.1        16.0            15.9       11.1      9.9        7.9
Other.........................   9.2      1.8         1.7             1.6        3.0      5.3        3.9
                                ----     ----        ----            ----       ----     ----       ----
                                 100%     100%        100%            100%       100%     100%       100%
                                ====     ====        ====            ====       ====     ====       ====

  Inventories

     Inventories consist of medical and other supplies necessary for delivering resident care at the facilities. Inventories are recorded at the lower of cost (determined by the first-in, first-out method) or market.

  Furniture, fixtures and equipment

     Furniture, fixtures and equipment are carried at cost. Depreciation is recognized using the straight-line method over the estimated useful lives of the assets, which range from five to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life or lease term. Maintenance cost and repairs are expensed as incurred; betterments and leasehold improvements are capitalized.

                          BRITWILL HEALTHCARE COMPANY

  Deferred charges

     Deferred charges consist of costs incurred to acquire leases to the long-term care facilities, which are amortized on the straight-line method over the term of the lease. Amortization expense was $77,350, $77,186, $38,366 and $6,436 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

  Income taxes

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," (SFAS 109). The cumulative effect of the adoption of SFAS 109 was immaterial to the Company's financial position. Under SFAS 109, the liability method is used to account for income taxes. Under this method, the deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial reporting of existing assets and liabilities and their respective tax basis. The Company's principal differences relate to the availability of tax net operating loss carry forwards, certain reserves, accrued vacation, and depreciation.

  Interim financial data

     The following table sets forth summarized results of operations for BritWill for the periods indicated:

                                                                   SEVEN MONTHS
                                                                       ENDED
                                                                     JULY 31,
                                                            ---------------------------
                                                               1995            1994
                                                            -----------     -----------
                                                                    (UNAUDITED)
        Total revenues....................................  $38,854,000     $29,857,000
        Income (loss) from operations.....................      836,000      (1,365,000)
        Income (loss) before income taxes.................       44,000      (1,886,000)
        Net income (loss).................................       13,000      (1,912,000)

3.  FURNITURE, FIXTURES AND EQUIPMENT

     Furniture, fixtures and equipment consists of the following:

                                                         AT DECEMBER 31,
                                                     -----------------------    JUNE 30,
                                                        1993         1994         1995
                                                     ----------   ----------   ----------
        Furniture and fixtures.....................  $  854,027   $1,202,684   $1,476,780
        Leasehold improvements.....................     121,948      349,943      504,952
        Construction in progress...................      33,904      213,596      649,765
        Land.......................................                                55,904
                                                     ----------   ----------   ----------
                                                      1,009,879    1,766,223    2,687,401
        Less accumulated depreciation..............    (171,138)    (367,007)    (476,719)
                                                     ----------   ----------   ----------
                                                     $  838,741   $1,399,216   $2,210,682
                                                     ==========   ==========   ==========

     Depreciation expense was $158,154, $162,143, $109,712 and $23,468 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

4.  OTHER ASSETS

     Other assets consist of the following:

                                                              DECEMBER 31,
                                                       --------------------------      JUNE 30,
                                                          1993           1994            1995
                                                       ----------     -----------     -----------
Leasehold rights -- BI-Indy..........................  $4,103,338     $ 4,103,338     $ 4,103,338
Leasehold rights -- BI-TX............................   3,331,547       3,331,547       3,331,547
Deferred financing costs.............................                     848,733       1,131,224
                                                       ----------     -----------     -----------
                                                        7,434,885       8,283,618       8,566,109
Less accumulated amortization........................    (468,091)     (1,312,541)     (1,738,983)
                                                       ----------     -----------     -----------
                                                       $6,966,794     $ 6,971,077     $ 6,827,126
                                                       ==========     ===========     ===========

     The leasehold rights -- BI-Indy were recorded at the cost of the predecessor and are being amortized to rent expense over ten years, the term of the lease.

     The leasehold rights -- BI-TX were recorded at the amount of the obligation entered into to obtain the right to operate nursing homes acquired by BI-TX in June and December 1993 and are being amortized to rent expense over ten years, the term of the lease. See Note 10.

     Other deferred financing costs include additional acquisition costs and debt closing costs which are being amortized to interest expense over periods of three to ten years. The total amount charged to interest expense was $96,967, $73,838, $83,483 and $13,446 for the years ended December 31, 1993, 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     Total amortization expense relating to these assets was $468,091, $747,483, $352,604 and $60,934 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

5.  SECURITY DEPOSIT

     Security deposits consist of the following:

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1993           1994           1995
                                                         ----------     ----------     ----------
Lease deposit -- BI-Indy...............................  $1,335,000     $1,335,000     $1,335,000
Liquidity deposit -- BI-TX.............................                  1,400,000      1,400,000
Other deposits.........................................                    141,344        140,461
                                                         ----------     ----------     ----------
                                                          1,335,000      2,876,344      2,875,461
Less current portion...................................                   (500,000)      (637,517)
                                                         ----------     ----------     ----------
                                                         $1,335,000     $2,376,344     $2,237,944
                                                         ==========     ==========     ==========

     In connection with the Indiana transaction discussed in Note 1, the Company is required to maintain a security deposit equal to seven months minimum lease obligation. These funds are held in escrow and restricted until certain financial covenants have been met, including but not limited to net worth and net operating cash flow requirements. These funds are currently invested by the lessor in a mutual fund on behalf of the Company and bear interest at 7.0%, 6.0%, 5.5% on December 31, 1993 and 1994, and June 30, 1995, respectively. Accrued interest receivable on these funds is $27,791, $26,656 and $72,389 at December 31, 1993 and 1994, and June 30, 1995, respectively. This deposit has been classified as noncurrent.

     In connection with the Texas transaction discussed in Note 1, BI-TX advanced BI-2 $1,400,000. This advance, as described in Note 7, matures in December 2003 and is classified as a long term liability. These

                          BRITWILL HEALTHCARE COMPANY
funds were used as a liquidity deposit with OMEGA (the "lessor") and are currently invested by the lessor on behalf of the Company and bear interest at 5.25% to 6.0%. The underlying note between BI-2 and BI-TX has interest payable at the same term as the interest earned on the security deposit. A portion of this deposit, $500,000, has been classified as current as the terms of the Texas master lease allow for the use of a letter of credit in place of a security deposit. The Company has a $500,000 letter of credit available through a third party.

     Other deposits, primarily lease and utility, have been classified as current at June 30, 1995. Due to the subsequent event described in Note 12, the Dallas, Texas operations of the Company will be relocated to Phoenix, Arizona by March 1996.

6.  ACCRUED EXPENSES

     Accrued expenses consists of the following:

                                                                  DECEMBER 31,
                                                             -----------------------    JUNE 30,
                                                                1993         1994         1995
                                                             ----------   ----------   ----------
Amounts due Medicaid -- Indiana............................                            $3,741,188
Accrued salaries and benefits..............................  $  968,003   $1,386,092    1,205,922
Payroll withholding taxes..................................     541,544      413,531      481,522
Ancillary expense..........................................                  194,039      620,142
Property taxes.............................................     293,286      468,651      396,700
Rent.......................................................                  258,811      245,547
Financing costs............................................                  255,000
Other......................................................     195,851      519,326      311,326
                                                             ----------   ----------   ----------
                                                             $1,998,684   $3,495,450   $7,002,347
                                                             ==========   ==========   ==========

     In March 1995, the Company received an erroneous Medicaid reimbursement payment of approximately $4,300,000 related to one of its Indiana facilities. Negotiations with the state of Indiana's agent regarding such overpayment resulted in the Company retaining the money paid subject to the Company's payment of interest thereon to the state of Indiana. Future amounts due the Company by the state will be offset against the interest-bearing obligation until March 25, 1996 at which time the Company must reimburse the state for the unused portion. The unreimbursed Medicaid payment accrues interest at prime plus 3.25% or 12% per annum, whichever is higher. The Company recorded $72,000 of interest expense during the six-month period ended June 30, 1995 and $74,440 of interest expense during the one-month period ended July 31, 1995.

                          BRITWILL HEALTHCARE COMPANY

7.  NOTES PAYABLE AND LONG-TERM DEBT

     Subordinated notes payable and long-term debt consist of the following:

                                                                DECEMBER 31,
                                                          -------------------------    JUNE 30,
                                                             1993          1994          1995
                                                          -----------   -----------   -----------
Subordinated notes payable to an affiliate, secured by a
  $1,400,000 liquidity deposit bearing interest at 5.2%
  to 12.0%, due January 1995 through December 2003
  payable quarterly.....................................  $ 6,316,548   $ 8,974,136   $ 8,776,782
Line of credit and notes payable to banks, secured by a
  $600,000 certificate of deposit and certain accounts
  receivable, bearing interest at 6.1% to 10.5% payable
  monthly, due January 1995 through October 1995........      800,000     1,000,000
Note payable to bank, bearing interest at prime plus
  2.0% payable monthly, due October 1998................                     50,548        48,183
Note payable to OMEGA, bearing interest at 11.5% payable
  monthly, due January 1995.............................                    500,000
Subordinated notes payable to third party, bearing
  interest at 10.0% payable monthly, due August 1998....                    246,071       239,913
Note payable to officer and affiliate, bearing interest
  at 6.0% to 12.0% payable monthly, due September 1994
  through February 1995.................................      135,306        49,000
Revolving line of credit advances bearing interest at
  the commercial paper 30 day weighted average rate plus
  4.25% payable monthly.................................                                1,672,577
                                                          -----------   -----------   -----------
                                                            7,251,854    10,819,755    10,737,455
Less current portion....................................   (1,116,160)   (1,280,741)     (528,230)
                                                          -----------   -----------   -----------
                                                          $ 6,135,694   $ 9,539,014   $10,209,225
                                                          ===========   ===========   ===========

     The maturities of long-term debt are as follows:

                Year ending December 31,
                     1995.......................................  $ 1,280,741
                     1996.......................................      831,918
                     1997.......................................      254,049
                     1998.......................................    2,496,647
                     1999.......................................      286,349
                     Thereafter.................................    5,670,051
                                                                  -----------
                                                                  $10,819,755
                                                                  ===========

     The stated interest rate for the line of credit and note payable to bank bear interest at 2.0% over prime (8.5% at December 31, 1994 and 9.0% at June 30, 1995).

     On January 31, 1995, the Company completed a three-year revolving credit line for $6,000,000. The credit line is collateralized by existing and future accounts receivable of the Company. The credit line requires the Company to maintain quarterly financial covenants including fixed charge ratio requirements, cash velocity test requirements, accounts receivable day-sales-outstanding requirements and positive earnings test requirements. As of June 30, 1995, the Company was in compliance with all such quarterly covenants.

                          BRITWILL HEALTHCARE COMPANY

8.  INCOME TAXES

     The components of the provision for income taxes is as follows:

                                                                       SIX MONTHS     ONE MONTH
                                                  DECEMBER 31,         ----------     ---------
                                               -------------------      JUNE 30,      JULY 31,
                                                1993        1994          1995          1995
                                               -------     -------     ----------     ---------
    Current:
      Federal................................  $ 9,296
      State and local........................   51,454     $52,896      $26,000        $4,500
                                               -------     -------      -------        ------
                                                60,750      52,896       26,000         4,500
    Deferred:
      Federal................................   (9,000)
                                               -------     -------      -------        ------
                                               $51,750     $52,896      $26,000        $4,500
                                               =======     =======      =======        ======

     A reconciliation of the provision for income taxes to the amount computed by applying the statutory income tax rate to income before income taxes is as follows:

                                                                      SIX MONTHS     ONE MONTH
                                               DECEMBER 31,           ----------     ---------
                                          -----------------------      JUNE 30,      JULY 31,
                                            1993          1994           1995          1995
                                          ---------     ---------     ----------     ---------
    Income taxes computed at statutory
      U.S. federal income tax rates.....  $(184,332)    $(533,067)     $  70,005     $(55,080)
    Limitation on (utilization of)
      NOL...............................    178,238       473,479       (101,239)      50,080
    State and local income taxes........     51,454        52,896         26,000        4,500
    Permanent differences...............      6,390        59,588         31,234        5,000
                                          ---------     ---------      ---------     ---------
                                          $  51,750     $  52,896      $  26,000     $  4,500
                                          =========     =========      =========     =========

     At December 31, 1993 and 1994, June 30, 1995 and July 31, 1995, the Company has federal tax net operating loss carry forwards of approximately $701,000 and $2,091,000 and $2,100,000 and $2,100,000, respectively, which expire at various dates through 2008. Under section 382 of the Internal Revenue Code of 1986, as amended, the utilization of net operating loss carry forwards may be delayed or permanently lost if there has been a cumulative change in ownership during the past three years of more than 50%. Such a change occurred in August 1995 as described in Note 12. Therefore, the annual limitation on the Company's net operating loss carry forward is approximately $1,500,000.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                          BRITWILL HEALTHCARE COMPANY

     The components of the Company's net deferred tax assets and liabilities were as follows:

                                                                                       JUNE 30,
                                                         1993            1994            1995
                                                      -----------     -----------     -----------
Deferred tax assets:
  Vacation accrual..................................  $   (61,000)    $  (103,197)    $  (107,086)
  Net operating loss carry forward..................     (260,000)       (773,700)     (1,034,568)
  Capital leases....................................     (690,000)       (631,138)       (880,088)
  Leasehold rights..................................      (20,000)        (38,347)        (55,191)
  Allowance for bad debts...........................     (201,000)       (387,333)       (292,621)
                                                      -----------     -----------     -----------
     Gross deferred tax assets......................   (1,232,000)     (1,933,715)     (2,369,554)
Valuation allowance.................................    1,223,000       1,933,715       2,369,554
                                                      -----------     -----------     -----------
Net deferred tax assets.............................       (9,000)
Deferred tax liabilities............................
                                                      -----------     -----------     -----------
Net deferred tax liabilities........................  $    (9,000)    $               $
                                                      ===========     ===========     ===========

9.  LEASES

     The Company has noncancelable operating leases on substantially all of its buildings and equipment which expire at various dates through the year 2003. BI-1 and BI-2 lease sixteen facilities from Omega under the "Master Lease" and "Texas Master Lease" Agreements.

     The approximate future minimum rental commitments at December 31, 1994 under the operating leases are as follows:

            1995....................................................   $ 8,098,047
            1996....................................................     7,804,644
            1997....................................................     7,886,491
            1998....................................................     7,901,301
            1999....................................................     7,910,753
            Thereafter..............................................    35,869,739
                                                                       -----------
                                                                       $75,470,975
                                                                       ===========

     Rent expense under operating leases was $5,097,014, $8,263,642, $4,448,134 and $750,636 during the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     The lease terms are generally from eight to ten years with two or three five-year renewal options. Minimum rentals increase annually based upon the greater of 5.0% of incremental revenues or the Consumer Price Index, but limited to a maximum annual increase of 3.5%. Upon exercise of a renewal option, the rental payments continue in the same fashion as the original lease. The Company and certain affiliated entities have options to purchase certain properties at various times at prices determined by a specified formula. The Company and its subsidiaries have guaranteed performance on the mortgages and lease payments to Omega as discussed in Note 1 totaling $38,900,000 and $35,500,000 at December 31, 1993 and 1994, respectively.

     The lease payments are personally guaranteed to $13,500,000 by the chairman of the board whose family trust is a majority shareholder of the Company, as well as secured by substantially all the personal property and equity of the Company. Lease rental payments are senior to all unsecured debt. The Company is responsible for all taxes, maintenance and other executory costs.

                          BRITWILL HEALTHCARE COMPANY

     Covenants to the Master Lease and Texas Master Lease include, but are not limited to, current ratio requirements, cash flow to rent and debt service requirements, minimum net worth requirements, and minimum cash requirements. In March 1994, Omega consolidated and amended certain financial covenants related to the Indiana and Texas Master Leases and the participating mortgages. Certain payments to affiliates are subordinate to the lease payments made to Omega. As of December 31, 1993, the Company was in compliance with these covenants, as amended. As of December 31, 1994, the Company was in default with the cash flow to rent and cash flow to debt financial covenants. The lessor has agreed to waive these covenants as of and for the year ended December 31, 1994. As of June 30, 1995, the Company was in compliance with these covenants.

10.  RELATED PARTY TRANSACTIONS

     BritWill HealthCare Company is a member of a group of affiliated companies and has extensive transactions and relationships with members of the group. Management of the Company believes that the terms of these transactions are not materially different than those which would result from transactions among wholly unrelated parties.

     In December 1992, the Company entered into a transaction with BI-Indy in which the Company exchanged 75% of its common stock for leasehold rights with a value of $4,100,000. BI-Indy contributed furniture and equipment and $623,466 of other costs incurred and capitalized as part of the transaction.

     In December 1992, certain affiliates of a director of the Company loaned the Company $400,000; and Whitehead Family Investments (WFI), a related party, loaned the Company $2,075,000 which, combined with the director loan, is recorded as subordinated long-term debt. The loans are subordinate to the lease obligations on the Company's Indiana facilities. Interest expense on the loans totaled $297,000 for 1993 and 1994 and $148,500 and $28,875 for the six months ended June 30, 1995 and one month ended July 31, 1995, respectively. In addition, the lenders are entitled to a minimum quarterly bonus. The expense for this bonus agreement totaled $40,000 for both years ended 1993 and 1994 and $20,000 for the six months ended June 30, 1995 and $3,333 for the one month ended July 31, 1995.

     On December 23, 1993, an officer of the Company, loaned the Company $70,000, at 12.0% annual interest, for working capital. The loan renewed a $60,000 loan issued on October 23, 1993. At December 31, 1994, the outstanding principal balance amounted to $49,000. Such principal balance was repaid in 1995. Interest expense on these loans amounted to approximately $1,400 and $5,880 in years ended 1993 and 1994, respectively.

     In December 1993, the Company entered into a transaction with BI-TX in which BI-TX contributed $2,800,000 of leasehold rights and $510,000 of working capital to the Company in exchange for a note payable of $3,310,000. The outstanding principal balance totaled $2,999,136 and $2,901,782, and at December 31, 1994, and June 30, 1995, respectively. Interest expense on this loan amounted to approximately $24,000, $226,476, $121,365 and $31,943 in 1993, 1994,
for the six months ended June 30, 1995 and for the one month ended July 31, 1995, respectively.

     In December 1994, certain affiliates of a director of the Company loaned the Company $1,500,000 at 12.0% annual interest. A portion of the loan, $500,000, represents a renewal of a $250,000 loan issued on December 1, 1994. Interest expense on these loans amounted to approximately $1,500 in 1994, $85,562 for the six months ended June 30, 1995 and $15,068 for the one month ended July 31, 1995.

     On June 1, 1994, the Company renewed a $600,000 note payable (in addition to the above mentioned note) to WFI for working capital at an annual interest rate of 12.0%. The note was renewed from a loan of the same amount issued on June 1, 1993. Interest expense on these loans amounted to $42,000, $72,000, $36,000 and $6,000 for the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

                          BRITWILL HEALTHCARE COMPANY

     The Company manages nursing homes owned by an affiliate. Management fee revenues charged the affiliate totaled $348,655, $251,186, $40,430 and $0 during the years ended December 31, 1993 and 1994, the six months ended June 30, 1995 and the one month ended July 31, 1995, respectively.

     During 1993, the Company performed certain services for BritWill Investments Corporation, an affiliated entity, relating to acquisition support and rental of office space. Total income recognized by the Company for performing these services was $146,000 in 1993.

11.  COMMITMENTS AND CONTINGENCIES

  Estimated third party settlements

     Final determination of amounts earned under cost-reimbursed programs is subject to review by appropriate governmental authorities or their agents. In the opinion of management, adequate provision has been made for any adjustments that could result from such reviews. In addition, the state of Indiana has reviewed the Indiana Medicaid reimbursement structure. The ultimate impact to health care providers in that state has been estimated and management believes there will not be a material adverse effect on the financial position or results of operations of the Company.

  Medical malpractice and self-insured risks

     The Company has obtained medical malpractice coverage with liability limits of $5,000,000 per claim and in the aggregate. The Company has also obtained workers' compensation coverage in Indiana but is uninsured with respect to certain facilities located in Texas. The Company believes that the provision of $20,000 recorded at December 31, 1994 and $20,550 at June 30, 1995 for asserted and/or unasserted claims is adequate based on historical results.

12.  SUBSEQUENT EVENT

     On August 10, 1995, Sunquest HealthCare Corporation, another long-term care company operating approximately 21 facilities in eleven states, acquired the Company's outstanding stock for a fixed payment of $26,000,000, plus contingent amounts of up to approximately $9.8 million if the company achieves specified revenue targets. The purchase price was comprised of two promissory notes amounting to $19,000,000, in total, and a $7,000,000 noninterest bearing convertible subordinated debenture.

     In November 1995, a retroactive restatement and correction of the purchase agreement reduced the fixed purchase price by $6,000,000. The purchase agreement includes a related contingent purchase price obligation of up to $9,800,000 depending upon future revenues.

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
American Professional Holding, Inc.

     We have audited the accompanying consolidated balance sheets of American Professional Holding, Inc. as of December 31, 1994 and 1995 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Professional Holding, Inc. at December 31, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
March 30, 1996

                      AMERICAN PROFESSIONAL HOLDING, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                         -------------------------      JUNE 30,
                                                            1994           1995           1996
                                                         ----------     ----------     ----------
                                                                                       (UNAUDITED)
                                             ASSETS
CURRENT ASSETS:
  Cash.................................................  $  171,725     $   61,687     $   13,684
  Accounts receivable trade............................     971,293      1,253,870      1,574,477
  Accounts receivable related party....................     205,210        394,437        473,340
  Other current assets.................................      59,587         72,931        385,563
                                                         ----------     ----------     ----------
          Total current assets.........................   1,407,815      1,782,925      2,447,064
                                                         ----------     ----------     ----------
PROPERTY AND EQUIPMENT:
  Land and building....................................     205,205        205,205        205,205
  Vehicles.............................................     181,935        222,823        219,425
  Furniture............................................      64,385         67,594         70,376
  Lab equipment........................................     353,706        542,815        562,068
                                                         ----------     ----------     ----------
                                                            805,231      1,038,437      1,057,074
Less accumulated depreciation..........................     390,691        517,281        560,518
                                                         ----------     ----------     ----------
          Total property and equipment.................     414,540        521,156        496,556
INTANGIBLE AND OTHER ASSETS:
  Goodwill, net of $36,249, $108,746, and $144,992 of
     amortization......................................   1,051,217        978,720        942,474
  Accounts receivable stockholders.....................           0        257,250        318,375
  Other................................................       2,238          1,300          1,300
                                                         ----------     ----------     ----------
          Total intangible and other assets............   1,053,455      1,237,270      1,262,149
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade...............................  $  304,842     $  491,080     $  746,922
  Accounts payable related.............................       5,000              0        141,500
  Accrued expenses.....................................     136,314        439,098        535,100
  Deferred taxes.......................................     223,690        155,690        161,690
  Notes payable current................................     516,115        394,916        394,916
                                                         ----------     ----------     ----------
          Total current liabilities....................   1,185,961      1,480,784      1,980,128
  Long-term debt.......................................     470,334        674,126        669,098
                                                         ----------     ----------     ----------
          Total liabilities............................   1,656,295      2,154,910      2,649,226
STOCKHOLDERS' EQUITY:
  Common stock; par value $.001; 50,000,000 shares
     authorized; 10,200,000 shares outstanding.........      10,200         10,200         10,200
  Additional paid in capital...........................     399,800        399,800        399,800
  Retained earnings....................................     809,515        976,441      1,146,543
                                                         ----------     ----------     ----------
          Total stockholders' equity...................   1,219,515      1,386,441      1,556,543
                                                         ----------     ----------     ----------
                                                         $2,875,810     $3,541,351     $4,205,769
                                                         ==========     ==========     ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   JUNE 30,
                                  ---------------------------------------   -------------------------
                                     1993          1994          1995          1995          1996
                                  -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)
REVENUES........................   $4,190,398    $5,151,559    $6,421,187    $3,225,220    $3,087,780
DIRECT COSTS:
  Direct labor and related
     taxes......................    1,667,264     1,684,506     2,039,835       919,541       937,347
  Supplies......................      659,594       733,967     1,038,506       515,894       437,239
  Other direct costs............       27,960       188,946       148,147        31,461        52,708
                                   ----------    ----------    ----------    ----------    ----------
          Total direct costs....    2,354,818     2,607,419     3,226,408     1,466,896     1,427,294
                                   ----------    ----------    ----------    ----------    ----------
GROSS PROFIT....................    1,835,580     2,544,140     3,194,699     1,758,324     1,660,486
GENERAL AND ADMINISTRATIVE:
  Wages and related taxes.......      204,969       434,174       873,971       353,223       403,826
  Printing......................       36,866        41,663       105,942        52,736        28,930
  Depreciation and
     amortization...............       81,392       146,882       193,002       112,304        79,483
  Rents.........................       77,067        76,931        78,959        40,010        37,146
  Mileage.......................      217,769       214,593       314,310       133,901       174,759
  Utilities.....................       86,470        93,454       164,638        76,336        74,215
  Supplies......................       97,285        62,057        74,404        34,930        33,330
  Interest......................       33,343        63,290       118,110        18,499        55,698
  Insurance.....................      142,113       183,197       225,590       120,095       116,941
  Professional fees.............       49,162        71,923        90,999        48,057        59,152
  Management fees...............      195,211       265,325       245,904       117,288       110,500
  Other.........................      168,507       304,428       455,864       229,450       222,404
                                   ----------    ----------    ----------    ----------    ----------
          Total general and
            administrative......    1,390,154     1,957,917     2,941,773     1,336,829     1,396,384
                                   ----------    ----------    ----------    ----------    ----------
INCOME BEFORE TAXES.............      445,426       586,223       252,926       421,495       264,102
LESS PROVISION FOR
  TAXES.........................      196,800       170,000        86,000       143,300        94,000
                                   ----------    ----------    ----------    ----------    ----------
NET INCOME......................   $  248,626    $  416,223    $  166,926    $  278,195    $  170,102
                                   ==========    ==========    ==========    ==========    ==========
NET INCOME PER COMMON SHARE.....   $      .02    $      .04    $      .02    $      .03    $      .02
                                   ==========    ==========    ==========    ==========    ==========
SHARES USED IN CALCULATION......   10,000,000    10,100,000    10,200,000    10,200,000    10,200,000
                                   ==========    ==========    ==========    ==========    ==========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       SIX MONTHS ENDED JUNE
                                                      YEAR ENDED DECEMBER 31,                   30,
                                                 ---------------------------------     ---------------------
                                                   1993        1994        1995          1995        1996
                                                 ---------   ---------   ---------     ---------   ---------
                                                                                            (UNAUDITED)
OPERATING ACTIVITIES:
Net income.....................................  $ 248,626   $ 416,223   $ 166,926     $ 278,195   $ 170,102
Adjustments to reconcile net income to net cash
  (used) provided by operating activities:
  Depreciation and amortization................     81,392     146,882     193,082       112,304      79,483
  Increase (decrease) in deferred taxes........    147,800       6,242     (68,000)       (8,000)      6,000
Changes in operating accounts:
  Increase in accounts receivable-trade........   (274,047)   (284,312)   (282,577)     (243,014)    320,607)
  Increase in account receivable-related
    parties....................................    (43,775)   (161,435)   (189,227)      (55,527)    (78,903)
  Increase (decrease) in other current
    assets.....................................          0     (39,587)    (13,334)      (57,735)   (317,632)
  Increase (decrease) in accounts
    payable-trade..............................     (8,012)    184,973     186,238         3,845     255,842
  Increase (decrease) in accounts
    payable-related party......................          0     (20,000)     (5,000)       (5,000)    141,500
  Increase (decrease) in accrued expenses......     75,132      22,482     302,784       257,426      96,002
                                                 ---------   ---------   ---------     ---------   ---------
Net cash (used) provided by operating
  activities...................................    227,116     271,468     290,892       282,494      36,786
INVESTING ACTIVITIES:
  Increase in fixed assets.....................    (56,588)   (538,357)   (233,206)      (76,632)    (18,637)
  Sale of other assets.........................          0      37,762         938           938           0
  Increase in notes receivable-stockholders....          0           0    (257,250)            0     (61,125)
  Decrease in other liabilities................          0     (40,000)          0             0           0
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash used in investing activities........    (56,588)   (540,595)   (489,518)      (73,694)    (79,762)
FINANCING ACTIVITIES:
  Purchase of subsidiary.......................          0    (300,000)          0             0           0
  Proceeds of borrowings.......................     33,941     833,989     627,000             0     185,859
  Repayment on debt............................   (125,975)   (270,208)   (538,412)     (292,149)   (190,887)
                                                 ---------   ---------   ---------     ---------   ---------
  Net cash (used) provided by financing
    activities.................................    (92,034)    263,781      88,588      (292,149)     (5,028)
                                                 ---------   ---------   ---------     ---------   ---------
NET INCREASE (DECREASE) IN CASH................     78,494      (5,346)   (110,038)      (85,349)    (48,003)
CASH AT BEGINNING OF PERIOD....................     98,577     177,071     171,725       171,725      61,687
                                                 ---------   ---------   ---------     ---------   ---------
CASH AT END OF PERIOD..........................  $ 177,071   $ 171,725      61,687     $  86,376   $  13,684
                                                 =========   =========   =========     =========   =========

                See notes to consolidated financial statements.

                      AMERICAN PROFESSIONAL HOLDING, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Business -- American Professional Holding, Inc. (the Company) is a Utah Corporation formed in February 1984 under the name Technologies Properties, Inc. In July 1993, the Company purchased all of the outstanding stock of Ampro Medical Services, Inc. (Ampro) a Texas Corporation which operates under the name of Northlake Professional Laboratory (Northlake). The acquisition of Ampro was accounted for as a pooling of interest. In addition, the stockholders voted to change the name of the Company to American Professional Holding, Inc.

     In July 1994, the Company purchased all of the outstanding stock of Gamma Laboratories, Inc. (Gamma) of Poplar Bluff, Missouri for $300,000 in cash and a note for $580,000. In addition, the Company issued $200,000 of its common stock.

     The acquisition of Gamma was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter company accounts and transactions have been eliminated in consolidation.

     Ampro and Gamma are the only operating entities of the Company.

     Nature of Business -- Ampro and Gamma principally test blood and other specimens and provide x-ray services to various nursing homes, long-term health care providers, clinics, doctors and patients in Texas and Missouri. Approximately 85% of the Company's revenues are derived from funds provided from Medicare and Medicaid assistance programs.

     Revenue Recognition -- The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards. Revenues are recorded in the month service is provided based on the expected reimbursement prices to be paid by the third-party providers. Management evaluates receivable amounts and writes down billed amounts to recoverable amounts on a quarterly basis. Payments under Medicare and Medicaid are subject to audit and adjustment by the fiscal intermediary.

     Cash -- Cash consists of amounts held in demand deposit accounts at financial institutions. The Company has no cash equivalents.

     Direct Costs -- Direct costs includes all direct labor and related payroll costs, laboratory supplies, and other direct cost of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Vehicles........................................................   3 to 5 years
        Furniture.......................................................        3 years
        Equipment.......................................................   3 to 7 years
        Building........................................................     27.5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Income Taxes -- The Company uses the cash basis for reporting for income tax purposes. Deferred taxes are provided for items of income or expense that are reported in different periods for financial statement purposes and tax purposes. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to certain customers as a policy of conducting business. The Company's principal customers are nursing homes, home health care agencies, MHMR facilities, clinics and physicians in Texas and Missouri. The Company bills Medicare and other third-party payors on behalf of the customers. Because of its favorable collection experience in the past, management does not believe a reserve for doubtful accounts is necessary.

     Goodwill -- As a result of the purchase of Gamma, the Company recorded $1,087,466 of goodwill. Such goodwill is being amortized over a fifteen year life. Amounts amortized are as follows: December 31, 1995 -- $72,497; December 31, 1994 -- $36,249; June 30, 1996 -- $36,248; and June 30, 1995 -- $36,248.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications,

2.  INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet as of June 30, 1996 and the unaudited consolidated statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited consolidated financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

3.  FEDERAL INCOME TAXES

     The provision for taxes is as follows:

                                                DECEMBER 31,                    JUNE 30,
                                      --------------------------------    --------------------
                                        1993        1994        1995        1995        1996
                                      --------    --------    --------    --------    --------
    Current provision...............  $ 49,000    $127,300    $154,000    $151,300     $88,000
    Deferred provision..............   147,800      42,700     (68,000)     (8,000)      6,000
                                      --------    --------    --------    --------     -------
    Total provision.................  $196,800    $170,000    $ 86,000    $143,300     $94,000
                                      ========    ========    ========    ========     =======

     In 1993, 1994 and 1995 the Company paid $0, $171,000 and $91,756 in Federal income taxes, respectively.

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the six months ended June 30, 1995 and 1996 is as follows:

                                                             DECEMBER 31,            JUNE 30,
                                                        ----------------------     -------------
                                                        1993     1994     1995     1995     1996
                                                        ----     ----     ----     ----     ----
    Federal income taxes at statutory rate............   34%      34%     34%       34%     34%
    Benefit of graduated tax..........................
    Accrual to cash adjustments.......................   10       (3)      (2)      --       --
    Other.............................................   --       --        2       --        2
                                                         --       --       --       --       --
                                                         44%      29%      34%      34%      36%
                                                         ==       ==       ==       ==       ==

                      AMERICAN PROFESSIONAL HOLDING, INC.

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes. All deferred items are current in nature.

4.  NOTES PAYABLE

     At December 31, 1994 and 1995 and June 30, 1996, notes payable are comprised as follows.

                                                                                   JUNE 30,
                                                          1994         1995          1996
                                                        --------    ----------    ----------
    Note payable to a bank; payments are $16,100 per
      month including interest; interest at 10%;
      secured by assets of Ampro and personal
      guarantees of three major stockholders; matures
      June 1998.......................................  $283,368    $  370,819    $  296,652
    Note payable to an individual; payments are
      $10,000 per month for the first year, $12,500
      per month to August 1996 and $17,222 until
      maturity including interest; interest 10%;
      mature January 1998; secured by 1,163 shares of
      Gamma stock.....................................   430,167       342,442       280,740
    Note payable to a bank for a line of credit;
      payments are $6,240 per month including
      interest; interest at 10%; matures June 1997;
      secured by accounts receivable of Gamma.........    60,000       109,065       129,172
    Notes payable to bank; payments are $1,801 per
      month including interest; interest at 10%
      secured by land and building; matures June
      1998............................................   115,048       105,650        99,145
    Note payable to a bank; interest only; interest at
      10%; matures June 1998; secured by accounts
      receivable of Ampro.............................        --       100,000       200,000
    Note payable to a supplier; payments are $3,404
      per month including interest at 7%; matures June
      1995; unsecured.................................    20,126            --            --
    Note payable to three individuals; payments are
      $1,466 per month principal only; interest at
      10%; matures August 1995; secured by accounts
      receivable of
      Ampro...........................................    11,690            --            --
    Note payable to a related party; payments are
      $2,709 per month including interest; interest at
      10%; matures April 1995; secured by accounts
      receivable of Ampro.............................    10,615            --            --
    Notes payable to a bank and finance company;
      payments are $3,090 per month including
      interest; interest from 8.0% to 10.5%; matures
      January 1996 to June 1998; secured by
      vehicles........................................    55,435        41,057        58,305
                                                        --------    ----------    ----------
    Total Notes payable...............................   986,449     1,069,042     1,064,014
    Less: current portion.............................   516,115       394,916       394,916
                                                        --------    ----------    ----------
                                                        $470,334    $  674,126    $  669,098
                                                        ========    ==========    ==========

                      AMERICAN PROFESSIONAL HOLDING, INC.

At December 31, 1995, maturities on long-term debt are as follows:

            1996.....................................................  $  394,916
            1997.....................................................     232,914
            1997.....................................................     367,292
            1999.....................................................      10,000
            2000 and thereafter......................................      63,920
                                                                       ----------
                                                                       $1,069,042
                                                                       ==========

Interest paid in 1993, 1994, and 1995 was $7,212, $43,082 and $125,446,
respectively.

5.  RELATED PARTY ACTIVITIES

     The Company paid $5,527, $2,701, and $5,000 for interest in 1993, 1994, and 1995, respectively, to an entity, related by common ownership. (See Note 4) In addition, the Company paid $195,211, $265,325, and $240,690 in 1993, 1994, and
1995, respectively, in management fees and non-employee compensation to an entity, related by common ownership. In 1993, 1994, and 1995 the Company paid certain expenses on behalf of an entity, related by common ownership. The related entity owed the Company $43,775, $205,210, and $369,437 at December 31, 1993, 1994, and 1995, respectively.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                               CARRYING         FAIR
                                                                AMOUNT         VALUE
                                                              ----------     ----------
        Notes payable and long-term debt....................  $1,069,042     $1,006,970

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     The Company leases certain equipment and automobiles as part of its operations. All such leases are considered operating leases. Future minimum lease payments at December 31, 1995 are as follows:

            1995......................................................  $156,304
            1996......................................................   106,230
            1997......................................................    63,206
            1998......................................................     1,955

                      AMERICAN PROFESSIONAL HOLDING, INC.

8.  PRO-FORMA DATA (UNAUDITED)

     The following unaudited pro-forma data summarizes the combined results of operations of the Company and Gamma as though the merger had occurred at the beginning of 1993:

                                                                     1993           1994
                                                                  ----------     ----------
    Revenues....................................................  $5,750,208     $5,882,564
    Net income..................................................     253,606        367,486
    Net income per share........................................        $.02           $.03

9.  SUBSEQUENT EVENT

     On March 26, 1996, the Company signed a letter of intent to be acquired by Unison HealthCare Corporation of Scottsdale, Arizona. The agreement calls for a stock for stock pooling-of-interests for approximately $8,000,000. Numerous conditions, appropriate due diligence and various approvals must be completed before the transaction can be completed.

                         REPORT OF INDEPENDENT AUDITOR

The Board of Directors
Memphis Clinical Laboratory, Inc.

     We have audited the accompanying balance sheets of Memphis Clinical Laboratory, Inc. as of December 31, 1994 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Memphis Clinical Laboratory, Inc. at December 31, 1994 and 1995 and the results of it's operations and cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

Ronald H. Ridgers, P.C.
Richardson, Texas
February 10, 1996

                       MEMPHIS CLINICAL LABORATORY, INC.

                                 BALANCE SHEETS




                                                              DECEMBER 31,
                                                         ----------------------      JUNE 30,
                                                           1994         1995           1996
                                                         ---------    ---------     -----------
                                                                                    (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash..................................................   $ 16,807     $ 10,015      $ 15,994
  Accounts receivable trade.............................     63,843       52,933       100,933
  Other current assets..................................        899          899        13,921
                                                           --------     --------      --------
          Total current assets..........................     81,549       63,847       130,848
PROPERTY AND EQUIPMENT:
  Automobiles...........................................    102,571        5,622        58,622
  Equipment.............................................    367,906      349,553       360,921
  Leasehold improvements................................     24,540       27,146        27,146
                                                           --------     --------      --------
                                                            495,017      435,321       446,689
Less accumulated depreciation...........................    281,119      270,284       286,903
                                                           --------     --------      --------
          Total property and equipment..................    213,898      165,037       159,786
                                                           --------     --------      --------
                                                           $295,447     $228,884      $290,634
                                                           ========     ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable trade................................   $  4,500     $  4,500      $      0
  Accounts payable officer..............................     44,048       35,786        17,063
  Accrued expenses......................................     34,132       15,096        36,426
  Current portion long-term debt........................     12,408       10,000        10,000
  Deferred taxes........................................     23,000       20,000        25,000
                                                           --------     --------      --------
          Total current liabilities.....................    118,088       85,382        88,489
Long-term debt..........................................     34,904       24,886        21,921
                                                           --------     --------      --------
          Total liabilities.............................    152,992      110,268       110,410
STOCKHOLDERS' EQUITY:
  Common stock; no par; 1,000 shares authorized and
     outstanding........................................      1,000        1,000         1,000
  Retained earnings.....................................    141,455      117,616       179,224
                                                           --------     --------      --------
          Total stockholders' equity....................    142,455      118,616       180,224
                                                           --------     --------      --------
                                                           $295,447     $228,884      $290,634
                                                           ========     ========      ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                              STATEMENTS OF INCOME

                                                                                SIX MONTHS ENDED
                                              YEAR ENDED DECEMBER 31,               JUNE 30,
                                          --------------------------------    --------------------
                                            1993        1994        1995        1995        1996
                                          --------    --------    --------    --------    --------
REVENUES................................  $863,768    $827,489    $780,952    $418,989    $474,097
DIRECT COSTS:
  Direct labor and related taxes........   307,770     262,072     244,208     116,440     140,448
  Supplies..............................   171,080     176,563      98,560      56,464      56,025
  Other direct costs....................   105,174     106,034      80,577      37,780      41,378
                                          --------    --------    --------    --------    --------
          Total direct costs............   584,024     544,669     423,345     210,684     237,851
                                          --------    --------    --------    --------    --------
GROSS PROFIT............................   279,744     282,820     357,607     208,305     236,246
INDIRECT EXPENSES:
  Wages and related taxes...............    53,766      63,965      76,681      28,671      32,702
  Depreciation..........................    68,968      87,463      68,374      23,484      16,619
  Rent..................................    30,000      30,000      28,542      15,000      13,500
  Repairs and maintenance...............    29,894      36,447      36,462      14,471      12,978
  Supplies..............................    15,244      17,265      13,380       7,678      11,760
  Taxes.................................    11,751       6,844       5,430       7,201       3,918
  Insurance.............................    16,381      16,725      22,190      13,695       5,096
  Legal and accounting..................     3,003       2,788      18,192       7,974       7,496
  Management fees.......................         0           0      54,000           0           0
  Auto..................................    16,326      15,467      19,947       6,139       9,279
  Utilities.............................    15,554      16,050      17,745       8,249       8,604
  Other indirect costs..................    17,636       6,806      25,600      25,483      28,876
                                          --------    --------    --------    --------    --------
          Total indirect costs..........   278,523     299,820     386,543     158,045     150,828
Operating Income (loss).................     1,221     (17,000)    (28,936)     50,260      85,418
Other income............................     1,423      21,024         891         140         190
                                          --------    --------    --------    --------    --------
INCOME (LOSS) BEFORE TAXES..............     2,644       4,024     (28,045)     50,400      85,608
PROVISION (BENEFIT) FOR TAXES...........       345         603      (4,206)     14,110      24,000
                                          --------    --------    --------    --------    --------
NET INCOME (LOSS).......................  $  2,299    $  3,421    $(23,839)   $ 36,290    $ 61,608
                                          ========    ========    ========    ========    ========
NET INCOME (LOSS) PER COMMON SHARE......  $   2.30    $   3.42    $ (23.84)   $  36.29    $  61.61
                                          ========    ========    ========    ========    ========
SHARES USED IN CALCULATION..............     1,000       1,000       1,000       1,000       1,000
                                          ========    ========    ========    ========    ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,            JUNE 30,
                                              ------------------------------   -------------------
                                                1993       1994       1995       1995       1996
                                              --------   --------   --------   --------   --------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES:
Net income (loss)...........................  $  2,299   $  3,421   $(23,839)  $ 36,290   $ 61,608
Adjustments to reconcile net income (loss)
  to net cash (used) provided by operating
  activities:
  Depreciation..............................    68,968     87,463     68,374     41,042     16,619
  Change in deferred taxes..................         0          0     (3,000)    (3,000)     5,000
Changes in operating accounts:
  (Increase) decrease in accounts
     receivable.............................   (12,046)   (51,797)    10,910      7,983    (48,000)
  (Increase) decrease in note receivable....   (25,000)    25,000          0          0          0
  (Increase) decrease in other assets.......     4,400      8,163          0          0    (13,022)
  Increase (decrease) in accounts payable...   (39,008)   (12,748)         0     (4,500)    (4,500)
  Increase (decrease) in accounts payable --
     officer................................         0     44,048     (8,262)    (2,625)   (18,723)
  Increase (decrease) in accrued expenses...    38,108     (3,976)   (19,036)   (31,860)    21,330
  Increase (decrease) in taxes payable......    10,342    (21,758)         0          0          0
                                              --------   --------   --------   --------   --------
Net cash provided by operating activities...    48,063     77,816     25,147     43,330     20,312
INVESTING ACTIVITIES:
  Increase in fixed assets..................    70,591     85,795     19,513      4,261     11,368
                                              --------   --------   --------   --------   --------
Net cash (used) by investing activities.....   (70,591)   (85,793)   (19,513)    (4,261)   (11,368)
FINANCING ACTIVITIES:
  Proceeds of borrowings....................    31,028     55,475          0          0          0
  Repayment on debt.........................    (8,500)   (30,691)   (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
  Net cash (used) provided by investing
     activities.............................    22,528     24,784    (12,426)    (5,048)    (2,965)
                                              --------   --------   --------   --------   --------
NET INCREASE (DECREASE) IN CASH.............         0     16,807     (6,792)    34,021      5,979
                                              --------   --------   --------   --------   --------
CASH AT BEGINNING OF PERIOD.................         0          0     16,807     16,807     10,015
                                              --------   --------   --------   --------   --------
CASH AT END OF PERIOD.......................  $      0   $ 16,807   $ 10,015   $ 50,828   $ 15,994
                                              ========   ========   ========   ========   ========

                       See notes to financial statements.

                       MEMPHIS CLINICAL LABORATORY, INC.

                         NOTES TO FINANCIAL STATEMENTS
     YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 AND THE SIX MONTHS ENDED
                 JUNE 30, 1995 (UNAUDITED) AND 1996 (UNAUDITED)

1.  SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation -- Memphis Clinical Laboratory, Inc. (the Company) is a Tennessee corporation formed in May, 1986. The Company principally test blood and other specimens and bills the cost to Medicare and other third-party providers.

     The Company uses the accrual method of accounting for financial statement purposes in accordance with generally accepted accounting principles and industry standards.

     Direct Costs -- Direct costs includes all direct labor, materials, laboratory supplies and other direct costs of sales.

     Statement of Cash Flows -- The Company has adopted the indirect method of accounting for its cash flows in accordance with Financial Accounting Standards Board Statement No. 95. The Company has no cash equivalents.

     Fixed Assets -- Fixed assets are carried at cost less accumulated depreciation. The cost of fixed assets is depreciated over their estimated useful lives on a straight line method. Lives used in computing depreciation expense are as follows:

        Equipment...........................................................   5 years
        Vehicles............................................................   5 years
        Leasehold improvements..............................................   5 years

Maintenance and repairs are charged to expense as incurred. Additions and betterments are capitalized. Gains or losses on dispositions are included in current operations.

     Income Taxes -- The Company uses the cash basis of accounting for income tax purposes. In addition, it uses accelerated methods of depreciation in accordance with federal income tax rules. Deferred taxes have been provided for these timing differences between book and tax accounting methods. The Company has adopted FASB Statement No. 109 for financial statement reporting purposes.

     Account Receivable -- The Company extends credit to various customers as a policy of conducting business. The Company's principal customers are nursing homes, home health care agencies, clinics and physicians in the Memphis, Tennessee area. Because of favorable collection experience in the past, management does not believe an allowance for doubtful accounts is necessary.

     Reclassifications -- Certain amounts have been reclassified to reflect current classifications.

2.  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited balance sheet as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all significant adjustments, consisting only of normal recurring adjustments, necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire Year.

                       MEMPHIS CLINICAL LABORATORY, INC.

3.  NOTES PAYABLE

     At December 31, 1994, 1995 and June 30, 1996, notes payable are comprised as follows:

                                                                                        JUNE 30,
                                                                 1994        1995         1996
                                                                -------     -------     --------
Note payable to officer; payments are $1,099 per month
  including interest; interest is at 7%; matures January 1999;
  secured by
  equipment...................................................  $47,312     $34,886      $31,891
Less current portion..........................................   12,408      10,000       10,000
                                                                -------     -------      -------
                                                                $34,904     $24,886      $21,891
                                                                =======     =======      =======

Interest paid in 1993, 1994 and 1995, was $0, $5,172 and $3,088, respectively.

4.  RELATED PARTY ACTIVITIES

     In accordance with an agreement, the Company pays it's President for rent of its laboratory facilities. This agreement expires in 2004. The Company paid $30,000, $30,000 and $28,500 in 1993, 1994 and 1995, respectively.

     At December 31, 1993, 1994 and 1995, the Company owes the President for various advances. These amounts are carried as accounts payable officer in the accompanying financial statements. In addition, see Note 3.

5.  FEDERAL INCOME TAXES

     The provision (benefit) for taxes is as follows:

                                                            DECEMBER 31,            JUNE 30,
                                                        ---------------------   -----------------
                                                        1993   1994    1995      1995      1996
                                                        ----   ----   -------   -------   -------
Current provision (benefit)...........................  $345   $603   $(1,206)  $17,110   $19,000
Deferred provision (benefit)..........................    --     --    (3,000)   (3,000)    5,000
                                                        ----   ----   -------   -------   -------
Total provision (benefit).............................  $345   $603   $(4,206)  $14,110   $24,000
                                                        ====   ====   =======   =======   =======

     The reconciliation of the Company's effective income tax note to the federal statutory note of 34% for the years ended December 31, 1993, 1994 and 1995 and the three months ended June 30, 1995 and 1996 is as follows:

                                                                 DECEMBER 31,            JUNE 30,
                                                            ----------------------     -------------
                                                            1993     1994     1995     1995     1996
                                                            ----     ----     ----     ----     ----
Federal income taxes at statutory rate....................   34%      34%      34 %     34%      34%
Benefit of graduated tax..................................  (21)      --       --       (5)      (7)
Cash to accrual adjustments...............................   --      (19)      --       (1)      (1)
NOL Benefit...............................................   --       --      (49)      --       --
                                                            ---      ---      ---       --       --
                                                             13%      15%     (15)%     28%      28%
                                                            ===      ===      ===       ==       ==

     Deferred income tax reflects the tax affect of temporary differences resulting from the Company being on the cash reporting basis for tax purposes.

     The Company paid no federal income taxes in 1993, 1994 and 1995.

                       MEMPHIS CLINICAL LABORATORY, INC.

6.  FAIR VALUES OF FINANCIAL INSTRUMENTS

     The carrying amounts and fair values of the Company's financial instruments as of December 31, 1995 are as follows:

                                                                   CARRYING      FAIR
                                                                    AMOUNT       VALUE
                                                                   --------     -------
        Notes payable and long-term debt.........................  $ 34,886     $32,100

     The carrying amounts reported in the balance sheet for cash, accounts receivable, lease deposits, accounts payable and borrowings under revolving lines of credit approximate their fair value. The fair value of the Company's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Company for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

7.  COMMITMENTS

     Future minimum payments under operating leases are as follows:

            1996.......................................................  $27,000
            1997.......................................................   27,000
            1998.......................................................   25,650
            1999.......................................................   24,300
            2000 and thereafter........................................   76,950

     In 1995, the Company has entered into a three year management agreement with its President. Such agreement, among other things, provides for a salary of $60,000 annually, for the President for the term of the agreement which expires in 1997.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Signature Health Care Corporation:

     We have audited the accompanying consolidated balance sheets of SIGNATURE HEALTH CARE CORPORATION (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Signature Health Care Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                       SIGNATURE HEALTH CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                             DECEMBER 31,
                                                                      ---------------------------
                                                                         1995            1994
                                                       JUNE 30,       -----------     -----------
                                                         1996
                                                      -----------
                                                      (UNAUDITED)
Cash and cash equivalents...........................  $        --     $   274,992     $   919,121
Patient accounts receivable, net of allowance for
  doubtful accounts of $194,210 at June 30, 1996 and
  $195,900 and $155,200 at December 31, 1995 and
  1994..............................................    5,184,861       3,663,958       1,641,216
Prepaid income taxes................................      141,525              --         407,448
Inventory...........................................      256,304           5,000           5,000
Other current assets................................      265,323         160,073         164,704
Deferred tax asset..................................      101,300         101,300         102,400
                                                      -----------     -----------
     Total current assets...........................    5,949,313       4,205,323       3,239,889
Property and equipment, at cost.....................   18,391,035      18,264,010      18,020,293
  Less-Accumulated depreciation.....................   (1,949,127)     (1,490,542)       (594,150)
                                                      -----------     -----------
     Net property and equipment.....................   16,441,908      16,773,468      17,426,143
Goodwill, net of accumulated amortization of
  $924,286 at June 30, 1996 and $639,142 and $68,900
  at December 31, 1995 and 1994.....................    1,720,599       2,005,744       2,576,027
Loan fees, net of accumulated amortization of
  $64,000 at June 30, 1996 and $49,000 and $20,000
  at December 31, 1995 and 1994.....................      260,330         275,330         304,288
Debt service reserve................................    1,187,288       1,161,808       1,110,647
Receivables due from affiliates, net................           --         495,031              --
Deposits and other..................................       59,925          59,925          63,425
                                                      -----------     -----------
     Total other assets.............................    3,228,142       3,997,838       4,054,387
                                                      -----------     -----------
     Total assets...................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========
                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt................  $   259,064     $   198,994     $   141,417
Accounts payable....................................    1,471,607       1,078,237         189,660
Accrued payroll, taxes and benefits.................      507,784         354,714         676,374
Income taxes payable................................           --         211,847              --
Accrued property taxes..............................       63,505          87,683          92,336
Other accrued expenses..............................       44,348         104,468          31,077
Unearned revenue....................................       96,402          96,402         121,016
                                                      -----------     -----------
     Total current liabilities......................    2,442,710       2,132,345       1,251,880
Deferred income taxes...............................    2,921,436       2,939,553       3,219,753
Long-term debt, net of current maturities...........   18,518,886      18,605,174      18,842,292
Payables due to affiliates, net.....................    1,035,935              --              --
                                                      -----------     -----------
          Total liabilities.........................   24,918,967      23,677,072      23,313,925
Common stock, $.01 par value; 1,200,000 shares
  authorized; 250,000 shares issued and
  outstanding.......................................        2,500           2,500           2,500
Additional paid-in capital..........................    1,610,600       1,610,600       1,610,600
Accumulated deficit from operations.................     (912,704)       (313,543)       (206,606)
                                                      -----------     -----------
     Total stockholders' equity.....................      700,396       1,299,557       1,406,494
                                                      -----------     -----------
          Total liabilities and stockholders'
            equity..................................  $25,619,363     $24,976,629     $24,720,419
                                                      ===========     ===========

      The accompanying notes are an integral part of these balance sheets.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                               SIX MONTHS ENDED
                                   JUNE 30,                        YEARS ENDED DECEMBER 31,
                          ---------------------------     -------------------------------------------
                             1996            1995            1995            1994            1993
                          -----------     -----------     -----------     -----------     -----------
                                  (UNAUDITED)
Sub-acute and
  rehabilitation........  $ 4,746,382     $ 3,638,225     $ 8,314,758     $ 4,151,426     $ 3,635,407
Alzheimers care.........      890,862         708,815       1,493,735       1,129,135         584,504
Skilled nursing care....    7,151,720       7,059,116      14,481,606      14,428,066      13,932,573
Miscellaneous
  services..............       58,859          59,757         119,527         200,301         143,285
                          -----------     -----------     -----------     -----------     -----------
Net patient revenue.....   12,847,823      11,465,913      24,409,626      19,908,928      18,295,769
Management fees.........           --              --              --          32,772              --
                          -----------     -----------     -----------     -----------     -----------
     Total revenue......   12,847,823      11,465,913      24,409,626      19,941,700      18,295,769
                          -----------     -----------     -----------     -----------     -----------
Nursing services
  (including $1,591,506
  and $1,071,642 at June
  30, 1966 and 1995 and
  $2,365,582, $583,911
  and $0 at December 31,
  1995, 1994 and 1993
  paid to an
  affiliate)............    5,798,958       4,942,391      11,467,625       9,683,175       8,920,580
Dietary services........      650,887         678,693       1,514,387       1,500,641       1,486,345
General services........    1,938,984       1,960,668       2,890,000       3,053,090       3,050,311
Provision for bad
  debts.................       58,543          71,218         181,339         213,482         125,729
Management fees paid to
  an affiliate..........    3,456,306       2,008,921       4,725,703       2,301,848       1,026,739
Rent....................      192,582         185,512         375,101         397,297         382,552
Interest, net of $35,161
  and $56,841 at June
  30, 1996 and 1995 and
  $96,959, $90,041 and
  $65,674 at December
  31, 1995, 1994 and
  1993 of income........      975,065         915,970       1,933,452       1,657,162         930,294
Depreciation and
  amortization..........      758,729         810,480       1,495,634       1,078,710         727,541
                          -----------     -----------     -----------     -----------     -----------
     Total expenses.....  $13,830,054     $11,573,853     $24,583,241     $19,885,405     $16,650,091
                          -----------     -----------     -----------     -----------     -----------
     (Loss) income
       before income
       taxes............     (982,231)       (107,940)       (173,615)         56,295       1,645,678
     (Benefit) provision
       for income
       taxes............     (383,070)        (41,066)        (66,678)         28,654         642,005
                          -----------     -----------     -----------     -----------     -----------
          Net (loss)
            income......  $  (599,161)    $   (66,874)    ($  106,937)    $    27,641     $ 1,003,673
                          ===========     ===========     ===========     ===========     ===========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                                          COMMON STOCK
                                              CONVERTIBLE         -----------------------------
                                            PREFERRED STOCK                          ADDITIONAL   ACCUMULATED         TOTAL
                                         ----------------------                       PAID-IN      EARNINGS/      STOCKHOLDERS'
                                          SHARES      AMOUNT      SHARES    AMOUNT    CAPITAL      (DEFICIT)         EQUITY
                                         --------   -----------   -------   ------   ----------   -----------   -----------------
Balances at December 31, 1992..........   700,000   $ 2,427,566   250,000   $2,500   $  191,100   $   500,645      $    3,121,811
  Net income...........................        --            --        --      --            --     1,003,673           1,003,673
  Accretion of mandatory provision.....        --       112,526        --      --            --      (112,526)                 --
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1993..........   700,000   $ 2,540,092   250,000   $2,500   $  191,100   $ 1,391,792      $    4,125,484
  Net income...........................        --            --        --      --            --        27,641              27,641
  Purchase of Preferred stock and
    elimination of residual interest in
    retained earnings..................  (700,000)   (2,540,092)       --      --     1,419,500    (1,626,039)         (2,746,631)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1994..........        --   $        --   250,000   $2,500   $1,610,600   $  (206,606)     $    1,406,494
  Net loss.............................        --            --        --      --            --      (106,937)           (106,937)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at December 31, 1995..........        --   $        --   250,000   $2,500   $1,610,600   $  (313,543)     $    1,299,557
                                         --------   -----------   --------  ------   ----------   -----------          ----------
  Net loss (unaudited).................        --            --        --      --            --      (599,161)           (599,161)
                                         --------   -----------   --------  ------   ----------   -----------          ----------
Balances at June 30, 1996
  (unaudited)..........................        --   $        --   250,000   $2,500   $1,610,600   $  (912,704)     $      700,396
                                         ========   ===========   ========  ======   ==========   ===========          ==========

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                              SIX MONTHS ENDED
                                                  JUNE 30,                    YEARS ENDED DECEMBER 31,
                                          -------------------------   ----------------------------------------
                                             1996          1995          1995           1994          1993
                                          -----------   -----------   -----------   ------------   -----------
                                                 (UNAUDITED)
Cash flows from operating activities:
Net (loss) income.......................  $  (599,161)  $   (66,874)  $  (106,937)  $     27,641   $ 1,003,673
Adjustments to reconcile net income
  (loss) to net cash provided by
  operating activities:
  Depreciation and amortization.........      758,729       810,480     1,495,634      1,078,710       727,541
  Provision for bad debts...............       58,543        71,218       181,339        213,482       125,729
  Change in deferred taxes..............                                 (279,100)        73,591        62,083
  Changes in non-cash working capital:
     Patient accounts receivable........   (1,579,445)   (1,258,378)   (2,204,081)      (421,724)     (957,302)
     Prepaid income taxes...............           --       407,448       407,448       (407,448)           --
     Inventory and other current
       assets...........................     (356,553)     (150,619)        4,631        (54,280)       18,673
     Accounts payable...................      393,371       591,800       888,577       (149,569)     (147,816)
     Accrued payroll, taxes and
       benefits.........................      153,070       300,317      (321,660)       118,214        69,922
     Income taxes payable...............     (372,258)      (63,492)      211,847       (223,500)      (28,059)
     Accrued property taxes and other
       accrued expenses.................      (84,298)     (108,501)       68,738        (47,779)      (24,349)
     Unearned revenue...................           --            --       (24,614)        33,213       (22,995)
                                          -----------   ------------
     Net cash provided by
       operating activities.............   (1,628,002)      533,399       321,822        240,551       827,100
                                          -----------   ------------
Cash flows from investing activities:
Recognition of buyout net asset value...           --            --            --     (4,459,908)           --
Purchase of property and equipment......     (126,257)     (101,719)     (243,718)      (512,922)     (221,573)
Purchase of investments.................           --            --       (51,161)       (17,739)        7,092
Purchase of goodwill....................           --            --            --     (2,644,885)           --
Increase in deferred taxes related to
  buyout................................           --            --            --      2,778,543            --
Change in deposits and other assets.....      (25,480)     (221,752)        3,500         96,377       (26,078)
                                          -----------   ------------
     Net cash used in investing
       activities.......................     (151,737)     (323,471)     (291,379)    (4,760,534)     (240,559)
                                          -----------   ------------
Cash flows from financing activities:
Repayment of long-term debt.............      (26,218)     (102,289)     (179,541)   (11,462,055)   (1,065,386)
Receivables due from affiliates, net....    1,530,965       678,295      (495,031)            --            --
Issuance of long-term debt..............           --            --            --     19,100,000            --
Payment of loan fees....................           --            --            --       (324,297)           --
Purchase of preferred stock.............           --            --            --     (2,746,631)           --
                                          -----------   ------------
     Net cash (used in) provided by
       financing activities.............    1,504,747       576,006      (674,572)     4,567,017    (1,065,386)
                                          -----------   ------------
     Net (decrease) increase in cash....     (274,992)      785,934      (644,129)        47,034      (478,845)
     Cash and cash equivalents,
       at beginning of year.............      274,992       919,121       919,121        872,087     1,350,932
                                          -----------   ------------
     Cash and cash equivalents,
       at end of year...................  $        --   $ 1,705,055   $   274,992   $    919,121   $   872,087
                                          ===========   ============

        The accompanying notes are an integral part of these statements.

                       SIGNATURE HEALTH CARE CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1995, 1994 AND 1993
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Signature Health Care Corporation and its wholly owned subsidiaries (the "Corporation") own, operate and manage skilled nursing centers providing restorative, rehabilitative, and sub-acute services. As of December 31, 1995, the Corporation owns six nursing homes and leases one for a total of seven nursing homes with 602 total beds. The Corporation does business in Colorado and Arizona. The Corporation's nursing homes are subject to licensing and regulation of their services by various federal and state government agencies. The Corporation incorporated in Delaware on October 12, 1987.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Consolidation. The accompanying consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from two to 40 years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Corporation perform a review of long-lived assets and goodwill related to those assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Corporation's financial position or results of operations.

     Loan Fees. Loan fees amortize over the term of the related debt using the effective interest method.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Corporation's most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Corporation classifies these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $1,084,000, $586,000 and $500,000 as of December 31, 1995, 1994 and 1993,
respectively.

                       SIGNATURE HEALTH CARE CORPORATION

     The Company derived patient revenues from various sources in 1995, 1994 and 1993, respectively, as follows:

          (a) federal Medicare program (retrospectively reimbursing actual allowable costs), 33%, 20% and 19%;

          (b) negotiated contracts with various government agencies and private insurance companies, 31%, 36% and 39%;

          (c) private pay sources, 19%, 25% and 26%; and

          (d) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 17%, 19% and 16%.

     Management Fees. During 1994 the Corporation provided accounting services to a contracted therapy business. In return for its management services, the Corporation received management fees in an amount equal to 3% of net revenue plus its costs for providing accounting services.

     Goodwill.  Goodwill is being amortized over a five-year period.

     Income Taxes. The Corporation accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires the use of an asset and liability approach for measuring deferred taxes based on temporary differences between financial statement and tax bases of assets and liabilities existing at each balance date using enacted tax rates for years in which the related taxes are expected to be paid or recovered.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited consolidated balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited consolidated financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessarily indicative of the results that may be expected for an entire year.

(4)  LONG-TERM DEBT

     Long-term debt at December 31, 1995 and 1994, consisted of the following.

                                                               1995            1994
                                                            -----------     -----------
        10 year mortgage at 10.5% payable monthly.........  $18,804,168     $18,983,709
          Less current maturities.........................     (198,994)       (141,417)
                                                            -----------     -----------
                  Total long-term debt, net of current
                    maturities............................  $18,605,174     $18,842,292
                                                            ===========     ===========

     The property and equipment of the Corporation secure the current mortgage. The mortgage contains a personal guarantee from a stockholder of the Corporation. The mortgage contains various covenants including debt service coverage, minimum current ratio, and restrictions on the payment of dividends. The Corporation

                       SIGNATURE HEALTH CARE CORPORATION
complied with the covenants throughout 1995 and 1994. Cash paid for interest totaled $2,030,110 $1,658,341, and $993,075 in 1995, 1994 and 1993,
respectively.

     Long-term debt maturing in the next five years follows.

            1996....................................................  $   198,994
            1997....................................................      220,924
            1998....................................................      245,271
            1999....................................................      272,301
            2000....................................................      302,309
            Thereafter..............................................   17,564,369
                                                                      -----------
                      Total long-term debt..........................  $18,804,168
                                                                      ===========

(5)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(6)  EQUITY

     The common stock carry certain rights, the more significant of which follow (see Note 7).

     Voting.  Each share of common stock carry the right to one vote.

     Options. The Corporation reserves 250,000 shares of authorized but unissued common stock for issuance to employees upon exercise of stock purchase options. As of December 31, 1995, granted options cover the purchase, of 113,800 shares of common stock, of which 90,000 shares have vested and 23,800 shares vest upon completion of certain conditions, none of which had occurred as of December 31, 1995. Activity related to granted options for the three years ended December 31, 1995 follows:

                                                                                    PRICE PER
                                                                     SHARES           SHARE
                                                                     -------     ---------------
Granted options at December 31, 1992...............................   95,500           --
  Options granted..................................................   14,000     $6.50 - $10.00
  Cancelled options................................................   (2,500)          --
                                                                     -------
Granted options at December 31, 1993...............................  107,000           --
  Options granted..................................................    6,800         $12.00
  Cancelled options................................................   (3,000)          --
                                                                     -------
Granted options at December 31, 1994...............................  110,800           --
  Options granted..................................................    6,850         $25.00
  Cancelled options................................................   (3,850)          --
                                                                     -------
Granted options at December 31, 1995...............................  113,800           --
                                                                     -------

(7)  RELATED PARTY TRANSACTIONS

     During 1993 the Corporation paid or accrued $158,750 for a consulting fee to an affiliate of its preferred stockholder for investment banking, financial, and management services.

                       SIGNATURE HEALTH CARE CORPORATION

     During 1993 the Corporation advanced $100,000 to an affiliated entity which will provide physical, occupational, and speech therapy services to the Corporation and others. This advance was outstanding during 1993 and 1994.

     During 1995 the Corporation incurred and paid for management and rehabilitation services from an entity having common owners.

(8)  COMMITMENTS AND CONTINGENCIES

     The Corporation leases a nursing home, on a ten year base term expiring in 2000, under which the Corporation possesses (1) the right to renew for one additional 5 year term and (2) the option to purchase the nursing home through the end of the base term. The lease provides for certain restrictions on the maintenance and operation of the nursing home and an annual 2% escalation in the base rent.

     The Corporation also leases office space for its corporate office, on a year to year basis, under which the Corporation possesses the right to renew for additional one year terms.

     Both leases are treated as operating leases, future lease payments follow.

            1996.....................................................  $  381,152
            1997.....................................................     374,370
            1998.....................................................     380,736
            1999.....................................................     387,648
            2000.....................................................     361,152
                                                                       ----------
                      Total base term rent...........................  $1,885,058
                                                                       ==========

     The Corporation has been named as a defendant in certain litigation. Corporation management believes amounts which may become payable, if any, pursuant to such litigation, will be covered by the Corporation's insurance policies.

(9)  INCOME TAXES

     The Corporation accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), which requires recognition of deferred tax assets and liabilities for the expected future income tax consequences of events which have been included in the financial statement or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Deferred taxes liability as of December 31, 1995 and 1994 are comprised of the following.

                                                               1995            1994
                                                            -----------     -----------
        Tax credit........................................  $        --          13,000
        Accrued liabilities and allowances................      101,300          89,400
                                                            -----------     -----------
             Total current deferred tax asset.............      101,300         102,400
                                                            -----------     -----------
        Depreciation and amortization.....................     (601,100)       (441,200)
        Basis step-up (see Note 7)........................   (2,338,500)     (2,778,500)
                                                            -----------     -----------
             Total noncurrent deferred tax liability......   (2,939,600)     (3,219,700)
                                                            -----------     -----------
                  Total net deferred taxes................  $(2,838,300)    $(3,117,300)
                                                            ===========     ===========

                       SIGNATURE HEALTH CARE CORPORATION

     The Corporation did not record any valuation allowances against the deferred tax asset at December 31, 1995 and 1994, as the Corporation's management believes that it is more likely than not that the asset will be realized. Cash paid for income taxes totaled $0, $462,000 and $608,000 in 1995, 1994 and 1993 respectively.

     The components of the income tax provision (benefit) consist of the following.

                                                      1995          1994         1993
                                                    ---------     --------     --------
        Federal...................................  $ 195,484     $ 44,533     $464,005
        State.....................................     43,275        9,859      117,000
                                                    ---------     --------     --------
          Current income tax provision............    238,759       54,392      581,005
                                                    ---------     --------     --------
        Federal...................................   (250,077)     (21,072)      30,000
        State.....................................    (55,360)      (4,666)      31,000
                                                    ---------     --------     --------
          Deferred income tax provision
             (benefit)............................   (305,437)     (25,738)      61,000
                                                    ---------     --------     --------
             Total income tax provision
               (benefit)..........................  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

     The difference between the Corporation's effective income tax rates and the statutory rates are as follows:

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                      1995          1994         1993
                                                    ---------     --------     --------
        Statutory federal income tax expense
          (benefit)...............................  $ (59,025)    $ 19,140     $559,531
        Increases (decreases) resulting from:
          State tax expense (benefit) net of
             federal benefit......................     (8,681)       2,815       82,284
          Nondeductible expenses..................      5,659        6,115        2,603
          Other...................................     (4,631)         584       (2,413)
                                                    ---------     --------     --------
        Income tax expense (benefit)..............  $ (66,678)    $ 28,654     $642,005
                                                    =========     ========     ========

(10)  BUY OUT OF PREFERRED STOCKHOLDERS

     On March 30, 1994, the Corporation completed new long-term financing. The proceeds were used to retire all existing debt, create a minimum debt service reserve, and redeem all outstanding convertible preferred stock, which had rights which made it essentially equivalent to common stock and comprised approximately 67% of the Corporation's equity ownership.

     Because a substantive change in control occurred, a proportional share of the Corporation's net assets were revalued based on the monetary consideration paid to the preferred shareholders and the assets applicable to common stockholders' residual interest were carried forward at historical cost, net of related valuation and allowance accounts.

     The transaction resulted in an increase in property and equipment of approximately $4.4 million, goodwill of $2.6 million, deferred tax liability of $2.8 million as no step-up in basis was allowed for tax purposes, and the elimination of retained earnings and an increase in paid-in capital.

     The depreciation and amortization related to the increase in property and equipment and goodwill referred to above totalled $233,350 in 1994 and $1,210,111 in 1995 and $605,056 and $605,056 for the six months ended June 30,
1995 and 1996, respectively.

                       SIGNATURE HEALTH CARE CORPORATION

(11)  SUBSEQUENT EVENT

     On August 2, 1996, the Corporation entered into an agreement and plan of merger with Unison HealthCare Corporation ("Unison"). Through the merger the Corporation will become a wholly owned subsidiary of Unison. Outstanding shares of the Corporation will be converted into the right to receive, subject to certain adjustments, cash equal to $10,200,000 and shares of Unison's common stock equal to approximately $20,000,000. The merger is subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care,
Inc.:

     We have audited the accompanying combined balance sheet of ARKANSAS, INC., CORNERSTONE CARE, INC., DOUGLAS MANOR, INC., and SAFFORD CARE, INC. (Colorado corporations) as of December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995 through December 31, 1995. These financial statements are the responsibility of each Corporation's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. as of December 31, 1995, and the combined results of their operations and their cash flows for the period from inception through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado
April 15, 1996

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                            COMBINED BALANCE SHEETS

                                                                    JUNE 30,
                                                                      1996
                                                                   -----------      DECEMBER 31,
                                                                                        1995
                                                                                    ------------
                                                                                    (UNAUDITED)
                             ASSETS
Cash and cash equivalents........................................  $        --       $  313,198
Patient accounts receivable, net of allowance for doubtful
  accounts of $41,000 at June 30, 1996 and $23,000 at December
  31, 1995 and
  1994...........................................................    2,575,860        2,382,353
Inventory........................................................      192,817               --
Other current assets.............................................       52,543            3,483
                                                                    ----------       ----------
     Total current assets........................................    2,821,220        2,699,034
Equipment........................................................      753,524          800,995
Leasehold improvements...........................................      157,026          167,695
                                                                    ----------       ----------
  Property and equipment, at cost................................      910,550          968,690
  Less-Accumulated depreciation..................................     (139,921)         (54,314)
                                                                    ----------       ----------
     Net property and equipment..................................      770,629          914,376
Deposits and other...............................................       70,605           70,605
Prepaid rent.....................................................      114,814          209,587
                                                                    ----------       ----------
     Total other assets..........................................      185,419          280,192
                                                                    ----------       ----------
          Total assets...........................................  $ 3,777,268       $3,893,602
                                                                    ==========       ==========
              LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of capitalized lease.............................  $    52,992       $   48,003
Accounts payable.................................................      593,700          430,382
Accrued payroll, taxes and benefits..............................      289,820          312,124
Property taxes payable...........................................       64,155           48,015
Other accrued expenses...........................................       60,488            4,905
Unearned revenue.................................................       30,550           30,550
                                                                    ----------       ----------
     Total current liabilities...................................    1,091,705          873,979
     Deferred rent...............................................           --           91,428
     Capitalized lease, net of current portion...................      668,624          668,940
     Amounts due affiliates......................................    1,464,672        1,579,209
                                                                    ----------       ----------
     Total liabilities...........................................    3,225,001        3,213,556
Common stock, $.01 par value; 400,000 shares authorized; 4,000
  shares issued and outstanding..................................        4,000            4,000
Additional paid-in capital.......................................      377,000          377,000
Distributions to stockholders....................................   (1,926,000)        (406,000)
Accumulated earnings from operations.............................    2,097,267          705,046
                                                                    ----------       ----------
     Total stockholders' equity..................................      552,267          680,046
                                                                    ----------       ----------
          Total liabilities and stockholders' equity.............  $ 3,777,268       $3,893,602
                                                                    ==========       ==========

      The accompanying notes are an integral part of these balance sheets.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                     SIX MONTHS ENDED     INCEPTION TO      YEAR ENDED
                                                         JUNE 30,           JUNE 30,       DECEMBER 31,
                                                           1996               1995             1995
                                                     ----------------     ------------     ------------
                                                                        (UNAUDITED)
Sub-acute and rehabilitation.......................     $2,390,306          $ 79,163        $1,965,605
Alzheimers care....................................      1,108,873                --         1,063,937
Skilled nursing care...............................      5,695,862           395,168         5,449,292
Miscellaneous services.............................        208,925               713           161,906
                                                        ----------          --------        ----------
     Total revenue.................................      9,403,866           475,044         8,640,740
                                                        ----------          --------        ----------
Nursing services (including $744,753 and $26,253 at
  June 30, 1996 and 1995 and $467,124 at December
  31, 1995 paid to an affiliate)...................      3,773,485           212,220         4,286,037
Dietary services...................................        509,366            38,129           634,946
General services...................................      1,591,666            99,017         1,213,308
Provision for bad debts............................         17,662             6,478            55,624
Management fees paid to an affiliate...............      1,151,824            42,771           797,900
Rent...............................................        851,169            44,578           860,211
Interest, net of $4,624 and $191 at June 30, 1996
  and 1995 and $2,600 at December 31, 1995 of
  income...........................................         30,366            31,508            33,354
Depreciation and amortization......................         86,107            16,042            54,314
                                                        ----------          --------        ----------
     Total expenses................................      8,011,645           490,743         7,935,694
                                                        ----------          --------        ----------
          Net income (loss)........................     $1,392,221          $(15,699)       $  705,046
                                                        ==========          ========        ==========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND
                         SIX MONTHS ENDED JUNE 30, 1996

                                                    COMMON STOCK
                                             ---------------------------
                                                              ADDITIONAL   DISTRIBUTIONS  ACCUMULATED       TOTAL
                                                               PAID-IN          TO         EARNINGS/    STOCKHOLDERS'
                                             SHARES  AMOUNT    CAPITAL     STOCKHOLDERS    (DEFICIT)       EQUITY
                                             -----   ------   ----------   ------------   -----------   -------------
Arkansas, Inc..............................  1,000   $1,000    $      --   $         --   $        --    $      1,000
Cornerstone Care, Inc......................  1,000    1,000           --             --            --           1,000
Douglas Manor, Inc.........................  1,000    1,000           --             --            --           1,000
Safford Care, Inc..........................  1,000    1,000           --             --            --           1,000
                                             -----   ------     --------      ---------      --------       ---------
     Purchase of common stock..............  4,000    4,000           --             --            --           4,000
Douglas Manor, Inc.........................     --       --      259,000             --            --         259,000
Safford Care, Inc..........................     --       --      118,000             --            --         118,000
                                             -----   ------     --------      ---------      --------       ---------
     Additional capital contributions......     --       --      377,000             --            --         377,000
Arkansas, Inc..............................     --       --           --             --       442,759         442,759
Cornerstone Care, Inc......................     --       --           --             --       170,237         170,237
Douglas Manor, Inc.........................     --       --           --             --       (58,419)        (58,419)
Safford Care, Inc..........................     --       --           --             --       150,469         150,469
                                             -----   ------     --------      ---------      --------       ---------
     Net Income............................     --       --           --             --       705,046         705,046
Arkansas, Inc..............................     --       --           --       (318,000)           --        (318,000)
Cornerstone Care, Inc......................     --       --           --        (88,000)           --         (88,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders.........     --       --           --       (406,000)           --        (406,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at December 31, 1995..............  4,000   $4,000    $ 377,000   $   (406,000)  $   705,046    $    680,046
                                             -----   ------     --------      ---------      --------       ---------
Arkansas, Inc. ............................     --       --           --             --       707,661         707,661
Cornerstone Care, Inc. ....................     --       --           --             --       396,401         396,401
Douglas Manor, Inc. .......................     --       --           --             --       (89,526)        (89,526)
Safford Care, Inc. ........................     --       --           --             --       377,685         377,685
                                             -----   ------     --------      ---------      --------       ---------
     Net Income (unaudited)................     --       --           --                    1,392,221       1,392,221
Arkansas, Inc. ............................     --       --           --       (442,000)           --        (442,000)
Cornerstone Care, Inc. ....................     --       --           --       (526,000)           --        (526,000)
Douglas Manor, Inc. .......................     --       --           --       (203,000)           --        (203,000)
Safford Care, Inc. ........................     --       --           --       (349,000)           --        (349,000)
                                             -----   ------     --------      ---------      --------       ---------
     Distributions to stockholders
       (unaudited).........................     --       --           --     (1,520,000)           --      (1,520,000)
                                             -----   ------     --------      ---------      --------       ---------
Balances at June 30, 1996 (unaudited)......  4,000   $4,000    $ 377,000   $ (1,926,000)  $ 2,097,267    $    552,267
                                             =====   ======     ========      =========      ========       =========

        The accompanying notes are an integral part of these statements.

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                          YEAR ENDED
                                                       SIX MONTHS ENDED   INCEPTION TO   DECEMBER 31,
                                                           JUNE 30,         JUNE 30,     ------------
                                                             1996             1995           1995
                                                       ----------------   ------------   ------------
                                                                        (UNAUDITED)
Cash flows from operating activities:
Net income (loss)....................................     $ 1,392,221     $ (15,699)      $   705,046
Adjustments to reconcile net income to net cash
  provided by/(used in) operating activities:
  Depreciation and amortization......................          86,107        16,042            54,314
  Provision for bad debts............................          17,662         6,478            55,624
  Deferred rent expense..............................        (206,242)           --            91,428
  Changes in non-cash working capital:
     Patient accounts receivable.....................        (211,166)     (400,923)       (2,437,977)
     Inventory and other current assets..............         (32,290)      (74,651)         (213,070)
     Accounts payable................................         163,318       197,855           430,382
     Accrued payroll, taxes and benefits.............         (22,304)      278,144           312,124
     Property taxes payable and other accrued
       expenses......................................          71,723         2,344            52,920
     Unearned revenue................................              --            --            30,550
                                                          -----------     ---------       -----------
       Net cash used in operating activities.........       1,259,029         9,590          (918,659)
                                                          -----------     ---------       -----------
Cash flows from investing activities:
Purchase of property and equipment...................          57,637        (2,226)         (229,455)
Change in deposits and other assets..................              --       (23,495)          (70,605)
                                                          -----------     ---------       -----------
  Net cash used in investing activities..............          57,637       (25,721)         (300,060)
                                                          -----------     ---------       -----------
Cash flows from financing activities:
Sale of common stock.................................              --            --             4,000
Amortization of lease obligation.....................           4,673            --           (22,292)
Amounts due to affiliates, net.......................        (114,537)      295,665         1,579,209
Additional paid in capital...........................              --                         377,000
Distributions to stockholders........................      (1,520,000)           --          (406,000)
                                                          -----------     ---------       -----------
       Net cash provided by financing activities.....      (1,629,864)      295,665         1,531,917
                                                          -----------     ---------       -----------
          Net (decrease) increase in cash and cash
            equivalents..............................        (313,198)      279,534           313,198
          Cash and cash equivalents, at beginning of
            year.....................................     $   313,198            --       $        --
                                                          ===========     =========       ===========
          Cash and cash equivalents at end of year...              --     $ 279,534           313,198
                                                          ===========     =========       ===========
Supplemental disclosure of non-cash investing and
  financing activities:
  Acquisition of capitalized equipment lease.........     $        --     $ 400,222       $   739,235
                                                          ===========     =========       ===========

        The accompanying notes are an integral part of these statements.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
            (INCLUDING INFORMATION APPLICABLE TO UNAUDITED PERIODS)

(1)  BUSINESS AND ORGANIZATION

     Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc., and Safford Care, Inc. (the "Sub-S Corporations"), operate skilled nursing centers providing restorative, rehabilitative, and sub-acute services and assisted living centers providing supervisory nursing services. As of December 31, 1995, the Sub-S Corporations lease four nursing homes and two assisted living centers with 579 total beds. The Sub-S Corporations do business in Colorado and Arizona. The Sub-S Corporations' nursing homes and assisted living centers are subject to licensing and regulation of their services by various federal and/or state government agencies. The Sub-S Corporations incorporated in Colorado on May 9, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Combination. The accompanying combined financial statements include the accounts of the Sub-S Corporations, which all have common ownership, with all significant intercompany accounts and transactions eliminated.

     Cash and Cash Equivalents. Cash and cash equivalents include all investments with an original maturity of three months or less.

     Property and Equipment. Property and equipment are recorded at cost, with depreciation computed on the straight-line method over the estimated useful lives of depreciable assets which range from three to ten years.

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"). SFAS 121 requires that the Sub-S Corporations perform a review of long-lived assets to assess whether an impairment of value exists. If such an impairment does exist, the related assets must be written down to fair value.

     The Sub-S Corporation is required to adopt SFAS 121 in fiscal 1996. Management has not yet determined what the ultimate impact of adopting this new Statement will be on the Sub-S Corporations' financial position or results of operations.

     Net Patient Service Revenue and Accounts Receivable. Patient revenue is reported at established rates or estimated net realizable amounts from third-party payors or others for services rendered. Credit risk exists to the extent that the Sub-S Corporations' most significant source of revenue is reimbursement for patient care from state-sponsored Medicaid programs and from Medicare. However, management does not believe that there are significant credit risks associated with these governmental agencies. Contractual adjustments resulting from agreements with various organizations to provide services for amounts which differ from billed charges, including services under Medicare and Medicaid, are recorded as deductions from gross patient revenue. The estimated third party payor settlements under Medicare and Medicaid programs are recorded in the period the related services are rendered and are subject to audit and final settlement by the fiscal intermediary. Differences between the net amounts accrued and subsequent settlement, if any, are recorded in operations at the time the final settlement is determined.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Until the year of settlement, accounts receivable are reduced for the differences between recognized revenue and interim payments received from third-party payors. The Sub-S Corporations classify these differences in contra-accounts in accounts receivable as payable to Medicare and Medicaid third-party payors until the year of settlement. These settlement amounts total $114,550 as of December 31, 1995.

     The Sub-S Corporations derived patient revenues from various sources in 1995, as follows:

          (a) state Medicaid programs (prospectively reimbursing historical allowable costs plus an inflation factor and profit factor), 42%;

          (b) federal Medicare program (retrospectively reimbursing actual allowable costs), 22%;

          (c) negotiated contracts with various government agencies and private insurance companies, 21%; and

          (d) private pay sources, 15%.

     Use of Estimates in the Preparation of Financial Statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  INTERIM FINANCIAL STATEMENTS (UNAUDITED)

     The unaudited combined balance sheet and statement of stockholders' equity as of June 30, 1996 and the unaudited statements of income and cash flows for the six months ended June 30, 1995 and 1996, in the opinion of management, have been prepared on substantially the same basis as the audited combined financial statements and include all significant adjustments necessary for the fair presentations of the results of the interim periods. The data disclosed in these notes to the financial statement for these periods are also unaudited. Operating results for the interim periods are not necessary indicative of the results that may be expected for an entire year.

(4)  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts reported in the balance sheet for cash, accounts receivable, deposits/accounts payable and long-term borrowings approximate their fair value. The fair value of the Sub-S Corporation's long-term borrowings is estimated by discounting future cash flows at current rates offered to the Sub-S Corporation for debt of comparable types and maturities. Because no market exists for these financial instruments, considerable judgment is necessary in interpreting the data to develop estimates of fair value. The use of different market assumptions may have a material effect on the estimated fair value amounts.

(5)  COMMITMENTS AND CONTINGENCIES

     The Sub-S Corporations lease nursing homes and assisted living centers, on a ten year base term expiring in 2005, under which the Sub-S Corporations possess (1) the right to renew for three additional 10 year terms and (2) the option to purchase the nursing homes and assisted living centers through the. end of the base term and any renewals. The leases provide for certain restrictions on the maintenance and operation of the nursing homes and assisted living centers and an annual 2.5% escalation in the base rent. Future lease payments follow.

                                ARKANSAS, INC.,
                            CORNERSTONE CARE, INC.,
                            DOUGLAS MANOR, INC., AND
                               SAFFORD CARE, INC.

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

            1996....................................................  $ 1,642,264
            1997....................................................    1,683,320
            1998....................................................    1,725,403
            1999....................................................    1,768,538
            2000....................................................    1,812,752
            Thereafter..............................................    8,729,428
                                                                      -----------
                      Total base term rent..........................  $17,361,705
                                                                      ===========

     For financial reporting purposes leases are treated as operating leases and, for financial reporting purposes, the applicable future lease payments are being recognized on a straight-line allocation basis. The property and equipment of the Sub-S Corporations secure the leases. The leases contain various covenants including completion of capital additions. The Sub-S Corporations complied with the covenants throughout 1995.

(6)  RELATED PARTY TRANSACTIONS

     The Sub-S Corporations incurred and paid for management and rehabilitation services from an entity having common ownership.

(7)  INCOME TAXES

     The Sub-S Corporations elected and have been granted S corporation status under the regulations of the Internal Revenue Service. Under these regulations, The Sub-S Corporations' taxable income is divided among, and passed through to, its stockholders. Therefore, The Sub-S Corporations do not account for income taxes and deferred tax assets or liabilities.

(8)  SUBSEQUENT EVENT

     On August 2, 1996 the Sub-S Corporations entered into agreements and plans of merger with Unison HealthCare Corporation ("Unison"). Through the mergers the Sub-S Corporations will become wholly owned subsidiaries of Unison. Outstanding shares of the Sub-S Corporations will be converted into the right to receive, subject to certain adjustments, cash equal to approximately $28,000,000. The merger agreements are subject to regulatory and shareholder approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Unison HealthCare Corporation:

     We have audited the accompanying statements of assets, liabilities and interdivision account of THE OAKS OF BOISE (formerly, Franciscan ElderCare of Boise, a division of Franciscan ElderCare Corporation, a Delaware not-for-profit corporation) as of June 30, 1995 and 1994, and the related statements of revenue, expenses and interdivision account and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Oaks of Boise as of June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
November 2, 1995.

                               THE OAKS OF BOISE

          STATEMENTS OF ASSETS, LIABILITIES AND INTERDIVISION ACCOUNT
                             JUNE 30, 1995 AND 1994

                                                                           1995         1994
                                                                         --------     --------
ASSETS
CURRENT ASSETS:
  Cash.................................................................  $700.....    $    700
  Accounts receivable, net of allowance for doubtful accounts of
     $12,500 and $23,000 as of June 30, 1995 and 1994, respectively....   326,736      226,720
  Inventory............................................................    17,411       20,046
                                                                         --------     --------
       Total current assets............................................   344,847      247,466
EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net..............................   204,093      182,301
LEASE DEPOSIT..........................................................    50,000       50,000
                                                                         --------     --------
                                                                         $598,940     $479,767
                                                                         ========     ========
LIABILITIES AND INTERDIVISION ACCOUNT
CURRENT LIABILITIES:
  Accounts payable.....................................................  $115,197     $ 51,679
  Accrued expenses.....................................................   202,341      257,973
                                                                         --------     --------
       Total current liabilities.......................................   317,538      309,652
INTERDIVISION ACCOUNT..................................................   281,402      170,115
                                                                         --------     --------
                                                                         $598,940     $479,767
                                                                         ========     ========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

           STATEMENTS OF REVENUE, EXPENSES AND INTERDIVISION ACCOUNT
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
NET PATIENT REVENUE...............................................  $ 1,744,121     $ 2,041,011
                                                                    -----------     -----------
EXPENSES:
  Operating.......................................................    1,714,211       1,467,438
  General and administrative......................................      267,292         267,273
  Rent and facilities.............................................      407,218         407,036
  Depreciation and amortization...................................       38,809          44,651
                                                                    -----------     -----------
       Total expenses.............................................    2,427,530       2,186,398
                                                                    -----------     -----------
EXCESS OF EXPENSES OVER REVENUE...................................     (683,409)       (145,387)
INTERDIVISION ADVANCES FROM FEC...................................    3,229,790       2,703,125
INTERDIVISION ADVANCES TO FEC.....................................   (2,435,094)     (2,588,095)
INTERDIVISION ACCOUNT, beginning of year..........................      170,115         200,472
                                                                    -----------     -----------
INTERDIVISION ACCOUNT, end of year................................  $   281,402     $   170,115
                                                                    ===========     ===========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

                            STATEMENTS OF CASH FLOWS
                   FOR THE YEARS ENDED JUNE 30, 1995 AND 1994

                                                                       1995            1994
                                                                    -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Excess of expenses over revenue.................................  $  (683,409)    $  (145,387)
  Adjustments to reconcile the excess of expenses over revenue to net cash used by operating activities --
     Depreciation and amortization................................       38,809          44,651
  Changes in assets and liabilities --
     Accounts receivable, net.....................................     (100,016)         83,796
     Inventory....................................................        2,635         (11,905)
     Accounts payable.............................................       63,518           1,023
     Accrued expenses.............................................      (55,632)        (59,239)
                                                                    -----------     -----------
          Net cash used in operating activities...................     (734,095)        (87,061)
                                                                    -----------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment and leasehold improvements...............      (60,601)        (27,969)
                                                                    -----------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Interdivision advances from FEC.................................    3,229,790       2,703,125
  Interdivision advances to FEC...................................   (2,435,094)     (2,588,095)
                                                                    -----------     -----------
          Net cash provided by financing activities...............      794,696         115,030
                                                                    -----------     -----------
CHANGE IN CASH....................................................           --              --
CASH, beginning of year...........................................          700             700
                                                                    -----------     -----------
CASH, end of year.................................................  $       700     $       700
                                                                    ===========     ===========

        The accompanying notes are an integral part of these statements.

                               THE OAKS OF BOISE

                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994

(1)  ORGANIZATION:

     The Oaks of Boise (formerly Franciscan ElderCare of Boise) (The Oaks) was acquired by Unison HealthCare Corporation (a Delaware corporation) (Unison) from Franciscan ElderCare Corporation (a Delaware not-for-profit corporation) (FEC) in July 1995 (Note 6). The Oaks is an 88 bed skilled nursing facility located in Boise, Idaho, and operated as a division of FEC until June 30, 1995.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Net Patient Revenue

     Net patient revenue is reported at the estimated billing rates or at the amount realizable under agreements with third-party payors. During 1995 and 1994, revenues derived from patients covered by Medicare were 16% and 24%, respectively, and revenues derived from patients covered by Medicaid were 38% and 43%, respectively. Revenues earned under third-party payor agreements with Medicare and Medicaid are subject to audit and retroactive adjustment. Amounts realizable may change due to periodic changes in the regulatory environment. Provisions for estimated third-party payor settlements are provided for in the period the related services are rendered. As of June 30, 1995, accounts receivable included $169,209 of settlements due from third parties. There were no settlements due from third parties as of June 30, 1994. Differences between the amounts accrued and subsequent settlements are recorded in operations at the time of settlement.

     There have been, and management expects that there will continue to be, a number of proposals to limit Medicare and Medicaid reimbursement, as well as revenues from certain private payor sources for long-term care services. Management cannot predict whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the financial position and results of the operations of The Oaks.

  Depreciation and Amortization

     Equipment and leasehold improvements are recorded at cost and are depreciated using the straight-line method over the lesser of the asset's estimated useful life or term of the related lease (varying from 3 to 15 years). Expenditures for maintenance, repairs and minor equipment replacements are charged to expense as incurred.

  Inventory

     Inventory, consisting of food, linen and miscellaneous supplies, is stated at the lower of average cost or market.

  Income Taxes

     The Oaks was a division of FEC, a not-for-profit corporation, through the acquisition date and accordingly, no provision for income taxes has been provided in the accompanying financial statements.

                               THE OAKS OF BOISE

  Accrued Expenses

     Accrued expenses consisted of the following at June 30:

                                                                   1995         1994
                                                                 --------     --------
        Accrued salaries and benefits..........................  $112,570     $102,342
        Amounts owed to third party payors.....................    53,150      115,367
        Accrued taxes..........................................    10,500       11,219
        Accrued insurance......................................        --        9,012
        Other..................................................    26,121       20,033
                                                                 --------     --------
                                                                 $202,341     $257,973
                                                                 ========     ========

(3)  EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

     Equipment and leasehold improvements consisted of the following at June 30:

                                                                 1995          1994
                                                               ---------     ---------
        Equipment............................................  $ 193,768     $ 156,878
        Leasehold improvements...............................    301,461       277,750
                                                               ---------     ---------
                                                                 495,229       434,628
        Less -- Accumulated depreciation.....................   (291,136)     (252,327)
                                                               ---------     ---------
                                                               $ 204,093     $ 182,301
                                                               =========     =========

(4)  RELATED PARTY TRANSACTIONS:

     During fiscal 1995, The Oaks was one of several facilities operated as a division of FEC. FEC makes advances to the facilities for operating purposes and the facilities forward cash receipts to FEC as part of FEC's centralized cash management system. Consequently, The Oak's financial statements do not include certain accounts, such as operating cash, debt or fund balance. The results of transactions between FEC and The Oaks are reflected in the interdivision account as of and for the years ended June 30, 1995 and 1994.

     Prior to December 1, 1994, management services were provided to The Oaks by FEC. A management fee of 5% of net patient revenue was charged by FEC. From December 1, 1994 to June 30, 1995, management services were provided to The Oaks by Unison. Unison also charged 5% of net patient revenue. Management fees paid for 1995 and 1994 were $100,500 and $95,000, respectively, and are included in general and administrative expenses.

     The Oaks purchases general liability insurance from an affiliate of FEC. Liability insurance expense totaled $12,000 and $6,000 for the years ended June 30, 1995 and 1994, respectively.

                               THE OAKS OF BOISE

(5)  COMMITMENTS AND CONTINGENCIES:

  Leases

     The Oak's facility is leased by FEC under a noncancelable operating lease which expires in July, 2000. Future minimum rental commitments under the lease are as follows, as of June 30, 1995:

        Years Ending June 30,
             1996........................................................   $  367,536
             1997........................................................      367,536
             1998........................................................      367,536
             1999........................................................      367,536
             2000........................................................      367,536
             Thereafter..................................................       30,628
                                                                            ----------
                                                                            $1,868,308
                                                                            ==========

  Claims and Litigation

     In the normal course of business, The Oaks is subject to claims and litigation for which FEC carries professional, general liability and other insurance coverages. In the opinion of management, the outcome of such claims and litigation will not have a material impact on The Oak's financial position or results of operations (see Note 6).

(6)  SUBSEQUENT EVENT:

     Effective July 1, 1995, FEC and Unison entered into a purchase agreement, pursuant to which Unison purchased certain accounts receivable, equipment, leasehold improvements and supplies inventory and acquired FEC's rights under certain contracts, including a sublease of the land and building of The Oak's facility. The purchase price is subject to certain increases, based on adjusted cash flow, as defined, for the two years ending June 30, 1997. The purchase price is also subject to certain decreases, to be determined based on the facility's net losses, if any, for the year ending June 30, 1996. Unison also assumed certain of The Oak's liabilities, including accrued vacation and sick pay. Under the terms of the agreement, Unison is obligated to pay security deposits totaling $30,628 prior to December 1, 1995, to ensure Unison's performance on FEC's sublease of the facility.

     In conjunction with the purchase agreement, FEC and Unison also entered into a repurchase option agreement whereby FEC has the option to repurchase the assets and contract rights sold to Unison. This option is only exercisable if FEC forms an affiliation with one of two healthcare providers identified in the purchase agreement.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Nightingale West, Inc.
8365 Newburgh Rd.
Westland, MI 48185

     We have audited the accompanying Balance Sheet of Nightingale West, Inc. (a Michigan Corporation) as of December 31, 1994, and the related Statements of Operations, Retained Earnings, and Cash Flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nightingale West, Inc. as of December 31, 1994, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

     The accompanying Statements of Operations, Retained Earnings, and Cash Flows for the nine months ended September 30, 1995 were not audited by us and, accordingly, we do not express an opinion on them.

                                          GRANT, MILLMAN & JOHNSON, P.C.

October 30, 1995
Farmington Hills, Michigan

                             NIGHTINGALE WEST, INC.

                                 BALANCE SHEET
                               DECEMBER 31, 1994
                      (READ NOTES TO FINANCIAL STATEMENTS)

                                           ASSETS
Current Assets:
  Cash.........................................................................    $  244,682
  Patient Accounts Receivable..................................................       392,609
  Sundry Receivables...........................................................       149,050
  Supplies.....................................................................        21,356
  Prepaid Expenses.............................................................        92,344
                                                                                   ----------
Total Current Assets...........................................................       900,041
                                                                                   ----------
Property and Equipment:
  Land.........................................................................       200,000
  Building and Improvements....................................................     2,964,084
  Equipment....................................................................       316,778
                                                                                   ----------
                                                                                    3,480,862
  Less: Accumulated Depreciation...............................................     2,686,848
                                                                                   ----------
Book Value of Property and Equipment...........................................       794,014
                                                                                   ----------
Other Assets:
  Deposits.....................................................................           350
  Prepaid Expenses.............................................................         1,943
                                                                                   ----------
Total Other Assets.............................................................         2,293
                                                                                   ----------
TOTAL ASSETS...................................................................    $1,696,348
                                                                                   ==========
LIABILITIES
Current Liabilities:
  Current Portion of Notes Payable.............................................    $  104,399
  Accounts Payable.............................................................       145,968
  Accrued Payroll..............................................................       194,667
  Accrued Property Taxes.......................................................        35,651
  Accrued Expenses.............................................................        22,009
                                                                                   ----------
Total Current Liabilities......................................................       502,694
                                                                                   ----------
Long-Term Liabilities:
  Notes Payable, Net of Current Portion........................................     1,945,309
                                                                                   ----------
Total Liabilities..............................................................     2,448,003
                                                                                   ----------
STOCKHOLDERS' EQUITY
Capital Stock -- Common; $1 Par Value;
  Authorized 50,000 Shares; Issued and Outstanding 10,000 Shares...............        10,000
  Retained Earnings (Deficit)..................................................      (761,655)
                                                                                   ----------
Total Stockholders' Equity.....................................................      (751,655)
                                                                                   ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................    $1,696,348
                                                                                   ==========

                             NIGHTINGALE WEST, INC.

                            STATEMENTS OF OPERATIONS
                      (READ NOTES TO FINANCIAL STATEMENTS)

                                              FOR THE YEAR          FOR THE YEAR            FOR THE NINE
                                                  ENDED                 ENDED               MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994      SEPTEMBER 30, 1995
                                            -----------------     -----------------      ------------------
                                                                                           (UNAUDITED)
Net Patient Service Revenue...............      $5,318,801            $5,854,088            $4,403,837
Other Revenue.............................          39,540                49,730                34,812
                                                ----------            ----------            ----------
Total Revenue.............................       5,358,341             5,903,818             4,438,649
                                                ----------            ----------            ----------
Operating Expenses:
  Operating...............................       3,962,780             4,300,165             3,474,778
  General and Administrative..............         767,619               800,964               789,872
  Interest................................         176,959               169,038               120,692
  Depreciation and Amortization...........         174,549               192,061               129,750
                                                ----------            ----------            ----------
Total Operating Expenses..................       5,081,907             5,462,228             4,515,092
                                                ----------            ----------            ----------
Income (Loss) From Operations.............         276,434               441,590               (76,443)
Nonoperating Gains -- Interest............           8,435                12,367                 8,537
Nonoperating Losses -- Sale of Assets.....          (2,815)                   --                    --
                                                ----------            ----------            ----------
NET INCOME (LOSS).........................      $  282,054            $  453,957            $  (67,906)
                                                ==========            ==========            ==========

                             NIGHTINGALE WEST, INC.

                        STATEMENTS OF RETAINED EARNINGS
                      (READ NOTES TO FINANCIAL STATEMENTS)



                                              FOR THE YEAR          FOR THE YEAR           FOR THE NINE
                                                  ENDED                 ENDED              MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994     SEPTEMBER 30, 1995
                                            -----------------     -----------------     ------------------
                                                                                           (UNAUDITED)
Balance -- Beginning, as Previously
  Reported................................      $(929,816)            $(695,119)             $(761,655)
Cumulative Effect on Prior Years of
  Retroactive Restatement for Accounting
  Change..................................        (67,850)              (70,493)                    --
                                                ---------             ---------              ---------
Balance -- Beginning, As Restated.........       (997,666)             (765,612)              (761,655)
Net Income (Loss) for the Period (as
  Restated in 1993 and 1994)..............        282,054               453,957                (67,906)
Less: Distributions to Stockholders.......        (50,000)             (450,000)              (150,000)
                                                ---------             ---------              ---------
Balance -- Ending.........................      $(765,612)            $(761,655)             $(979,561)
                                                =========             =========              =========

                             NIGHTINGALE WEST, INC.

                            STATEMENTS OF CASH FLOWS
                      (READ NOTES TO FINANCIAL STATEMENTS)



                                              FOR THE YEAR          FOR THE YEAR           FOR THE NINE
                                                  ENDED                 ENDED              MONTHS ENDED
                                            DECEMBER 31, 1993     DECEMBER 31, 1994     SEPTEMBER 30, 1995
                                            -----------------     -----------------     ------------------
                                                                                           (UNAUDITED)
Cash Flows From Operating Activities:
  Net Income (Loss).......................      $ 282,054             $ 453,957              $ (67,906)
                                                ---------             ---------              ---------
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
     Depreciation and Amortization........        174,549               192,061                129,750
     Loss on Disposal of Property.........          2,815                    --                     --
  (Increase) Decrease in:
     Accounts Receivable..................       (371,332)               71,154                166,841
     Prepaid Expenses.....................        (23,274)               18,182                (28,712)
     Supplies.............................           (653)                1,397                 (3,147)
     Other Assets.........................             --                  (350)                    --
  Increase (Decrease) in:
     Accounts Payable.....................         32,776               (13,995)                31,932
     Accrued Expenses.....................         33,485                17,892                (26,713)
                                                ---------             ---------              ---------
Total Adjustments.........................       (151,634)              286,341                269,951
                                                ---------             ---------              ---------
Net Cash Provided by Operating
  Activities..............................        130,420               740,298                202,045
                                                ---------             ---------              ---------
Cash Flows From Investing Activities:
  Cash Payments for the Purchase of
     Property.............................        (55,442)             (108,923)               (48,634)
  Cash Proceeds From the Sale of
     Property.............................          5,000                    --                     --
                                                ---------             ---------              ---------
Net Cash Used by Investing Activities.....        (50,442)             (108,923)               (48,634)
Cash Flows From Financing Activities:
  Principal Payments on Debt..............       (100,813)             (110,435)               (78,479)
  Distributions to Stockholders...........        (50,000)             (450,000)              (150,000)
                                                ---------             ---------              ---------
Net Cash Used by Financing Activities.....       (150,813)             (560,435)              (228,479)
                                                ---------             ---------              ---------
Net Increase (Decrease) in Cash and
  Equivalents.............................        (70,835)               70,940                (75,068)
Cash and Equivalents, Beginning...........        244,577               173,742                244,682
                                                ---------             ---------              ---------
Cash and Equivalents, Ending..............      $ 173,742             $ 244,682              $ 169,614
                                                =========             =========              =========
Supplemental Disclosure of Cash Flow
  Information:
  Cash Paid During the Period For:
     Interest Expense.....................      $ 176,959             $ 169,038              $ 120,692
                                                =========             =========              =========

                             NIGHTINGALE WEST, INC.

                         NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION PERTAINING TO THE NINE MONTHS
                     ENDED SEPTEMBER 30, 1995 IS UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Business

     Nightingale West, Inc. was incorporated under the laws of the State of Michigan on October 10, 1968. The Company operates a 236-bed nursing home in Westland, Michigan, and grants credit without collateral to its residents, most of whom are from the local area, and are insured under third party payor agreements.

  Unaudited Interim Financial Information

     The accompanying financial statements for the nine months ended September 30, 1995 are unaudited; however, in the opinion of management, such statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations and cash flows for such period. The operating results for the interim period are not necessarily indicative of the results of a full year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

  Income Taxes

     The Company, with the consent of its stockholders, has elected under the Internal Revenue Code to be an S-Corporation. In lieu of corporation income taxes, the stockholders are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in these financial statements.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is calculated using various straight line and accelerated methods over the estimated useful lives of the assets.

  Patient Service Revenue

     Patient service revenue is reported at the estimated net realizable amounts from residents, third party payers, and others for services rendered. Revenue under third party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. During the normal course of business, the Company regularly maintains cash on deposit in excess of federally insured limits with financial institutions.

  Accounts Receivable

     The Company considers its accounts receivable to be fully collectible. Accordingly, no allowance for doubtful accounts is required. If accounts do become uncollectible, they will be charged to operations when that determination is made.

                             NIGHTINGALE WEST, INC.

  Supplies Inventory

     Supplies inventory is stated at the lower of cost or market, on a first-in, first-out basis.

  Prepaid Expenses

     The Company considers all expenses paid in advance which have an estimated benefit of one year or less, to be current assets. All other prepaid amounts which will benefit future periods greater than one year from the balance sheet date are considered long term.

NOTE 2 -- ASSETS WHOSE USE IS LIMITED

     At December 31, 1994, the Company has included in Cash the patient trust accounts totalling $3,464. The related liability of the same amount is included in Accounts Payable.

NOTE 3 -- NOTES PAYABLE

     Notes Payable at December 31, 1994 consist of the following:

                                                                   CURRENT      LONG TERM
                                                                   --------     ----------
    Land Contract Payable to a related party, secured by Land and
      Building. Monthly payments of $21,724, including interest
      at 8.0% through July, 2004.................................  $100,649     $1,945,309
    Installment Loan payable to a bank, secured by all assets.
      Monthly payments of $1,250 plus interest at the bank's
      prime rate plus 1.0%, through May, 1995....................     3,750             --
                                                                   --------     ----------
      TOTAL......................................................  $104,399     $1,945,309
                                                                   ========     ==========

     Future maturities of long term debt as of December 31, 1994 are as follows:

             1995........................................................  $  104,399
             1996........................................................     109,002
             1997........................................................     118,050
             1998........................................................     127,847
             1999........................................................     138,459
             Thereafter..................................................   1,451,951
                                                                           ----------
             Total.......................................................  $2,049,708
                                                                           ==========

NOTE 4 -- RELATED PARTY TRANSACTIONS

     As referred to in Note 3 above, the Company has included in liabilities at December 31, 1994, a long term Land Contract Payable for the purchase of real estate, in the amount of $2,045,958. This contract is payable to a related entity that has similar management and ownership. Interest expense paid on this contract is recorded in the Statements of Operations as follows:

        PERIOD                                                               AMOUNT
        ------------------------------------------------------------------  --------
        Year ended December 31, 1993......................................  $174,875
        Year ended December 31, 1994......................................  $167,752
        Nine months ended September 30, 1995..............................  $120,787

                             NIGHTINGALE WEST, INC.

NOTE 5 -- LEASES

     Leases that do not meet the criteria for capitalization are classified as operating leases with related rentals charged to operations as incurred. The following is a schedule by year of the future minimum lease payments under operating leases as of December 31, 1994:

                                                                         MINIMUM
                                                                      LEASE PAYMENTS
                                                                      --------------
            Year Ending December 31
              1995..................................................      $4,091
              1996..................................................       3,409
                                                                          ------
            Total Minimum Lease Payments............................      $7,500
                                                                          ======

     Total rent expense included in the Statements of Operations for the year ended December 31, 1994 was $682, and $3,068 for the nine months ended September 30, 1995.

NOTE 6 -- CHANGE IN METHOD OF ACCOUNTING FOR COMPENSATED ABSENCES

     In prior years, the Company did not record its liability for accrued compensated absences such as vacation and sick pay. In 1995, the Company changed its method of accounting for these compensated absences. The change was made because the Company felt that the new method resulted in a more accurate recognition of expenses and a better matching of revenues and costs. The financial statements of the prior periods have been restated to apply the new method retroactively. The effect on income of the accounting change for the years ended December 31, 1993 and 1994 are decreases of $2,643 and $2,407 respectively. The cumulative effect of the change to prior years has been recorded in the Statements of Retained Earnings. There is no tax effect from this change.

NOTE 7 -- NET PATIENT SERVICE REVENUES

     The Company has agreements with third party payers that provide for payment at amounts different than its established rates. The Company's revenues are derived mostly from its participation in the Medicaid assistance program, and the collectibility of these funds is dependent upon the performance of these programs. Contractual adjustments resulting from these agreements are recorded as deductions from gross resident revenue.

     For the years ended December 31, 1993 and 1994, and the nine month period ended September 30, 1995, the Company's revenues from the Medicaid program were approximately 80% of total revenues. At December 31, 1994, the Company's receivable from the Medicaid program was 93% of total patient receivables.

NOTE 8 -- SUBSEQUENT EVENTS

     In 1995 the Company entered into an agreement to sell substantially all of its operating assets to another unrelated entity for an amount in excess of book value. The eventual closing and sale is expected to occur in November, 1995.

     In addition, the Company's collective bargaining agreement that covers substantially all of its employees expired in 1995. The parties to the contract have agreed to continue working under the expired agreement during the contract negotiations.

                             NIGHTINGALE WEST, INC.

NOTE 9 -- INSURANCE CLAIMS

     Nursing homes are subject to medical malpractice, personal injury, and other liability claims that are customary risks inherent in the operation of a health care facility and are generally covered by insurance. The Company maintains insurance with coverage and deductibles that management deems appropriate based on historical claims and the nature of the risks of its business. Although there can be no assurance that a potential future claim will not exceed the insurance coverage available, management believes that based upon evaluation of historical asserted and unasserted claims experience, management believes that the ultimate liability, if any, resulting from the settlement of any future claim will not have a material impact on Nightingale's financial position, operations or liquidity.

NOTE 10 -- RECLASSIFICATIONS

     Certain accounts in the prior year's financial statements have been reclassified for comparative purposes to conform with the presentation in these financial statements.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Henderson & Associates Rehabilitation and
  Sunbelt Therapy Management Services, Inc.

     We have audited the accompanying combined balance sheets of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. as of December 31, 1995 and 1994, and the related combined statements of operations and stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. at December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

May 16, 1996
Ernst & Young LLP
Phoenix, Arizona

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                            COMBINED BALANCE SHEETS

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1995         1994
                                                                         --------     --------
                               ASSETS
Current Assets:
Cash.................................................................    $ 69,779     $ 61,858
Accounts receivable, less allowance for doubtful accounts of $95,000
  in 1995 and $91,600 in 1994........................................     485,843      371,260
Other receivables....................................................      50,507       14,503
Due from affiliates..................................................      38,893       60,567
Other................................................................      24,590       18,958
                                                                         --------     --------
          Total current assets.......................................     669,612      527,146
Property and equipment, less accumulated depreciation of $144,158 in
  1995 and $125,054 in 1994..........................................      90,205      141,132
                                                                         --------     --------
          Total assets...............................................    $759,817     $668,278
                                                                         ========     ========
                LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable.....................................................    $ 33,549     $ 23,956
Accrued payroll and related expenses.................................     250,672      174,441
Accrued vacation payable.............................................     149,042       87,183
Due to affiliates....................................................      39,330           --
Customer deposits....................................................      27,336       28,067
Current portion of long-term debt and capital lease obligation.......     139,580       65,996
                                                                         --------     --------
          Total current liabilities..................................     639,509      379,643
Long-term debt and capital lease obligation, less current portion....      47,618       51,057
Stockholders' equity:
  Common stock, $1 par value; 3000 shares authorized, issued and
     outstanding.....................................................       3,000        3,000
     Retained earnings...............................................      69,690      234,578
                                                                         --------     --------
          Total stockholders' equity.................................      72,690      237,578
                                                                         --------     --------
          Total liabilities and stockholders' equity.................    $759,817     $668,278
                                                                         ========     ========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                     COMBINED STATEMENTS OF OPERATIONS AND
                              STOCKHOLDERS' EQUITY

                                                                       YEAR ENDED DECEMBER 31
                                                                      -------------------------
                                                                         1995           1994
                                                                      ----------     ----------
Net Patient Service Revenue.......................................    $4,803,845     $3,965,529
Operating Expenses:
  Salaries and related expenses...................................     3,710,351      2,840,249
  Contract labor..................................................       382,612        345,843
  Insurance.......................................................       202,814        230,980
  Office supplies and expenses....................................       127,262         88,902
  Rent............................................................        59,497         57,130
  Travel..........................................................       156,166        100,015
  Other...........................................................        92,892         82,754
  Depreciation....................................................        34,741         17,387
  Interest........................................................        12,335          6,651
                                                                      ----------     ----------
          Total operating expenses................................     4,778,670      3,769,911
                                                                      ----------     ----------
Income from operations............................................        25,175        195,618
Nonoperating losses...............................................       (39,744)       (46,626)
                                                                      ----------     ----------
Net (loss) income.................................................       (14,569)       148,992
Distributions to stockholders.....................................      (150,319)       (83,541)
Retained earnings at beginning of period..........................       234,578        169,127
                                                                      ----------     ----------
Retained earnings at end of period................................    $   69,690     $  234,578
                                                                      ==========     ==========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                       YEAR ENDED DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
OPERATING ACTIVITIES
  Net (loss) income................................................    $ (14,569)    $ 148,992
  Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation..................................................       34,741        17,387
     Loss on partnership investment................................       16,278        22,457
     Loss on disposal of assets....................................       23,466        24,167
  Changes in operating assets and liabilities:
     Accounts receivable, net......................................     (128,913)        9,967
     Accounts payable..............................................        9,593        14,730
     Other accrued expenses and liabilities........................      177,420        66,649
     Customer deposits.............................................         (731)       28,067
                                                                       ---------     ---------
          Net cash provided by operating activities................      117,285       332,416
INVESTING ACTIVITIES
  Purchases of property and equipment..............................       (7,280)     (144,915)
  Changes in other assets..........................................      (21,910)      (28,969)
                                                                       ---------     ---------
          Net cash used in investing activities....................      (29,190)     (173,884)
FINANCING ACTIVITIES
  Proceeds from long-term debt.....................................      201,460        99,497
  Payments of long-term debt and capital lease obligation..........     (131,315)      (92,327)
  Distributions to stockholders....................................     (150,319)      (83,541)
                                                                       ---------     ---------
          Net cash used in financing activities....................      (80,174)      (76,371)
                                                                       ---------     ---------
  Increase in cash.................................................        7,921        82,161
  CASH at beginning of period......................................       61,858       (20,303)
                                                                       ---------     ---------
  CASH at end of period............................................    $  69,779     $  61,858
                                                                       =========     =========

                            See accompanying notes.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

1.  ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS

     Henderson & Associates Rehabilitation (HAR) and Sunbelt Therapy Management Services, Inc. (Sunbelt) provide a variety of therapy services to patients, and contract their services to hospitals, home health agencies and other third-parties.

  PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Henderson & Associates Rehabilitation and Sunbelt Therapy Management Services, Inc. All significant intercompany accounts and transactions have been eliminated.

  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and accompanying notes. Actual results could differ from those estimates.

  PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Routine maintenance and repairs are charged to expenses as incurred.

  INCOME TAXES

     HAR and Sunbelt are S corporations, and taxable income or loss flows through to the individual stockholders for income tax purposes. Accordingly, no provision for income taxes or income tax liabilities has been included in the accompanying combined financial statements.

  NET PATIENT SERVICE REVENUE

     Net patient service revenue is reported at the estimated realizable amounts from patients, third-party payors and others for services rendered. HAR and Sunbelt have negotiated agreements with several organizations to provide therapy services based on fee schedules.

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

2.  LONG-TERM DEBT AND CAPITAL LEASE OBLIGATION

     Long-term debt and capital lease obligation consists of the following:

                                                                             DECEMBER 31
                                                                       -----------------------
                                                                         1995          1994
                                                                       ---------     ---------
Lines of credit....................................................    $  65,050     $  18,000
Note payable to a bank, due in monthly installments of $1,421,
  interest at 1% above prime through November 1996.................           --        30,003
Note payable to a bank in monthly installments of $1,282, interest
  at 1% above prime through October 1997...........................           --        31,510
Note payable to a credit union in monthly installments of $680,
  interest at 7.11% through December 1997..........................           --        22,000
Note payable to a bank, due in monthly installments of $2,245,
  interest at 8.25% through November 1998..........................       69,638            --
Note payable to a bank, due in monthly installments of $3,100, interest at .5% above the average yield of U.S. Treasury Bills through May 1996, at which time a final installment in the amount
  of the unpaid balance is due.....................................       46,785            --
Capital lease obligation in monthly installments of $818...........        5,725        15,540
                                                                       ---------     ---------
                                                                         187,198       117,053
Less current portion...............................................     (139,580)      (65,996)
                                                                       ---------     ---------
                                                                       $  47,618     $  51,057
                                                                       =========     =========

     HAR has negotiated a $35,000 line of credit with a bank at an interest rate of 1% over the prime rate.

     Sunbelt has negotiated a $50,050 line of credit with a bank at an interest rate of .5% over the bank's Base Lending Rate (8.5% at December 31, 1995).

     Both lines of credit are secured by personal guarantees of the stockholders.

     Sunbelt has a capital lease for physical therapy equipment with a bargain purchase option upon completion of the lease. At December 31, 1995, the leased equipment, which is included in property and equipment in the accompanying combined balance sheet, is carried at a cost of $21,310 less accumulated depreciation of $6,038.

     The lease expires in June 1996.

     The following is a schedule of principal maturities of long-term debt and capital lease obligation at December 31, 1995:

        1996............................................................     $139,580
        1997............................................................       23,907
        1998............................................................       23,711
                                                                             --------
                                                                             $187,198
                                                                             ========

3.  RELATED PARTIES

     HAR and Sunbelt share employees and expenses with several organizations of which the stockholders are owners. However, HAR and Sunbelt have not billed these organizations for shared activities and have not

                     HENDERSON & ASSOCIATES REHABILITATION
                                      AND
                   SUNBELT THERAPY MANAGEMENT SERVICES, INC.

                         NOTES TO FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1994

identified the related costs, and the accompanying combined financial statements do not include revenue from these shared activities.

4.  EMPLOYEE BENEFIT PLAN

     Sunbelt has a qualified defined contribution plan covering all eligible employees. Contributions are determined based upon a percentage of each eligible employee's compensation, as defined by management. Contributions to the plan were approximately $3,809 in 1995 and $3,458 in 1994.

     HAR has a profit sharing plan covering all eligible employees. Contributions are at the discretion of management. No contributions were made to the plan in 1995 or 1994.

5.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used by HAR and Sunbelt in estimating the fair value of their financial instruments:

     Cash, Accounts Payable and Accrued Liabilities: The carrying amounts reported in the combined balance sheets approximate their fair values.

     Long-Term Debt: The fair values of fixed rate issues are estimated using discounted cash flow analyses based on the current incremental borrowing rates for similar types of borrowing arrangements. The carrying amounts of all fixed and variable rate issues approximate their fair values.

6.  SUBSEQUENT EVENT

     Unison HealthCare Corporation purchased 90% of the common stock of HAR and Sunbelt effective February 1, 1996.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under provisions of Section 145 of the Delaware General Corporation Law and the Bylaws of the Company (Exhibit 3.2 hereto), directors, officers and persons controlling the Company are indemnified by the Company under certain circumstances for certain liabilities and expenses. In addition, officers and directors of the Company are insured, under a policy of insurance paid for by the Company, under certain circumstances for certain liabilities and expenses.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for such indemnification is asserted (except to the extent that such claim seeks reimbursement of expenses in connection with a successful defense of any action, suit or proceeding) by a director, officer or controlling person of the Company in connection with the securities being registered and the Securities and Exchange Commission is still of the same opinion, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS

    2      Second Amended and Restated Purchase and Sale Agreement among Unison HealthCare
           Corporation and Whitehead Family Investments, Ltd., as amended (incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registration Statement on Form S-1
           filed on November 16, 1995, File No. 33-97662)
    2.1    Modification Agreement dated April 15, 1996 among Unison HealthCare Corporation,
           BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to
           Exhibit 2.1 to the Company's Annual Report on Form 10-K for the year ended December
           31, 1995)
   2.1.1   Modification Agreement dated August 28, 1996 among Unison HealthCare Corporation,
           BritWill HealthCare Company and Bruce H. Whitehead*
    2.2    Purchase and Sale Agreement effective as of February 1, 1996 by and among Unison
           HealthCare Corporation, a Delaware corporation, Sunbelt Therapy Management
           Services, Inc., an Arizona corporation, Paul G. Henderson and Paige B. Plash
           (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on April 12, 1996)
    2.3    Agreement and Plan of Merger among Unison HealthCare Corporation, Signature Health
           Care Corporation, David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for the period ended
           June 30, 1996)
    2.4    Agreement and Plan of Merger among Unison HealthCare Corporation, Arkansas, Inc.,
           David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996)
    2.5    Agreement and Plan of Merger among Unison HealthCare Corporation, Cornerstone Care,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
    2.6    Agreement and Plan of Merger among Unison HealthCare Corporation, Douglas Manor,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.6 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
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    2.7    Agreement and Plan of Merger among Unison HealthCare Corporation, Safford Care,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.7 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
    2.8    Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Labco Acquisition Co., a Delaware corporation, and American
           Professional Holding, Inc., a Utah corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated July 31, 1996)
    2.9    Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Memphis Acquisition Co., a Delaware corporation, and Memphis Clinical
           Laboratory, Inc., a Tennessee corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated July 31, 1996)
    3.1    Restated Certificate of Incorporation of Unison HealthCare Corporation
           (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
    3.2    Bylaws of Unison HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
    4.1    [Intentionally Omitted.]
    4.2    Warrant issued to HealthPartners Funding, L.P. (incorporated by reference to
           Exhibit 4.2 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
    4.3    Warrants issued to Wheat, First Securities, Inc. and Cruttenden Roth Incorporated
           as Representatives of the Underwriters (incorporated by reference to Exhibit 4.3 to
           Amendment No. 3 to the Registration Statement on Form S-1 filed on December 12,
           1995, File No. 33-97662)
    4.4    Specimen Stock Certificate representing the Common Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registration Statement on Form S-1 filed on December 12, 1995, File No. 33-97662)
    4.5    Form of Note (and related schedule of omitted documents) of Unison HealthCare
           Corporation to Messrs. Henderson and Plash (incorporated by reference to Exhibit
           4.1 to the Form 8-K filed on April 12, 1996)
    4.6    Form of Debenture (and related schedule of omitted documents) by Unison HealthCare
           Corporation to Messrs. Henderson and Plash (incorporated by reference to Exhibit
           4.2 to the Form 8-K filed on April 12, 1996)
    5.1    Opinion of Quarles & Brady**
    8.1    Tax Opinion of Quarles & Brady**
    4.7    Warrant dated as of August 16, 1996 between Unison and Imperial Bank, a California banking corporation*
    9      Voting Agreement among the Company and Messrs. Walker, Rollins, Contris, Lynch,
           Boystak and King (incorporated by reference to Exhibit 9 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.1    Promissory Note of Unison HealthCare Corporation to the Agent for the Former
           BritWill Shareholders in the amount of $1,000,000 dated May 6, 1996 (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q filed on May 15, 1996, File No. 0-27374)
  10.1.1   Second Amended and Restated Subordinated Promissory Note of the Company to the
           former shareholders of BritWill (incorporated by reference to Exhibit 10.1.1 to the
           Company's Annual Report on Form 10-K for the year ended December 31, 1995)
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  10.1.2   Contingent Payment Agreement dated April 15, 1996 among Unison HealthCare
           Corporation, BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to Exhibit 10.1.2 to the Company's Annual Report on Form 10-K for the
           year ended December 31, 1995)
   10.2    Term Note of the Company to the former shareholders of BritWill (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.3    Convertible Debenture of the Company issued to the former shareholders of BritWill
           (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.4    Renewal Note of BritWill to the former shareholders of BritWill (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on
           December 4, 1995, File No. 33-97662)
  10.4.1   Letter agreement modifying the Term Note and the Renewal Note (incorporated by reference to Exhibit 10.4.1 to Amendment No. 2 to the Registration Statement on
           Form S-1 filed on December 4, 1995, File No. 33-97662)
   10.5    $500,000 Supplemental Note of the Company to the former shareholders of BritWill
           (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
  10.5.1   Letter agreement regarding the $500,000 Supplemental Note (incorporated by reference to Exhibit 10.5.1 to Amendment No. 1 to the Registration Statement on
           Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.6    $250,000 Supplemental Note of the Company to WFI (incorporated by reference to
           Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.7    Example of Stock Pledge Agreement of certain officers and the Former Shareholders of BritWill (incorporated by reference to Exhibit 10.7 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.8    Registration Rights Agreement between the Company and WFI (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.9    Employment Agreement of Jerry M. Walker (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.10   Employment Agreement of Phillip R. Rollins, Sr. (incorporated by reference to
           Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.11   Employment Agreement of Craig R. Clark (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.12   Employment Agreement of Paul J. Contris (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.13   Employment and Non-Competition Agreement of L. Robert Oberfield (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.14   Shareholders Agreement dated May 15, 1995, among Quest Pharmacies, Inc., the
           Company and L. Robert Oberfield (incorporated by reference to Exhibit 10.14 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
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                                      II-3
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   10.15   Unison HealthCare Corporation 1995 Stock Option Plan (incorporated by reference to
           Exhibit 10.15 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.16   [Intentionally Omitted.]
   10.17   Receivables Acquisition Agreement, dated November 14, 1994, as amended, with
           HealthPartners Funding, L.P. (incorporated by reference to Exhibit 10.17 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.18   Agreements between the Company and Trouver Capital Partners, L.P. dated March 16,
           1992 and July 10, 1995 (incorporated by reference to Exhibit 10.18 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.19   Agreement between BritWill and Trouver Capital Partners, L.P. dated September 15,
           1992, as amended (incorporated by reference to Exhibit 10.19 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.20   Master Lease between BritWill -- I and Omega, dated as of November 1, 1992, for
           Capital Care HealthCare Center, Cedar Crest HealthCare Center (Wellington Manor),
           English Estates (Kingsbury Rehabilitation and HealthCare Center), Lockerbie
           HealthCare Center, Parkview Manor and Sunset Manor (incorporated by reference to
           Exhibit 10.20 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.21   Agreement of Acquisition and Lease between BritWill and Omega, dated as of November
           1, 1992 (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.22   Leasehold Mortgage between BritWill -- I and Omega, dated November 1, 1992
           (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.23   Loan Agreement (Texas Facilities) between BritWill Investments -- Texas and Omega, dated April 1, 1993 (incorporated by reference to Exhibit 10.23 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.24   [Intentionally Omitted]
   10.25   Loan Agreement between BritWill Investments -- Texas and Omega, dated November 30,
           1993 (incorporated by reference to Exhibit 10.25 to the Registration Statement on
           Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.26   BritWill Master Guaranty between BritWill and Omega, dated November 30, 1993
           (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.27   Letter of Credit Agreement between BritWill Investments -- II and Omega, dated
           November 30, 1993 (incorporated by reference to Exhibit 10.27 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.28   Master Lease between BritWill -- II and Omega, dated as of November 30, 1993
           (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.29   Agreement Regarding Financial Covenants Compliance and Amendment Agreement among
           BritWill and Omega, dated December 13, 1994 (incorporated by reference to Exhibit
           10.29 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.30   Master Lease between BritWill -- II and Omega, dated December 12, 1994
           (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.31   Amendment Agreement between the Company and Omega, dated August 10, 1995
           (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
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   10.32   Unison Master Guaranty to Omega, dated August 10, 1995 (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1 filed on October 2,
           1995, File No. 33-97662)
   10.33   Subordinated Promissory Note in the amount of $2,475,000 of BritWill to WFI, dated
           December 24, 1992 (incorporated by reference to Exhibit 10.33 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.34   Participation Agreement among BritWill, WFI and Garth Financial Services, Inc., dated December 24, 1992 (incorporated by reference to Exhibit 10.34 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.35   Bonus Participation Agreement between BritWill and WFI, dated December 24, 1992
           (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.36   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $1,081,548.39, dated November, 1993 (incorporated by reference to Exhibit
           10.36 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.37   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $500,000, dated November, 1993 (incorporated by reference to Exhibit
           10.37 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.38   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $660,000, dated November, 1993 (incorporated by reference to Exhibit
           10.38 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.39   [Intentionally Omitted]
   10.40   Management Services Agreement between Unison and Lake City Nursing Homes, Inc., dated December 1, 1993 (incorporated by reference to Exhibit 10.40 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.41   Lease Contract and Agreement between BritWill Investments -- Texas, as Lessor and
           BritWill -- II, as Lessee, dated December 1, 1993, for Four States Care Center,
           Heritage Plaza Nursing Center, Pine Haven Care Center, Reunion Plaza Senior Care
           and Retirement Center and Texarkana Nursing Center (incorporated by reference to
           Exhibit 10.41 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.42   Management Agreement between Sherwood HealthCare Corp. and BritWill Investments --
           Indiana, dated November 1, 1991, as amended, for Capital Care, Parkview, Sunset
           Manor, Boonville, Holiday Manor, Kendallville Manor and Owensville (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.43   Management Agreement between Cedar Care, Inc. and BritWill Investments -- Indiana,
           dated November 1, 1991, as amended, for Cedar Crest, Country Side, English, Harty,
           Lockerbie and Willow Manor (incorporated by reference to Exhibit 10.43 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.44   Lease for All Seasons Nursing Home (aka Oakwood in Arlington) (incorporated by reference to Exhibit 10.44 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.45   Lease for Elkhart Nursing Home (incorporated by reference to Exhibit 10.45 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.46   Management Services Agreement between the Company and Marshall Manor (Michigan), dated September 15, 1992 (incorporated by reference to Exhibit 10.46 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
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   10.47   Leases for Center (aka Pine Grove Care Center) and Waxahachie (aka Pleasant Manor
           Living Center) with BritWill Investments -- Texas (incorporated by reference to
           Exhibit 10.47 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.48   Management Services Agreement between the Company and HP/HealthCare Acquirors, Inc.
           for Windsor Manor (incorporated by reference to Exhibit 10.48 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.49   Management Services Agreement for Bayshore Convalescent Center (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.50   Lease for Henry Clay Villa, dated July 1, 1995 (incorporated by reference to
           Exhibit 10.50 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.51   Lease for Marshall Manor Nursing Home (Alabama) (incorporated by reference to
           Exhibit 10.51 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.52   [Intentionally Omitted].
   10.53   [Intentionally Omitted].
   10.54   [Intentionally Omitted].
   10.55   Sublease for Ridgewood Health Care Center (incorporated by reference to Exhibit
           10.55 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.56   Management Services Agreement for Peachtree Nursing Center (aka Smyrna Nursing
           Center) and Rehabilitation Facility, dated September 15, 1993 (incorporated by reference to Exhibit 10.56 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.57   Management Services Agreement for St. Barnabas Nursing Home, and Retirement
           Apartments, dated January 12, 1995 (incorporated by reference to Exhibit 10.57 to
           Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.58   [Intentionally Omitted].
   10.59   Lease for Boonville Convalescent Center (incorporated by reference to Exhibit 10.59 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.60   [Intentionally Omitted].
   10.61   [Intentionally Omitted].
   10.62   [Intentionally Omitted].
   10.63   Sublease for Holiday Manor (incorporated by reference to Exhibit 10.63 to Amendment
           No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File
           No. 33-97662)
   10.64   [Intentionally Omitted].
   10.65   [Intentionally Omitted].
   10.66   Lease for Owensville Convalescent Center (incorporated by reference to Exhibit
           10.66 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.67   [Intentionally Omitted].
   10.68   [Intentionally Omitted].
   10.69   [Intentionally Omitted].
   10.70   Lease for Willow Manor Convalescent Center (incorporated by reference to Exhibit
           10.70 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
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   10.71   Lease for Bonner Health Center, dated February 1, 1995 (incorporated by reference to Exhibit 10.71 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.72   Lease for Hillside Care Center (aka Prairie Manor), dated February 1, 1995
           (incorporated by reference to Exhibit 10.72 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.73   Lease for Oswego Manor, dated March 2, 1994 (incorporated by reference to Exhibit
           10.73 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.74   [Intentionally Omitted].
   10.75   Lease for SunCrest HealthCare Center, dated September 14, 1994 (incorporated by reference to Exhibit 10.75 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.76   Sublease for The Oaks of Boise (aka Franciscan Health Care Center of Boise)
           (incorporated by reference to Exhibit 10.76 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.77   Lease for Mountainside Care Center (aka Sandpoint Manor) and St. Francis Preschool
           and Childcare Center (incorporated by reference to Exhibit 10.77 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No.
           33-97662)
 10.77.1   Sublease for Mountainside Care Center (incorporated by reference to Exhibit 10.77.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.78   [Intentionally Omitted].
   10.79   Lease for White Pine Care Center, dated November 1, 1994 (incorporated by reference to Exhibit 10.79 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.80   Management Services Agreement for Franciscan Health Care Center of Enumclaw, dated
           November 30, 1994 (incorporated by reference to Exhibit 10.80 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No.
           33-97662)
   10.81   Management Services Agreement for Franciscan Health Care Center of Walla Walla,
           dated November 30, 1994 (incorporated by reference to Exhibit 10.81 to Amendment
           No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File
           No. 33-97662)
   10.82   [Intentionally Omitted].
   10.83   Lease for Green Acres Nursing Home, dated August 30, 1995 (incorporated by reference to Exhibit 10.83 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.84   Lease for Hemphill Care Center, dated September 1, 1994 (incorporated by reference to Exhibit 10.84 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.85   [Intentionally Omitted].
   10.86   [Intentionally Omitted].
   10.87   [Intentionally Omitted].
   10.88   [Intentionally Omitted].
   10.89   [Intentionally Omitted].
   10.90   Lease for Nightingale West Nursing Home, dated August 24, 1995 (incorporated by reference to Exhibit 10.90 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
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   10.91   Sublease for Twin Pines of Lewisville, dated September 8, 1995 (incorporated by reference to Exhibit 10.91 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.92   Management Services Agreement for Homestead of McKinney, dated September 20, 1995
           (incorporated by reference to Exhibit 10.92 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.93   Letter of Intent for proposed Henderson & Plash rehabilitation business acquisition, dated September 16, 1995 (incorporated by reference to Exhibit 10.93 to Amendment No. 2 to the Registration Statement on Form S-1, File No. 33-97662)
   10.94   Letter Agreement regarding licensing and operation of the Indiana facilities from
           Cedar Care and Sherwood to the Company, dated August 10, 1995 (incorporated by reference to Exhibit 10.94 to Amendment No. 2 to the Registration Statement on Form
           S-1 filed on December 4, 1995, File No. 33-97662)
   10.95   Agreement Regarding Conversion of the Convertible Debenture, dated December 1, 1995
           (incorporated by reference to Exhibit 10.95 to Amendment No. 2 to the Registration
           Statement on Form S-1 filed on December 4, 1995, File No. 33-97662)
   10.96   Letter Agreement Regarding Consulting Services (incorporated by reference to
           Exhibit 10.96 to Amendment No. 3 to the Registration Statement on Form S-1 filed on
           December 12, 1995, File No. 33-97662)
   10.97   Loan and Security Agreement dated February 16, 1996 by and between Unison
           HealthCare Corporation, SunQuest SPC, Inc., BritWill HealthCare Company, BritWill
           Investments-I, Inc., BritWill Funding Corporation, BritWill Investments-II, Inc.,
           Emory Care Center, Inc., Cedar Care, Inc., Sherwood Healthcare Corp. (collectively as borrowers) and HealthPartners Funding, L.P. (as lender) (incorporated by reference to Exhibit 10.97 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
   10.98   Security Agreement effective as of February 1, 1996 by and among Unison HealthCare
           Corporation, a Delaware corporation, Sunbelt Therapy Management Services, Inc., an
           Arizona corporation, Paul G. Henderson and Paige B. Plash (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on April 12, 1996)
   10.99   Promissory Note of Unison HealthCare Corporation to Omega Healthcare Investors,
           Inc. in the amount of $3,500,000, dated February 9, 1996 (incorporated by reference to Exhibit 10.99 to the Company's Annual Report on Form 10-K for the year ended
           December 31, 1995)
  10.100   Lease dated November 30, 1994 between Monica R. Salusky and SunQuest SPC, Inc.
           (commencement date: August 1, 1996) (incorporated by reference to the Company's
           Current Report on Form 8-K dated August 14, 1996)
  10.101   Modification of Lease dated as of July 31, 1996 between Monica R, Salusky, SunQuest
           SPC, Inc. and Unison HealthCare Corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated August 14, 1996)
  10.102   Lease dated June 19, 1996 between Walla Walla Partners, L.P. and SunQuest SPC, Inc.
           (commencement date: August 1, 1996) (incorporated by reference to the Company's
           Current Report on Form 8-K dated August 14, 1996)
  10.103   First Amendment to Lease dated July 26, 1996 between Walla Walla Partners, L.P. and
           SunQuest SPC, Inc. (incorporated by reference to the Company's Current Report on
           Form 8-K dated August 14, 1996)
  10.104   Loan Agreement dated as of August 16, 1996 between Unison and Imperial Bank, a
           California banking corporation*
  10.105   Promissory Note of Unison HealthCare Corporation to Imperial Bank in the amount of
           $5,000,000 dated August 16, 1996*
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
  10.106   Form of Security Agreement -- Stock Pledge (Direct Subsidiary) (and related schedule of omitted documents) between Unison HealthCare Corporation and Imperial
           Bank and Acknowledgment and Consent of Direct Subsidiary of Unison HealthCare
           Corporation*
  10.107   Form of Security Agreement -- Stock Pledge (Indirect Subsidiary) (and related schedule of omitted documents) between Direct Subsidiary of Unison HealthCare
           Corporation and Imperial Bank and Acknowledgment and Consent of Indirect Subsidiary
           of Unison HealthCare Corporation*
  10.108   Subordination Agreement dated August 16, 1996 among Bruce H. Whitehead, as agent for the former shareholders of BritWill HealthCare Company, Unison HealthCare
           Company and Imperial Bank*
  10.109   Promissory Note of Unison HealthCare Corporation to Red Line Healthcare Corporation
           in the amount of $771,004.60 dated August 30, 1996*
  10.110   Receivables Purchase and Sale Agreement dated August 8, 1996 between HealthPartners
           Funding, L.P., Sunbelt Therapy Management Services, Inc. (an Arizona corporation),
           Henderson & Associates Rehabilitation, Inc., Decator Sportsfit & Wellness Center,
           Inc., Therapy Health Systems, Inc., Sunbelt Therapy Management Services, Inc. (an
           Alabama corporation), Quest Pharmacies, Inc. and SunQuest SPC, Inc.*
  10.111   Master Lease Agreement dated June 4, 1996 between Unison HealthCare Corporation and
           LINC Anthem Corporation*
   11.1    Unison HealthCare Corporation Statement Re: Computation of Per Share Earnings
           (incorporated by reference to Exhibit 11.1 to the Company's Quarterly Report on
           Form 10-Q for the period ended June 30, 1996)
   21      List of subsidiaries*
   23.1    Consent of Ernst & Young LLP (reference is made to page II-14)*
   23.2    Consent of Ernst & Young LLP (reference is made to page II-15)*
   23.3    Consent of Price Waterhouse (reference is made to page II-16)*
   23.4    Consent of Ronald H. Ridgers, P.C. (reference is made to page II-17)*
   23.5    Consent of Ronald H. Ridgers, P.C. (reference is made to page II-18)*
   23.6    Consent of Arthur Andersen LLP (reference is made to page II-19)*
   23.7    Consent of Arthur Andersen LLP (reference is made to page II-20)*
   23.8    Consent of Grant, Millman & Johnson, P.C. (reference is made to page II-21)*
   23.9    Consent of Ernst & Young LLP (reference is made to page II-22)*
   24.1    Power of Attorney (reference is made to page II-12)*

- ---------------

 * Filed herewith.

** To be filed by amendment.

     (B) FINANCIAL STATEMENT SCHEDULES

        Schedule II -- Unison HealthCare Corporation Valuation and Qualifying Accounts

        Schedule II -- BritWill HealthCare Company Valuation and Qualifying Accounts

        Schedule II -- Signature Healthcare Corporation Valuation and Qualifying Accounts

        Schedule II -- Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. Combined Valuation and Qualifying Accounts

     (C) CERTAIN REPORTS, OPINIONS AND APPRAISALS

        The opinion of Cruttenden Roth is furnished as Annex C to the Proxy Statement Supplement to this Prospectus/Proxy and Information Statement.

ITEM 22.  UNDERTAKINGS.

     The undersigned Registrant undertakes as follows:

          (a) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (b) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (e) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offer therein, and the Offering of such securities at that time shall be deemed to be the initial bona fide Offering thereof.

          (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 18th day of September, 1996.

                                          Unison HealthCare Corporation

                                          By: /s/  JERRY M. WALKER
                                            Jerry M. Walker
                                            President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Jerry M. Walker, Paul J. Contris and Craig R. Clark, and each one of them individually, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises. as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

             SIGNATURE                              TITLE                         DATE
- -----------------------------------    -------------------------------    ---------------------
         /s/  JERRY M. WALKER          President and Chief Executive      September 18, 1996
- -----------------------------------    Officer and Director (Principal
          Jerry M. Walker              Executive Officer)
       /s/  PHILLIP R. ROLLINS         Executive Vice President --        September 18, 1996
- -----------------------------------    Operations, Chief Operating
        Phillip R. Rollins             Officer, Director
          /s/  PAUL J. CONTRIS         Executive Vice President --        September 18, 1996
- -----------------------------------    Acquisitions and Development
          Paul J. Contris              and Director
          /s/  CRAIG R. CLARK          Executive Vice President, Chief    September 18, 1996
- -----------------------------------    Financial Officer and Director
          Craig R. Clark               (Principal Accounting Officer)
       /s/  BRUCE H. WHITEHEAD         Chairman of the Board of           September 18, 1996
- -----------------------------------    Directors
        Bruce H. Whitehead

             SIGNATURE                              TITLE                         DATE
- -----------------------------------    -------------------------------    ---------------------
         /s/  TYRRELL L. GARTH         Director                           September 18, 1996
- -----------------------------------
         Tyrrell L. Garth
       /s/  JOHN T. LYNCH, JR.         Director                           September 18, 1996
- -----------------------------------
        John T. Lynch, Jr.
           /s/  MARK W. WHITE          Director                           September 18, 1996
- -----------------------------------
           Mark W. White
           /s/  JOHN T. CASEY          Director                           September 18, 1996
- -----------------------------------
           John T. Casey

                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 1996, included in the Proxy Statement of Unison HealthCare Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Unison HealthCare Corporation for the registration of its common stock.

     We also consent to the use of our report dated April 10, 1996 with respect to the financial statement schedules of Unison HealthCare Corporation for the years ended December 31, 1995, 1994 and 1993 included in the Registration Statement (Form S-4) to be filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Phoenix, Arizona
September 13, 1996

                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 1996, included in the Proxy Statement of Unison HealthCare Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Unison HealthCare Corporation for the registration of its common stock.

     We also consent to use of our report dated April 10, 1996 with respect to the financial statement schedules of BritWill HealthCare Company for the one month ended July 31, 1996 included in the Registration Statement (Form S-4) to be filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

Phoenix, Arizona
September 13, 1996

                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus consisting part of this Registration Statement on Form S-4 of our report dated November 8, 1995 relating to the financial statements of BritWill HealthCare Company, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the six month period ended June 30, 1995 and for the two years ended December 31, 1994 included in Part II of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Dallas, Texas
September 13, 1996

                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1996, accompanying the financial statements of American Professional Holding, Inc. contained in the Registration Statement on Form S-4 and related Prospectus/Proxy and Information Statement of Unison HealthCare Corporation.

RONALD H. RIDGERS, P.C.

Richardson, Texas
September 13, 1996

                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITOR

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 10, 1996, accompanying the financial statements of Memphis Clinical Laboratory, Inc. contained in the Registration Statement on Form S-4 and related Prospectus/Proxy and Information Statement of Unison HealthCare Corporation.

RONALD H. RIDGERS, P.C.

Richardson, Texas
September 13, 1996

                                                                    EXHIBIT 23.6

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made part of this registration statement.

                                          ARTHUR ANDERSEN LLP

Phoenix, Arizona,
September 13, 1996.

                                                                    EXHIBIT 23.7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 15, 1996, on the consolidated balance sheets of Signature Health Care Corporation (a Delaware corporation) and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1995, 1994 and 1993; and our report dated April 15, 1996, on the combined balance sheet of Arkansas, Inc., Cornerstone Care, Inc., Douglas Manor, Inc. and Safford Care, Inc. (Colorado corporations) as of December 31, 1995 and the related combined statements of operations, stockholders' equity and cash flows for the period from inception, May 9, 1995, through December 31, 1995, and to all references to our Firm included in or made a part of the Registration Statement on Form S-4
(File No.      ) for Unison HealthCare Corporation.

                                          ARTHUR ANDERSEN LLP

Denver, Colorado,
September 18, 1996

                                                                    EXHIBIT 23.8

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the use in the Registration statement of Unison HealthCare Corporation of our report dated October 30, 1995, accompanying the financial statements of Nightingale West, Inc. contained in such Registration Statement, and to the use or our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.

GRANT, MILLMAN & JOHNSON, P.C.

September 12, 1996
Farmington Hills, Michigan

                                                                    EXHIBIT 23.9

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 10, 1996, included in the Proxy Statement of Unison HealthCare Corporation that is made a part of the Registration Statement (Form S-4) and Prospectus of Unison HealthCare Corporation for the registration of its common stock.

                                          Ernst & Young LLP

Phoenix, Arizona
September 13, 1996

                                                                     SCHEDULE II

                         UNISON HEALTHCARE CORPORATION
                       VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS
                                                -----------------------
                                   BALANCE AT     CHARGED      CHARGED                        BALANCE AT
                                   BEGINNING      TO COST      TO OTHER                         END OF
           DESCRIPTION             OF PERIOD    AND EXPENSES   ACCOUNTS       DEDUCTIONS        PERIOD
- ---------------------------------  ----------   ------------   --------       ---------       ----------
Year Ended December 31, 1993
  Allowance for doubtful
  accounts.......................   $  18,975     $145,650     $     --       $    (625)(1)    $ 164,000
Year Ended December 31, 1994
  Allowance for doubtful
  accounts.......................   $ 164,000     $127,592     $              $  (1,592)(1)    $ 290,000
Year Ended December 31, 1995
  Allowance for doubtful
  accounts.......................   $ 290,000     $ 29,109     $800,774(2)    $(336,883)(1)    $ 783,000

- ---------------
(1) Uncollectible accounts written off, net of recoveries

(2) Represents the allowance for doubtful accounts recorded by BritWill at July 31, 1995.

                                                                     SCHEDULE II

                          BRITWILL HEALTHCARE COMPANY

                       VALUATION AND QUALIFYING ACCOUNTS

                                                         ADDITIONS
                                                  ------------------------
                                      BALANCE AT     CHARGED      CHARGED                      BALANCE AT
                                      BEGINNING      TO COST     TO OTHER                        END OF
             DESCRIPTION              OF PERIOD   AND EXPENSES   ACCOUNTS      DEDUCTIONS        PERIOD
- ------------------------------------- ----------  -------------  ---------     -----------     ----------
Year Ended December 31, 1993
  Allowance for uncollectible
     accounts........................ $ (313,564)   $(524,333)                  $ 357,858(1)   $ (480,039)
Year Ended December 31, 1994
  Allowance for uncollectible
     accounts........................ $ (480,039)   $(644,471)                  $ 127,264(1)   $ (997,246)
Six Months Ended June 30, 1995
  Allowance for uncollectible
     accounts........................ $ (997,246)   $ (21,442)                  $ 227,821(1)   $ (790,867)
One Month Ended July 31, 1995
  Allowance for uncollectible
     accounts........................ $ (790,867)   $ (48,631)                  $  38,724(1)   $ (800,774)

- ---------------

(1) Uncollectible accounts written off, net of recoveries.

                                                                     SCHEDULE II

                        SIGNATURE HEALTHCARE CORPORATION
                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

                                                       ADDITIONS
                                                -----------------------
                                   BALANCE AT     CHARGED      CHARGED                        BALANCE AT
                                   BEGINNING      TO COST      TO OTHER                         END OF
           DESCRIPTION             OF PERIOD    AND EXPENSES   ACCOUNTS       DEDUCTIONS        PERIOD
- ---------------------------------  ----------   ------------   --------       ---------       ----------
Year Ended December 31, 1993
  Allowance for doubtful
  accounts.......................   $  58,100     $125,729     $     --       $ (72,129)(1)    $ 111,700
Year Ended December 31, 1994
  Allowance for doubtful
  accounts.......................   $ 111,700     $213,482     $     --       $(169,982)(1)    $ 155,200
Year Ended December 31, 1995
  Allowance for doubtful
  accounts.......................   $ 155,200     $181,339     $     --       $(140,639)(1)    $ 195,900

- ---------------
(1) Uncollectible accounts written off, net of recoveries

                                                                     SCHEDULE II

                    ARKANSAS, INC., CORNERSTONE CARE, INC.,
                  DOUGLAS MANOR, INC., AND SAFFORD CARE, INC.
                   COMBINED VALUATION AND QUALIFYING ACCOUNTS

                                                         ADDITIONS
                                                  -----------------------
                                     BALANCE AT     CHARGED      CHARGED                       BALANCE AT
                                     BEGINNING      TO COST      TO OTHER                        END OF
            DESCRIPTION              OF PERIOD    AND EXPENSES   ACCOUNTS       DEDUCTIONS       PERIOD
- -----------------------------------  ----------   ------------   --------       --------       ----------
Year Ended December 31, 1995
  Allowance for doubtful
  accounts.........................   $             $ 55,624     $              $(32,624)(1)    $ 23,000

- ---------------
(1) Uncollectible accounts written off, net of recoveries

                                 EXHIBIT INDEX

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
    2      Second Amended and Restated Purchase and Sale Agreement among Unison HealthCare
           Corporation and Whitehead Family Investments, Ltd., as amended (incorporated by reference to Exhibit 2 to Amendment No. 1 to the Registration Statement on Form S-1
           filed on November 16, 1995, File No. 33-97662)
    2.1    Modification Agreement dated April 15, 1996 among Unison HealthCare Corporation,
           BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to
           Exhibit 2.1 to the Company's Annual Report on Form 10-K for the year ended December
           31, 1995)
   2.1.1   Modification Agreement dated August 28, 1996 among Unison HealthCare Corporation,
           BritWill HealthCare Company and Bruce H. Whitehead*
    2.2    Purchase and Sale Agreement effective as of February 1, 1996 by and among Unison
           HealthCare Corporation, a Delaware corporation, Sunbelt Therapy Management
           Services, Inc., an Arizona corporation, Paul G. Henderson and Paige B. Plash
           (incorporated by reference to Exhibit 2.1 to the Form 8-K filed on April 12, 1996)
    2.3    Agreement and Plan of Merger among Unison HealthCare Corporation, Signature Health
           Care Corporation, David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.3 to the Company's Quarterly Report on Form 10-Q for the period ended
           June 30, 1996)
    2.4    Agreement and Plan of Merger among Unison HealthCare Corporation, Arkansas, Inc.,
           David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit 2.4 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996)
    2.5    Agreement and Plan of Merger among Unison HealthCare Corporation, Cornerstone Care,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.5 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
    2.6    Agreement and Plan of Merger among Unison HealthCare Corporation, Douglas Manor,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.6 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
    2.7    Agreement and Plan of Merger among Unison HealthCare Corporation, Safford Care,
           Inc., David A. Kremser and John D. Filkoski (incorporated by reference to Exhibit
           2.7 to the Company's Quarterly Report on Form 10-Q for the period ended June 30,
           1996)
    2.8    Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Labco Acquisition Co., a Delaware corporation, and American
           Professional Holding, Inc., a Utah corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated July 31, 1996)
    2.9    Agreement and Plan of Merger among Unison HealthCare Corporation, a Delaware corporation, Memphis Acquisition Co., a Delaware corporation, and Memphis Clinical
           Laboratory, Inc., a Tennessee corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated July 31, 1996)
    3.1    Restated Certificate of Incorporation of Unison HealthCare Corporation
           (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
    3.2    Bylaws of Unison HealthCare Corporation (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
    4.1    [Intentionally Omitted].
    4.2    Warrant issued to HealthPartners Funding, L.P. (incorporated by reference to
           Exhibit 4.2 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
    4.3    Warrants issued to Wheat, First Securities, Inc. and Cruttenden Roth Incorporated
           as Representatives of the Underwriters (incorporated by reference to Exhibit 4.3 to
           Amendment No. 3 to the Registration Statement on Form S-1 filed on December 12,
           1995, File No. 33-97662)
    4.4    Specimen Stock Certificate representing the Common Stock (incorporated by reference to Exhibit 4.4 to Amendment No. 3 to the Registration Statement on Form S-1 filed on December 12, 1995, File No. 33-97662)
    4.5    Form of Note (and related schedule of omitted documents) of Unison HealthCare
           Corporation to Messrs. Henderson and Plash (incorporated by reference to
           Exhibit 4.1 to the Form 8-K filed on April 12, 1996)
    4.6    Form of Debenture (and related schedule of omitted documents) by Unison HealthCare
           Corporation to Messrs. Henderson and Plash (incorporated by reference to Exhibit
           4.2 to the Form 8-K filed on April 12, 1996)
    5.1    Opinion of Quarles & Brady**
    8.1    Tax Opinion of Quarles & Brady**
    4.7    Warrant dated as of August 16, 1996 between Unison and Imperial Bank, a California banking corporation*
    9      Voting Agreement among the Company and Messrs. Walker, Rollins, Contris, Lynch,
           Boystak and King (incorporated by reference to Exhibit 9 to the Registration
           Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.1    Promissory Note of Unison HealthCare Corporation to the Agent for the Former
           BritWill Shareholders in the amount of $1,000,000 dated May 6, 1996 (incorporated by reference to Exhibit 10.1 to the Company's quarterly report on Form 10-Q filed on May 15, 1996, File No. 0-27374)
  10.1.1   Second Amended and Restated Subordinated Promissory Note of the Company to the
           former shareholders of BritWill (incorporated by reference to Exhibit 10.1.1 to the
           Company's Annual Report on Form 10-K for the year ended December 31, 1995)
  10.1.2   Contingent Payment Agreement dated April 15, 1996 among Unison HealthCare
           Corporation, BritWill HealthCare Company and Bruce H. Whitehead (incorporated by reference to Exhibit 10.1.2 to the Company's Annual Report on Form 10-K for the
           year ended December 31, 1995)
   10.2    Term Note of the Company to the former shareholders of BritWill (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.3    Convertible Debenture of the Company issued to the former shareholders of BritWill
           (incorporated by reference to Exhibit 10.3 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995,
           File No. 33-97662)
   10.4    Renewal Note of BritWill to the former shareholders of BritWill (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 filed on
           December 4, 1995, File No. 33-97662)
  10.4.1   Letter agreement modifying the Term Note and the Renewal Note (incorporated by reference to Exhibit 10.4.1 to Amendment No. 2 to the Registration Statement on
           Form S-1 filed on December 4, 1995, File No. 33-97662)
   10.5    $500,000 Supplemental Note of the Company to the former shareholders of BritWill
           (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
  10.5.1   Letter agreement regarding the $500,000 Supplemental Note (incorporated by reference to Exhibit 10.5.1 to Amendment No. 1 to the Registration Statement on
           Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.6    $250,000 Supplemental Note of the Company to WFI (incorporated by reference to
           Exhibit 10.6 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.7    Example of Stock Pledge Agreement of certain officers and the Former Shareholders of BritWill (incorporated by reference to Exhibit 10.7 to the Registration
           Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.8    Registration Rights Agreement between the Company and WFI (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.9    Employment Agreement of Jerry M. Walker (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.10   Employment Agreement of Phillip R. Rollins, Sr. (incorporated by reference to
           Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.11   Employment Agreement of Craig R. Clark (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.12   Employment Agreement of Paul J. Contris (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.13   Employment and Non-Competition Agreement of L. Robert Oberfield (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.14   Shareholders Agreement dated May 15, 1995, among Quest Pharmacies, Inc., the
           Company and L. Robert Oberfield (incorporated by reference to Exhibit 10.14 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.15   Unison HealthCare Corporation 1995 Stock Option Plan (incorporated by reference to
           Exhibit 10.15 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.16   [Intentionally Omitted].
   10.17   Receivables Acquisition Agreement, dated November 14, 1994, as amended, with
           HealthPartners Funding, L.P. (incorporated by reference to Exhibit 10.17 to the
           Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.18   Agreements between the Company and Trouver Capital Partners, L.P. dated March 16,
           1992 and July 10, 1995 (incorporated by reference to Exhibit 10.18 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.19   Agreement between BritWill and Trouver Capital Partners, L.P. dated September 15,
           1992, as amended (incorporated by reference to Exhibit 10.19 to the Registration
           Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
   10.20   Master Lease between BritWill -- I and Omega, dated as of November 1, 1992, for
           Capital Care HealthCare Center, Cedar Crest HealthCare Center (Wellington Manor),
           English Estates (Kingsbury Rehabilitation and HealthCare Center), Lockerbie
           HealthCare Center, Parkview Manor and Sunset Manor (incorporated by reference to
           Exhibit 10.20 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.21   Agreement of Acquisition and Lease between BritWill and Omega, dated as of November
           1, 1992 (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.22   Leasehold Mortgage between BritWill -- I and Omega, dated November 1, 1992
           (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.23   Loan Agreement (Texas Facilities) between BritWill Investments -- Texas and Omega, dated April 1, 1993 (incorporated by reference to Exhibit 10.23 to the Registration
           Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.24   [Intentionally Omitted].
   10.25   Loan Agreement between BritWill Investments -- Texas and Omega, dated November 30,
           1993 (incorporated by reference to Exhibit 10.25 to the Registration Statement on
           Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.26   BritWill Master Guaranty between BritWill and Omega, dated November 30, 1993
           (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.27   Letter of Credit Agreement between BritWill Investments -- II and Omega, dated
           November 30, 1993 (incorporated by reference to Exhibit 10.27 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.28   Master Lease between BritWill -- II and Omega, dated as of November 30, 1993
           (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.29   Agreement Regarding Financial Covenants Compliance and Amendment Agreement among
           BritWill and Omega, dated December 13, 1994 (incorporated by reference to Exhibit
           10.29 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.30   Master Lease between BritWill -- II and Omega, dated December 12, 1994
           (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.31   Amendment Agreement between the Company and Omega, dated August 10, 1995
           (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.32   Unison Master Guaranty to Omega, dated August 10, 1995 (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1 filed on October 2,
           1995, File No. 33-97662)
   10.33   Subordinated Promissory Note in the amount of $2,475,000 of BritWill to WFI, dated
           December 24, 1992 (incorporated by reference to Exhibit 10.33 to the Registration
           Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
   10.34   Participation Agreement among BritWill, WFI and Garth Financial Services, Inc., dated December 24, 1992 (incorporated by reference to Exhibit 10.34 to the
           Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.35   Bonus Participation Agreement between BritWill and WFI, dated December 24, 1992
           (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form
           S-1 filed on October 2, 1995, File No. 33-97662)
   10.36   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $1,081,548.39, dated November, 1993 (incorporated by reference to Exhibit
           10.36 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.37   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $500,000, dated November, 1993 (incorporated by reference to Exhibit
           10.37 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.38   Unsecured Promissory Note of BritWill -- II to BritWill Investments -- Texas in the
           amount of $660,000, dated November, 1993 (incorporated by reference to Exhibit
           10.38 to the Registration Statement on Form S-1 filed on October 2, 1995, File No.
           33-97662)
   10.39   [Intentionally Omitted].
   10.40   Management Services Agreement between Unison and Lake City Nursing Homes, Inc., dated December 1, 1993 (incorporated by reference to Exhibit 10.40 to the
           Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.41   Lease Contract and Agreement between BritWill Investments -- Texas, as Lessor and
           BritWill -- II, as Lessee, dated December 1, 1993, for Four States Care Center,
           Heritage Plaza Nursing Center, Pine Haven Care Center, Reunion Plaza Senior Care
           and Retirement Center and Texarkana Nursing Center (incorporated by reference to
           Exhibit 10.41 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.42   Management Agreement between Sherwood HealthCare Corp. and BritWill Investments --
           Indiana, dated November 1, 1991, as amended, for Capital Care, Parkview, Sunset
           Manor, Boonville, Holiday Manor, Kendallville Manor and Owensville (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.43   Management Agreement between Cedar Care, Inc. and BritWill Investments -- Indiana,
           dated November 1, 1991, as amended, for Cedar Crest, Country Side, English, Harty,
           Lockerbie and Willow Manor (incorporated by reference to Exhibit 10.43 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.44   Lease for All Seasons Nursing Home (aka Oakwood in Arlington) (incorporated by reference to Exhibit 10.44 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.45   Lease for Elkhart Nursing Home (incorporated by reference to Exhibit 10.45 to the
           Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.46   Management Services Agreement between the Company and Marshall Manor (Michigan), dated September 15, 1992 (incorporated by reference to Exhibit 10.46 to the
           Registration Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.47   Leases for Center (aka Pine Grove Care Center) and Waxahachie (aka Pleasant Manor
           Living Center) with BritWill Investments -- Texas (incorporated by reference to
           Exhibit 10.47 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
   10.48   Management Services Agreement between the Company and HP/HealthCare Acquirors, Inc.
           for Windsor Manor (incorporated by reference to Exhibit 10.48 to the Registration
           Statement on Form S-1 filed on October 2, 1995, File No. 33-97662)
   10.49   Management Services Agreement for Bayshore Convalescent Center (incorporated by reference to Exhibit 10.49 to the Registration Statement on Form S-1 filed on
           October 2, 1995, File No. 33-97662)
   10.50   Lease for Henry Clay Villa, dated July 1, 1995 (incorporated by reference to
           Exhibit 10.50 to the Registration Statement on Form S-1 filed on October 2, 1995,
           File No. 33-97662)
   10.51   Lease for Marshall Manor Nursing Home (Alabama) (incorporated by reference to
           Exhibit 10.51 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.52   [Intentionally Omitted].
   10.53   [Intentionally Omitted].
   10.54   [Intentionally Omitted].
   10.55   Sublease for Ridgewood Health Care Center (incorporated by reference to Exhibit
           10.55 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.56   Management Services Agreement for Peachtree Nursing Center (aka Smyrna Nursing
           Center) and Rehabilitation Facility, dated September 15, 1993 (incorporated by reference to Exhibit 10.56 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.57   Management Services Agreement for St. Barnabas Nursing Home, and Retirement
           Apartments, dated January 12, 1995 (incorporated by reference to Exhibit 10.57 to
           Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.58   [Intentionally Omitted].
   10.59   Lease for Boonville Convalescent Center (incorporated by reference to Exhibit 10.59 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.60   [Intentionally Omitted].
   10.61   [Intentionally Omitted].
   10.62   [Intentionally Omitted].
   10.63   Sublease for Holiday Manor (incorporated by reference to Exhibit 10.63 to Amendment
           No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File
           No. 33-97662)
   10.64   [Intentionally Omitted].
   10.65   [Intentionally Omitted].
   10.66   Lease for Owensville Convalescent Center (incorporated by reference to Exhibit
           10.66 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.67   [Intentionally Omitted].
   10.68   [Intentionally Omitted].
   10.69   [Intentionally Omitted].
   10.70   Lease for Willow Manor Convalescent Center (incorporated by reference to Exhibit
           10.70 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
   10.71   Lease for Bonner Health Center, dated February 1, 1995 (incorporated by reference to Exhibit 10.71 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.72   Lease for Hillside Care Center (aka Prairie Manor), dated February 1, 1995
           (incorporated by reference to Exhibit 10.72 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.73   Lease for Oswego Manor, dated March 2, 1994 (incorporated by reference to Exhibit
           10.73 to Amendment No. 1 to the Registration Statement on Form S-1 filed on
           November 16, 1995, File No. 33-97662)
   10.74   [Intentionally Omitted].
   10.75   Lease for SunCrest HealthCare Center, dated September 14, 1994 (incorporated by reference to Exhibit 10.75 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.76   Sublease for The Oaks of Boise (aka Franciscan Health Care Center of Boise)
           (incorporated by reference to Exhibit 10.76 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.77   Lease for Mountainside Care Center (aka Sandpoint Manor) and St. Francis Preschool
           and Childcare Center (incorporated by reference to Exhibit 10.77 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No.
           33-97662)
 10.77.1   Sublease for Mountainside Care Center (incorporated by reference to Exhibit 10.77.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16,
           1995, File No. 33-97662)
   10.78   [Intentionally Omitted].
   10.79   Lease for White Pine Care Center, dated November 1, 1994 (incorporated by reference to Exhibit 10.79 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.80   Management Services Agreement for Franciscan Health Care Center of Enumclaw, dated
           November 30, 1994 (incorporated by reference to Exhibit 10.80 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No.
           33-97662)
   10.81   Management Services Agreement for Franciscan Health Care Center of Walla Walla,
           dated November 30, 1994 (incorporated by reference to Exhibit 10.81 to Amendment
           No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File
           No. 33-97662)
   10.82   [Intentionally Omitted].
   10.83   Lease for Green Acres Nursing Home, dated August 30, 1995 (incorporated by reference to Exhibit 10.83 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.84   Lease for Hemphill Care Center, dated September 1, 1994 (incorporated by reference to Exhibit 10.84 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.85   [Intentionally Omitted].
   10.86   [Intentionally Omitted].
   10.87   [Intentionally Omitted].
   10.88   [Intentionally Omitted].
   10.89   [Intentionally Omitted].

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
   10.90   Lease for Nightingale West Nursing Home, dated August 24, 1995 (incorporated by reference to Exhibit 10.90 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.91   Sublease for Twin Pines of Lewisville, dated September 8, 1995 (incorporated by reference to Exhibit 10.91 to Amendment No. 1 to the Registration Statement on Form
           S-1 filed on November 16, 1995, File No. 33-97662)
   10.92   Management Services Agreement for Homestead of McKinney, dated September 20, 1995
           (incorporated by reference to Exhibit 10.92 to Amendment No. 1 to the Registration
           Statement on Form S-1 filed on November 16, 1995, File No. 33-97662)
   10.93   Letter of Intent for proposed Henderson & Plash rehabilitation business acquisition, dated September 16, 1995 (incorporated by reference to Exhibit 10.93 to Amendment No. 2 to the Registration Statement on Form S-1,
           File No. 33-97662)
   10.94   Letter Agreement regarding licensing and operation of the Indiana facilities from
           Cedar Care and Sherwood to the Company, dated August 10, 1995 (incorporated by reference to Exhibit 10.94 to Amendment No. 2 to the Registration Statement on Form
           S-1 filed on December 4, 1995, File No. 33-97662)
   10.95   Agreement Regarding Conversion of the Convertible Debenture, dated December 1, 1995
           (incorporated by reference to Exhibit 10.95 to Amendment No. 2 to the Registration
           Statement on Form S-1 filed on December 4, 1995, File No. 33-97662)
   10.96   Letter Agreement Regarding Consulting Services (incorporated by reference to
           Exhibit 10.96 to Amendment No. 3 to the Registration Statement on Form S-1 filed on
           December 12, 1995, File No. 33-97662)
   10.97   Loan and Security Agreement dated February 16, 1996 by and between Unison
           HealthCare Corporation, SunQuest SPC, Inc., BritWill HealthCare Company, BritWill
           Investments-I, Inc., BritWill Funding Corporation, BritWill Investments-II, Inc.,
           Emory Care Center, Inc., Cedar Care, Inc., Sherwood Healthcare Corp. (collectively as borrowers) and HealthPartners Funding, L.P. (as lender) (incorporated by reference to Exhibit 10.97 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995)
   10.98   Security Agreement effective as of February 1, 1996 by and among Unison HealthCare
           Corporation, a Delaware corporation, Sunbelt Therapy Management Services, Inc., an
           Arizona corporation, Paul G. Henderson and Paige B. Plash (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on
           April 12, 1996)
   10.99   Promissory Note of Unison HealthCare Corporation to Omega Healthcare Investors,
           Inc. in the amount of $3,500,000, dated February 9, 1996 (incorporated by reference to Exhibit 10.99 to the Company's Annual Report on Form 10-K for the year ended
           December 31, 1995)
  10.100   Lease dated November 30, 1994 between Monica R. Salusky and SunQuest SPC, Inc.
           (commencement date: August 1, 1996) (incorporated by reference to the Company's
           Current Report on Form 8-K dated August 14, 1996)
  10.101   Modification of Lease dated as of July 31, 1996 between Monica R, Salusky, SunQuest
           SPC, Inc. and Unison HealthCare Corporation (incorporated by reference to the
           Company's Current Report on Form 8-K dated
           August 14, 1996)
  10.102   Lease dated June 19, 1996 between Walla Walla Partners, L.P. and SunQuest SPC, Inc.
           (commencement date: August 1, 1996) (incorporated by reference to the Company's
           Current Report on Form 8-K dated August 14, 1996)

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
  10.103   First Amendment to Lease dated July 26, 1996 between Walla Walla Partners, L.P. and
           SunQuest SPC, Inc. (incorporated by reference to the Company's Current Report on
           Form 8-K dated August 14, 1996)
  10.104   Loan Agreement dated as of August 16, 1996 between Unison and Imperial Bank, a
           California banking corporation*
  10.105   Promissory Note of Unison HealthCare Corporation to Imperial Bank in the amount of
           $5,000,000 dated August 16, 1996*
  10.106   Form of Security Agreement -- Stock Pledge (Direct Subsidiary) (and related schedule of omitted documents) between Unison HealthCare Corporation and Imperial
           Bank and Acknowledgment and Consent of Direct Subsidiary of Unison HealthCare
           Corporation*
  10.107   Form of Security Agreement -- Stock Pledge (Indirect Subsidiary) (and related schedule of omitted documents) between Direct Subsidiary of Unison HealthCare
           Corporation and Imperial Bank and Acknowledgment and Consent of Indirect Subsidiary
           of Unison HealthCare Corporation*
  10.108   Subordination Agreement dated August 16, 1996 among Bruce H. Whitehead, as agent for the former shareholders of BritWill HealthCare Company, Unison HealthCare
           Company and Imperial Bank*
  10.109   Promissory Note of Unison HealthCare Corporation to Red Line Healthcare Corporation
           in the amount of $771,004.60 dated August 30, 1996*
  10.110   Receivables Purchase and Sale Agreement dated August 8, 1996 between HealthPartners
           Funding, L.P., Sunbelt Therapy Management Services, Inc. (an Arizona corporation),
           Henderson & Associates Rehabilitation, Inc., Decator Sportsfit & Wellness Center,
           Inc., Therapy Health Systems, Inc., Sunbelt Therapy Management Services, Inc. (an
           Alabama corporation), Quest Pharmacies, Inc. and SunQuest SPC, Inc.*
  10.111   Master Lease Agreement dated June 4, 1996 between Unison HealthCare Corporation and
           LINC Anthem Corporation*
   11.1    Unison HealthCare Corporation Statement Re: Computation of Per Share Earnings
           (incorporated by reference to Exhibit 11.1 to the Company's Quarterly Report on
           Form 10-Q for the period ended June 30, 1996)
   21      List of subsidiaries*
   23.1    Consent of Ernst & Young LLP (reference is made to page II-13)*
   23.2    Consent of Ernst & Young LLP (reference is made to page II-14)*
   23.3    Consent of Price Waterhouse (reference is made to page II-15)*
   23.4    Consent of Ronald H. Ridgers, P.C. (reference is made to page II-16)*
   23.5    Consent of Ronald H. Ridgers, P.C. (reference is made to page II-17)*
   23.6    Consent of Arthur Andersen LLP (reference is made to page II-18)*
   23.7    Consent of Arthur Andersen LLP (reference is made to page II-19)*
   23.8    Consent of Grant, Millman & Johnson, P.C. (reference is made to page II-20)*
   24.1    Power of Attorney (reference is made to page II-11)*

- ---------------

 * Filed herewith.

** To be filed by amendment.